                                              Filed Pursuant to Rule 424(b)(5)
                                              Registration File No.: 333-45256

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS IS NOT COMPLETE AND MAY BE AMENDED. WE MAY NOT SELL THESE SECURITIES UNTIL WE DELIVER A FINAL PROSPECTUS SUPPLEMENT AND ACCOMPANYING PROSPECTUS. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS ARE NOT AN OFFER TO SELL NOR ARE THEY SEEKING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOR PERMITTED.

                  SUBJECT TO COMPLETION, DATED MARCH 19, 2001
          PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED NOVEMBER 20, 2000

                          $743,139,000 (APPROXIMATE)


                   GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
                                   Depositor


                     GMAC COMMERCIAL MORTGAGE CORPORATION
                                    Servicer


               SERIES 2001-C1 MORTGAGE PASS-THROUGH CERTIFICATES


YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-15 IN THIS PROSPECTUS SUPPLEMENT AND PAGE 6 IN THE PROSPECTUS.

The certificates represent interests only in the trust created for Series 2001-C1. They do not represent interests in or obligations of GMAC Commercial Mortgage Securities, Inc., GMAC Commercial Mortgage Corporation or any of their affiliates. This prospectus supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus.


THE CERTIFICATES WILL CONSIST OF:


o    The five classes of offered certificates described in the table on page
     S-5.

o 16 additional classes of private certificates, 11 of which are subordinated to, and provide credit enhancement for, the offered certificates. The private certificates are not offered by this prospectus supplement.

THE ASSETS UNDERLYING THE CERTIFICATES WILL INCLUDE:

o A pool of 101 fixed rate, monthly pay mortgage loans secured by first priority liens on 111 commercial and multifamily residential properties. The mortgage pool will have an initial pool balance of approximately $864,117,785.

CREDIT ENHANCEMENT:

o The subordination of certificates other than the Class A-1 and A-2 certificates will provide credit enhance ment to the Class A-1 and A-2 certificates. Each class of subordinated certificates will provide credit enhance ment to subordinated certificates with earlier alphabetical class designations.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THE OFFERED CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The underwriters will sell the offered certificates at varying prices to be determined at the time of sale. The proceeds to GMAC Commercial Mortgage Securities, Inc. from the sale of the offered certificates will be
approximately    % of their principal balance plus accrued interest, before deducting expenses. The underwriters' commission will be the difference between the price they pay to GMAC Commercial Mortgage Securities, Inc. for the offered certificates and the amount they receive from the sale of the offered certificates to the public.

                    Co-Lead Managers and Joint Bookrunners


GOLDMAN, SACHS & CO.                                 DEUTSCHE BANC ALEX. BROWN

                                 MARCH   , 2001

                   GMAC COMMERCIAL MORTGAGE SECURITIES, INC.

               Mortgage Pass-Through Certificates, Series 2001-C1


Alaska               California             Nevada                Arizona
1 property           14 properties          9 properties          1 property
$5,547,037           $149,176,190           $66,392,188           $40,700,000
0.64% of total       17.26% of total        7.68% of total        4.71% of total


Colorado             Kansas                 Texas                 Oklahoma
2 properties         1 property             7 properties          3 properties
$17,478,881          $9,663,786             $37,529,830           $12,858,682
2.02% of total       1.12% of total         4.34% of total        1.49% of total


Louisiana            Tennessee              Alabama               Florida
5 properties         1 property             6 properties          8 properties
$53,389,856          $830,528               $36,805,533           $43,667,155
6.18% of total       0.10% of total         4.26% of total        5.05% of total


Georgia              South Carolina         Kentucky              North Carolina
3 properties         1 property             1 property            5 properties
$38,654,345          $46,297,687            $3,148,148            $38,868,133
4.47% of total       5.36% of total         0.36% of total        4.50% of total



Virginia             Maryland               New York              Massachusetts
5 properties         5 properties           12 properties         1 property
$22,170,290          $26,438,296            $48,041,811           $14,746,559
2.57% of total       3.06% of total         5.56% of total        1.71% of total


Maine                Pennsylvania           Michigan              Wisconsin
2 properties         7 properties           4 properties          1 property
$10,178,724          $28,353,223            $65,431,949           $5,090,906
1.18% of total       3.28% of total         7.57% of total        0.59% of total


Minnesota            Idaho                  Washington            Ohio
1 property           1 property             1 property            3 properties
$23,949,362          $9,895,228             $3,843,318            $4,970,136
2.77% of total       1.15% of total         0.44% of total        0.58% of total

--------------------------------------------
[ ] Less than or equal to 1.00%
    of initial pool balance

[ ] 1.01% - 5.00%
    of initial pool balance

[ ] 5.01% - 10.00%
    of initial pool balance

[ ] Greater than or equal to 10.01%
    of initial pool balance
--------------------------------------------


                         Distribution of Property Types

                     Multifamily(1)                  31.27%
                     Anchored Retail                 24.41%
                     Office                          22.31%
                     Industrial                      10.15%
                     Lodging                          7.94%
                     Unanchored Retail                2.90%
                     Self-Storage                     1.02%

----------
(1) Includes three (3) manufactured housing or mobile home park properties (2.81% of the initial pool balance).


   For purposes of this map, each mortgage loan secured by multiple mortgaged properties is treated as the number of mortgage loans equal to the number of mortgaged properties, each of which is allocated a principal balance as of the cut-off date.

             IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     We tell you about the offered certificates in two separate documents that progressively provide more detail:

o the accompanying prospectus, which provides general information, some of which may not apply to your series of certificates; and

o this prospectus supplement, which describes the specific terms of your series of certificates.

     THE PROSPECTUS AND THE PROSPECTUS SUPPLEMENT, TOGETHER, PROVIDE A DESCRIPTION OF THE MATERIAL TERMS OF YOUR CERTIFICATES. YOU SHOULD RELY ON THE INFORMATION IN THE PROSPECTUS SUPPLEMENT TO THE EXTENT IT PROVIDES A MORE SPECIFIC DESCRIPTION OF YOUR CERTIFICATES.

     We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

     You can find a "Glossary" of capitalized terms used in this prospectus supplement beginning on page S-122 in this prospectus supplement.


                                TABLE OF CONTENTS

SUMMARY OF SERIES 2001-C1
   MORTGAGE PASS-THROUGH
   CERTIFICATES AND POOL
   CHARACTERISTICS .....................   S-5
SUMMARY OF SERIES 2001-C1
   TRANSACTION .........................   S-7
    Relevant Parties and Important
       Dates ...........................   S-7
    The Mortgage Pool ..................   S-7
    Geographic Concentrations of
       the Mortgaged Properties ........   S-8
    Property Types .....................   S-8
    Prepayment or Call Protection
       Provided by the Mortgage
       Loans ...........................   S-8
    Payment Terms of the Mortgage
       Loans ...........................   S-9
    The Certificates ...................   S-9
    Certificate Designations ...........   S-9
    Initial Certificate Balances of the
       Certificates ....................   S-9
    Distributions on the Offered
       Certificates ....................   S-9
    Subordination of Classes of
       Certificates ....................   S-10
   Allocation of Losses and
       Expenses to Classes of
       Certificates ....................   S-11
    Advances Made by the Servicer ......   S-12
    Optional Termination of the
       Trust ...........................   S-12
    Book-Entry Registration ............   S-12
    Denominations ......................   S-12
    Yield and Prepayment
       Considerations ..................   S-12
    Legal Investment in the
       Certificates ....................   S-13
    ERISA Considerations for
       Certificateholders ..............   S-13
    Tax Status of the Certificates .....   S-13
    Ratings on the Certificates ........   S-13
RISK FACTORS ...........................   S-15
DESCRIPTION OF THE
   MORTGAGE POOL .......................   S-42
    Calculations of Interest ...........   S-42
    Balloon Loans ......................   S-42
    ARD Loans ..........................   S-42
    Due Dates ..........................   S-43
    Defeasance .........................   S-43
    Prepayment Provisions ..............   S-44

    Related Borrowers, Cross-
       Collateralized Mortgage Loans
       and Mortgage Loans
       Collateralized by Multiple
       Properties ........................   S-45
    Due-on-Sale and
       Due-on-Encumbrance
       Provisions ........................   S-45
    Secured Subordinate Financing ........   S-46
    Unsecured Subordinate and
       Mezzanine Financing ...............   S-46
    Ground Leases ........................   S-47
    Loan Documentation ...................   S-47
    Significant Mortgage Loans ...........   S-48
    The Sellers and Originators ..........   S-59
    Underwriting Matters .................   S-60
    Property Condition Assessments .......   S-61
    Appraisals ...........................   S-61
    Hazard, Liability and Other
       Insurance .........................   S-62
    Earnouts and Additional
       Collateral Loans ..................   S-62
    Assignment of the Mortgage
       Loans; Repurchases and
       Substitutions .....................   S-63
    Representations and Warranties;
       Repurchases .......................   S-64
    Pool Characteristics; Changes in
       Mortgage Pool .....................   S-68
SERVICING OF THE
   MORTGAGE LOANS ........................   S-69
    The Servicer .........................   S-69
    Servicing Standard ...................   S-69
    Specially Serviced Mortgage
       Loans .............................   S-69
    Termination of the Servicer for
       Specially Serviced Mortgage
       Loans and REO Properties ..........   S-71
    Servicing and Other
       Compensation and Payment of
       Expenses ..........................   S-72
    Modifications, Waivers,
       Amendments and Consents ...........   S-75
    Enforcement of ARD Loans .............   S-76
    Sale of Defaulted Mortgage
       Loans .............................   S-77
    REO Properties .......................   S-77
    Inspections; Collection of
       Operating Information .............   S-78
THE POOLING AND
   SERVICING AGREEMENT ...................   S-79
    Realization Upon Defaulted
       Mortgage Loans ....................   S-80
    Due-on-Sale and
       Due-on-Encumbrance
       Provisions ........................   S-82
    Certain Matters Regarding the
       Servicer and the Depositor ........   S-82
DESCRIPTION OF THE
   CERTIFICATES ..........................   S-84
    Denominations ........................   S-84
    Book-Entry Registration of the
       Offered Certificates ..............   S-84
    Certificate Balances and Notional
       Amounts ...........................   S-87
    Pass-Through Rates ...................   S-88
    Distributions ........................   S-89
    Distributions of Prepayment
       Premiums ..........................   S-92
    Distributions of Excess Interest .....   S-92
    Distributions of Excess
       Liquidation Proceeds ..............   S-92
    Treatment of REO Properties ..........   S-93
    Interest Reserve Account .............   S-93
    Subordination; Allocation of
       Losses and Expenses ...............   S-93
    P&I Advances .........................   S-95
    Appraisal Reductions .................   S-96
    Reports to Certificateholders;
       Available Information .............   S-98
    Information Available
       Electronically ....................   S-100
    Other Information ....................   S-101
    Voting Rights ........................   S-102
    Termination; Retirement of
       Certificates ......................   S-102
    The Trustee ..........................   S-103
YIELD AND MATURITY
   CONSIDERATIONS ........................   S-104
    Yield Considerations .................   S-104

    Factors that Affect the Rate and
       Timing of Payments and
       Defaults .........................   S-105
    Delay in Payment of
       Distributions ....................   S-105
    Unpaid Distributable Certificate
       Interest .........................   S-106
    Weighted Average Life ...............   S-106
    Price/Yield Tables ..................   S-111
FEDERAL INCOME TAX
   CONSEQUENCES .........................   S-115
    Original Issue Discount and
       Premium ..........................   S-115
    New Withholding Regulations .........   S-116
    Characterization of Investments
       in Offered Certificates ..........   S-117
METHOD OF DISTRIBUTION ..................   S-117
LEGAL MATTERS ...........................   S-119
RATINGS .................................   S-119
LEGAL INVESTMENT ........................   S-119
ERISA CONSIDERATIONS ....................   S-120
GLOSSARY ................................   S-122
ANNEX A-
   CHARACTERISTICS OF THE
   MORTGAGE LOANS .......................   A-1
ANNEX B-FORM OF
   STATEMENT TO
   CERTIFICATEHOLDERS
   AND SERVICER REPORTS .................   B-1
ANNEX C-STRUCTURAL
   AND COLLATERAL TERM
   SHEET ................................   C-1
ANNEX D-GLOBAL
   CLEARANCE,
   SETTLEMENT AND TAX
   DOCUMENTATION
   PROCEDURES ...........................   D-1

                SUMMARY OF SERIES 2001-C1 MORTGAGE PASS-THROUGH
                     CERTIFICATES AND POOL CHARACTERISTICS

             THE SERIES 2001-C1 MORTGAGE PASS-THROUGH CERTIFICATES




                                                       APPROXIMATE       INITIAL       APPROXIMATE
                                ORIGINAL PRINCIPAL      PERCENT OF        PASS-       WEIGHTED AVG.      PRINCIPAL
                  RATINGS           OR NOTIONAL           CREDIT         THROUGH         LIFE (3)        WINDOW (4)
    CLASS        FITCH/S&P          AMOUNT (1)         SUPPORT (2)        RATE          (IN YEARS)      (MONTH/YEAR)
------------   -------------   --------------------   -------------   ------------   ---------------   -------------
 X-1(5)                            $         (6)           N/A          %(7)
 X-2(5)                            $         (6)           N/A          %(7)
------------   -------------   --------------------   -------------   ------------   ---------------   -------------
 A-1           AAA/AAA             $109,895,000           24.000%       %(8)         5.70              05/01-09/10
 A-2           AAA/AAA             $546,834,000           24.000%       %(8)         9.76              09/10-02/11
 B             AA+/AA              $ 41,045,000           19.250%       %(8)         9.94              02/11-03/11
 C             A+/A                $ 32,404,000           15.500%       %(8)         9.94              02/11-03/11
 D             A/A--               $ 12,961,000           14.000%       %(8)         9.94              03/11-03/11
------------   -------------   --------------------   -------------   ------------   ---------------   -------------
 E   (5)       BBB+/BBB+           $ 17,282,000           12.000%       %(9)
 F   (5)       BBB/BBB             $ 12,962,000           10.500%       %(9)
 G   (5)       BBB--/BBB--         $ 12,961,000            9.000%       %(9)
 H   (5)       BB+/BB+             $ 25,923,000            6.000%       %(10)
 J   (5)       BB/BB               $  6,480,000            5.250%       %(10)
 K   (5)       BB--/BB--           $  6,480,000            4.500%       %(10)
 L   (5)       B+/B+               $ 12,961,000            3.000%       %(10)
 M   (5)       B/B                 $  4,320,000            2.500%       %(10)
 N   (5)       B--/B--             $  4,320,000            2.000%       %(10)
 O   (5)       CCC/CCC             $  4,320,000            1.500%       %(10)
 P    (5)      NR/NR               $ 12,969,784            N/A          %(10)

----------
(1) These amounts are approximate. They may vary upward or downward by no more than 5% depending upon the final composition of the pool of mortgage loans sold to the trust.

(2) The percent of credit support reflects the aggregate certificate balances of all classes of certificates that will be subordinate to each class on the date the certificates are issued, expressed as a percentage of the initial pool balance.

(3) The weighted average life of a security is the average amount of time that will elapse from the time the security is issued until the investor receives all principal payments on the security, weighted on the basis of principal paid, or, in the case of Class X-1 and Class X-2 (collectively, the Class X certificates) certificates, the reduction in notional amount. The weighted average life of each class is calculated assuming that there are no prepayments on the mortgage loans and according to the maturity assumptions described under "Yield and Maturity Considerations" in this prospectus supplement. The rated final distribution date is the distribution date that occurs in April 2034.

(4) The principal window is the period during which each class would receive distributions of principal assuming that there are no prepayments on the mortgage loans and according to the maturity assumptions described under "Yield and Maturity Considerations" in this prospectus supplement. The principal window for each class of the Class X certificates is the period during which that class would have an outstanding notional balance, based on the same assumptions.

(5)   This class is not offered by this prospectus supplement.

(6)   Notional amount.

(7) The aggregate interest accrual amount on the Class X certificates will be calculated by reference to a notional balance equal to the aggregate of the class balances of all the other classes of certificates and an aggregate pass-through rate equal to the weighted average of the remittance rates on the mortgage loans minus the weighted average of the pass-through rates on all other classes of certificates. The initial aggregate pass-through rate on the Class X certificates will be
      approximately    % per annum. The remittance rates on the mortgage loans
      will equal the mortgage rates on the mortgage loans net of certain servicing and trustee fees. The notional amount and pass-through rates for each of the Class X-1 and Class X-2 certificates will be specified in the Pooling and Servicing Agreement.

(8)   The pass-through rate is a fixed rate.

(9) Weighted average net mortgage rate or the lesser of the specified fixed rate or weighted average net mortgage rate.

(10)  Lesser of the specified fixed rate or weighted average net mortgage rate.



     The following table shows information regarding the mortgage loans and the mortgaged properties as of the cut-off date, which is the due date of any mortgage loan in April 2001. All weighted averages set forth below are based on the balances of the mortgage loans in the mortgage pool as of that date. The balance of each mortgage loan as of the due date for any mortgage loan in April 2001 is its unpaid principal balance as of that date, after applying all payments of principal due on or before that date, whether or not those payments are received.


                 SERIES 2001-C1 MORTGAGE POOL CHARACTERISTICS

CHARACTERISTICS                                                           ENTIRE MORTGAGE POOL
----------------------------------------------------------------------- -----------------------
   Initial pool balance ............................................... $864,117,785
   Number of mortgage loans ...........................................         101
   Number of mortgaged properties .....................................         111
   Average balance as of the cut-off date .............................  $8,555,622
   Range of mortgage rates as of the cut-off date ..................... 6.9000% to 8.9375%
   Weighted average mortgage rate .....................................      7.7173%
   Weighted average remaining term to maturity or anticipated repayment date ............................................................. 117.2 months
   Weighted average debt service coverage ratio .......................        1.32x
   Weighted average loan-to-value ratio ...............................       74.01%


     The calculation of loan-to-value ratio and debt service coverage ratio is described in "Annex A" to this prospectus supplement.

                     SUMMARY OF SERIES 2001-C1 TRANSACTION

This summary highlights selected information from this document. To understand all of the terms of the offered certificates, you should read carefully this entire document and the accompanying prospectus.

                      RELEVANT PARTIES AND IMPORTANT DATES

------------------------------------------------------------------------------------------
 TITLE OF SERIES: Series 2001-C1 Mortgage             CUT-OFF DATES: April 1 and
                  Pass-Through Certificates           April 5, 2001

 THE ISSUER:      GMAC Commercial Mortgage            DISTRIBUTION DATE: The 15th day
                  Securities, Inc. Series 2001-C1     of each month or, if the 15th day
                  Trust formed to issue the           is not a business day, the
                  mortgage pass-through               immediately succeeding business
                  certificates and to acquire the     day, beginning on May 15, 2001.
                  mortgage pool.

                                                      CLOSING DATE: On or about
 DEPOSITOR:       GMAC Commercial Mortgage            April  , 2001.
                  Securities, Inc.
                  200 Witmer Road                     DETERMINATION DATE: The 5th
                  Horsham, Pennsylvania               day of each month or, if the 5th
                  19044-8015                          day is not a business day, the
                  (215) 328-4622                      immediately succeeding business
                                                      day.

 ORIGINATORS:     Archon Financial, L.P.;             COLLECTION PERIOD: For any
                  Residential Funding                 distribution date, the period that
                  Corporation; GMAC                   begins immediately following the
                  Commercial Mortgage                 determination date in the prior
                  Corporation; and German             calendar month and continues
                  American Capital Corporation        through and includes the
                                                      determination date in the
 SELLERS:         GMAC Commercial Mortgage            calendar month in which that
                  Corporation; German American        distribution date occurs. The first
                  Capital Corporation; and            collection period, however, for
                  Goldman Sachs Mortgage              each mortgage loan begins
                  Company                             immediately following its cut-off
                                                      date.
 SERVICER:        GMAC Commercial Mortgage
                  Corporation                         INTEREST ACCRUAL PERIOD: With
                                                      respect to any distribution date,
 TRUSTEE:         Wells Fargo Bank Minnesota,         the calendar month immediately
                  N.A.                                preceding the month in which
                                                      such distribution date occurs.
------------------------------------------------------------------------------------------

THE MORTGAGE POOL

The mortgage pool will consist of 101 mortgage loans. The assets of the trust consist of, among other things, the mortgage loans. Each of the mortgage loans is secured by first mortgage liens on real property interests held by mortgagors that own or lease the mortgaged properties. The mortgaged properties are used for commercial or multifamily residential purposes.

GMAC Commercial Mortgage Corporation originated or acquired 46 of the mortgage loans or 38.13% of the initial pool balance. GMAC Commercial Mortgage Corporation originated 44 of such mortgage loans or 35.80% of the initial pool balance, and acquired one (1) of the mortgage loans or 0.30% of the initial pool balance from Residential Funding Corporation, and one (1) of the mortgage loans or 2.02% of the initial pool balance from Archon Financial L.P. German American Capital Corporation originated or acquired 21 of the mortgage loans or 26.49% of the initial pool balance. Archon Financial, L.P. originated 35 of the mortgage loans or 37.40% of the initial pool balance, all of which were acquired by Goldman Sachs Mortgage Company. One of such mortgage loans, or 2.02% of the initial pool balance, was subsequently sold to GMAC Commercial Mortgage Corporation. The mortgage loans were originated between August 1, 2000 and March 5, 2001.

Each seller will make representations and warranties regarding the mortgage loans sold by it. The depositor will assign these representations and warranties to the trustee.

In this prospectus supplement, the percentage of the initial pool balance refers to the principal balance of the mortgage loans or the allocated loan amount secured by a mortgaged property, divided by the aggregate pool balance. The initial pool balance of the mortgage loans is equal to their unpaid aggregate principal balances as of their cut-off dates, after taking into account all payments of principal due on or before that date, whether or not received. All mortgage pool information in this prospectus supplement is approximate and depends upon the final composition of the mortgage loans sold to the trust.

"Annex A" to this prospectus supplement provides characteristics of the mortgage loans on a loan-by-loan basis. See also "Description of the Mortgage Pool" in this prospectus supplement.


GEOGRAPHIC CONCENTRATIONS OF THE
MORTGAGED PROPERTIES

The mortgaged properties are located in 28 states. The following table lists the number and percentage of mortgaged properties that are located in the five states with the highest concentrations of mortgaged properties.




                     NUMBER OF     PERCENTAGE OF
                     MORTGAGED     INITIAL POOL
PROPERTY STATE      PROPERTIES        BALANCE
----------------   ------------   --------------
California              14             17.26%
Nevada                   9              7.68%
Michigan                 4              7.57%
Louisiana                5              6.18%
New York                12              5.56%

PROPERTY TYPES

The following table lists the number and percentage of mortgaged properties that are operated for each indicated purpose.




                        NUMBER OF     PERCENTAGE OF
                        MORTGAGED     INITIAL POOL
PROPERTY TYPE          PROPERTIES        BALANCE
-------------------   ------------   --------------
Multifamily(1)             36             31.27%
Anchored Retail            23             24.41%
Office                     18             22.31%
Industrial                 17             10.15%
Lodging                     7              7.94%
Unanchored Retail           8              2.90%
Self-Storage                2              1.02%

----------------------
(1) Includes three (3) manufactured housing or mobile home park properties (representing 2.81% of the initial pool balance).


PREPAYMENT OR CALL PROTECTION PROVIDED BY THE MORTGAGE LOANS

The terms of each of the mortgage loans restrict the ability of the borrower to prepay the mortgage loan. All of the mortgage loans permit defeasance after a lockout period. For a description of defeasance provisions in the mortgage loans, See "Description of the Mortgage Pool--Defeasance."

PAYMENT TERMS OF THE MORTGAGE LOANS

All the mortgage loans accrue interest at a fixed rate. However, the rate on a mortgage loan with an anticipated repayment date may increase if that mortgage loan is not repaid on its anticipated repayment date. See "Description of the Mortgage Pool--Calculations of Interest," and "--ARD Loans" in this prospectus supplement.

THE CERTIFICATES

Your certificates represent the right to a portion of the collections on the trust's assets. The certificates represent all of the beneficial ownership interests in the trust. The offered certificates are the only securities offered through this prospectus supplement. The private certificates are not offered by this prospectus supplement.

CERTIFICATE DESIGNATIONS

We refer to the certificates by the following designations:



  Designation        Related Class(es)

  Offered            Classes A-1, A-2, B, C
  certificates       and D

  Senior             Classes X-1, X-2, A-1,
  certificates       and A-2

  Interest only      Class X-1 and X-2
  certificates

  Subordinate        Classes B, C, D, E, F, G,
  certificates       H, J, K, L, M, N, O and
                     P

  Residual           Classes R-I, R-II and
  certificates       R-III

  REMIC              Classes X-1, X-2, A-1,
  regular            A-2, B, C, D, E, F, G,
  certificates       H, J, K, L, M, N, O and
                     P

INITIAL CERTIFICATE BALANCES OF THE
CERTIFICATES

The aggregate principal balance of the certificates issued by the trust will be approximately $864,117,784, but may vary upward or downward by no more than 5%.



The senior certificates will comprise approximately 76.00% and the subordinate certificates will comprise approximately 24.00% of the initial aggregate certificate balance of the certificates.


The Class X-1 and Class X-2 certificates (collectively, the Class X certificates) will not have a certificate balance. Each of the Class X-1 and Class X-2 certificates will have a notional amount and will accrue interest on that notional amount. The Class X certificates will not receive any distributions of principal.


DISTRIBUTIONS ON THE OFFERED CERTIFICATES


The trustee will make distributions to certificateholders on each distribution date in the order of priority described below.


Until paid in full, each class of offered certificates will be entitled to receive monthly distributions of interest.


The borrowers are required to make payments of interest and principal on the mortgage loans to the servicer. The servicer will deduct its servicing fee and other amounts required by the pooling and servicing agreement and send the remainder to the trustee. See "The Pooling and Servicing Agreement" in this prospectus supplement. After deducting its trustee fee, the trustee will distribute the available certificate distribution amount to the certificateholders as follows:

                     Amount available to certificateholders


                                     Step 1
                        Distribution of interest to the
                              senior certificates


                                    Step 2
                       Distribution of principal to the
                        Class A-1 and A-2 certificates


                                     Step 3
                              Distribution of the
                          amount of interest due and
                        principal due each class of the
                        subordinate certificates. These
                           distributions are made in
                       the priority of the alphabetical
                     order of the subordinate certificates
                            and as described below.


                                    Step 4
                          Any remaining funds to the
                             residual certificates


Distributions of interest and principal are not made to a class of certificates if its certificate balance has been reduced to zero. However, realized losses or additional trust fund expenses allocated to reduce the certificate balance of a class of certificates may be reimbursed if the amount available for distribution is sufficient. See "Description of the Certificates--Distributions" for a discussion of the amount available for distribution and the priorities and amounts of distributions on the certificates. Because payments are made in the order described above, there may not be sufficient funds to make each of the payments described above after making distributions with a higher priority. Funds may be insufficient if the trust experiences realized losses, incurs unanticipated expenses or an appraisal reduction event occurs.

On any given distribution date, there may be insufficient payments received from the mortgage loans for all classes of certificates to receive the full amount of interest due on that date. Those certificates that do not receive their full interest distributions on any distribution date will be entitled to receive the shortfall in each month thereafter up to the aggregate amount of the shortfall, in the same priority as their distribution of interest. However, there will be no extra interest paid to make up for the delay in distribution of interest.

The amount of interest distributable on each class on each distribution date will equal:

o    1/12th of the pass-through rate for that class

     multiplied by

o    the related class certificate balance or class notional amount.

Due to allocations of losses, expenses and any net aggregate prepayment interest shortfall, the actual amount of interest distributed on each distribution date may be less than this amount.

See "Description of the Certificates--Distributions" in this prospectus supplement.

SUBORDINATION OF CLASSES OF CERTIFICATES

The senior certificates will receive all distributions of interest and principal, or in the case of the Class X certificates, only interest, before the subordinate certificates are entitled to receive distributions of interest or principal. This subordination of the subordinate certificates to the senior certificates provides credit support to the senior certificates. Each class of subordinated certificates will provide credit enhancement to subordinated certificates with earlier alphabetical class designations.


ALLOCATION OF LOSSES AND EXPENSES TO CLASSES OF CERTIFICATES

A loss is realized on a mortgage loan when the servicer determines that it has received all amounts it expects to receive from the mortgage loan and that amount is less than the outstanding principal balance on the mortgage loan plus accrued and unpaid interest.

An additional trust fund expense is an expense incurred by the trust that is not covered by a corresponding payment from a borrower. Additional trust fund expenses include, among other things:

o    special servicing compensation;

o    interest on advances made by the servicer or trustee;

o extraordinary expenses, such as indemnification and reimbursements paid to the trustee, and

o loan specific expenses incurred because of defaults on mortgage loans or to remediate environmental conditions on mortgaged properties.

Losses and additional trust fund expenses will be allocated to the certificates by deducting those losses from the certificate balances of the certificates without making any payments to the certificateholders. In general, losses and additional trust fund expenses are allocated to the certificates if the aggregate outstanding principal balance of the mortgage loans immediately following the distributions to be made on the certificates on any distribution date is less than the aggregate outstanding certificate balance of the certificates. If this happens, the certificate balances of the certificates will be reduced as shown in the following chart:


                                    Step 1
                      Reduce the certificate balances of
                        the Class P, Class O, Class N,
                          Class M, Class L, Class K,
                               Class J, Class H,
                           Class G, Class F, Class E,
                                Class D, Class C
                            and Class B certificates
                            to zero, in that order


                                    Step 2
                      Reduce the certificate balances of
                      the Class A-1 and A-2 certificates
                                    to zero


Any reductions in the certificate balances of the certificates as the result of the allocation of losses and trust fund expenses will also have the effect of reducing the aggregate notional amount of the Class X certificates.


For a detailed description of the allocation of losses and trust fund expenses among the certificates, see "Description of the Certificates-- Subordination; Allocation of Losses and Expenses" in this prospectus supplement.

ADVANCES MADE BY THE SERVICER

For any month, if the servicer receives a payment on a mortgage loan that is less than the full scheduled payment, or if no payment is received, the servicer is required to advance its own funds to cover that shortfall. However, the servicer is required to make an advance only if it determines that the advance, together with any advance interest, will be recoverable from future payments or collections on that mortgage loan.

The servicer will not be required to advance the amount of any delinquent balloon payment or any default interest or excess interest that may be due on any ARD loan. If the servicer fails to make a required advance, the trustee will be required to make that advance. However, the trustee will make an advance only if it determines that the advance, together with any advance interest, will be recoverable from future payments or collections on that mortgage loan.

The servicer and the trustee each will be entitled to interest on any advances of monthly payments made by it and advances of servicing expenses incurred by it or on its behalf. See "Description of the Certificates--P&I Advances" in this prospectus supplement and "Description of the Certificates--
Advances in Respect of Delinquencies" and "The Pooling and Servicing Agreements--Certificate Account" in the prospectus.


OPTIONAL TERMINATION OF THE TRUST

If, on any distribution date, the remaining aggregate principal balance of the mortgage pool is less than 1% of the initial pool balance, the servicer or the depositor may purchase the mortgage loans. Neither the servicer, nor the depositor, however, is required to do so. If the servicer or depositor does purchase the mortgage loans, the outstanding principal balance of the certificates will be paid in full, together with accrued interest. See "Description of the Certificates--Certificate Balances and Notional Amounts" and "--Termination; Retirement of Certificates."


BOOK-ENTRY REGISTRATION

Generally, the offered certificates will be available only in book entry form through the facilities of The Depository Trust Company in the United States or through Clearstream, Luxembourg or the Euroclear System in Europe. See "Description of the Certificates--Book-Entry Registration of the Offered Certificates" and "Annex D" in this prospectus supplement and "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the prospectus.


DENOMINATIONS

The offered certificates are offered in minimum denominations of $25,000 each and multiples of $1 in excess thereof.


YIELD AND PREPAYMENT CONSIDERATIONS

The yield to maturity of each class of certificates will depend upon:

o    the purchase price of the certificates;

o    the applicable pass-through rate;

o    the characteristics of the mortgage loans; and

o    the rate and timing of payments on the mortgage loans.

For a discussion of special yield and prepayment considerations applicable to these classes of certificates, see "Risk Factors" and "Yield and Maturity Considerations" in this prospectus supplement.


LEGAL INVESTMENT IN THE CERTIFICATES

At the time of their issuance, any of the offered certificates rated in the category of "AAA" or "AA" or the equivalent by at least one rating agency will be "mortgage related securities" and all other offered certificates will not be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984. See "Legal Investment" in this prospectus supplement for important information concerning possible restrictions on ownership of the offered certificates by regulated institutions. You should consult your own legal advisors in determining the extent to which the offered certificates constitute legal investments for you.


ERISA CONSIDERATIONS FOR
CERTIFICATEHOLDERS

If the considerations described under "ERISA Considerations" in this prospectus supplement and in the accompanying prospectus are satisfied, the Class A-1, Class A-2, Class B, Class C and Class D certificates may be eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.


TAX STATUS OF THE CERTIFICATES

The certificates, other than the residual certificates, will be treated as a regular interest in a REMIC and as debt for federal income tax purposes. Certificateholders, other than holders of residual certificates, will be required to include in their income all interest and original issue discount for that debt in accordance with the accrual method of accounting regardless of the certificateholders' usual methods of accounting.

For federal income tax purposes, elections will be made to treat the mortgage pool that makes up the trust as three separate real estate mortgage investment conduits. Except to the extent they represent the right to excess interest, the certificates, other than the residual certificates, will represent ownership of regular interests in one of these real estate mortgage investment conduits. For federal income tax purposes, the residual certificates will be the residual interests in the real estate mortgage investment conduits.

For further information regarding the federal income tax consequences of investing in the offered certificates, see "Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus.

RATINGS ON THE CERTIFICATES

The offered certificates are required to receive ratings from Fitch, Inc. and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. that are not lower than those indicated under "Summary of Series 2001-C1 Mortgage Pass-Through Certificates and Pool Characteristics." The ratings of the offered certificates address the likelihood that the holders of offered certificates will receive timely distributions of interest and the ultimate repayment of principal before the rated final distribution date that occurs in April 2034. A security rating is not a recommendation to buy, sell or hold a security and may be changed or withdrawn at any time by the assigning rating agency. The ratings do not address the likelihood that holders will receive any prepayment premiums, default interest or excess interest. The ratings also do not address the tax treatment of payments on the certificates or the likely actual rate of prepayments. The rate of prepayments, if different than originally anticipated, could adversely affect the yield realized by holders of the offered certificates. See "Ratings" in this prospectus supplement.

                                  RISK FACTORS

     The offered certificates are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand and are able to bear the risks associated with that class.

     The offered certificates are complex securities and it is important that you possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying prospectus in the context of your financial situation.


ALLOCATIONS OF LOSSES ON THE     If losses on the mortgage loans are allocated to
MORTGAGE LOANS WILL REDUCE YOUR  your class of certificates, the amount payable to
PAYMENTS AND YIELD ON YOUR       you will be reduced by the amount of these
CERTIFICATES                     losses and the yield to maturity on your certificates will be reduced. Losses allocated to a class reduce the
                                 principal balance of the class without making a payment to the class.

                                 Because losses on the mortgage loans, together with
                                 expenses relating to defaulted mortgage loans, will be
                                 allocated first to the most subordinated class of
                                 subordinated certificates with a positive balance, the
                                 yields on the subordinate certificates will be extremely
                                 sensitive to losses on the mortgage loans.

                                 If the principal balance of all of the subordinate
                                 certificates has been reduced to zero due to losses on and expenses of defaulted mortgage loans, losses and expenses
                                 will be allocated pro rata to the Class A-1 and A-2
                                 certificates.

                                 Reductions in the principal balance of any class will
                                 reduce the notional amount of the Class X certificates by
                                 a corresponding amount, resulting in smaller interest
                                 distributions to the Class X certificateholders.

                                 See "Description of the Certificates--Subordination;
                                 Allocation of Losses and Expenses" in this prospectus
                                 supplement.


DELINQUENCIES, LOSSES AND        The yield to maturity on the certificates will
PREPAYMENTS ON THE MORTGAGE      depend significantly on the rate and timing of
LOANS WILL AFFECT THE YIELD      payments of principal and interest on the
ON THE CERTIFICATES              certificates. The rate and timing of principal and interest payments on the mortgage loans, including the rates of
                                 delinquency, loss and prepayment, will affect the rate and timing of payments of principal and interest on the
                                 certificates. Some of the mortgage loans are secured by
                                 cash reserves or other credit


                                      S-15

                                 enhancement that, if certain leasing-related or other
                                 conditions are met, may be applied to partially defease or prepay the related mortgage loan, in the case of two (2)
                                 mortgage loans, without payment of a prepayment premium or yield maintenance payment. See "Description of the
                                 Mortgage Pool--Earnouts and Additional Collateral Loans"
                                 and "Annex A" to this prospectus supplement. For a
                                 discussion of the impact on the yields of the certificates of the rate of delinquency, loss and prepayment on the
                                 mortgage rates and factors that affect those rates, see
                                 "Yield and Maturity Considerations" and "Description of
                                 the Certificates--Subordination; Allocation of Losses and
                                 Expenses" in this prospectus supplement and "Risk
                                 Factors," and "Yield and Maturity Considerations" in the
                                 prospectus.


THE MORTGAGE LOANS ARE NOT       None of the mortgages are insured or guaranteed
INSURED                          by the United States, any governmental entity or
                                 instrumentality, by any private mortgage insurer or by the depositor, the underwriters, the servicer, the sellers or
                                 the trustee. Therefore, you should consider payment on
                                 each mortgage loan to depend exclusively on the borrower
                                 and any guarantor(s) under the particular mortgage loan
                                 documents. If the borrower or any guarantor fails to make
                                 all payments when due on the mortgage loans, the yield on
                                 your class of certificates may be adversely affected and
                                 any resulting losses may be allocated to your
                                 certificates.


CONFLICTS OF INTEREST MAY OCCUR  An affiliate of the servicer expects to acquire
WHEN CERTIFICATEHOLDERS OF       some of the subordinate certificates including all
VARIOUS CLASSES HAVE DIFFERING   of the Class P certificates. The affiliate's ownership
INTERESTS                        of certificates could cause a conflict between the
                                 servicer's duties as servicer and its affiliate's interest as a holder of a certificate, especially if actions would
                                 have a disproportionate effect on one or more classes of
                                 certificates. One action over which the servicer has
                                 considerable latitude is determining whether to liquidate
                                 or modify defaulted mortgage loans. The servicer may also
                                 waive provisions in ARD loans that would require the
                                 payment of excess interest or the replacement of the
                                 property manager if the ARD loan is not paid on the
                                 anticipated repayment date.


                                      S-16

                                 Furthermore, if an event of default regarding the servicer exists under the pooling and servicing agreement, the
                                 rights and obligations of the servicer to service
                                 specially serviced mortgage loans and properties acquired
                                 through foreclosure may be terminated. The
                                 certificateholders representing more than 50% of the
                                 voting rights allocated to a specified class may terminate that servicer in its capacity as special servicer and
                                 appoint a replacement special servicer. The servicer's
                                 affiliate may hold more than 50% of the voting rights
                                 allocated to that specified class. As a result, the
                                 interests of the servicer's affiliate may conflict with
                                 those of other certificateholders that desire to replace
                                 the servicer of specially serviced mortgage loans and
                                 foreclosure properties. For example, the servicer's
                                 affiliate could seek to reduce its potential loss from a
                                 troubled mortgage loan by deferring foreclosure or other
                                 legal action in an attempt to maximize future proceeds. As a result, the trust may ultimately receive a smaller
                                 amount of proceeds from that mortgage loan as a result of
                                 that deferral.

                                 The servicer is, however, required to administer the
                                 mortgage loans in accordance with the servicing standards
                                 without regard to ownership of any certificate by it or
                                 any of its affiliates.

                                 See "Servicing of the Mortgage Loans--Termination of the
                                 Servicer for Specially Serviced Mortgage Loans and REO
                                 Properties" and "--Modifications, Waivers, Amendments and
                                 Consents" in this prospectus supplement.


ADVERSE ENVIRONMENTAL            The trust could become liable for an environmental
CONDITIONS ON A MORTGAGED        condition at a mortgaged property. Any potential
PROPERTY MAY REDUCE OR DELAY     liability could reduce or delay payments to
YOUR PAYMENTS                    certificateholders.

                                 "Phase I" environmental assessments have been performed on all but two (2) of the mortgaged properties, which
                                 constitute 0.32% of the initial pool balance. In each case where a "Phase I" environmental assessment was not
                                 performed, the related mortgaged property is covered by an environmental insurance policy. None of the environmental
                                 assessments revealed material adverse environmental
                                 conditions or


                                      S-17

                                 circumstances affecting any mortgaged property, except
                                 those cases:

                                 o  in which the adverse conditions were remediated or
                                    abated before the date of issuance of the certificates;

                                 o  in which an operations and maintenance plan or periodic monitoring of the mortgaged property or nearby
                                    properties was in place or recommended;

                                 o  involving a leaking underground storage tank or
                                    groundwater contamination at a nearby property that had
                                    not yet materially affected the mortgaged property and
                                    for which a responsible party either has been
                                    identified under applicable law or was then conducting
                                    remediation of the related condition;

                                 o  in which groundwater, soil or other contamination was
                                    identified or suspected, and a responsible party either
                                    has been identified under applicable law or was then
                                    conducting remediation of the related condition, or an
                                    escrow reserve, indemnity, environmental insurance or
                                    other collateral was provided to cover the estimated
                                    costs of continued monitoring, investigation, testing
                                    or remediation;

                                 o  involving radon; or

                                 o  in which the related borrower has agreed to seek a
                                    "case closed" status for the issue from the applicable
                                    governmental agency.

                                 Some of the mortgage loans carry environmental insurance
                                 which may provide coverage in an amount equal to all or a
                                 portion of the principal amount of the loan or an amount
                                 necessary to provide for certain remediation expenses.

                                 Environmental insurance was obtained for six (6) of the
                                 mortgaged properties. There can be no assurance, however,
                                 that should such coverage be needed, coverage would be
                                 available or uncontested, that the terms and conditions of such coverage would be met, that coverage would be
                                 sufficient for the claims at issue or that coverage would
                                 not be subject to certain deductibles.

                                 To decrease the likelihood of environmental liability
                                 against the trust, the servicer is required


                                      S-18

                                 to obtain a satisfactory environmental site assessment of
                                 a mortgaged property and see that any required remedial
                                 action is taken before acquiring title or assuming its
                                 operation.

                                 See "Description of the Mortgage Pool--Underwriting
                                 Matters--Environmental Assessments" in this prospectus
                                 supplement and "The Pooling and Servicing Agreements--
                                 Realization Upon Defaulted Mortgage Loans," "Risk
                                 Factors--Environmental conditions may subject the
                                 mortgaged property to liens or impose costs on the
                                 property owner" and "Legal Aspects of Mortgage
                                 Loans--Environmental Considerations" in the prospectus.


GEOGRAPHIC CONCENTRATION MAY     The five states with the highest concentration
of INCREASE REALIZED LOSSES      mortgage loans secured by mortgaged properties
ON THE MORTGAGE LOANS            are listed in the table under "Summary of Series
                                 2001-C1 Transaction--Geographic Concentrations of the
                                 Mortgaged Properties." Any deterioration in the real
                                 estate market or economy or events in that state or
                                 region, including earthquakes, hurricanes and other
                                 natural disasters, may increase the rate of delinquency
                                 experienced with mortgage loans related to properties in
                                 that region. As a result, realized losses may occur on the mortgage loans in the trust.

                                 In addition, some mortgaged properties are located in
                                 states, such as California and Washington, that may be
                                 more susceptible to earthquakes or some states that may be more susceptible to hurricanes than properties located in
                                 other parts of the country. Generally the mortgaged
                                 properties are not insured for earthquake or hurricane
                                 risk. If mortgaged properties are insured, they may be
                                 insured for amounts less than the outstanding principal
                                 balances of the related mortgage loans.


THE MORTGAGE LOANS ARE           All of the mortgage loans are non-recourse
NON-RECOURSE LOANS               loans. If a borrower defaults on a non-recourse loan, only the mortgaged property, and not the other assets of the
                                 borrower, is available to satisfy the debt. Even if the
                                 mortgage loan documents permit recourse to the borrower or a guarantor, the trust may not be able to ultimately
                                 collect the amount due under that mortgage


                                      S-19

                                 loan. Any resulting losses may reduce your payments and
                                 yield on your certificates.

                                 Consequently, you should consider payment on each mortgage loan to depend primarily on the sufficiency of the cash
                                 flow from the related mortgaged property or properties. At scheduled maturity or upon acceleration of maturity after
                                 a default, payment depends primarily on the market value
                                 of the mortgaged property or the ability of the borrower
                                 to refinance the mortgaged property. See "Legal Aspects of
                                 Mortgage Loans--Foreclosure--Anti-Deficiency Legislation"
                                 in the prospectus.


THE SELLER OF A MORTGAGE LOAN IS The seller of each mortgage loan will be the only
THE ONLY ENTITY MAKING           person making representations and warranties on
REPRESENTATIONS AND WARRANTIES   that mortgage loan. Neither the depositor nor
ON THAT MORTGAGE LOAN            any of its affiliates will be obligated to repurchase a
                                 mortgage loan upon a breach of a seller's representations
                                 and warranties or any document defects if the applicable
                                 seller defaults on its obligation to repurchase a mortgage loan. The applicable seller may not have the financial
                                 ability to effect these repurchases. Any resulting losses
                                 will reduce your payments and yield on your certificates.
                                 See "Description of the Mortgage Pool--Assignment of the
                                 Mortgage Loans; Repurchases and Substitutions" and
                                 "--Representations and Warranties; Repurchases" in this
                                 prospectus supplement.


BALLOON PAYMENTS MAY INCREASE    89 mortgage loans, which represent 80.34% of the
LOSSES ON THE MORTGAGE LOANS AND initial pool balance, require balloon payments at
EXTEND THE WEIGHTED AVERAGE LIFE their stated maturity. These mortgage loans
OF YOUR CERTIFICATE              involve a greater degree of risk than fully amortizing
                                 loans because the ability of a borrower to make a balloon
                                 payment typically depends on its ability to refinance the
                                 mortgage loan or sell the mortgaged property at a price
                                 sufficient to permit repayment. A borrower's ability to
                                 achieve either of these goals will be affected by:

                                 o  the availability of, and competition for, credit for
                                    commercial or multifamily real estate projects, which
                                    fluctuate over time;

                                 o  the prevailing interest rates;

                                 o  the fair market value of the property;

                                 o  the borrower's equity in the property;


                                      S-20

                                 o  the borrower's financial condition;

                                 o  the operating history and occupancy level of the
                                    property;

                                 o  tax laws; and

                                 o  prevailing general and regional economic conditions.

                                 Any delay in collection of a balloon payment that
                                 otherwise would be distributable to a class, whether the
                                 delay is due to borrower default or to modification of the mortgage loan by the servicer, is likely to extend the
                                 weighted average life of that class. If the weighted
                                 average life of your class of certificates is extended,
                                 your yield on those certificates may be reduced to less
                                 than what it would otherwise have been.

                                 See "Servicing of the Mortgage Loans--Modifications,
                                 Waivers, Amendments and Consents," "Description of the
                                 Mortgage Pool--Balloon Loans," and "Yield and Maturity
                                 Considerations" in this prospectus supplement and "Risk
                                 Factors--Investment in commercial and multifamily mortgage loans is riskier than investment in single-family mortgage loans" and "Yield and Maturity Considerations" in the
                                 prospectus.


IF BORROWERS DO NOT MAKE ARD     12 of the mortgage loans, which represent 19.66%
PAYMENTS, THE WEIGHTED AVERAGE   of the initial pool balance are ARD loans.
ARD LIFE OF YOUR CLASS OF        loans have anticipated repayment dates prior to
CERTIFICATES MAY BE EXTENDED     their maturity dates. The failure of a borrower to prepay
                                 an ARD loan by its anticipated repayment date will likely
                                 extend the weighted average life of any class of
                                 certificates that would receive a distribution of the
                                 prepayment. The ability of a borrower to prepay an ARD
                                 loan by its anticipated repayment date typically depends
                                 on its ability either to refinance the ARD loan or to sell the mortgaged property. The provisions for accelerated
                                 amortization and a higher interest rate after the
                                 anticipated repayment date of an ARD loan are intended to
                                 provide a borrower with an incentive to pay the mortgage
                                 loan in full on or before its anticipated repayment date,
                                 but this incentive may not be sufficient. To the extent
                                 the borrower on an ARD loan makes payments of interest
                                 accrued at a rate of interest higher than the normal
                                 mortgage interest rate, the excess interest will be
                                 distributed to the holders


                                      S-21

                                 of the Class P Certificates. See "Description of the
                                 Mortgage Pool--ARD Loans" and "Risk Factors--Conflicts of
                                 interest may occur when certificateholders of various
                                 classes have differing interests" in this prospectus
                                 supplement.

RISKS PARTICULAR TO MULTIFAMILY
PROPERTIES:

REDUCTIONS IN OCCUPANCY AND      36 mortgaged properties, securing mortgage
RENT LEVELS ON MULTIFAMILY       loans that represent 31.27% of the initial pool
PROPERTIES COULD ADVERSELY       balance, are multifamily rental properties
AFFECT THEIR VALUE AND CASH FLOW (including three (3) mortgaged properties, securing mortgage loans that represent 2.81% of the initial pool
                                 balance, that are manufactured housing or mobile home park properties). A decrease in occupancy or rent levels at
                                 these properties could result in realized losses on the
                                 mortgage loans. Occupancy and rent levels at a multifamily property may be adversely affected by:

                                 o     local, regional or national economic conditions,
                                       which may limit the amount of rent that can be
                                       charged for rental units or result in a reduction in
                                       timely rent payments;

                                 o     construction of additional housing units in the same
                                       market;

                                 o     local military base or industrial/business closings;

                                 o     developments at local colleges and universities;

                                 o     national, regional and local politics, including
                                       current or future rent stabilization and rent
                                       control laws and agreements;

                                 o     trends in the senior housing market;

                                 o     the level of mortgage interest rates, which may
                                       encourage tenants in multifamily rental properties
                                       to purchase housing; and

                                 o     a lack of amenities, unattractive physical
                                       attributes or bad reputation of the mortgaged
                                       property.


                                      S-22

THE VALUE AND SUCCESSFUL         Three (3) of the multifamily properties, which
OPERATION OF MANUFACTURED        secure mortgage loans that represent 2.81% of
HOUSING OR MOBILE HOME PARK      the initial pool balance, are manufactured
PROPERTIES WILL BE AFFECTED BY   housing or mobile home park properties. Many
VARIOUS FACTORS                  of the factors that affect the value of multifamily
                                 housing properties also apply to manufactured housing
                                 properties. In addition, manufactured housing properties
                                 are generally considered to be "special purpose"
                                 properties because they cannot readily be converted to
                                 general residential, retail or office use. Some states, in fact, regulate changes in the use of manufactured housing
                                 properties. For example, some states require the landlord
                                 of a manufactured housing property to notify its tenants
                                 in writing a substantial period of time before any
                                 proposed change in the use of the property. Therefore, if
                                 the operation of any manufactured housing property becomes unprofitable because of competition, the age of
                                 improvements or other factors and the borrower is unable
                                 to make the required payments under the related mortgage
                                 loan, the liquidation value of the mortgaged property may
                                 be substantially less than it would be if the property
                                 were readily adaptable to other uses and may be less than
                                 the amount owing on the mortgage loan.


RESTRICTIONS IMPOSED ON          Tax credit, city, state and federal housing
MULTIFAMILY PROPERTIES BY        subsidies, rent stabilization or similar programs
GOVERNMENT PROGRAMS COULD ALSO   may apply to multifamily properties. The
ADVERSELY AFFECT THEIR VALUE AND limitations and restrictions imposed by these
CASH FLOW                        programs could result in realized losses on the mortgage
                                 loans that may be allocated to your class of certificates.
                                 These programs may include:

                                 o     rent limitations that could adversely affect the
                                       ability of borrowers to increase rents to maintain
                                       the condition of their mortgaged properties and
                                       satisfy operating expenses; and

                                 o     tenant income restrictions that may reduce the
                                       number of eligible tenants in those mortgaged
                                       properties and result in a reduction in occupancy
                                       rates.

                                 The differences in rents between subsidized or supported
                                 properties and other multifamily rental properties in the
                                 same area may not be a sufficient economic incentive for
                                 some eligible tenants to reside at a subsidized or
                                 supported


                                      S-23

                                 property that may have fewer amenities or be less attractive as a residence.


RISKS PARTICULAR TO RETAIL
PROPERTIES:

A SIGNIFICANT TENANT CEASING TO  31 mortgaged properties, securing mortgage
OPERATE AT A RETAIL PROPERTY     loans that represent 27.31% of the initial pool
COULD ADVERSELY AFFECT ITS       balance, are retail properties.
VALUE AND CASH FLOW
                                 A significant tenant ceasing to do business at
                                 a retail property could result in realized
                                 losses on the mortgage loans that may be
                                 allocated to your certificates. The loss of a
                                 significant tenant may be the result of the
                                 tenant's voluntary decision not to renew a
                                 lease or to terminate it in accordance with
                                 its terms, the bankruptcy or insolvency of the
                                 tenant, the tenant's general cessation of
                                 business activities or other reasons. There is
                                 no guarantee that any tenants will continue to
                                 occupy space in the related retail property.

                                 Some component of the total rent paid by retail tenants may be tied to a percentage of gross sales. As a result, the correlation between the success of tenant businesses and property value is more direct for retail properties than other types of commercial properties. Significant tenants or anchor tenants at a retail property play an important part in generating customer traffic and making a retail property a desirable location for other tenants at that property. A retail
                                 "anchor tenant" is typically understood to be a tenant that is larger in size and is important in attracting customers to a retail property, whether or not it is located on the mortgaged property. 23 of the mortgaged properties, securing mortgage loans that represent 24.41% of the initial pool balance, are anchored retail properties. Some tenants at retail properties may be entitled to terminate their leases or pay reduced rent if an anchor tenant or one or more major tenants ceases operations at that property. If anchor stores in a mortgaged property were to close, the borrower may be unable to replace those anchor tenants in a timely manner on similar terms, and customer traffic may be reduced, possibly affecting sales at the remaining retail tenants.


                                      S-24

                                 These risks with respect to anchored retail property may be increased when the property is a single tenant property. One (1) mortgaged property representing 0.25% of the initial pool balance is a single tenant retail property. For a description of risk factors relating to single tenant properties, see
                                 "--Losses may be caused by tenant credit risk on the mortgage loans" below.

                                 The bankruptcy of, or financial difficulties affecting, a major tenant may adversely affect a borrower's ability to make its mortgage loan payments.


RETAIL PROPERTIES ARE VULNERABLE Changes in consumer preferences and market
TO CHANGES IN CONSUMER           demographics may adversely affect the value and
PREFERENCES                      cash flow from retail properties, particularly
                                 properties with a specialty retail focus. You may
                                 experience losses on the certificates due to these
                                 changes. Retail properties are particularly vulnerable to
                                 changes in consumer preferences and market demographics
                                 that may relate to:

                                 o     changes in consumer spending patterns;

                                 o     local competitive conditions, such as an increased
                                       supply of retail space or the construction of other
                                       shopping centers;

                                 o     the attractiveness of the properties and the
                                       surrounding neighborhood to tenants and their
                                       customers;

                                 o     with respect to value-oriented retail properties,
                                       such properties may contain tenants that sell
                                       discounted, "last season" or close out merchandise,
                                       or may have higher than average seasonal tenant
                                       sales, cash flows and occupancy levels;

                                 o the public perception of the safety of the neighborhood; and

                                 o     the need to make major repairs or improvements to
                                       satisfy major tenants.


COMPETITION FROM ALTERNATIVE     Retail properties face competition from sources
RETAIL DISTRIBUTION CHANNELS MAY outside their local real estate market. Catalogue
ADVERSELY AFFECT THE VALUE AND   retailers, home shopping networks, the internet,
CASH FLOW FROM RETAIL PROPERTIES telemarketing and outlet centers all compete with more traditional retail properties for consumer dollars. These
                                 alternative retail outlets are often characterized by
                                 lower operating costs.


                                      S-25

                                 Continued growth of these alternative retail outlets could adversely affect the rents collectible at the retail
                                 properties which secure mortgage loans in the trust and
                                 result in realized losses on the mortgage loans.


THEATER TENANTS HAVE PARTICULAR  One (1) of the retail properties has a theater as
RISKS                            part of the mortgaged property. Significant factors
                                 determining the value of a theater property include:

                                 o     the strength and experience of the operator;

                                 o     its ability to secure film license agreements for
                                       first-run movies; and

                                 o     its ability to maintain high attendance levels.

                                 Theater operators are also highly reliant on sales of food and beverages to attendees. Physical attributes of the
                                 building will also affect property value.

                                 The performance of a theater property can be affected by
                                 the quality, size and proximity of competitive theater
                                 properties and the relative appeal of films being screened at other theater properties within the market. In recent
                                 years, the theater industry has experienced a high level
                                 of construction of new theaters and an increase in
                                 competition among theater operators. This has caused some
                                 operators to experience financial difficulties, resulting
                                 in downgrades in their credit ratings and, in certain
                                 cases, bankruptcy filings.


RISKS PARTICULAR TO OFFICE
PROPERTIES:

ECONOMIC DECLINE IN TENANT       18 mortgaged properties, securing mortgage
BUSINESSES OR CHANGES IN         loans that represent 22.31% of the initial pool
DEMOGRAPHIC CONDITIONS COULD     balance, are office properties.
ADVERSELY AFFECT THE VALUE AND
CASH FLOW FROM OFFICE PROPERTIES Economic decline in the businesses operated by the tenants of office properties may increase
                                 the likelihood that the tenants may be unable to pay their rent, which could result in realized losses on the
                                 mortgage loans. A number of economic and demographic
                                 factors may adversely affect the value of office
                                 properties, including:

                                 o     the quality of the tenants in the building;


                                      S-26

                                 o     the physical attributes of the building in relation
                                       to competing buildings;

                                 o     access to transportation;

                                 o     the availability of tax benefits;

                                 o     the strength and stability of businesses operated by
                                       the tenant or tenants;

                                 o     the desirability of the location for business; and

                                 o     the cost of refitting office space for a new tenant,
                                       which is often significantly higher than the cost of
                                       refitting other types of properties for new tenants.

                                 These risks may be increased if rental revenue depends on
                                 a single tenant, if the property is owner-occupied or if
                                 there is a significant concentration of tenants in a
                                 particular business or industry. One (1) mortgaged
                                 property representing 1.97% of the initial pool balance is secured by a single tenant office property. For a
                                 description of risk factors relating to single tenant
                                 properties, see "--Losses may be caused by tenant credit
                                 risk on the mortgage loans" below.


COMPETITION WITH OTHER OFFICE    Competition from other office properties in the
PROPERTIES COULD ALSO ADVERSELY  same market could decrease occupancy or rental
AFFECT THE VALUE AND CASH FLOW   rates at office properties. Decreased occupancy
FROM OFFICE PROPERTIES           or rental revenues could result in realized losses on the
                                 mortgage loans. A property's age, condition, design (such
                                 as floor sizes and layout), location, access to
                                 transportation and ability to offer amenities to its
                                 tenants, including sophisticated building systems (such as fiber optic cables, satellite communications or other base building technological features) may affect the
                                 properties' ability to compete with office properties in
                                 the same market.

RISKS PARTICULAR TO INDUSTRIAL
PROPERTIES:

CHANGES IN ECONOMIC AND          17 mortgaged properties, securing mortgage
DEMOGRAPHIC CONDITIONS COULD     loans that represent 10.15% of the initial pool
ADVERSELY AFFECT THE VALUE AND   balance, are industrial properties. Economic
CASH FLOW FROM INDUSTRIAL        decline in the businesses operated by the tenants
PROPERTIES                       of industrial properties could result in realized

                                      S-27

                                 losses on the mortgage loans that may be allocated to your class of certificates.

                                 These risks are similar to those of tenants of office
                                 properties. Industrial properties, however, may be more
                                 dependent on a single tenant. Two (2) of the mortgaged
                                 properties representing 1.57% of the initial pool balance
                                 are secured by single tenant industrial properties. For a
                                 description of risk factors relating to office properties, see "--Economic decline in tenant businesses or changes in demographic conditions could adversely affect the value
                                 and cash flow from office properties," and for a
                                 description of risk factors relating to single tenant
                                 properties, see "--Losses may be caused by tenant credit
                                 risk on the mortgage loans" below. Restrictions imposed by site characteristics could also adversely affect the value and cash flow from industrial properties.

                                 Site characteristics at industrial properties may impose
                                 restrictions that may limit the properties' suitability
                                 for tenants, affect the value of the properties and
                                 contribute to losses on the mortgage loans that may be
                                 allocated to your class of certificates. Site
                                 characteristics which affect the value of an industrial
                                 property include:

                                 o     clear heights;

                                 o     column spacing;

                                 o     number of bays and bay depths;

                                 o     truck turning radius;

                                 o     divisibility;

                                 o     zoning restrictions; and

                                 o     overall functionality and accessibility.

                                 An industrial property also requires availability of labor sources, proximity to supply sources and customers, and
                                 accessibility to rail lines, major roadways and other
                                 distribution channels.

                                 Restrictions imposed by increased environmental risks
                                 could also adversely affect the value and cash flow from
                                 industrial properties. Properties used for many industrial purposes are more prone to environmental concerns than
                                 other property types. For a description of risk factors
                                 relating to environmental risks, see "--Adverse


                                      S-28

                                 environmental conditions on a mortgaged property may
                                 reduce or delay your payments" above.


RISKS PARTICULAR TO HOSPITALITY
PROPERTIES:

REDUCTIONS IN ROOM RATES OR      Seven (7) mortgaged properties, securing mortgage loans
OCCUPANCY AT A HOSPITALITY       that represent 7.94% of the initial pool balance, are
PROPERTY COULD ADVERSELY AFFECT  hospitality properties. A decrease in room rates or
ITS VALUE AND CASH FLOW          occupancy at hospitality properties could result in
                                 realized losses on the mortgage loans that may be
                                 allocated to your class of certificates. Room rates and
                                 occupancy levels may depend upon the following factors:

                                 o     the proximity of a hospitality property to major
                                       population centers or attractions;

                                 o     adverse local, regional or national economic
                                       conditions or the construction of competing
                                       hospitality properties. Because hospitality property
                                       rooms typically are rented for short periods of
                                       time, the performance of hospitality properties
                                       tends to be affected by adverse economic conditions
                                       and competition more quickly than other commercial
                                       properties;

                                 o     a hospitality property's ability to attract
                                       customers and a portion of its revenues may depend
                                       on its having a liquor license. A liquor license may
                                       not be transferable if a foreclosure on the
                                       mortgaged property occurs;

                                 o     in many parts of the country the hotel and lodging
                                       industry is seasonal in nature. Seasonality will
                                       cause periodic fluctuations in room and other
                                       revenues, occupancy levels, room rates and operating
                                       expenses;

                                 o     limited service hospitality properties have lower
                                       barriers to entry than other types of hospitality
                                       properties, and over-building could occur; and

                                 o     the viability of hospitality properties that are
                                       franchisees of national or regional hotel chains
                                       depends in large part on the continued existence and
                                       financial strength of the franchisor. The public
                                       perception of the franchise service mark and the
                                       duration of the


                                      S-29

                                       franchise license agreement are also important. If
                                       the franchisee defaults on its debt, the trustee may
                                       be unable to use the franchise license without the
                                       consent of the franchisor due to restrictions on
                                       transfers imposed by the franchise license
                                       agreements.


LIMITED ALTERNATIVE USES OF OTHER      Two (2) mortgaged properties, securing mortgage
PROPERTY TYPES COULD ADVERSELY         loans that represent approximately 1.02% of the
AFFECT THEIR VALUE AND CASH FLOW       initial pool balance, are self storage properties
                                       that have limited alternative uses. These limited
                                       alternative uses could result in realized losses on
                                       the mortgage loans that may be allocated to your
                                       class of certificates. Mortgage loans secured by
                                       such property types may pose risks not associated
                                       with mortgage loans secured by liens on other types
                                       of income producing mortgaged properties.


RISKS ASSOCIATED WITH TENANTS
GENERALLY:

LOSSES MAY BE CAUSED BY TENANT         Cash flow or value of a mortgaged property
CREDIT RISK ON THE MORTGAGE LOANS      could be reduced if tenants are unable to meet their
                                       lease obligations or become insolvent. The inability
                                       of tenants to meet their obligations may result in
                                       realized losses on the mortgage loans that may be
                                       allocated to your class of certificates.

                                       o   If tenant sales in retail properties decline,
                                           rents based on sales will decline. Tenants may
                                           be unable to pay their rent or other occupancy
                                           costs as a result of poor cash flow due to sales
                                           declines or the amount of the gross sales
                                           component of rent will be reduced. If a tenant
                                           defaults, the borrower may experience delays and
                                           costs in enforcing the lessor's rights.

                                       o   If a tenant were to become insolvent and subject
                                           to any bankruptcy or similar law, the collection
                                           of rental payments could be interrupted and
                                           foreclosure on the mortgaged property made more
                                           difficult. See "Legal Aspects of Mortgage
                                           Loans--Bankruptcy Laws" in the prospectus.

                                       These risks may be increased when the property is a
                                       single tenant property, is owner-occupied or is
                                       leased to relatively few tenants. Four (4) of the


                                      S-30

                                       mortgaged properties representing 3.79% of the
                                       initial pool balance are secured by single tenant
                                       properties.


VOLATILITY OF BUSINESS OF              Technology and internet start-up companies have
TECHNOLOGY/INTERNET START-UP           recently experienced a variety of factors that
TENANTS MAY ADVERSELY AFFECT           tend to make their businesses relatively volatile.
TENANT CASH FLOW                       Many of these companies have little or no operating
                                       history, their owners and management are often
                                       inexperienced and such companies may be heavily
                                       dependent on obtaining venture capital financing. In
                                       addition, technology and internet start-up companies
                                       often require significant build-out costs related to
                                       special technology which may adversely affect the
                                       ability of the landlord to relet the properties.

                                       Recently, some of the publicly-traded technology
                                       companies have suffered significant stock price
                                       declines, further demonstrating the relatively
                                       volatile nature of such companies and the risks that
                                       technology and internet start-up companies may pose
                                       as tenants of the properties. The relative
                                       instability of these tenants may adversely affect
                                       the ability of the borrowers to repay their mortgage
                                       loans.

LOSSES MAY BE CAUSED BY THE            The income from and market value of retail,
EXPIRATION OF, OR TENANT DEFAULTS      office, multifamily and industrial properties
ON, LEASES                             would decline if space leases expired or terminated,
                                       or tenants defaulted and the borrowers were unable
                                       to renew the leases or relet the space on comparable
                                       terms. See "Annex A" to this prospectus supplement
                                       for information regarding the expiration of leased
                                       space for certain mortgaged properties.

                                       If leases are not renewed at all or are not renewed
                                       on favorable terms, the trust may experience
                                       realized losses on the mortgage loans that may be
                                       allocated to your class of certificates.

                                       Even if borrowers successfully relet vacated space,
                                       the costs associated with reletting, including
                                       tenant improvements, leasing commissions and free
                                       rent, can exceed the amount of any reserves
                                       maintained for that purpose and reduce cash flow
                                       from the mortgaged properties. Although many of the
                                       mortgage loans require the borrower to maintain
                                       escrows for leasing expenses, there is no guarantee
                                       that these reserves will be sufficient.


                                      S-31

                                       See "--Leases at certain retail properties contain
                                       early termination or co-tenancy provisions that
                                       could reduce cash flow from tenants" and "Annex
                                       A--Characteristics of the Mortgage Loans--Certain
                                       Reserves" for information regarding certain of these
                                       reserves.

TENANT BANKRUPTCY ENTAILS RISKS        The bankruptcy or insolvency of a major tenant, such
                                       as an anchor tenant, or a number of smaller tenants,
                                       may adversely affect the income produced by a
                                       mortgaged property and result in realized losses on
                                       the mortgage loans that may be allocated to your
                                       class of certificates. Under the federal bankruptcy
                                       code, a tenant has the option of assuming or
                                       rejecting any unexpired lease. If the tenant rejects
                                       the lease, the landlord's claim for breach of the
                                       lease would be a general unsecured claim against the
                                       tenant, unless collateral secures the claim. The
                                       claim would be limited to the unpaid rent reserved
                                       under the lease for the periods before the
                                       bankruptcy petition or earlier surrender of the
                                       leased premises that are unrelated to the rejection,
                                       plus the greater of one year's rent or 15% of the
                                       remaining reserved rent, but not more than three
                                       years' rent. Even if provisions in the lease
                                       prohibit assignment, in a bankruptcy, the tenant may
                                       assign the lease to another entity that could be
                                       less creditworthy than the tenant may have been at
                                       the time of origination of the mortgage loan. See
                                       "Legal Aspects of Mortgage Loans" in the prospectus.


LOSSES MAY BE CAUSED BY                Losses may be realized on the mortgage loans
INADEQUATE PROPERTY MANAGEMENT         that may be allocated to your class of certificates
                                       if property management is inadequate. Property
                                       managers are normally responsible for the following
                                       activities:

                                       o   responding to changes in the local market;

                                       o   planning and implementing the rental structure,
                                           including establishing levels of rent payments;
                                           and

                                       o   ensuring that maintenance and capital
                                           improvements are carried out in a timely
                                           fashion.

                                       Sound property management controls costs, provides
                                       appropriate service to tenants and ensures that
                                       improvements are maintained.


                                      S-32

                                       Sound property management can also maintain cash
                                       flow, reduce vacancy, leasing and repair costs and
                                       preserve building value. Property management errors
                                       can impair the long-term viability of a property.


CONFLICTS OF INTERESTS BETWEEN         Managers of mortgaged properties and the
PROPERTY MANAGERS AND OWNERS           borrowers may experience conflicts of interest in
MAY RESULT IN LOSSES                   the management or ownership of mortgaged properties.
                                       These conflicts of interest could result in realized
                                       losses on the mortgage loans that may be allocated
                                       to your class of certificates. These conflicts of
                                       interests may exist because:

                                       o   the mortgaged properties may be managed by
                                           property managers affiliated with the borrowers;

                                       o   the mortgaged properties may be managed by
                                           property managers who also manage other
                                           properties that compete with the mortgaged
                                           properties; and

                                       o   affiliates of the managers or the borrowers, or
                                           the managers or the borrowers or both, may also
                                           own other properties, including competing
                                           properties.

LOSSES MAY RESULT IF THE SERVICER      An appraisal was conducted for each mortgaged
IS UNABLE TO SELL A MORTGAGED          property in connection with the origination of
PROPERTY SECURING A DEFAULTED          the related mortgage loan or thereafter, and the
MORTGAGE LOAN FOR ITS APPRAISED        loan-to-value ratios as of the cut-off date referred
VALUE                                  to in this prospectus supplement are based on the
                                       appraisals. If the servicer forecloses on a mortgaged
                                       property and realizes liquidation proceeds that are
                                       less than the appraised value, a realized loss on the
                                       mortgage loan could result that may be allocated to
                                       your class of certificates.

                                       Appraisals are not guarantees of present or future
                                       value. Appraisals seek to establish the amount a
                                       typically motivated buyer would pay a typically
                                       motivated seller as of a designated date. This
                                       amount could be significantly higher than the amount
                                       obtained from the sale of a mortgaged property under
                                       a distress or liquidation sale at a subsequent date.
                                       If a borrower defaults on a mortgage loan, the
                                       servicer may be unable to sell the related mortgaged
                                       property for its appraised value.

                                       Appraisals are estimates of value at the time of the
                                       appraisal based on the analysis and opinion


                                      S-33

                                       of the appraiser. The values of the mortgaged
                                       properties may have changed significantly since the
                                       appraisal was performed. Most appraisals have not
                                       been updated since the mortgage loan was originated.


SUBORDINATE FINANCING ON THE           One (1) of the mortgaged properties securing a
MORTGAGED PROPERTY MAY INCREASE        mortgage loan that represents 0.38% of the initial
RISKS                                  pool balance is known by the depositor to be
                                       encumbered by secured subordinate debt. The
                                       existence of subordinate indebtedness may adversely
                                       affect the borrower's financial viability or the
                                       enforcement of its lender's security interest in the
                                       mortgaged property and result in realized losses on
                                       the mortgage loans that may be allocated to your
                                       class of certificates. The borrower's financial
                                       viability or the enforcement of the lender's
                                       security interest could be adversely affected by
                                       subordinate financing because:

                                       o   refinancing the mortgage loan at maturity for
                                           the purpose of making any balloon payments may
                                           be more difficult;

                                       o   reduced cash flow could result in deferred
                                           maintenance; and

                                       o   if the borrower defaults after the holder of the
                                           subordinated debt files for bankruptcy or is
                                           placed in involuntary receivership, foreclosing
                                           on the mortgaged property could be delayed.

                                       All of the mortgage loans either prohibit the
                                       borrower from encumbering the mortgaged property
                                       with additional secured debt or require the consent
                                       of the holder of the first lien before so
                                       encumbering the mortgaged property. A violation of
                                       this prohibition, however, may not become evident
                                       until the mortgage loan otherwise defaults.


MEZZANINE DEBT SECURED BY              With respect to four (4) of the mortgaged
EQUITY IN THE BORROWER MAY             properties securing mortgage loans that represent
INCREASE RISKS                         2.15% of the initial pool balance, the direct parents
                                       of the related borrowers have incurred mezzanine
                                       debt, which in the case of three (3) such mortgage
                                       loans are secured by a pledge of the equity interest
                                       in the borrower. The existence of this indebtedness
                                       could adversely affect the financial viability of
                                       such borrower or the availability of proceeds from
                                       the operation of the


                                      S-34

                                       property to fund items such as replacements, tenant
                                       improvements or other capital expenditures. The
                                       value of the equity in the borrower held by the
                                       sponsoring entities of the borrower could also be
                                       adversely affected by the existence of mezzanine
                                       indebtedness or other obligations. There is a risk
                                       that any holder of mezzanine debt may attempt to use
                                       its rights as owner of the mezzanine loan to protect
                                       itself against an exercise of rights by the lender
                                       under the mortgage loan. For a description of
                                       mezzanine debt relating to the mortgaged properties
                                       see "Description of the Mortgage Pool--Unsecured
                                       Subordinate or Mezzanine Financing" in this
                                       prospectus supplement.


RELATED BORROWERS MAY MAKE             Some borrowers under the mortgage loans are
LOSSES ON THE MORTGAGE LOANS           affiliated or under common control with one
MORE SEVERE                            another. When borrowers are related, any adverse
                                       circumstances relating to one borrower or its
                                       affiliates, and affecting one mortgage loan or
                                       mortgaged property, also can affect the related
                                       borrower's mortgage loans or mortgaged properties
                                       which could make losses more likely or more severe
                                       or both than would be the case if there were no
                                       related borrowers.

                                       For example, a borrower that owns or controls
                                       several mortgaged properties and experiences
                                       financial difficulty at one mortgaged property might
                                       defer maintenance at other mortgaged properties to
                                       satisfy current expenses of the mortgaged property
                                       experiencing financial difficulty. Alternatively,
                                       the borrower could attempt to avert foreclosure by
                                       filing a bankruptcy petition. The bankruptcy or
                                       insolvency of a borrower or its affiliate could have
                                       an adverse effect on the operation of all of the
                                       mortgaged properties of that borrower and its
                                       affiliates and on the ability of those mortgaged
                                       properties to produce sufficient cash flow to make
                                       required payments on the mortgage loans. The
                                       insufficiency of cash flows could result in realized
                                       losses on the mortgage loans that may be allocated
                                       to your class of certificates. See "Description of
                                       the Mortgage Pool--Related Borrowers,
                                       Cross-Collateralized Mortgage Loans and Mortgage
                                       Loans Collateralized by Multiple


                                      S-35

                                       Properties" in this prospectus supplement and "Legal
                                       Aspects of Mortgage Loans--Bankruptcy Laws" in the
                                       prospectus.

LARGER-THAN-AVERAGE BALANCE            Several mortgage loans, either individually or
LOANS MAY MAKE LOSSES MORE             together with other mortgage loans with related
SEVERE                                 sponsorship, have outstanding balances that are
                                       substantially higher than the average outstanding
                                       balance. If a mortgage pool includes mortgage loans
                                       with larger-than-average balances, any realized
                                       losses on the mortgage loans with
                                       larger-than-average balances could be more severe,
                                       relative to the size of the pool, than would be the
                                       case if the aggregate balance of the pool were
                                       distributed among a larger number of mortgage loans.
                                       See "Description of the Mortgage Pool--Significant
                                       Mortgage Loans" in this prospectus supplement.


LOSSES COULD RESULT FROM               Seven (7) mortgage loans, representing 2.34% of
LIMITATION ON ENFORCEABILITY OF        the initial pool balance, are cross-collateralized
CROSS-COLLATERALIZATION                with one or more other mortgage loans.
                                       Cross-collateralization arrangements involving more
                                       than one borrower could be challenged as a
                                       fraudulent conveyance by creditors of a borrower or
                                       by the representative or the bankruptcy estate of a
                                       borrower, if that borrower were to become a debtor
                                       in a bankruptcy case.

                                       Generally, under federal and most state fraudulent
                                       conveyance statutes, a lien granted by a borrower to
                                       secure repayment of another borrower's mortgage loan
                                       could be voided if a court were to determine that:

                                       o   the borrower was insolvent at the time of
                                           granting the lien, was rendered insolvent by the
                                           granting of the lien, or was left with
                                           inadequate capital or was unable to pay its
                                           debts as they matured; and

                                       o   when it allowed its mortgaged property to be
                                           encumbered by a lien securing the entire
                                           indebtedness represented by the other mortgage
                                           loan, the borrower did not receive fair
                                           consideration or reasonably equivalent value in
                                           return.

                                       The additional security provided by
                                       cross-collateralization would not be available if a
                                       court determines that the grant was a fraudulent
                                       conveyance. If a creditor were to successfully


                                      S-36

                                       assert a fraudulent conveyance claim it could result
                                       in realized losses on the mortgage loans that may be
                                       allocated to your class of certificates. See "Legal
                                       Aspects of Mortgage Loans-- Bankruptcy Laws" in the
                                       prospectus and "Description of the Mortgage
                                       Pool--Related Borrowers, Cross-Collateralized
                                       Mortgage Loans and Mortgage Loans Collateralized by
                                       Multiple Properties" in this prospectus supplement.


TAX CONSIDERATIONS RELATED TO          Payment of taxes on any net income from
FORECLOSURE MAY REDUCE PAYMENTS        "foreclosure property" acquired by the trust will
TO CERTIFICATEHOLDERS                  reduce the net proceeds available for distribution
                                       to certificateholders. If the trust acquires a
                                       mortgaged property after a default on the related
                                       mortgage loan under a foreclosure or delivery of a
                                       deed in lieu of foreclosure, that property will be
                                       considered "foreclosure property" under the tax
                                       rules applicable to real estate mortgage investment
                                       conduits. It will continue to be considered
                                       "foreclosure property" for a period of three full
                                       years after the taxable year of acquisition by the
                                       trust, with possible extensions. Any net income from
                                       this "foreclosure property," other than qualifying
                                       "rents from real property," will subject the real
                                       estate mortgage investment conduit containing the
                                       mortgage loans to federal and possibly state or
                                       local tax on that income at the highest marginal
                                       corporate tax rate.

STATE LAW LIMITATIONS ON REMEDIES      Some jurisdictions, including California, have
                                       laws that prohibit more than one "judicial action"
                                       to enforce a mortgage, and some courts have viewed
                                       the term "judicial action" broadly. The pooling and
                                       servicing agreement will require the servicer and
                                       any replacement special servicer to obtain legal
                                       advice before enforcing any rights under the
                                       mortgage loans that relate to properties where the
                                       rule could be applicable. In addition, the servicer
                                       and any replacement special servicer may be required
                                       to foreclose on properties in states where the "one
                                       action" rules apply before foreclosing on properties
                                       located in states where judicial foreclosure is the
                                       only permitted method of foreclosure. See "Legal
                                       Aspects of Mortgage Loans--Foreclosure" in the
                                       prospectus.

                                       Because of these considerations, the ability of the
                                       servicer and any replacement special servicer


                                      S-37

                                       to foreclose on the mortgage loans may be limited by
                                       the application of state laws. Actions could also
                                       subject the trust to liability as a
                                       "mortgagee-in-possession" or result in equitable
                                       subordination of the claims of the trustee to the
                                       claims of other creditors of the borrower. The
                                       servicer will be required to consider these factors
                                       in deciding which alternatives to pursue after a
                                       default.


BANKRUPTCY RULES MAY LIMIT THE         Operation of the federal bankruptcy code and
ABILITY OF A LENDER TO ENFORCE         related state laws may interfere with the ability
REMEDIES                               of a lender to foreclose upon a mortgaged property
                                       and to take other actions to enforce its remedies
                                       against the borrower or the mortgaged property. For
                                       a description of risks related to bankruptcy, see
                                       "Legal Aspects of Mortgage Loans--Bankruptcy Laws"
                                       in the prospectus.


INCREASES IN GROUND RENTS MAY          One (1) mortgaged property securing a mortgage
ADVERSELY AFFECT A BORROWER'S          loan, which represents 0.59% of the initial pool
ABILITY TO MAKE PAYMENTS UNDER A       balance, is subject solely to the lien of a
RELATED MORTGAGE LOAN AND CAUSE        mortgage on the borrower's leasehold interest
REALIZED LOSSES ON THE MORTGAGE        under a ground lease. Four (4) mortgaged
LOANS                                  properties securing mortgage loans, which represent
                                       9.52% of the initial pool balance, are each subject
                                       to the lien of mortgage on both the borrower's
                                       leasehold interest and the borrower's fee simple
                                       interest in the remaining portions of the mortgaged
                                       properties.

                                       Mortgage loans secured by leasehold interests may
                                       provide for the resetting of ground lease rents
                                       based on factors such as the fair market value of
                                       the related mortgaged property or prevailing
                                       interest rates. Bankruptcy rules may limit the
                                       ability of a lender to enforce remedies.

                                       The bankruptcy of a lessor or a lessee under a
                                       ground lease could result in losses on the mortgage
                                       loans. Upon bankruptcy of a lessor or a lessee under
                                       a ground lease, the debtor entity has the right to
                                       assume and continue or reject and terminate the
                                       ground lease. Section 365(h) of the federal
                                       bankruptcy code permits a ground lessee whose ground
                                       lease is rejected by a debtor ground lessor to
                                       remain in possession of its leased premises under
                                       the rent reserved in the lease for the term of the
                                       ground lease, including renewals. The ground lessee,
                                       however, is not entitled to enforce the obligation
                                       of the ground


                                      S-38

                                       lessor to provide any services required under the
                                       ground lease. If a ground lessee/borrower in
                                       bankruptcy rejected any or all of its ground leases,
                                       the leasehold mortgagee would have the right to
                                       succeed to the ground lessee/borrower's position
                                       under the lease only if the ground lessor had
                                       specifically granted the mortgagee that right. If
                                       the ground lessor and the ground lessee/borrower are
                                       involved in concurrent bankruptcy proceedings, the
                                       trustee may be unable to enforce the bankrupt ground
                                       lessee/borrower's obligation to refuse to treat a
                                       ground lease rejected by a bankrupt ground lessor as
                                       terminated. If this happened, a ground lease could
                                       be terminated notwithstanding lender protection
                                       provisions contained therein or in the mortgage. If
                                       the borrower's leasehold were to be terminated after
                                       a lease default, the leasehold mortgagee would lose
                                       its security.

                                       Each of the ground leases related to the mortgage
                                       loans that are not secured by the related fee
                                       interest, however, generally contains the following
                                       protections to mitigate this risk:

                                       o   It requires the lessor to give the leasehold
                                           mortgagee notice of lessee defaults and an
                                           opportunity to cure them.

                                       o   It permits the leasehold estate to be assigned
                                           to and by the leasehold mortgagee at and after a
                                           foreclosure sale.

                                       o   It contains certain other protective provisions
                                           typically included in a "mortgageable" ground
                                           lease.

                                       See "Description of the Mortgage Pool--Ground
                                       Leases" in this prospectus supplement.


YOUR PAYMENTS MAY BE REDUCED           Noncompliance with zoning and building codes
OR DELAYED IF ZONING AND BUILDING      may cause the borrower to experience cash flow
CODE NONCOMPLIANCE ON THE              delays and shortfalls. These delays or shortfalls
MORTGAGED PROPERTIES ADVERSELY         in payments could result in realized losses in the
AFFECTS THE ABILITY OF BORROWERS TO    mortgage loans that may be allocated to your
MAKE PAYMENTS ON THE MORTGAGE          class of certificates.
LOANS

                                       Each seller has taken steps to establish that the
                                       use and operation of the related mortgaged
                                       properties securing the mortgage loans are in
                                       compliance in all material respects with all
                                       applicable zoning, land-use, building, fire and
                                       health ordinances, rules, regulations and orders.


                                      S-39

                                       Evidence of this compliance may be in the form of
                                       legal opinions, certifications from government
                                       officials, title policy endorsements or
                                       representations by the related borrower in the
                                       related mortgage loan documents. These steps may not
                                       have revealed all possible violations. Some
                                       violations may exist at any particular mortgaged
                                       property, but the seller does not consider those
                                       defects known to it to be material.

                                       In many cases, the use, operation or structure of a
                                       mortgaged property constitutes a permitted
                                       nonconforming use or structure that may not be
                                       rebuilt to its current state if a material casualty
                                       event occurs. Generally, insurance proceeds will be
                                       available in the event of a casualty affecting the
                                       mortgaged property. The insurance proceeds will be
                                       available to rebuild the mortgaged property or for
                                       application to the mortgage loan. If a mortgaged
                                       property could not be rebuilt to its current state
                                       or its current use were no longer permitted due to
                                       building violations or changes in zoning or other
                                       regulations, then the borrower might experience cash
                                       flow delays and shortfalls as referred to above.


CHANGES IN CONCENTRATIONS OF           As the mortgage loans are repaid, liquidated or
BORROWERS, MORTGAGE LOANS OR           repurchased, the characteristics of the pool may
PROPERTY CHARACTERISTICS MAY           vary. For example, the relative concentrations of
INCREASE THE LIKELIHOOD OF LOSSES      properties, geographic location, property
ON THE CERTIFICATES                    characteristics, and number of borrowers and
                                       affiliated borrowers may change. Classes that have a
                                       lower priority for payment of principal are more
                                       likely to be exposed to risks associated with any of
                                       these changes.


COMPLIANCE WITH THE AMERICANS          If the borrower were required to pay expenses
WITH DISABILITIES ACT MAY REDUCE       and fines imposed by the Americans with
PAYMENTS TO CERTIFICATEHOLDERS         Disabilities Act of 1990, the amount available to
                                       make payments on the mortgage loan would be reduced.
                                       Reductions in funds available to make mortgage loan
                                       payments could result in realized losses on the
                                       mortgage loans that may be allocated to your class
                                       of certificates. Under the Americans with
                                       Disabilities Act, all public accommodations are
                                       required to meet federal requirements related to
                                       access and use by disabled persons. If the mortgaged
                                       properties do not comply with this law, the
                                       borrowers may be required to incur costs of
                                       compliance.


                                      S-40

                                       Noncompliance could result in the imposition of
                                       fines by the federal government or an award of
                                       damages to private litigants.

LITIGATION MAY REDUCE PAYMENTS         Legal proceedings may be pending and, from
TO CERTIFICATEHOLDERS                  time to time, threatened, against the borrowers and
                                       their affiliates relating to the business of the
                                       borrowers and their affiliates, or arising out of
                                       the ordinary course of that business. This
                                       litigation could have a material adverse effect on
                                       the distributions to certificateholders.

                        DESCRIPTION OF THE MORTGAGE POOL

     A detailed presentation of characteristics of the mortgage loans and mortgaged properties on an individual basis and in tabular format is presented in "Annex A" to this prospectus supplement.


  CALCULATIONS OF INTEREST

     All of the mortgage loans accrue interest at fixed interest rates on the basis of a 360-day year and the actual number of days elapsed and have a monthly payment calculated on the basis of a 360-day year consisting of twelve 30-day months.

     In addition, three (3) mortgage loans, which represent 2.30% of the initial pool balance, provide for payments of interest only for up to 24 months after origination, during which period no payments of principal are due. A one-time increase in the amount of the monthly payment for some of these mortgage loans will occur in connection with the commencement of the scheduled amortization of the mortgage loan. No mortgage loan, other than the ARD loans, permits negative amortization or the deferral of accrued interest.

     Each mortgage loan bears interest at a mortgage rate that is fixed for the entire remaining term of the mortgage loan, except that ARD loans will accrue interest at a revised rate if not repaid on or before their respective anticipated repayment dates.


  BALLOON LOANS

     89 of the mortgage loans, which represent approximately 80.34% of the initial pool balance, are balloon loans that provide for monthly payments of principal based on amortization schedules significantly longer than the remaining terms of those mortgage loans. Three (3) of the mortgage loans begin monthly payments of principal after an interest-only period. As a result, a substantial principal amount will be due and payable together with the corresponding interest payment on each balloon loan on its maturity date, unless the borrower prepays the balloon loan before its maturity date.


  ARD LOANS

     12 of the mortgage loans, which represent approximately 19.66% of the initial pool balance, are ARD loans that provide for changes in the accrual of interest and the payment of principal as of their respective anticipated repayment dates. The anticipated repayment date for each ARD loan is set forth on "Annex A" to this prospectus supplement. If a borrower elects to prepay its ARD loan in full on its anticipated repayment date, a substantial amount of principal will be due. If a borrower does not prepay its ARD loan on or before its anticipated repayment date, the ARD loan will bear interest at a revised rate that will be a fixed rate per annum equal to the mortgage rate plus 2.00% per annum. Beginning on its anticipated repayment date, excess interest or interest accrued on an ARD loan at the excess of the revised rate over the original mortgage rate compounded as described below, will be deferred until the principal balance of the ARD loan has been reduced to zero. If a borrower does not prepay its ARD loan on or before its anticipated repayment date, all or a substantial portion of the monthly cash flow from the related mortgaged property collected after that date, other than some minimum debt service and specified property expenses will be applied to the payment of principal on the ARD loan and, after its principal balance has been reduced to zero, to the payment of accrued and unpaid excess interest.

     The failure to pay excess interest will not constitute a default under the ARD loans before the related maturity date. Unpaid excess interest will, except where limited by applicable law, continue to accrue interest at the revised rate. Any excess interest received on an ARD loan will be distributed to the holders of the Class P certificates.

     As of or shortly after the anticipated repayment date, borrowers under ARD loans will be required to enter into a lockbox agreement whereby all revenue will be deposited directly into a designated lockbox account controlled by the servicer. From and after the anticipated repayment date, in addition to paying interest at the mortgage rate and principal based on the amortization schedule, the related borrower typically will be required to apply all remaining monthly cash flow from the related mortgaged property to pay the following amounts in the following order of priority:

    (1)   payments to required escrow funds;

    (2) payment of operating expenses under the terms of an annual budget approved by the servicer;

    (3) payment of approved extraordinary operating expenses or capital expenses not a part of the approved annual budget or allotted for in any escrow fund;

    (4)   principal on the mortgage loan until the principal is paid in full;
          and

    (5)   excess interest.

     ARD loans typically prohibit the related borrower from prepaying the mortgage loan before or, in some cases, until a specified date before, the anticipated repayment date. At that time, the borrower may prepay the ARD loan, in whole or in part, without payment of a penalty or yield maintenance in the form of a prepayment premium.


  DUE DATES

     A due date is the date in the month on which a monthly payment on a mortgage loan is first due. 63 of the mortgage loans, which represent 69.30% of the initial pool balance, provide for scheduled monthly payments of principal or interest (but not excess interest or principal payments calculated with respect to excess cash flow on any ARD loan) or both to be due on the first day of each month. 38 of the mortgage loans, which represent 30.70% of the initial pool balance, provide for due dates on the fifth day of each month. See "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

     None of the mortgage loans provide for a grace period for the payment of monthly payments of more than 15 days.


  DEFEASANCE

     All of the mortgage loans provide that after a specified period, if no default exists under the mortgage loan, the borrower may exercise a defeasance option to obtain the release of one or more of the mortgaged properties, from the lien of the mortgage upon satisfaction of conditions, including that the borrower:

    (1)   pays on any due date,

         o all interest accrued and unpaid on the principal balance of the mortgage loan to and, including that due date,

         o all other sums due under the mortgage loan, excluding scheduled interest or principal payments not yet due and owing, and

         o  any costs and expenses related to the release,

    (2)   delivers or pledges defeasance collateral to the trustee,

         o that consists of direct, non-callable obligations of, or non-callable obligations, fully guaranteed as to timely payment by, the United States of America; and

         o  that provides payments:

             o on or before all successive scheduled payment dates from that due date to the related maturity date, or anticipated repayment date in the case of any ARD loan, and

             o in an amount equal to or greater than the scheduled payments due on those dates under the mortgage loan, or, for cross-collateralized mortgage loans or mortgage loans secured by multiple mortgaged properties which permit defeasance, an amount equal to not less than the portion of the scheduled payments allocable to the released mortgaged property, and

    (3) delivers a security agreement granting the trust a first priority security interest in the defeasance collateral and an opinion of counsel to that effect.

     The related mortgaged property will be released from the lien of the mortgage loan and the defeasance collateral will be substituted as the collateral securing the mortgage loan when these conditions are met.


  PREPAYMENT PROVISIONS

     Each mortgage loan prohibits voluntary principal prepayments at any time except during an open period following the expiration of the lockout period and defeasance period for that mortgage loan. See "Annex A" to this prospectus supplement for information regarding the lockout and defeasance periods for each mortgage loan.

     Any prepayment premiums actually collected on the mortgage loans will be distributed to the respective classes of certificateholders in the amounts and priorities described under "Description of the Certificates--Distributions--Distributions of Prepayment Premiums" in this prospectus supplement. The enforceability of provisions similar to the provisions of the mortgage loans providing for the payment of a prepayment premium upon an involuntary prepayment is unclear under the laws of a number of states. The obligation to pay a prepayment premium with an involuntary prepayment may not be enforceable under applicable law or, if enforceable, the foreclosure proceeds may not be sufficient to make the payment.

     Liquidation proceeds recovered from any defaulted mortgage loan will, in most cases, be applied to cover outstanding servicing expenses and unpaid principal and interest before being applied to cover any prepayment premium due. The depositor makes no representation as to the enforceability of the provision of any mortgage loan requiring the payment of a prepayment premium or as to the collectability of any prepayment premium. See "Legal Aspects of Mortgage Loans--Default Interest and Limitations on Prepayments" in the prospectus.

     In most cases, no prepayment premium will be payable upon any mandatory prepayment of a mortgage loan caused by a casualty or condemnation. No prepayment premium will be payable with the repurchase of a mortgage loan by a seller for a breach of representation or warranty or any failure to deliver any related documentation on the part of that seller. No prepayment premium will be payable with the purchase of all of the mortgage loans and any REO properties in connection with the termination of the trust fund or with the purchase of defaulted mortgage loans by the servicer or any holder or holders of certificates evidencing a majority interest in the controlling class. See "--Assignment of the Mortgage Loans; Repurchases and Substitutions" and "--Representations and Warranties; Repurchases" and "Description of the Certificates--Termination; Retirement of Certificates" in this prospectus supplement.


    RELATED BORROWERS, CROSS-COLLATERALIZED MORTGAGE LOANS AND MORTGAGE LOANS COLLATERALIZED BY MULTIPLE PROPERTIES

     Seven (7) mortgage loans, which represent 2.34% of the initial pool balance, are cross-collateralized mortgage loans among groups of related borrowers. Three (3) mortgage loans, other than the cross-collateralized mortgage loans, which represent 4.97% of the initial pool balance, are secured by one or more mortgages encumbering multiple mortgaged properties. Each of these mortgage loans is evidenced by a separate mortgage note, and is not treated as a set of cross-collateralized mortgage loans. Because of this, the total number of mortgage loans in the mortgage pool is 101, while the total number of mortgaged properties in the mortgage pool is 111. In most cases, we treat a mortgage loan that is secured by mortgaged properties that are located in more than one state as an individual mortgage loan, except that when we describe the geographic concentration and property type distribution of the mortgage pool, we treat these mortgage loans as multiple mortgage loans that are allocated a cut-off date balance based on the allocated loan amount. Losses could result from limitations on the enforceability of cross-collateralization. For a discussion of risks related to cross-collateralized loans, see "Risk Factors" in this prospectus supplement. See "Annex A" to this prospectus supplement for information regarding the cross-collateralized mortgage loans.

     In addition to the cross-collateralized loans and the mortgage loans secured by multiple mortgaged properties, some sets of mortgage loans were made to borrowers who are affiliated or under common control with one another. None of these sets of mortgage loans represents more than 4.41% of the initial pool balance.


  DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     All of the mortgage loans contain both due-on-sale and due-on-encumbrance clauses. With limited exceptions, these clauses either:

     o permit the holder of the mortgage to accelerate the maturity of the related mortgage loan if the borrower sells or transfers or encumbers the mortgaged property in violation of the terms of the mortgage or other loan documents, or

     o prohibit the borrower from doing so without the consent of the holder of the mortgage. See "--Secured Subordinate Financing" in this prospectus supplement.

     Some of the mortgage loans permit either:

     o transfer of the related mortgaged property if specified conditions are satisfied or if the transfer is to a borrower reasonably acceptable to the lender, or

     o transfers to specified parties related to the borrower.

     The servicer will determine, in accordance with the servicing standard, whether to exercise any right the holder of the mortgage may have under a due-on-sale or due-on-encumbrance clause to accelerate payment of the related mortgage loan or to withhold its consent to the transfer or encumbrance of the mortgaged property. See "The Pooling and Servicing Agreements--Due-on-Sale and Due-on-Encumbrance Provisions" and "Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance" in the prospectus.


  SECURED SUBORDINATE FINANCING


     One (1) mortgaged property, securing a mortgage loan representing 0.38% of the initial pool balance, is known to be encumbered by secured subordinated debt that is not part of the mortgage pool. All of the mortgage loans either prohibit the borrower from encumbering the mortgaged property with additional secured debt or will require the consent of the trustee before so encumbering the property. See "Risk Factors--Subordinate financing on the mortgaged property may increase risks" in this prospectus supplement and "Legal Aspects of Mortgage Loans--Subordinate Financing" in the prospectus.


                            SECURED SUBORDINATE DEBT

                                                                                          INITIAL
                                                                                         PRINCIPAL
                                                                                         AMOUNT OF
 CONTROL      LOAN                                CUT-OFF DATE     % OF INITIAL     SECURED SUBORDINATE
  NUMBER     NUMBER         PROPERTY NAME            BALANCE       POOL BALANCE            DEBT
---------   --------   -----------------------   --------------   --------------   --------------------
74          27757      Stony Brook Circle(1)       $3,259,101           0.38%            $130,000

----------
(1)   Also secured by pledge of equity interest.



  UNSECURED SUBORDINATE AND MEZZANINE FINANCING


     Some of the mortgage loans may permit the borrower to incur unsecured subordinated debt in the future, in most cases, conditioned upon delivery of a subordination agreement or standstill agreement or both and requirements that limit the use of proceeds to refurbishing or renovating the property or acquiring furniture, fixtures and equipment for the property or both.


     The following table indicates those mortgaged properties that are known to the depositor to have unsecured subordinate debt, unsecured mezzanine debt or mezzanine debt secured by equity interests in the borrower, the initial principal amount of the unsecured subordinate debt or the mezzanine debt and the cut-off date principal balances of the related mortgage loans. In addition to the information shown below, the principals of the borrower under one mortgage loan have pledged their equity interests in the borrower to secure a guaranty relating to the financing of other properties. See "--Significant Mortgage Loans--The Long Island Industrial Portfolio Loan."

                 UNSECURED SUBORDINATE DEBT OR MEZZANINE DEBT

                                                                                                     INITIAL
                                                                                                    PRINCIPAL
                                                                                                    AMOUNT OF
                                                                                                    UNSECURED
                                                                                               SUBORDINATE DEBT OR
 CONTROL        LOAN                                         CUT-OFF DATE     % OF INITIAL          MEZZANINE
  NUMBER       NUMBER               PROPERTY NAME               BALANCE       POOL BALANCE            DEBT
---------   ------------   ------------------------------   --------------   --------------   --------------------
46               30533     Wesleyan Commons                   $6,000,000           0.69%           $  200,000
57               30534     George Washington Commons          $4,960,000           0.57%           $  220,000
88               30982     Office Max on Union Street         $2,196,224           0.25%           $  250,000
52          09-0001414     Atlanta South Business Park        $5,422,929           0.63%           $  482,833
62           DBM 14489     Southgate Shopping Centre(1)       $3,992,184           0.46%           $1,112,524

----------
(1)   Subject to unsecured subordinate debt.




     Additional debt, in any form, may cause a diversion of funds from property maintenance and increase the likelihood that the borrower will become the subject of a bankruptcy proceeding.


     Except as described above, the depositor has not been able to confirm whether the respective borrowers under the mortgage loans have any other debt outstanding.


     See "Risk Factors--Subordinate financing on the mortgaged property may increase risks" and "--Mezzanine debt secured by equity in the borrower may increase risks" in this prospectus supplement and "Legal Aspects of Mortgage Loans--Subordinate Financing" in the prospectus.


  GROUND LEASES


     One (1) mortgaged property securing a mortgage loan, which represents 0.59% of the initial pool balance, is subject solely to the lien of a mortgage on the borrower's leasehold interest in such mortgaged property.


     Four (4) mortgaged properties securing mortgage loans, which represent 9.52% of the initial pool balance, are each subject to the lien of a mortgage on both the borrower's leasehold interest in a portion of the mortgaged properties and the borrower's fee simple interest in the remaining portion of the mortgaged properties.


     None of the ground leases (including any extension options) expire less than ten years after the stated maturity of the related mortgage loan. Under the terms of each such ground lease, the ground lessor generally has either made its fee interest subject to the related mortgage or has agreed to give the holder of the mortgage loan notice of, and has granted such holder the right to cure, any default or breach by the lessee.


  LOAN DOCUMENTATION


     Except as otherwise described under "Description of the Mortgage Pool--Related Borrowers, Cross-Collateralized Mortgage Loans and Mortgage Loans Collateralized by Multiple Properties," each mortgage loan is evidenced by a promissory note and secured by a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a fee simple and/or leasehold interest in a multifamily, retail, office, industrial, warehouse, hospitality or other commercial property.

  SIGNIFICANT MORTGAGE LOANS


The Mount Pleasant Towne Centre Loan


     The Mount Pleasant Towne Centre Loan. The "Mount Pleasant Towne Centre loan" representing 5.36% of the initial pool balance, was originated by GMACCM on December 20, 2000. The Mount Pleasant Towne Centre loan has a principal balance as of the cut-off date of approximately $46,297,687. The Mount Pleasant Towne Centre loan is a balloon loan evidenced by a promissory note in the amount of $46,400,000 with a maturity date of January 5, 2011, and is secured by, among other things, a fee and leasehold mortgage and security agreement encumbering an anchored retail mall in Charleston, South Carolina. The Mount Pleasant Towne Centre borrower is Mount Pleasant KPT LLC, a Delaware limited liability company, which is a special purpose, bankruptcy remote entity controlled by Konover Property Trust, Inc., a publicly traded real estate investment trust listed on the New York Stock Exchange under the symbol "KPT".


     Payment and prepayment terms for the Mount Pleasant Towne Centre loan are set forth on "Annex A" to this prospectus supplement.


     The Mount Pleasant Towne Centre Property. The Mount Pleasant Towne Centre property is an outdoor, anchored retail center with a movie theater located in Charleston, South Carolina. The Mount Pleasant Towne Centre property was built in 1999 and consists of approximately 422,189 net rentable square feet. The Mount Pleasant Towne Centre property was 94.50% leased as of January 25, 2001.


     The following table summarizes the breakdown of gross leasable area, or "GLA" and annualized per square foot or "SF" base rent information for the ten largest tenants at the Mount Pleasant Towne Centre property:

ANCHOR TENANTS AND TEN LARGEST NON-ANCHOR TENANTS BASED ON ANNUALIZED BASE RENT





                                 LEASE                                  ANNUALIZED                    APPROXIMATE
                              EXPIRATION      TENANT         % OF        BASE RENT     ANNUALIZED     % OF TOTAL
TENANT NAME                      DATE        GLA (SF)        GLA          PER SF        BASE RENT      BASE RENT
--------------------------   ------------   ----------   -----------   ------------   ------------   ------------
ANCHOR TENANTS:
Consolidated Theatres         8/19/2019       61,396         14.54%    $1,105,128       $ 18.00          18.86%
Bed Bath and Beyond(1)        1/31/2010       34,671          8.21%    $  371,520       $ 10.72           6.34%
Barnes & Noble                8/31/2014       21,020          4.98%    $  288,750       $ 13.74           4.93%
Old Navy(2)                   6/22/2006       21,272          5.04%    $  272,200       $ 12.80           4.65%
Belk(3)                       4/30/2019       60,709         14.38%    $  115,000       $  1.89           1.96%
                                              ------         -----     ----------       -------          -----
 Totals/Avg.                                 199,068         47.15%    $2,152,598       $ 10.81          36.74%
                                             =======         =====     ==========       =======          =====
TEN LARGEST NON-ANCHOR
 TENANTS:
Morgan Stewart Galleries      7/31/2004       12,979          3.07%    $  206,080       $ 15.88           3.52%
Casual Corner Group           9/30/2004       11,138          2.64%    $  200,484       $ 18.00           3.42%
Athlete's Foot                5/31/2014       12,304          2.91%    $  196,864       $ 16.00           3.36%
Rack Room Shoes               1/31/2006        9,108          2.16%    $  163,944       $ 18.00           2.80%
Gap                           6/30/2006       10,079          2.39%    $  149,655       $ 14.85           2.55%
Ann Taylor Loft               1/31/2011        5,882          1.39%    $  134,588       $ 22.88           2.30%
Pier 1                        2/28/2010        9,077          2.15%    $  127,078       $ 14.00           2.17%
Hallmark Creations            1/31/2005        6,652          1.58%    $  117,000       $ 17.59           2.00%
Victoria's Secret             7/31/2006        5,121          1.21%    $  106,260       $ 20.75           1.81%
Banana Republic              11/30/2006        6,694          1.59%    $  100,425       $ 15.00           1.71%
                                             -------         -----     ----------       -------          -----
 Totals/Avg.                                  89,034         21.09%    $1,502,378       $ 16.87          25.65%
                                             =======         =====     ==========       =======          =====

----------
(1)   Bed, Bath and Beyond is rated BBB- by S&P.

(2)   Old Navy is a part of The Gap, which is rated A/A2 by S&P/Moody's.

(3) Belk ground leases its pad from the borrower, but built and owns the improvements.

     The following tables summarize information related to the expiration of tenant leases at the Mount Pleasant Towne Centre property:


                           LEASE EXPIRATION SCHEDULE

                                                                         APPROXIMATE
                  NUMBER OF     EXPIRING       % OF       ANNUALIZED     % OF TOTAL
     YEAR           LEASES         SF        TOTAL SF      BASE RENT      BASE RENT
--------------   -----------   ----------   ----------   ------------   ------------
2001                   0              0         0.00%             0          0.00%
2002                   0              0         0.00%             0          0.00%
2003                   0              0         0.00%             0          0.00%
2004                  22         68,103        16.13%    $1,154,517         19.71%
2005                  12         21,404         5.07%    $  385,169          6.57%
2006                   7         60,408        14.31%    $  946,937         16.16%
2007                   2          3,834         0.91%    $   80,369          1.37%
2008                   0              0         0.00%             0          0.00%
2009                   4         14,246         3.37%    $  239,142          4.08%
2010                   6         61,350        14.53%    $  756,970         12.92%
2011+                  9        170,650        40.42%    $1,925,330         32.87%
Vacant                 4         22,194         5.26%    $  369,781          6.31%
                      --        -------       ------     ----------        ------
 Totals/Avg.          66        422,189       100.00%    $5,858,215        100.00%
                      ==        =======       ======     ==========        ======

     Ground Lease Considerations. The Mount Pleasant Towne Centre borrower holds a leasehold interest in 1.41 acres (of the total of 45.03 acres) of the land underlying the Mount Pleasant Town Centre. The lease term of the Mount Pleasant Towne Centre ground lease commenced in June 1995 and ends in June 2015, with four (4) consecutive renewal options of five (5) years each, followed by one renewal option of 10 years. The terms of the ground lease initially provided for annual rental payments of $76,200 per year. The annual rental payments were increased to $83,820 per year in June 2000 and will continue to increase by 10% every five (5) years after June 2000.

     Defeasance. The Mount Pleasant Towne Centre borrower may obtain the release of the Mount Pleasant Towne Centre property from the lien of the mortgage by exercising a defeasance option on or after the second anniversary of the closing date of the certificates.

     Value. The Mount Pleasant Towne Centre loan has a cut-off date LTV of 78.10%, assuming the principal amount of the loan is reduced by the $1,000,000 earnout reserve amount. The Mount Pleasant Towne Centre loan has a cut-off date LTV of 79.82%, assuming the earnout reserve amount is not applied to reduce the principal amount of the loan. An appraisal performed in November 2000 determined a value for the Mount Pleasant Towne Centre property of $58,000,000.


     Underwritten NCF and DSC Ratio. The Mount Pleasant Towne Centre loan has an underwritten NCF DSCR of 1.28x, assuming the principal amount of the loan is reduced by the $1,000,000 earnout reserve amount, and an underwritten NCF DSCR of 1.26x, assuming the earnout reserve amount is not applied to reduce the principal of the loan. The Mount Pleasant Towne Centre loan has an underwritten NCF of $4,930,938.

     Earnout Reserve. At loan closing, the Mount Pleasant Towne Centre borrower funded a $1,000,000 earnout reserve. Upon at least 10 days prior written notice, the Mount Pleasant Towne Centre borrower may request the lender to make a disbursement totaling no more than $900,000 (the "maximum earnout amount") from the earnout reserve on any business day that is within eighteen months of the loan closing date (the "earnout outside date") if, among other things: (i) the Mount Pleasant Towne Centre borrower obtains additional executed leases, that would, together with the leases existing on or before the loan closing date, cover not less than 95% of the net rentable area of the Mount Pleasant Towne Centre property at rental rates projected by the Mount Pleasant Towne Centre borrower that are based on market rates for comparable properties in geographic proximity to the Mount Pleasant Towne Centre property and approved by the lender; (ii) there are no cancellation or "go dark" provisions in the new leases; (iii) each tenant under a new lease has occupied the Mount Pleasant Towne Centre property and paid rent under its lease for three (3) consecutive months; (iv) the Mount Pleasant Towne Centre property achieves a debt service coverage ratio at least equal to 1.25x for three (3) consecutive months; and
(v) no event of default has occurred and is continuing. If these conditions are satisfied before the earnout outside date and the earnout disbursement has been made in the amount of the maximum earnout amount, then any amounts remaining in the earnout reserve are required to be disbursed to the Mount Pleasant Towne Centre borrower. If the earnout disbursement made before the earnout outside date is less than the maximum earnout amount, the amounts remaining in the earnout reserve on the date of the earnout outside date will be disbursed as follows: (A) an amount equal to the excess of the maximum earnout amount over the earnout disbursement made will be required to be applied as a prepayment of the principal amount of the Mount Pleasant Towne Centre loan; and (B) an amount equal to yield maintenance payments specified in the Mount Pleasant Towne Centre loan will be paid to the trust; provided, that, if the amounts remaining in the earnout reserve are not sufficient to fully provide for these yield maintenance payments, the Mount Pleasant Towne Centre borrower will be required to pay the shortfall, and if the amounts remaining in the earnout reserve are in excess of yield maintenance payments, the excess will be disbursed to the Mount Pleasant Towne Centre borrower. If the conditions listed in clauses (i) to (iv) above are not satisfied before the earnout outside date, but the other earnout conditions specified in the Mount Pleasant Towne Centre note are satisfied, the borrower may request a partial earnout disbursement up to the maximum earnout amount based on the formula set forth in the Mount Pleasant Towne Centre loan documents.

     Collateral Reserve. At loan closing, the Mount Pleasant Towne Centre borrower funded a $1,000,000 collateral reserve. Provided no event of default has occurred and is continuing, (i) the lender is required to disburse to the Mount Pleasant Towne Centre borrower $500,000 from the collateral reserve if Consolidated Theatres achieves a "BB" rating on senior unsecured debt from Standard & Poor's or an equivalent rating from another rating agency; and (ii) the lender is required to disburse to the Mount Pleasant Towne Centre borrower all amounts remaining in the collateral reserve plus interest if (A) Consolidated Theatres achieves a "BBB--" rating on senior unsecured debt from Standard & Poor's or an equivalent rating from another rating agency; (B) the Mount Pleasant Towne Centre property achieves a debt service coverage ratio at least equal to 1.45x for a trailing 12-month period; (C) the Mount Pleasant Towne Centre property achieves a debt service coverage ratio at least equal to 1.25x for a trailing 12-month period, and the Mount Pleasant Towne Centre borrower, at its own cost, receives written confirmation from the applicable rating agencies that the disbursement of the amounts remaining in the collateral reserve will not cause any rating agency to withdraw, qualify or downgrade the then-applicable rating on any certificates; or (D) the Mount Pleasant Towne Centre loan has been fully repaid. The Mount Pleasant Towne Centre borrower is also permitted to draw on the collateral reserve to fund tenant improvements to the theater pursuant to the tenant improvement and leasing commission reserve agreement provided no event of default has occurred and is continuing. Upon an event of default, the lender may use the collateral reserve for any purposes, including payment of the Mount Pleasant Towne Centre loan.

     Tenant Improvement and Leasing Commission Reserve. The Mount Pleasant Towne Centre borrower is required to make monthly deposits of $18,689.58 into a tenant improvement and leasing commission reserve for tenant improvements, leasing commission obligations and other expenses.

     Replacement Reserve. The Mount Pleasant Towne Centre borrower is required to make monthly deposits of $5,287.58 into a replacement reserve, up to a maximum of $433,740, for various scheduled repairs and replacements.

     Property Management. The Mount Pleasant Towne Centre property is managed by KPT Properties, L.P., an affiliate of the Mount Pleasant Towne Centre borrower. The property manager has subordinated its contractual right to management fees to the lien of the related security agreement.

The Peaks at Papago Park Loan

     The Peaks at Papago Park Loan. The "Peaks at Papago Park loan" representing 4.71% of the initial pool balance, was originated by GACC on March 2, 2001. The Peaks at Papago Park loan has a principal balance as of the cut-off date of approximately $40,700,000. The Peaks at Papago Park Loan is an ARD loan with an anticipated repayment date of April 1, 2011 and a maturity date of April 1, 2031. The Peaks at Papago Park loan is secured by, among other things, a deed of trust encumbering an apartment complex in Phoenix, Arizona. The Peaks at Papago Park borrower is Peaks Park, LLC, special purpose, bankruptcy remote California limited liability company.

     Payment and prepayment terms for the Peaks at Papago Park loan are set forth on "Annex A" to this prospectus supplement.

     The Peaks at Papago Park Property. The Peaks at Papago Park property is an apartment complex built in 3 phases consisting of a total of 768 units containing, in the aggregate, approximately 696,478 square feet of gross rentable space. Phase I, completed in 1985, consists of approximately 266,815 square feet of gross rentable space; Phase II, completed in 1988, consists of approximately 310,303 square feet of gross rentable space; and Phase III, completed in 1996, consists of approximately 119,360 square feet of gross rentable space. As of January 29, 2001, the overall occupancy rate was 95.0%.

     Defeasance. The Peaks at Papago Park borrower may obtain the release of the Peaks at Papago Park property or the partial release of any one or more phases of the Peaks at Papago Park property from the lien of the security instrument by exercising a defeasance option or partial defeasance option, as applicable, on or after the second anniversary of the closing date of the certificates. In connection with the partial defeasance option, the loan documents require, among other things, (i) that the borrower defease 115% of the allocated loan amount for the released phase or phases, (ii) that the DSCR for the remaining phase or phases be not less than 1.25x, (iii) that the aggregate LTV for the remaining phase or phases not exceed 75%, and (iv) that the aggregate LTV for the released phase not exceed 75%.

     Value. The Peaks at Papago Park loan has a cut-off date LTV of 77.52%. An appraisal performed on December 22, 2000 determined a value for the Peaks at Papago Park property of $52,500,000.

     Underwritten NCF and DSC Ratio. The Peaks at Papago Park loan has an underwritten NCF DSCR of 1.24x and an underwritten NCF of $4,194,193.

     Lockbox. All rents payable by the tenants of the Peaks at Papago Park are required to be deposited by the property manager into an operating account. Upon an event of default under the Peaks at Papago Park loan or in any period in which the DSCR of the Peaks at Papago Park loan is below 1.15x, all proceeds in the operating account are transferred to an account controlled by Lender and applied in accordance with the Peaks at Papago Park loan documents.

     Property Management. The Peaks at Papago Park property is managed by Frontier Investment Corporation, an affiliate of the Peaks at Papago Park borrower. The property manager has subordinated its contractual right to management fees to the lien of the security instrument.

The Bridgewater Place Loan

     The Bridgewater Place Loan. The "Bridgewater Place Loan", representing 4.65% of the initial pool balance, was originated by Archon Financial, L.P, on December 29, 2000 (and subsequently purchased by GSMC). The Bridgewater Place Loan has a principal balance as of the cut-off date of approximately $40,189,166. The Bridgewater Place Loan is a balloon loan with a maturity date of January 1, 2011, and is secured by, among other things, a leasehold mortgage encumbering an office building located in Grand Rapids, Michigan. The ground lessor has also executed the Mortgage and granted the Mortgagee a first lien on the fee estate as security for the Bridgewater Place Loan. The Bridgewater Place borrower is Bridgewater Place, LLC, a Michigan limited liability company, which is a special purpose, bankruptcy remote entity.

     Payment and prepayment terms for the Bridgewater Place Loan are set forth on "Annex A" to this prospectus supplement.

     The Bridgewater Place Property. The Bridgewater Place property is a 17-floor office building. The Bridgewater Place was constructed in 1993 and consists of approximately 357,237 square feet of gross leasable area. Bridgewater Place's largest tenants are Varnum, Riddering and the MichCon Gas Company. The Bridgewater Place property was 97.2% leased as of December 20, 2000.

     The following table summarizes the breakdown of the gross leaseable area, or "GLA" and annualized per square foot "SF" base rent information for the five largest tenants at the Bridgewater Place property:


              FIVE LARGEST TENANTS BASED ON ANNUALIZED BASE RENT




                          LEASE                                 ANNUALIZED                     APPROXIMATE
                       EXPIRATION      TENANT        % OF        BASE RENT     ANNUALIZED      % OF TOTAL
TENANT NAME               DATE        GLA(SF)        GLA          PER SF        BASE RENT     BASE RENT (2)
-------------------   ------------   ---------   -----------   ------------   ------------   --------------
Varnum, Riddering
 (Law Firm)(1)            2/1/13      104,702        29.31%      $ 15.58      $1,631,635          29.86%
MichCon Gas              12/1/02       58,883        16.48%      $ 17.27      $1,016,700          18.61%
Law, Weathers             2/1/03       29,412         8.23%      $ 17.25      $  507,340           9.28%
Plante & Moran           11/1/03       30,715         8.60%      $ 10.13      $  311,155           5.69%
Deloitte & Touche         4/1/03       21,751         6.09%      $ 13.05      $  283,877           5.19%
                                      -------        -----       -------      ----------          -----
Totals/Avg.                           245,463        68.71%      $ 15.32      $3,750,707          68.64%
                                      =======        =====       =======      ==========          =====

----------
(1) 9,733 SF of the total GLA has been contractually leased by Varnum, Riddering, but will not be occupied until 4/1/02.
(2)   Based on Gross Potential Rent of $5,464,569.


     The following table summarizes information related to the expiration of tenant leases of the Bridgewater Place property:


                           LEASE EXPIRATION SCHEDULE




                                                                          APPROXIMATE
                 NUMBER OF     EXPIRING      % TOTAL      ANNUALIZED      % OF TOTAL
YEAR               LEASES         GLA          GLA         BASE RENT     BASE RENT (1)
-------------   -----------   ----------   -----------   ------------   --------------
2001                  5         12,158          3.40%    $  228,440           4.18%
2002                  2         56,233         15.74%    $  991,457          18.14%
2003 (2)             19        140,476         39.32%    $1,862,684          34.09%
2004                  3          3,706          1.04%    $   70,106           1.28%
2005                  4         19,254          5.39%    $  381,786           6.99%
2006                  0              0             0%    $        0              0%
2007                  0              0             0%    $        0              0%
2008                  0              0             0%    $        0              0%
2009                  0              0             0%    $        0              0%
2010 (3)              1          3,740          1.05%    $   59,840           1.10%
2011+                 8        104,218         29.17%    $1,587,072          29.04%
Vacant               --         17,452          4.89%    $       --             --
                     --        -------        ------     ----------          -----
Totals/Avg.          42        357,237        100.00%    $5,181,385          94.82%
                     ==        =======        ======     ==========          =====

----------
(1)   Based upon Gross Potential Rents of $5,464,569.

(2) Letter of Credit increasing up to $2,385,075 required by Mortgagee to address potential rollover in 2003.

(3) Letter of Credit in the amount of $1,000,000 required by Mortgagee to address potential rollover in 2010.


     Ground Lease Considerations. The Bridgewater Place borrower holds a leasehold interest in the land underlying Bridgewater Place pursuant to a ground lease with BT-2, L.L.C. and SH-2, L.L.C. (collectively, the "fee owner"). The fee owner also signed the Bridgewater Place mortgage, thereby granting a first lien on the fee simple estate as security for the Bridgewater Place Loan. The fee owner's interest in the Mortgaged Property is subordinated to the lien of the Bridgewater Place mortgage.

     Defeasance. The Bridgewater Place borrower may obtain the release of the Bridgewater Place property from the lien of the mortgage by exercising a defeasance option on or after the second anniversary of the delivery date.

     Value. The Bridgewater Place loan has a 79.74% cut-off date LTV. An appraisal performed in November 2000 determined a value for the Bridgewater Place property of $50,400,000.

     Underwritten NCF and DSC Ratio. The Bridgewater Place loan has an underwritten NCF DSCR of 1.30x and an underwritten NCF of $4,492,807.

     Lockbox; Sweep of Excess Cash Flow; Certain Reserves. All rents payable by tenants at the Bridgewater Place property are required to be deposited into a lockbox account under the sole control of the servicer. Following an Event of Default, a drop in debt service coverage ratio below 1.10x or the Bridgewater Place borrower's failure to deliver any required letters of credit, all cash flow will be deposited into a rollover escrow fund pursuant to a clearing account and deposit account agreement.

     Tenant Improvement and Leasing Commission Reserves. The Bridgewater Place borrower has deposited the sum of $300,000 into a tenant improvement and leasing commission reserve account, and is required to make monthly deposits into the reserve account through June 1, 2001 totaling $358,020, to be held in escrow for certain specific tenant improvement obligations. The Bridgewater Place borrower is also required to deliver a $1,000,000 letter of credit no later than January 1, 2010 for lease rollover risks occurring in 2010. These reserves can be released upon the satisfaction of certain conditions in the Bridgewater Place loan documents, which confirm that all costs associated with the rollover events have been satisfied by the borrower.

     The Bridgewater Place borrower deposited a letter of credit at closing in the amount of $370,875 (to be replaced every six (6) months with escalating letters of credit until the delivery of a $2,385,075 letter of credit in December 2002) to address tenant rollover risk in 2003. If the required letters of credit are not provided, a cash flow sweep will activate until $2,385,075 is accumulated.

     Property Management. The Bridgewater Place property is managed by Investment Property Management, L.L.C., an affiliate of the Bridgewater Place borrower. The property manager has subordinated its contractual right to management fees to the lien of the Bridgewater Place mortgage.

The American Commercial Development Multifamily Portfolio Loans

     The American Commercial Development Multifamily Portfolio Loans. The "ACD multifamily portfolio loans" consist of two mortgage loans, the "Loma Vista Loan" and the "Citrus Grove Loan," together, representing 4.41% of the initial pool balance, with an aggregate principal balance as of the cut-off date of $38,137,150. The ACD multifamily portfolio loans are not cross-collateralized or cross-defaulted. The borrower with respect to the Loma Vista Loan is Loma Vista Apartment Associates, LLC, a single-purpose, bankruptcy-remote entity organized in the State of Washington. The borrower with respect to the Citrus Grove Loan is Citrus Grove Apartment Associates, LLC, a single-purpose, bankruptcy-remote entity organized in the State of Washington. Each of the borrowers with respect to the ACD multifamily portfolio loans is owned, either directly or indirectly, by American Commercial Development, Inc.

     Payment and prepayment terms for each of the ACD multifamily portfolio loans are set forth on "Annex A" to this prospectus supplement.

     The Loma Vista Loan. The "Loma Vista Loan" was originated on November 30, 2000 by GACC. The Loma Vista Loan has a principal balance as of the cut-off date of approximately $19,600,000, which amount includes a $1,638,278 additional advance made in March 2001. Payment of the additional advance is guaranteed by the principals of the American Commercial Development Multifamily Portfolio borrower. The guarantors may request a release from the guaranty commencing in January 2002 and at the end of each calendar quarter thereafter, provided that, as evidenced by documentation provided to the lender with the request, at such time (a) average occupancy at the Loma Vista property is at least 90% for the trailing 12-month period and (b) the aggregate net operating income (as such term is defined in the loan documents) at the Loma Vista property for the trailing 12-month period is at least $2,300,000. The Loma Vista Loan is a balloon loan with a maturity date of April 1, 2011 and is secured by, among other things, a fee deed of trust encumbering a 402-unit multifamily complex located in North Las Vegas, Nevada. The Loma Vista property was built in 1998 and as of January 31, 2001 was 87.0% occupied.

     The Citrus Grove Loan. The "Citrus Grove Loan" was originated by GACC on December 27, 2000. The Citrus Grove Loan has a principal balance as of the cut-off date of approximately $18,537,150. The Citrus Grove Loan is a balloon loan with a maturity date of February 1, 2011 and is secured by, among other things, a fee deed of trust encumbering a 241-unit multifamily complex located in Elk Grove, California. The Citrus Grove property was built in 1999, and as of December 14, 2000 was 95.0% occupied.

     Defeasance. The borrower under each of the ACD multifamily portfolio loans may obtain the release of the respective property from the lien of the respective deed of trust by exercising a defeasance option on or after the second anniversary of the closing date of the certificates.

     Value; Underwritten NCF and DSC Ratio. The following table summarizes information relating to the underwriting and origination of the American Commercial Development multifamily portfolio loans:




                   CUT-OFF DATE     APPRAISAL       APPRAISAL         NCF       UNDERWRITTEN        CUT-OFF
 MORTGAGE LOAN          LTV            DATE           VALUE          DSCR            NCF          DATEBALANCE
---------------   --------------   -----------   --------------   ----------   --------------   --------------
Loma Vista             63.23%      12/01/00       $31,000,000         1.27x      $2,144,360      $19,600,000
Citrus Grove           74.28%      12/09/00       $25,000,000         1.22x      $1,853,205      $18,537,150

     Property Management. The ACD multifamily portfolio loans are managed by American Property Management, Inc., a Washington corporation, which is affiliated with American Commercial Development, Inc. The property manager has subordinated its contractual right to management fees to the lien of the respective deeds of trust.

The Long Island Industrial Portfolio Loan

     The Long Island Industrial Portfolio Loan. The "Long Island Industrial Portfolio loan" representing 4.21% of the initial pool balance, was originated by GMACCM on December 1, 2000, and has a principal balance as of the cut-off date of $36,388,527. The Long Island Industrial Portfolio loan is a balloon loan evidenced by a promissory note in the amount of $36,483,000 with a maturity date of November 5, 2010, and is secured by, among other things, mortgage and security agreements encumbering the Long Island Industrial Portfolio borrower's fee ownership interest in nine (9) properties. Each of the mortgages on the nine (9) properties is cross-collateralized and cross-defaulted. The Long Island Industrial Portfolio borrower is Long Island Fixed Group LLC, a special purpose, bankruptcy remote Delaware limited liability company.

     Payment and prepayment terms for the Long Island Industrial Portfolio loan are set forth on "Annex A" to this prospectus supplement.


     The Long Island Industrial Portfolio Properties. The Long Island Industrial Portfolio properties consist of nine (9) industrial and office buildings located in Syosset, Nassau County, and Ronkonkoma, Suffolk County, on Long Island in New York as described in the table below. All of the properties were constructed or renovated between 1964 and 2000.

                                                                                      AVERAGE    CUT-OFF DATE
                                      PROPERTY                              YEAR     OCCUPANCY    ALLOCATED
PROPERTY NAME            LOCATION       TYPE         SF     YEAR BUILT   RENOVATED    RATE (1)   LOAN AMOUNT
---------------------- ------------ ------------ --------- ------------ ----------- ----------- -------------
One Comac Loop         Ronkonkoma   Flex           63,941  1980         N/A              84%     $ 3,014,849
100 13th Avenue        Ronkonkoma   Flex           62,898  1979         N/A             100%     $ 2,383,834
101-125 Comac Street   Ronkonkoma   Office/R&D     99,539  1985         N/A              95%     $ 5,258,458
200 13th Avenue        Ronkonkoma   Flex           72,039  1979         N/A              83%     $ 3,435,526
2905 Veteran's
 Highway               Ronkonkoma   Industrial     91,200  2000         N/A             100%     $ 4,206,766
33 Comac Loop          Ronkonkoma   Flex           71,904  1983         N/A              94%     $ 3,014,849
80 13th Avenue         Ronkonkoma   Flex           87,102  1983         N/A              90%     $ 2,944,736
90 13th Avenue         Ronkonkoma   Flex          104,313  1982         N/A             100%     $ 3,435,526
99 Lafayette Drive     Syosset      Industrial    220,626  1964         1993             98%     $ 8,693,983
                                                  -------                                        -----------
Total/Avg.                                        873,562                                95%     $36,388,527
                                                  =======                                        ===========

----------
(1)   As of November 30, 2000


     The following table summarizes the breakdown of the gross leasable area and base rent information for the ten largest tenants at the Long Island Industrial Portfolio properties:


               TEN LARGEST TENANTS BASED ON ANNUALIZED BASE RENT




                                       LEASE                                ANNUALIZED                    APPROXIMATE
                                    EXPIRATION      TENANT       % OF        BASE RENT     ANNUALIZED     % OF TOTAL
TENANT NAME                            DATE        GLA(SF)        GLA         PER SF        BASE RENT      BASE RENT
--------------------------------   ------------   ---------   ----------   ------------   ------------   ------------
County of Suffolk                     7/14/01       50,140        5.74%      $ 14.03      $  703,464         10.60%
Velocity Express                      3/31/06       57,000        6.53%      $  6.75      $  418,200          6.30%
                                        MTM         16,700        1.91%      $  6.92      $   89,960          1.36%
Augros, Inc.                         12/31/06       62,898        7.20%      $  6.92      $  435,254          6.56%
Premier Sydell                         4/1/05       67,200        7.69%      $  5.64      $  378,880          5.71%
Veeco Instruments, Inc.               7/31/03       39,831        4.56%      $  8.48      $  337,827          5.09%
Jasco Industries, Inc.                6/30/04       50,725        5.81%      $  5.98      $  303,325          4.57%
Northern Group                        3/31/02       35,000        4.01%      $  6.85      $  239,750          3.61%
U.S. Leisure Over and Back Eur       12/31/01       42,300        4.84%      $  5.30      $  224,190          3.38%
East/West Industries, Inc.            2/28/06       37,050        4.24%      $  5.57      $  206,214          3.11%
Buffalo Dental Manufacturing         10/31/02       25,000        2.86%      $  7.20      $  180,000          2.71%
                                                    ------       -----       -------      ----------         -----
 Totals/Avg.                                       483,844       55.39%      $  7.25      $3,517,064         52.99%
                                                   =======       =====       =======      ==========         =====

     The following table summarizes information related to the expiration of the leases of the Long Island Industrial Portfolio properties:


                           LEASE EXPIRATION SCHEDULE



                                                                     APPROXIMATE
              NUMBER OF     EXPIRING       % OF       ANNUALIZED     % OF TOTAL
   YEAR         LEASES         SF        TOTAL SF      BASE RENT      BASE RENT
----------   -----------   ----------   ----------   ------------   ------------
   2001           12        131,420        15.04%    $1,225,265         18.46%
   2002           11        128,162        14.67%    $  995,877         15.00%
   2003           13        114,769        13.14%    $  893,293         13.46%
   2004            9         98,490        11.27%    $  693,502         10.45%
   2005           10        136,158        15.59%    $  875,526         13.19%
   2006            3        156,948        17.97%    $1,059,668         15.96%
   2007            4         39,202         4.49%    $  359,284          5.41%
   2008           --             --           --             --            --
   2009           --             --           --             --            --
   2010           --             --           --             --            --
    MTM            2         28,700         3.29%    $  174,560          2.63%
  Vacant           5         39,713         4.55%    $  360,616          5.43%
                  --        -------       ------     ----------        ------
  Totals          69        873,562       100.00%    $6,637,591        100.00%
                  ==        =======       ======     ==========        ======

     Defeasance. The Long Island Industrial Portfolio borrower may obtain the release of the Long Island Industrial Portfolio properties from the lien of the security instruments by exercising a defeasance option on or after the second anniversary of the closing date of the certificates.

     Releases. On or after the second anniversary of the closing date of the certificates, the Long Island Industrial Portfolio borrower may obtain a release of one or more of the Long Island Industrial Portfolio properties from the lien of the related Long Island Industrial Portfolio, if, among other things, (i) the Long Island Industrial Portfolio borrower has provided at least 30 days but no more than 60 days prior written notice of its request to obtain a release; (ii) the Long Island Industrial Portfolio borrower has made a defeasance deposit in an amount equal to 125% of the allocated loan amount of the release parcel; (iii) written confirmation has been received from the applicable rating agencies that neither the property release nor the defeasance will result in a downgrade, withdrawal or qualification of the then-current ratings of the certificates; (iv) after giving effect to the property release, the debt service coverage ratio for the unreleased properties is at least 1.20x; (v) after giving effect to the property release, the loan to value ratio for the unreleased properties is not greater than 80%; and (vi) no event of default has occurred.

     Value. The Long Island Industrial Portfolio loan has a cut-off date LTV of 69.43%, assuming the principal amount of the loan is reduced by the $352,000 earnout reserve amount. The Long Island Industrial Portfolio loan has a cut-off date LTV of 70.11%, assuming the earnout reserve amount is not applied to reduce the principal amount of the loan. An appraisal performed in October 2000 determined a value for the Long Island Industrial Portfolio properties of $51,900,000.

     Underwritten NCF and DSC Ratio. The Long Island Industrial Portfolio loan has an underwritten NCF DSCR of 1.22x, assuming the principal amount of the loan is reduced by the $352,000 earnout reserve amount, and an underwritten NCF DSCR of 1.21x, assuming the earnout reserve amount is not applied to reduce the principal of the loan. The Long Island Industrial Portfolio loan has an underwritten NCF of $3,818,873.

     Earnout Reserve. At loan closing, the Long Island Industrial Portfolio borrower deposited $352,000 into an escrow account. Upon its written request, the deposit will be refunded to the Long Island Industrial Portfolio borrower if, among other things: (i) the Long Island Industrial Portfolio borrower delivers to the lender within 180 days from the loan closing date an acceptable tenant estoppel letter from Premier Sydell, one of its tenants, stating that the rent it is paying under its lease with the Long Island Industrial Portfolio borrower is equal to or greater than $424,000 per year; and (ii) no event of default has occurred. If the Long Island Industrial Portfolio borrower does not deliver the estoppel letter within 180 days from the loan closing date, the lender may use the funds in the escrow account to prepay a portion of the outstanding principal balance of the Long Island Industrial Portfolio loan.

     Other Indebtedness. The principals of the Long Island Industrial Portfolio borrower delivered a guaranty to GMACCM in connection with the financing by GMACCM of a portfolio of other properties owned by an affiliate of the Long Island Industrial Portfolio borrower, which guaranty is secured by a pledge of all of the equity interests in the Long Island Industrial Portfolio borrower.

     Tenant Improvement and Leasing Commission Reserve. The Long Island Industrial Portfolio borrower deposited $81,770 into a tenant improvement and leasing commission reserve, and, as long as the balance in the reserve is less than $654,160, the Long Island Industrial Portfolio borrower is required to make monthly deposits of $27,256.67 into the reserve for tenant improvements, leasing commission obligations and other expenses.

     Repairs and Replacement Reserves. The Long Island Industrial Portfolio borrower is required to make monthly deposits of $17,492 into a replacement reserve for various scheduled repairs or replacements. In addition, at loan closing, the Long Island Industrial Portfolio borrower funded a $41,250 environmental repair reserve for the costs of environmental repairs, replacements and improvements and a $96,106 repair reserve for the costs of other repairs, replacements and improvements to the Long Island Industrial Portfolio properties.

     Property Management. The Long Island Industrial Portfolio properties is managed by Long Island Industrial Management LLC, an affiliate of the Long Island Industrial Portfolio borrower, which has subordinated its contractual right to management fees to the lien of the security instruments.

  THE SELLERS AND ORIGINATORS

     GMACCM. GMAC Commercial Mortgage Corporation, a California corporation, is an indirect wholly-owned subsidiary of GMAC Mortgage Group, Inc., which is a wholly-owned direct subsidiary of General Motors Acceptance Corporation. GMACCM is also an affiliate of the depositor. One (1) mortgage loan sold by GMACCM to the depositor was originated by Residential Funding Corporation, an affiliate of GMACCM and the depositor and one (1) mortgage loan sold by GMACCM to the depositor was originated by Archon Financial, L.P. The principal offices of GMACCM are located at 200 Witmer Road, Horsham, Pennsylvania 19044. Its telephone number is (215) 328-4622.

     GACC. German American Capital Corporation, a Maryland corporation, is a wholly-owned subsidiary of Deutsche Bank North America Holding Corp., which is a wholly-owned subsidiary of Deutsche Bank AG, a German corporation. GACC is also an affiliate of Deutsche Banc Alex. Brown Inc., one of the underwriters. GACC engages primarily in the business of purchasing and holding mortgage loans pending securitization, repackaging or other disposition. GACC also acts from time to time as the originator of mortgage loans. Although GACC purchases and sells mortgage loans for its own account, it does not act as a broker or dealer in connection with any such mortgage loans. The principal offices of GACC are located at 31 West 52nd Street, New York, New York 10019. Its telephone number is (212) 469-7280.

     GSMC. Goldman Sachs Mortgage Company, a New York limited partnership, is an affiliate of Goldman, Sachs & Co., one of the underwriters. GSMC engages primarily in the business of acquiring and depositing mortgage assets in trusts in exchange for certificates evidencing interests in such trusts and selling or otherwise distributing such certificates. All of the mortgage loans sold by GSMC to the depositor were originated by Archon Financial, L.P., an affiliate of GSMC. The principal offices of GSMC are located at 85 Broad Street, New York, New York 10004. Its telephone number is (212) 902-1000.

     Archon. Archon Financial, a Delaware limited partnership, is an affiliate of Goldman Sachs Mortgage Company, one of the sellers. The mortgage loans originated by Archon were sold by GSMC. The principal offices of Archon Financial are located at 600 East Las Colinas Blvd., Suite 800, Irving, Texas 75039 and its telephone number is (972) 501-3900.

     The information set forth herein concerning the mortgage loan sellers and the underwriting conducted by each with respect to the mortgage loans has been provided by the respective mortgage loan seller, and neither the depositor nor the underwriters make any representation or warranty as to the accuracy or completeness of such information.


  UNDERWRITING MATTERS

     Environmental Assessments and Insurance

     "Phase I" environmental site assessments or updates of previously conducted assessments were performed on all but two (2) of the mortgaged properties, which constitute 0.32% of the initial pool balance. In each case where a "Phase I" environmental assessment was not performed, such property is covered by an environmental insurance policy. "Phase II" environmental site assessments were performed on some mortgaged properties. These environmental site assessments were performed for the seller of the related mortgage loan or the report was delivered to that seller as part of its acquisition or origination of the mortgage loan. For all but one (1) of the mortgaged properties, which represents 0.16% of the initial pool balance, these environmental assessments were performed during the 12-month period before the cut-off date.

     Material adverse environmental conditions or circumstances revealed by these environmental assessments for the mortgaged properties are described in "Risk Factors--Adverse environmental conditions on a mortgaged property may reduce or delay your payments."

     For six (6) mortgaged properties that represent 1.43% of the initial pool balance, environmental insurance was obtained from an affiliate of American International Group, Inc., including each mortgaged property or properties that was not subject to an environmental assessment. Each environmental insurance policy insures the trust fund against losses resulting from certain known and unknown environmental conditions at the related mortgaged property or properties during the applicable policy period.

Subject to certain conditions and exclusions, the insurance policies generally provide coverage against (i) losses resulting from default under the applicable mortgage loan, up to the outstanding balance of the mortgage loan, if on-site environmental conditions are discovered at the mortgaged property during the policy period and no foreclosure of the mortgaged property has taken place,
(ii) losses from third-party claims against the lender during the policy period for bodily injury, property damage or clean-up costs resulting from environmental conditions at or emanating from the mortgaged property and (iii) after foreclosure, costs of clean-up of environmental conditions discovered during the policy period to the extent required by applicable law, including any court order or other governmental directive.

     The information contained in this prospectus supplement is based on the environmental assessments and has not been independently verified by the depositor, the sellers, the servicer, the underwriters or any of their respective affiliates.


  PROPERTY CONDITION ASSESSMENTS

     Inspections or updates of previously conducted inspections of all of the mortgaged properties were conducted in connection with the origination or the purchase of the related mortgage loan by independent licensed engineers or architects or both. For all but one (1) mortgaged property, which secures a mortgage loan representing 0.16% of the initial pool balance, the inspections were conducted within the 12-month period before the cut-off date for all of the mortgage loans. The inspections were conducted to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a mortgaged property. The resulting reports on some of the mortgaged properties indicated a variety of deferred maintenance items and recommended capital expenditures. In some instances, repairs or maintenance were completed before closing or cash reserves were established to fund the deferred maintenance or replacement items or both.


  APPRAISALS

     An appraisal for each mortgaged property was performed or an existing appraisal updated in connection with the origination or the purchase of the related mortgage loan. For all but two (2) mortgaged properties, which secure mortgage loans representing 0.30% of the initial pool balance, the appraisals were performed during the 12-month period before the cut-off date. The appraised value of the related mortgaged property or properties is greater than the original principal balance of the related mortgage loan or the aggregate original principal balance of any set of cross-collateralized loans. All appraisals were conducted by an independent appraiser that is state certified or designated as a member of the Appraisal Institute. The appraisal for all mortgaged properties(, or a separate letter contains a statement by the appraiser to the effect that the appraisal guidelines of Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, were followed in preparing the appraisal). However, none of the depositor, the underwriters, or the seller has independently verified the accuracy of the appraiser's statement. For a discussion of the risks related to appraisals, see "Risk Factors--Losses may result if the servicer is unable to sell a mortgaged property securing a defaulted mortgage loan for its appraised value."

     For information about the values of the mortgaged properties available to the depositor as of the cut-off date, see "Annex A" to this prospectus supplement.

  HAZARD, LIABILITY AND OTHER INSURANCE

     The mortgage loans typically require that the mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the mortgaged property. If applicable, the policy contains appropriate endorsements to avoid the application of co-insurance and does not permit reduction in insurance proceeds for depreciation.

     Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination included any area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards. The flood insurance policy must meet the requirements of the then current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of:

o     the outstanding principal balance of the mortgage loan;

o     the full insurable value of the mortgaged property;

o the maximum amount of insurance available under the National Flood Insurance Act of 1968; and

o 100% of the replacement cost of the improvements located on the mortgaged property, except in some cases where self-insurance was permitted.

     The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage.


     Each mortgage typically also requires the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the mortgaged property in an amount customarily required by institutional lenders.

     Each mortgage typically further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related mortgaged property for not less than twelve months.

     The mortgaged properties are typically not insured for earthquake risk. For mortgaged properties located in California and some other seismic zones, the seller typically conducted seismic studies to assess the "probable maximum loss" for the related mortgaged properties. In general, the related borrower was required to obtain earthquake insurance if the seismic report indicated that the probable maximum loss is greater than 20%. Some of these mortgaged properties may be insured for earthquake risk in amounts less than the outstanding principal balances of the mortgage loan.


  EARNOUTS AND ADDITIONAL COLLATERAL LOANS

     Some of the mortgage loans are additionally secured by cash reserves or irrevocable letters of credit that will be released upon satisfaction by the borrower of leasing-related or other conditions, including, in some cases, achieving specified debt service coverage ratios or loan-to-value ratios. If these conditions are not met, the related reserve or credit enhancement amount will be applied to partially defease or prepay the related mortgage loan. Any resulting partial prepayment may not be required to be accompa-nied by payment of a prepayment premium or yield maintenance payment. For a description of the cash reserves or letters of credit and related earnout information, see "Annex A" to this prospectus supplement.


  ASSIGNMENT OF THE MORTGAGE LOANS; REPURCHASES AND SUBSTITUTIONS

     On or before the closing date the depositor will acquire the mortgage loans, directly or indirectly from the sellers, in each case, under a mortgage loan purchase agreement dated as of the delivery date or a similar agreement to be entered into by or assigned to the depositor, who will then assign its interests in the mortgage loans, without recourse, to the trustee for the benefit of the holders of the certificates.

     Each seller is a "mortgage loan seller" for purposes of the prospectus.

     Each seller is typically required to deliver or cause to be delivered the following documents, with respect to the mortgage loans sold by that seller to the depositor, to the trustee:

     o the original mortgage note, endorsed, without recourse, in blank or to the order of the trustee;

     o the original or a copy of the mortgage(s), together with originals or copies of any intervening assignments of the document(s), in each case with evidence of recording thereon unless the document(s) have not been returned by the applicable recorder's office; the original or a copy of any assignment(s) of rents and leases, if the assignment is a document separate from the mortgage, together with originals or copies of any intervening assignments, in each case with evidence of recording thereon, unless the document(s) have not been returned by the applicable recorder's office;

     o an assignment of each mortgage in blank or in favor of the trustee, in recordable form;

     o an assignment of any assignment(s) of rents and leases, if the item is a document separate from the mortgage, in blank or in favor of the trustee, in recordable form;

     o any UCC financing statements and related original assignments to the trustee;

     o an original or copy of the related lender's title insurance policy, or, if a title insurance policy has not yet been issued, a commitment for title insurance "marked-up" at the closing of the mortgage loan; and

     o   when relevant, the ground lease or a copy of the ground lease.

     If the seller cannot deliver the original mortgage note for any mortgage loan sold by it to the depositor, that seller will deliver a copy or duplicate original of the mortgage note, together with an affidavit certifying that the related original has been lost or destroyed.

     The trustee will be required to review the documents delivered to it for each mortgage loan within 60 days following the delivery date. The trustee will hold the documents in trust. Within 45 days following the delivery date, the trustee, at the expense of the applicable seller, will cause the assignment of each mortgage and any assignments of rents and leases to be completed in the name of the trustee if delivered in blank and submitted for recording in the real property records of the appropriate jurisdictions, subject to receipt of the applicable recording information.

     If the trustee determines that any of the required documents were not delivered or that any document is defective, and the omission or defect materially and adversely affects the value of the related mortgage loan or the interests of certificateholders in the mortgage loan, the applicable seller will have 90 days after the earlier of discovery or its receipt of notice of the omission or defect to deliver the document or cure the defect. If that seller does not cure the omission or defect within the 90-day period, the seller will be required to repurchase the affected mortgage loan or substitute a replacement mortgage loan for the affected mortgage loan and pay any substitution shortfall amount. The purchase price for any mortgage loan required to be repurchased will be at least equal to the unpaid principal balance of the mortgage loan, together with any accrued but unpaid interest to but not including the due date in the collection period of the repurchase and any related unreimbursed servicing advances and interest on such advances. That seller's repurchase or substitution obligation will be the sole remedy available to the certificateholders and the trustee. If the applicable seller repurchases a mortgage loan after more than 180 days following its receipt of notice of a material breach of a representation or warranty, the applicable seller will be required to pay a 1% liquidation fee. None of the depositor, any other seller or any other person or entity will be obligated to repurchase the affected mortgage loan if that seller defaults on its obligation to do so. Instead of repurchasing a mortgage loan, a seller is permitted, for two years following the delivery date, to substitute a new replacement mortgage loan for the affected mortgage loan. To qualify as a replacement mortgage loan, the replacement mortgage loan must have financial terms substantially similar to the deleted mortgage loan and meet a number of specific requirements.

     A replacement mortgage loan must:

     o have a stated principal balance of not more than the stated principal balance of the deleted mortgage loan;

     o accrue interest at a rate of interest at least equal to that of the deleted mortgage loan;

     o   be a fixed-rate mortgage loan;

     o have a remaining term to stated maturity or anticipated repayment date, in the case of an ARD loan, of not greater than, and not more than two years less than, the deleted mortgage loan; and

     o be a "qualified replacement mortgage" within the meaning of 860G(a)(4) of the Code.

     In addition, the seller must deposit in the distribution account a substitution shortfall amount, equal to any excess of the purchase price of the deleted mortgage loan over the initial stated principal balance of the replacement mortgage loan.


  REPRESENTATIONS AND WARRANTIES; REPURCHASES

     In the applicable mortgage loan purchase agreement or in related documentation, with some exceptions, each seller makes representations and warranties for each of the mortgage loans sold by it to the depositor, as of the delivery date, or as of the date stated in the representation and warranty. Some of these representations and warranties are listed below.

     (1) Immediately before the transfer to the depositor, the seller had good and marketable title to, and was the sole owner and holder of, the mortgage loan, free and clear of any and all liens, encumbrances and other interests on, in or to the mortgage loan other than, in some cases, the right of a sub-servicer to primary service the mortgage loan.

     (2) The seller has full right and authority to sell, assign and transfer the mortgage loan.

     (3) The information pertaining to the mortgage loan provided in the mortgage loan schedule attached to the mortgage loan purchase agreement was true and correct in all material respects as of the cut-off date for the mortgage loan; provided, that this representation or warranty is deemed not to include any representation or warranty with respect to the subject matter of any other representation or warranty given.

     (4) The mortgage loan was not, as of the cut-off date for the mortgage loan, 30 days or more delinquent in respect of any monthly payment required thereunder, without giving effect to any applicable grace period.

     (5) The lien of the related mortgage is insured by an ALTA lender's title insurance policy, or its equivalent as adopted in the applicable jurisdiction, issued by a nationally recognized title insurance company, insuring the originator of the mortgage loan, its successors and assigns, as to the first priority lien of the mortgage in the original principal amount of the mortgage loan after all advances of principal, subject only to permitted encumbrances including:

         o the lien of current real property taxes and assessments not yet due and payable;

         o covenants, conditions and restrictions, rights of way, easements and other matters of public record; and

         o exceptions and exclusions specifically referred to in the lender's title insurance policy issued or, as evidenced by a "marked-up" commitment, to be issued for the mortgage loan.

        The permitted encumbrances do not materially interfere with the security intended to be provided by the related mortgage, the current use or operation of the related mortgaged property or the current ability of the mortgaged property to generate net operating income sufficient to service the mortgage loan.

     (6) The seller has not waived any material default, breach, violation or event of acceleration existing under the related mortgage or mortgage note.

     (7) There is no valid offset, defense or counterclaim to the mortgage loan.

     (8) The related mortgaged property is, except as otherwise stated in the related engineering report, to the knowledge of the seller, free and clear of any damage that would materially and adversely affect its value as security for the mortgage loan (except where an escrow of funds exists sufficient to make the necessary repairs and maintenance) and the seller has no actual notice of the commencement of a proceeding for the condemnation of all or any material portion of the mortgaged property.

     (9) At origination, the mortgage loan complied in all material respects with all applicable usury laws.

    (10) The proceeds of the mortgage loan have been fully disbursed and there is no requirement for future advances.

    (11) The mortgage note and mortgage for the mortgage loan and all other documents and instruments evidencing, guaranteeing, insuring or otherwise securing the mortgage loan have been duly and properly executed by the parties thereto, and each is the legal, valid and binding obligation of its maker, subject to any applicable non-recourse provisions and any applicable state anti-deficiency legislation, enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, redemption, fraudulent conveyance, receivership, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity regardless of whether the enforcement is considered in a proceeding in equity or at law.


    (12) All improvements upon the mortgaged property are insured against loss by hazards of extended coverage in an amount, with a customary deductible, at least equal to the lesser of the outstanding balance of the mortgage loan and 100% of the full replacement cost of the improvements located on the mortgaged property, and the related hazard insurance policy contains appropriate endorsements to avoid the application of co-insurance provisions and does not permit reduction in insurance proceeds for depreciation.


    (13) The mortgaged property was the subject of one or more environmental site assessments or an update of a previously conducted assessment, which was performed on behalf of the seller, or for which the related report was delivered to the seller in connection with its origination or acquisition of the mortgage loan; and the seller, having made no independent inquiry other than reviewing the resulting report(s) or employing an environmental consultant to perform that assessment(s) or both, has no knowledge of any material and adverse environmental condition or circumstance affecting the mortgaged property that was not disclosed in the related report(s).


    (14) The mortgage loan is not cross-collateralized with a mortgage loan other than another mortgage loan included in the mortgage pool.


    (15) All escrow deposits relating to the mortgage loan that were required to be deposited with the mortgagee or its agent under the terms of the related loan documents have been so deposited.


    (16) As of the date of origination of the mortgage loan and, to the actual knowledge of the seller, as of the delivery date, the related mortgaged property was and is free and clear of any mechanic's and materialman's liens or similar liens which create a lien with priority over the lien created by the related mortgage, except those which are insured against by the title policy referred to in (5) above.


    (17) No holder of the mortgage loan has, to the seller's knowledge, advanced funds or induced, solicited or knowingly received any advance of funds from a party other than the owner of the related mortgaged property, directly or indirectly, for the payment of any amount required by the mortgage loan, other than amounts paid by the tenant as provided under the related lease.

    (18) To the seller's knowledge, based on due diligence customarily performed in the origination of comparable mortgage loans by the seller, as of the date of origination of the mortgage loan, the related mortgagor or operator was in possession of all material licenses, permits and authorizations required by applicable laws for the ownership and operation of the mortgaged property as it was then operated.

    (19) The mortgage or mortgage note, together with applicable state law, contains customary and enforceable provisions, with the exceptions listed in paragraph (11) above, such as to render the rights and remedies of its holders adequate for the practical realization against the related mortgaged property of the principal benefits of the security intended to be provided thereby.

    (20) In connection with the origination or acquisition of the mortgage loan, the seller has inspected or caused to be inspected the mortgaged property.

    (21) The mortgage loan contains provisions for the acceleration of the payment of the unpaid principal balance of the mortgage loan if, without complying with the requirements of the mortgage loan, the related mortgaged property is directly or indirectly transferred or sold.

    (22) The related mortgagor is an entity, other than an individual, whose organizational documents or the mortgage loan documents provide substantially to the effect that the mortgagor:

         o is formed or organized solely for the purpose of owning and operating one or more of the mortgaged properties securing the mortgage loan;

         o may not engage in any business unrelated to the mortgaged property or properties;

         o may not incur indebtedness other than as permitted by the mortgage or other mortgage loan documents;

         o has its own books and records separate and apart from any other person;

         o holds itself out as a legal entity, separate and apart from any other person; and

         o does not have any material assets other than those related to its interest in and the operation of the mortgaged property or properties.

     If any of the foregoing representations and warranties of a seller are materially breached for any of the mortgage loans sold by it to the depositor, the applicable seller may cure the breach within 90 days after the earlier of discovery or its receipt of notice of the breach. If a seller does not cure the breach, the mortgage loan purchase agreement requires that seller to repurchase the affected mortgage loan or substitute a replacement mortgage loan. The seller will be obligated to repurchase the affected mortgage loan within that 90-day period at the applicable purchase price or, for two years following the delivery date, substitute a replacement mortgage loan for the affected mortgage loan within that 90-day period and pay any substitution shortfall amount. See "--Assignment of the Mortgage Loans; Repurchases and Substitutions" above. The applicable seller's repurchase or substitution obligation will be the sole remedy available to the certificateholders and the trustee for any breach of a seller's representations and warranties regarding the mortgage loans. The seller of each mortgage loan will be the sole warranting party for each mortgage loan sold by it to the depositor. None of the depositor, any other seller nor any other person or entity will be obligated to repurchase any affected mortgage loan as a result of a breach of a seller's representations and warranties if that seller defaults on its obligation to do so. See "The Pooling and Servicing Agreements--Representations and Warranties; Repurchases" in the prospectus.


  POOL CHARACTERISTICS; CHANGES IN MORTGAGE POOL


     The description in this prospectus supplement of the mortgage pool and the mortgaged properties is based upon the mortgage loans that are expected to constitute the mortgage pool at the time the offered certificates are issued. The principal balances of the mortgage loans are reduced to reflect the scheduled principal payments due on or before the cut-off date. Before the issuance of the offered certificates, a mortgage loan may be removed from the mortgage pool if the depositor deems the removal necessary or appropriate or if it is prepaid. A limited number of other mortgage loans may be included in the mortgage pool before the issuance of the offered certificates, unless including these mortgage loans would materially alter the characteristics of the mortgage pool as described in this prospectus supplement. As a result, the range of mortgage rates and maturities and some other characteristics of the mortgage pool may vary depending on the actual composition of the mortgage pool at the time the offered certificates are issued.


     A Current Report on Form 8-K will be available to purchasers of the offered certificates on or shortly after the delivery date and will be filed, together with the pooling and servicing agreement and each mortgage loan purchase agreement, with the SEC within fifteen days after the initial issuance of the offered certificates. If mortgage loans are removed from or added to the mortgage pool as described in the preceding paragraph, the removal or addition will be noted in the Form 8-K.

                        SERVICING OF THE MORTGAGE LOANS

     This servicer will be responsible for the servicing and administration of all the mortgage loans; however, the holder or holders of certificates evidencing a majority interest in the controlling class will be entitled to terminate substantially all the rights and duties of the servicer in respect of specially serviced mortgage loans that are included in the trust and to appoint a replacement to perform such duties under the same terms and conditions as applicable to the servicer. See "--Termination of the Servicer for Specially Serviced Mortgage Loans and REO Properties" and "--REO Properties".


     THE SERVICER

     As of February 28, 2001, GMAC Commercial Mortgage Corporation had a total commercial and multifamily mortgage loan servicing portfolio of approximately $94.9 billion. See "GMAC Commercial Mortgage Corporation" in the prospectus.

     Set forth below is a description of pertinent provisions of the pooling and servicing agreement relating to the servicing of the mortgage loans. Reference is also made to the prospectus, in particular to the section captioned "The Pooling and Servicing Agreements" and to the section captioned "The Pooling and Servicing Agreement" in this prospectus supplement, for important additional information regarding the terms and conditions of the pooling and servicing agreement as they relate to the rights and obligations of the servicer thereunder. The servicer is a "master servicer" and a "special servicer" for purposes of the prospectus. You should read the information provided in the prospectus taking account of all supplemental information contained in this prospectus supplement.


     SERVICING STANDARD

     The servicer will be responsible for the servicing and administration of the mortgage loans. The servicer, either directly or through sub-servicers, will be required to service and administer the mortgage loans under the following servicing standard:

     o in the best interests of and for the benefit of the certificateholders as determined by the servicer in its good faith and reasonable judgment,

     o in accordance with applicable law, the terms of the pooling and servicing agreement and the terms of the respective mortgage loans, and


     o to the extent consistent with the foregoing, with the same care, skill and diligence as is normal and usual in its general mortgage servicing and REO property management activities on behalf of third parties or itself, whichever is higher, with respect to mortgage loans and REO properties that are comparable to those for which it is responsible under the pooling and servicing agreement.


     SPECIALLY SERVICED MORTGAGE LOANS

     A specially serviced mortgage loan is any mortgage loan as to which any of the following special servicing events has occurred:

    (1) any balloon payment is more than 30 days late or, if the servicer has determined that the related borrower has obtained a firm commitment to refinance, more than 60 days late;

    (2) any monthly payment or other payment required under the mortgage note or the mortgage(s), other than a balloon payment, is more than 60 days late;

    (3) the servicer has determined in its good faith and reasonable judgment that a default in the making of a monthly payment or any other payment required under the mortgage note or the mortgage is likely to occur within 30 days and is likely to remain unremedied for at least 60 days, or, in the case of a balloon payment, for at least 30 days;

    (4) a default under the loan documents, other than as described in clause (1) or (2) above, that materially impairs the value of the mortgaged property as security for the mortgage loan or otherwise materially and adversely affects the interests of certificateholders, exists for the applicable grace period under the terms of the mortgage loan or, if no grace period is specified, 60 days;

    (5) a decree or order of a court or agency or supervisory authority in an involuntary case under any federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the borrower and the decree or order has remained in force undischarged or unstayed for 60 days;

    (6) the borrower has consented to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the borrower or of or relating to all or substantially all of its property;

    (7) the borrower has admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors or voluntarily suspended payment of its obligations; and

    (8) the servicer has received notice of the commencement of foreclosure or similar proceedings for the related mortgaged property or properties.

     A specially serviced mortgage loan will become a corrected mortgage loan if each special servicing event that applies to that mortgage loan is remedied as follows:

     o for the circumstances described in clauses (1) and (2) of the preceding paragraph, the related borrower has made the applicable balloon payment or three consecutive full and timely monthly payments under the terms of the mortgage loan, as the terms may be changed or modified in a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the servicer; for the circumstances described in clauses
        (3), (5), (6) and (7) of the preceding paragraph, the circumstances cease to exist in the good faith and reasonable judgment of the servicer;

     o for the circumstances described in clause (4) of the preceding paragraph, the default is cured; and

     o for the circumstances described in clause (8) of the preceding paragraph, the proceedings are terminated.

     The servicer will be required to service and administer the respective groups of related cross-collateralized mortgage loans as a single mortgage loan as it deems necessary and appropriate, consistent with the servicing standard. If any cross-collateralized mortgage loan becomes a specially serviced mortgage loan, then each other mortgage loan that is cross-collateralized with it will also become a specially serviced mortgage loan. Similarly, no cross-collateralized mortgage loan will become a corrected mortgage loan unless all special servicing events related to each other mortgage loan that is cross-collateralized with it are corrected as described in the preceding paragraph.

    TERMINATION OF THE SERVICER FOR SPECIALLY SERVICED MORTGAGE LOANS AND REO PROPERTIES

     The holder or holders of certificates entitled to more than 50% of the voting rights allocated to the controlling class may at any time terminate substantially all of the rights and duties of the servicer to service specially serviced mortgage loans and REO properties and appoint a replacement special servicer to perform the duties under substantially the same terms and conditions as applicable to the servicer. The holder(s) entitled to more than 50% of the voting rights allocated to the controlling class will designate a replacement by delivering to the trustee a written notice stating the designation. The trustee will, promptly after receiving that notice, notify the rating agencies and the servicer.

     The controlling class will be the most subordinate class of principal balance certificates outstanding (with the Class A-1 and A-2 certificates being treated as a single class for this purpose) that has a certificate balance at least equal to 25% of its initial certificate balance. If no class of principal balance certificates has a certificate balance at least equal to 25% of its initial certificate balance, then the controlling class will be the most subordinate class of principal balance certificates outstanding. Initially the controlling class will be the Class P certificates. It is anticipated that the servicer or an affiliate will acquire some subordinate certificates, including the Class P certificates.

     The designated replacement will become the replacement special servicer as of the date the trustee has received:

     o written confirmation from each rating agency stating that if the designated replacement were to serve as replacement special servicer under the pooling and servicing agreement, none of the then-current ratings of the outstanding classes of the certificates would be qualified, downgraded or withdrawn as a result;

     o a written acceptance of all obligations of a replacement special servicer, executed by the designated replacement; and

     o an opinion of counsel to the effect that the designation of the replacement to serve as replacement special servicer is in compliance with the pooling and servicing agreement, that the designated replacement will be bound by the terms of the pooling and servicing agreement and that the pooling and servicing agreement will be enforceable against the designated replacement in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity in a proceeding in equity or at law.

     The servicer will resign from its duties in respect of specially serviced mortgage loans and REO properties simultaneously with the designated replacement's becoming the replacement special servicer under the pooling and servicing agreement. Any replacement special servicer may be similarly replaced by the holder or holders of certificates entitled to more than 50% of the voting rights allocated to the controlling class.

     A replacement special servicer will possess rights and obligations comparable to those of a master servicer described in the prospectus under "The Pooling and Servicing Agreements--Sub-Servicers," "--Evidence as to Compliance" and "--Matters Regarding the Master Servicer and the Depositor." A replacement special servicer will also be responsible for performing the servicing and other administrative duties of the servicer in this prospectus supplement or a master servicer under "The Pooling and Servicing Agreements" in the prospectus, to the extent the duties relate to specially serviced mortgage loans and REO properties.

     Following any appointment of a replacement special servicer, the servicer will continue to collect information and prepare all reports to the trustee and to pay the trustee's fee based on the trustee fee rate provided in the pooling and servicing agreement for any specially serviced mortgage loans and REO properties. The servicer will also provide incidental services on specially serviced mortgage loans and REO properties as required by the pooling and servicing agreement. Unless the same person acts in the capacity as both servicer and special servicer, the servicer and the replacement special servicer will not have any responsibility for the performance of each other's duties under the pooling and servicing agreement.

     The controlling class may have special relationships and interests that conflict with those of the holders of one or more classes of certificates. In addition, the controlling class does not have any duties to the holders of any class of certificates, may act solely in the interests of the certificateholders of the controlling class, and will have no liability to any other certificateholders for having done so. No certificateholder may take any action against the controlling class for having acted solely in the interests of the certificateholders of the controlling class.

     If the controlling class is represented by book-entry certificates, then the rights of the holders of the controlling class may be exercised by the relevant certificate owners subject to receipt by the trustee of a certification in form and substance acceptable to the trustee stating that the person exercising such rights is a certificate owner.


     SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The principal compensation to be paid to the servicer in respect of its servicing activities will be the servicing fee, the special servicing fee, the workout fee and the liquidation fee.


     Servicing Fee

     The servicing fee will be payable monthly on a loan-by-loan basis from amounts received or advanced for interest on each mortgage loan, including specially serviced mortgage loans and mortgage loans as to which the related mortgaged property has become an REO property. The servicing fee will accrue for each mortgage loan at the annual servicing fee rate set forth in "Annex A" to this prospectus supplement. A portion of the servicing fee received by the servicer is to be paid to the trustee in respect of its trustee activities. A portion of the servicing fee on the mortgage loans identified on "Annex A" to this prospectus supplement as loan numbers 09-0001383, 09-0001413, 09-0001409, 09-0001442, 09-0001414, 09-0001449,
09-0001431, 09-0001437, 09-0001384 is to be paid to the related sub-servicer of these mortgage loans and may be retained by Archon Financial, L.P. if that sub-servicer is terminated. The servicing fee will be computed on the same basis and the same principal amount as any related interest payment due or deemed due on the related mortgage loan is computed.

     Special Servicing Fees

     The special servicing fee will accrue solely for each specially serviced mortgage loan and each mortgage loan for which the related mortgaged property has become an REO property. The special servicing fee will accrue at a rate equal to 0.25% per annum, on the same basis and the same principal amount as any related interest payment due or deemed due on the mortgage loan is computed, and will be payable monthly from general collections on the mortgage loans then on deposit in the certificate account.


     Workout Fee

     A workout fee will be payable for each corrected mortgage loan. For each corrected mortgage loan, the workout fee will be 1.0% of each collection of interest and principal, including scheduled payments, prepayments, balloon payments and payments at maturity, received on the mortgage loan for so long as it remains a corrected mortgage loan. The workout fee for any corrected mortgage loan will cease to be payable if the mortgage loan again becomes a specially serviced mortgage loan or if the related mortgaged property becomes an REO property. However, a new workout fee will become payable if the mortgage loan again becomes a corrected mortgage loan. If the servicer is terminated other than for cause or resigns from any or all of its servicing duties, it will retain the right to receive all workout fees payable for mortgage loans that became corrected mortgage loans during the period that it had responsibility for servicing specially serviced mortgage loans and that were still corrected mortgage loans at the time of the termination or resignation. The successor servicer or replacement special servicer will not be entitled to any portion of these workout fees, in each case until the workout fee for the mortgage loan ceases to be payable in accordance with the preceding sentence.


     Liquidation Fee

     A liquidation fee will be payable for each specially serviced mortgage loan for which the servicer obtains a full or discounted payoff from the related borrower and, except as described below, for each specially serviced mortgage loan or REO property for which the servicer receives any liquidation proceeds, which includes any condemnation proceeds. For each of these specially serviced mortgage loans and REO properties, the liquidation fee will be 1.0% of the related payment or proceeds. No liquidation fee will be payable on liquidation proceeds received from the purchase of any specially serviced mortgage loan or REO property by the servicer, a replacement special servicer or any holder of certificates evidencing a majority interest in the controlling class, the purchase of all of the mortgage loans and REO properties by the servicer or the depositor which results in the termination of the trust or the repurchase of the mortgage loan by a seller as a result of a material breach of a representation or warranty that occurs within 180 days of notice of such breach to the applicable seller. If, however, liquidation proceeds are received on any corrected mortgage loan and the servicer is properly entitled to a workout fee, the workout fee will be payable based on the portion of the liquidation proceeds that constitute principal or interest or both.


     Additional Compensation

     The servicer will be entitled to all assumption and modification fees, late payment charges, charges for beneficiary statements or demands, amounts collected for checks returned for insufficient funds, and any similar or ancillary fees, in each case to the extent actually paid by a borrower under a mortgage loan.

     The servicer will cover, out of its own funds, any balloon payment interest shortfalls and prepayment interest shortfalls incurred on the mortgage loans; provided, however, that with respect to those mortgage loans having due dates (after giving effect to any grace period) which fall on or before the determination date, the servicer will cover prepayment interest shortfalls only to the extent of its aggregate master servicing fee for the same collection period calculated for all mortgage loans at a rate equal to the "master servicing fee rate" of 0.02% per annum.

     The servicer will be authorized to invest or direct the investment of funds held in any and all accounts maintained by it that constitute part of the certificate account, the interest reserve account and the REO account, if established. Any replacement special servicer will be authorized to invest or direct the investment of funds held in the REO account, if established. The servicer and replacement special servicer, respectively, will be entitled to retain any interest or other income earned on those funds, but will be required to cover any losses from its own funds without any right to reimbursement. The servicer and replacement special servicer will have these rights and obligations whether or not the servicer or replacement special servicer, as applicable, actually directs the investment of those funds.

     As compensation for performing its duties for specially serviced mortgage loans and REO properties, a replacement special servicer will be entitled to receive all special servicing fees, liquidation fees and other fees payable to the special servicer and, except as otherwise described above, workout fees otherwise payable to the servicer for performing those duties. A replacement special servicer will also be entitled to any default interest actually collected on the mortgage loans that is allocable to the period that the mortgage loan constituted a specially serviced mortgage loan and that is not allocable to cover interest on any advances made on the mortgage loan. The servicer and any replacement special servicer will be required to pay their respective overhead and general and administrative expenses incurred as a result of servicing activities under the pooling and servicing agreement, including the fees of any sub-servicers retained by it. The servicer and any replacement special servicer will not be entitled to reimbursement for these expenses unless expressly provided in the pooling and servicing agreement. Servicing advances will be reimbursable from future payments and other collections, including in the form of related proceeds consisting of liquidation proceeds, insurance proceeds and condemnation proceeds, in any event on or in respect of the related mortgage loan or REO property. Servicing advances generally include customary, reasonable and necessary out-of-pocket costs and expenses incurred by the servicer or a replacement special servicer as a result of the servicing of a mortgage loan after a default, delinquency or other unanticipated event or a mortgage loan on which a default is imminent, or in connection with the administration of any REO property. Servicing advances and P&I advances are referred to as advances.

     The servicer and any replacement special servicer will each be permitted to pay, or to direct the payment of, some servicing expenses directly out of the certificate account or the REO account, as applicable. Payments for some servicing expenses, such as remediation of any adverse environmental circumstance or condition at a mortgaged property or an REO property, may be made without regard to the relationship between the expense and the funds from which it is being paid. The servicer, however, may instead advance those expenses.

     If any replacement special servicer is required under the pooling and servicing agreement to make any servicing advance but does not desire to do so, the replacement special servicer may, in its sole discretion, request that the servicer make the advance. The request must be made in writing and in a timely manner that does not adversely affect the interests of any certificateholder. The servicer is required to make any servicing advance other than a nonrecoverable advance or an advance that would be in violation of the servicing standard requested by a replacement special servicer within ten days of the servicer's receipt of the request. A replacement special servicer will have no obligation to make an advance that it requests the servicer to make.

     If the servicer or a replacement special servicer is required under the pooling and servicing agreement to make a servicing advance, but does not do so within 15 days after the servicing advance is required to be made, then if the trustee has actual knowledge of the failure, the trustee will be required to make the servicing advance. The servicer, any replacement special servicer and the trustee are required to make servicing advances only to the extent that the servicing advances are, in the reasonable and good faith judgment of that person, ultimately recoverable from related proceeds.

     As described in this prospectus supplement, the servicer, any replacement special servicer and the trustee are each entitled to receive interest at the reimbursement rate on servicing advances. The servicing fee includes the compensation of the trustee which will be withdrawn by the trustee from the distribution account. See "The Pooling and Servicing Agreements--Certificate Account" and "--Servicing Compensation and Payment of Expenses" in the prospectus and "Description of the Certificates--P&I Advances" in this prospectus supplement.


     MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS

     The servicer may agree to any modification, waiver or amendment of any term of, forgive interest on and principal of, capitalize interest on, permit the release, addition or substitution of collateral securing, and permit the release of the borrower on or any guarantor of any mortgage loan without the consent of the trustee or any certificateholder, subject, however, to each of the following limitations, conditions and restrictions:

    (1) with limited exceptions, the servicer may not agree to any modification, waiver or amendment of any term of, or take any of the other actions described above on any mortgage loan that would affect the amount or timing of any related payment of principal, interest or other amount payable thereunder or affect the obligation of the related borrower to pay a prepayment premium or permit a principal prepayment during the applicable lockout period or, in the servicer's good faith and reasonable judgment, would materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due thereon, unless, in the servicer's judgment, a material default on the mortgage loan has occurred or a default in respect of payment on the mortgage loan is reasonably foreseeable, and the modifi-
         cation, waiver, amendment or other action is reasonably likely to produce a greater recovery to certificateholders on a present value basis than would liquidation;

    (2) the servicer may not extend the maturity of any mortgage loan beyond the date that is two years before the distribution date in April 2034, which is the rated final distribution date;

    (3) the servicer will not make or permit any modification, waiver or amendment of any term of, or take any of the other above-referenced actions on, any mortgage loan that would:

          o cause any of REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC under the Code or, except as otherwise described under "--REO Properties" below, result in the imposition of any tax on "prohibited transactions" or "contributions" after the startup date of any of those REMICs under the REMIC Provisions, or

          o cause any mortgage loan to cease to be a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code; provided, that, the servicer will not be liable for decisions related to the status of a mortgage loan as a "qualified mortgage" that are made in good faith and, unless it would constitute bad faith or negligence to do so, the servicer may rely on opinions of counsel in making these decisions;

    (4) the servicer will not permit any borrower to add or substitute any collateral for an outstanding mortgage loan, if the collateral constitutes real property, unless the servicer has first determined in its good faith and reasonable judgment, based upon a Phase I environmental assessment and the additional environmental testing as the servicer deems necessary and appropriate, that the additional or substitute collateral is in compliance with applicable environmental laws and regulations and that there are no circumstances or conditions present related to the new collateral relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws or regulations; and

    (5) with limited exceptions, the servicer may not release any collateral securing an outstanding mortgage loan;

    provided that:

          o the limitations, conditions and restrictions in clauses (1) through
            (4) above will not apply to any modification of any term of any mortgage loan that is required under the terms of the mortgage loan in effect on the delivery date or that is solely within the control of the related borrower, and

          o the servicer will not be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a borrower, if in its reasonable and good faith judgment, opposition would not ultimately prevent the confirmation of the plan or a plan that is substantially similar.


     ENFORCEMENT OF ARD LOANS

     The servicer and any replacement special servicer may not take any enforcement action on ARD loans for payment of excess interest or principal in excess of the principal component of the constant monthly payment, other than request for collection, until the maturity date of the ARD loan. The servicer or replacement special servicer will nevertheless be obligated to direct the related borrower to establish a lockbox account under the provisions of the pooling and servicing agreement. If a borrower elects not to repay the principal due and outstanding on an ARD loan on its anticipated repayment date, the servicer will notify the borrower of the revised rate, which may not exceed the related initial mortgage rate plus 2.00%.


     SALE OF DEFAULTED MORTGAGE LOANS

     The pooling and servicing agreement grants to the servicer, any replacement special servicer and the holder or holders of certificates evidencing a majority interest in the controlling class a right to purchase from the trust a defaulted mortgage loan that is subject to foreclosure proceedings. If the servicer has determined, in its good faith and reasonable judgment, that any defaulted mortgage loan will become the subject of a foreclosure, the servicer will be required to promptly notify the trustee in writing. Within 10 days after receipt of that notice, the trustee will notify the holders of the controlling class of its right to purchase such mortgage loan. Any holder or holders of certificates evidencing a majority interest in the controlling class may purchase that defaulted mortgage loan from the trust for a price equal to the purchase price. If those certificateholders have not purchased the defaulted mortgage loan within 15 days after they received notice, either the servicer or any replacement special servicer may purchase that defaulted mortgage loan from the trust, at a price equal to the purchase price. If neither the servicer nor the replacement special servicer purchases the defaulted mortgage loan, the servicer may offer to sell the defaulted mortgage loan if the servicer determines, consistent with the servicing standard, that a sale would be in the best economic interests of the trust. The offer to sell is required to be made in a commercially reasonable manner for a period of not less than 10 days or more than 90 days. Unless the servicer determines that acceptance of any offer would not be in the best economic interests of the trust, the servicer will accept the highest cash offer received from any person that constitutes a fair price even if that offer is for less than the purchase price. However, none of the servicer, any replacement special servicer, the depositor, the holder of any certificate or any of their affiliates may purchase the mortgage loan for less than the purchase price unless it is the highest bid received and at least two other offers are received from independent third parties. See also "The Pooling and Servicing Agreements--Realization Upon Defaulted Mortgage Loans" in the prospectus.


     REO PROPERTIES

     The servicer will be obligated to or may contract with a third party to operate and manage any mortgaged property acquired as REO property in a manner that would, in its good faith and reasonable judgment and to the extent commercially feasible, maximize the trust's net after-tax proceeds from the REO property. After the servicer reviews the operation of the REO property and consults with the trustee to determine the trust's federal income tax reporting position for income it is anticipated that the trust would derive from the property, the servicer could determine that it would not be commercially feasible to manage and operate the property in a manner that would avoid the imposition of a tax on "net income from foreclosure property" within the meaning of the REMIC Provisions or a tax on "prohibited transactions" under
Section 860F of the Code-either tax referred to in this prospectus supplement as an REO tax.

     To the extent that income the trust receives from an REO property is subject to a tax on (1) "net income from foreclosure property," that income would be subject to federal tax at the highest marginal corporate tax rate and
(2) "prohibited transactions," that income would be subject to federal tax at a 100% rate. The determination as to whether income from an REO property would be subject to an REO tax will depend on the specific facts and circumstances relating to the management and operation of each REO property.

     Generally, income from an REO property that is directly operated by the servicer would be apportioned and classified as "service" or "non-service" income. The "service" portion of that income could be subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate on "prohibited transactions," and the "non-service" portion of that income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate applicable to "prohibited transactions." Any REO tax imposed on the trust's income from an REO property would reduce the amount available for distribution to certificateholders. Certificateholders are advised to consult their tax advisors regarding the possible imposition of REO taxes resulting from the operation of commercial REO properties by REMICs. The servicer will be required to sell any REO property acquired on behalf of the trust within the time period and in the manner described under "The Pooling and Servicing Agreements--Realization Upon Defaulted Mortgage Loans" in the prospectus.

     The servicer, or, if appointed, the replacement special servicer, will establish and maintain one or more eligible REO accounts, to be held on behalf of the trustee in trust for the benefit of the certificateholders, for the retention of revenues, net liquidation proceeds, other than excess liquidation proceeds, and insurance proceeds derived from each REO property. The servicer or replacement special servicer, as applicable, will use the funds in the REO account to pay for the proper operation, management, maintenance, disposition and liquidation of any REO property, but from amounts on deposit in the REO account that relate to the REO property. If amounts in the REO account in respect of any REO property are insufficient to make those payments, the servicer or replacement special servicer will make a servicing advance to cover any insufficiency, unless it determines the servicing advance would be nonrecoverable. Within one business day following the end of each collection period, the servicer or replacement special servicer will deposit all amounts collected or received for each REO property during the collection period, net of any amounts withdrawn to make any permitted disbursements, to the certificate account. The servicer and the replacement special servicer, however, may retain permitted reserves in the REO account.


     INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     The servicer is required to or may contract with a third party to perform physical inspections of each mortgaged property at least once every two years or, if the related mortgage loan has a then-current balance greater than $2,000,000, at least once every year. In addition, the servicer, subject to statutory limitations or limitations in the related loan documents, is required to perform a physical inspection of each mortgaged property as soon as practicable after the mortgage loan becomes a specially serviced mortgage loan. The servicer will be required to prepare or cause to be prepared a written report of each inspection performed that describes the condition of the mortgaged property.

     For each mortgage loan that requires the borrower to deliver operating statements for the related mortgaged property, the servicer will also make reasonable efforts to collect and review those statements. However, any operating statements required to be delivered may not in fact be delivered, and the servicer is not likely to have any practical means of compelling delivery if the mortgage loan is not in default.

                      THE POOLING AND SERVICING AGREEMENT

     The certificates will be issued under the pooling and servicing agreement. The parties to the pooling and servicing agreement are the depositor, the servicer and the trustee. Under the pooling and servicing agreement, there will be established a certificate account and a distribution account. On each master servicer remittance date or distribution date, the servicer or the trustee may make withdrawals from the certificate account or the distribution account, as applicable, for any of the following purposes:

    (i) to remit to the trustee for deposit in the distribution account for distributions to the certificateholders on each distribution date;

    (ii) to pay the servicer (x) any servicing fees allocable to the trust not previously retained thereby, such payments to be made out of payments and other collections of interest on the related mortgage loans as to which such fees were earned and (y) any default charges not applied to pay advance interest under clause
               (iv) below;

    (iii) to reimburse the servicer or the trustee for unreimbursed advances made by it with respect to mortgage loans and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent late payments collected on the particular mortgage loans, liquidation proceeds, condemnation proceeds and insurance proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which such advances were made in each case, if applicable, or if in the judgment of the servicer or such other person, as applicable, such advances will not be recoverable from such amounts, such reimbursement to be made from amounts collected on other mortgage loans;

    (iv) to pay the servicer or the trustee interest accrued on the advances described in clause (iii) above incurred by it while such remain outstanding and unreimbursed, first, by application of any default charges received on the mortgage loan as to which the advance was made, and then, at or following the time the servicer or trustee is reimbursed for such advance, by application of collections on any of the mortgage loans and related properties;

    (v) to pay for costs and expenses incurred for environmental site assessments performed with respect to mortgaged properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on such mortgaged properties, as described under "--Realization Upon Defaulted Mortgage Loans";

    (vi) to reimburse the servicer, the depositor, the trustee or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described in this prospectus supplement under "--Certain Matters Regarding the Servicer and the Depositor" and in the prospectus under "--Certain Matters Regarding the Trustee";

    (vii) to pay the portion of the fees of the trustee attributable to the mortgage loan;

    (viii) to pay the servicer, interest and investment income earned in respect of amounts held in the certificate account as additional compensation;

    (ix) to pay any servicing expenses not otherwise required to be advanced by the servicer;

    (x) to pay any federal, state or local taxes imposed on the trust or its assets or transactions, as and to the extent described under "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates--Prohibited Transactions Tax and Other Taxes" in the prospectus;

    (xi) to pay for the cost of various opinions of counsel obtained pursuant to the pooling and servicing agreement for the benefit of certificateholders;

    (xii) to make any other withdrawals permitted by the pooling and servicing agreement; and

    (xiii) to clear and terminate the certificate account upon the termination of the trust.


     REALIZATION UPON DEFAULTED MORTGAGE LOANS

     If a default on a mortgage loan has occurred or, in the servicer's judgment, a payment default is imminent, the servicer, on behalf of the trust, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related mortgaged property, by operation of law or otherwise. The servicer may not, however, acquire title to any mortgaged property, have a receiver of rents appointed with respect to any mortgaged property or take any other action with respect to any mortgaged property that would cause the trustee, for the benefit of the certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of such mortgaged property within the meaning of certain federal environmental laws, unless the servicer has previously received a report prepared by a person who regularly conducts environmental audits, which report will be an expense of the trust, and either:

    (i) such report indicates that (a) the mortgaged property is in compliance with applicable environmental laws and regulations and (b) there are no circumstances or conditions present at the mortgaged property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

    (ii) the servicer, based solely, as to environmental matters and related costs, on the information set forth in such report, determines that taking such actions as are necessary to bring the mortgaged property into compliance with applicable environmental laws and regulations and/or taking the actions contemplated by clause (i)(b) above, is reasonably likely to produce a greater recovery, taking into account the time value of money, rather than not taking such actions. See "Legal Aspects of Mortgage Loans--Environmental Considerations" in the prospectus.

     If the environmental testing contemplated above establishes that either of the conditions set forth in clauses (i) and (ii) above has not been satisfied with respect to any mortgaged property securing a defaulted mortgage loan, then the special servicer will take such action as it deems to be in the best economic interest of the trust and the related companion holder, other than proceeding to acquire title to the mortgaged property. Upon notice to the servicer of the necessity to take such actions, any expenditure associated with such actions taken will be paid as a servicing advance unless such expenditure would constitute a nonrecoverable advance. The servicer will not be obligated to take such action or not take such action unless such person agrees to indemnify the servicer with respect to such action or inaction, and neither the trustee nor the servicer will be obligated to take such action or not take such action at the direction of the certificateholders unless the certificateholders agree to indemnify the trustee or the servicer, as the case may be, with respect to such action or inaction. The servicer will not take any action or refrain from taking any action at the direction of any person if to do so would not be in accordance with the servicing standard.

     If title to any mortgaged property is acquired by the trust, the servicer, on behalf of the trust, will be required to sell the mortgaged property within three full years after the taxable year of acquisition, unless (i) the IRS grants an extension of time to sell such property or (ii) the trustee receives an opinion of independent counsel to the effect that the holding of an interest in the property by the trust, for longer than such period will not result in the imposition of a tax on the trust or cause the trust to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related limitations, the servicer will generally be required to attempt to sell any mortgaged property so acquired on the same terms and conditions it would if it were the owner. The servicer will also be required to ensure that the mortgaged property is administered so that it constitutes "foreclosure property" within the meaning of Code Section 860G(a)(8) at all times, that the sale of such property does not result in the receipt by the trust of any income from non-permitted assets as described in Code Section 860F(a)(2)(B), and that, in general, the trust does not derive any "net income from foreclosure property" within the meaning of Code Section 860G(c)(2), with respect to such property. If the trust acquires title to any mortgaged property, the servicer, on behalf of the trust, may retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the servicer of its obligation to manage such mortgaged property as required under the pooling and servicing agreement.

     If liquidation proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued thereon plus the aggregate amount of reimbursable expenses incurred by the servicer in connection with such mortgage loan, then the trust will realize a loss in the amount of such shortfall which will be borne by the trust. See "Description of the Certificates--Subordination; Allocation of Losses and Expenses." The servicer will be entitled to reimbursement out of the liquidation proceeds recovered on any defaulted mortgage loan, prior to the distribution of such liquidation proceeds to certificateholders and, of amounts that represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan. In addition, amounts otherwise distributable on the certificates may be further reduced by interest payable to the servicer on such servicing expenses and advances.

     If any mortgaged property suffers damage such that the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, the servicer will not be required to expend its own funds to effect such restoration unless it determines (i) that such restoration will increase the proceeds to certificateholders on liquidation of the mortgage loan after reimbursement of the servicer for its expenses and (ii) that such expenses will be recoverable by it from related insurance proceeds, condemnation proceeds and liquidation proceeds.


     DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     All of the mortgage loans contain due-on-sale and due on encumbrance clauses that, with limited exceptions, entitle the lender to accelerate payment of the mortgage loan upon any sale or other transfer or encumbrance of the related mortgaged property made without the lender's consent, other than as permitted under the mortgage loan documents. The servicer will determine whether to exercise any right the trust, if any, may have under any such provision in a manner consistent with the servicer's normal servicing procedures. The servicer will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property. See "Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance" in the prospectus and "Description of the Mortgage Pool--Due-on-Sale and Due-on-Encumbrance Provisions" in this prospectus supplement.


     CERTAIN MATTERS REGARDING THE SERVICER AND THE DEPOSITOR

     The servicer is an affiliate of the depositor and has other normal business relationships with the depositor or the depositor's affiliates. The pooling and servicing agreement provides that the servicer may not resign from its obligations and duties thereunder except upon a determination that performance of such duties is no longer permissible under applicable law or except in connection with a permitted transfer of servicing. No such resignation will become effective until the trustee or a successor servicer has assumed the servicer's obligations and duties under the pooling and servicing agreement. The pooling and servicing agreement will also provide that, except as set forth below, neither the servicer nor the depositor, nor any director, officer, employee or agent of the servicer or the depositor will be under any liability to the trust, or the certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to the pooling and servicing agreement, or for errors in judgment; provided, however, that neither the servicer, the depositor, nor any such person will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. The pooling and servicing agreement further provides that the servicer, the depositor, and any director, officer, employee or agent of the servicer or the depositor is entitled to indemnification for certain losses, liability and expenses from amounts otherwise distributable in respect of the mortgage loans, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of their respective duties thereunder or by reckless disregard of obligations and duties thereunder.

     Such indemnification will survive any termination, resignation or removal of the servicer as master servicer or special servicer, as the case may be, under the pooling and servicing agreement. In addition, the pooling and servicing agreement provides that neither the servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal or administrative action that is not incidental to its respective duties under the pooling and servicing agreement and which in its opinion may involve it in any expense or liability. The servicer or the depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the pooling and servicing agreement and the rights and duties of the parties thereto and the interests of the certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities payable from the trust, to the servicer or the depositor, as the case may be.


     Any person into which the servicer may be merged or consolidated, any person resulting from any merger or consolidation to which the servicer is a party or any person succeeding to the business of the servicer will be the successor of the servicer under the pooling and servicing agreement, provided that,


     o such person is qualified to service mortgage loans on behalf of FNMA or FHLMC, and


     o such merger, consolidation or succession does not adversely affect the then-current ratings of the classes of certificates that have been rated.


     In addition, notwithstanding the prohibition on its resignation, the servicer may assign its rights under the pooling and servicing agreement to any person to whom the servicer is transferring a substantial portion of its mortgage servicing portfolio, provided the two bullet points above are satisfied. In the case of any such assignment, the servicer will be released from its obligations under the pooling and servicing agreement, other than liabilities and obligations incurred by it prior to the time of such assignment.

                        DESCRIPTION OF THE CERTIFICATES

     The certificates will be issued under the pooling and servicing agreement and will represent in the aggregate the entire beneficial ownership interest in the trust consisting of:

    (1) the mortgage loans and all payments under and proceeds of the mortgage loans received after the cut-off date for that mortgage loan, exclusive of payments of principal and interest due on or before the cut-off date for that mortgage loan;

    (2) any mortgaged property acquired on behalf of the certificateholders through foreclosure, deed in lieu of foreclosure or otherwise (upon acquisition, called an REO property);

    (3) the funds or assets that are deposited in the certificate account, any REO account and the interest reserve account;

    (4) the rights of the mortgagee under all insurance policies relating to the mortgage loans; and

    (5) rights of the depositor under the mortgage loan purchase agreements relating to mortgage loan document delivery requirements and the representations and warranties of the sellers regarding the mortgage loans.

     DENOMINATIONS

     The trust will offer the offered certificates in minimum denominations of $25,000 and multiples of $1 in excess thereof.

     Each class of offered certificates will initially be represented by one or more global certificates registered in the name of the nominee of DTC. The depositor has been informed by DTC that DTC's nominee initially will be Cede & Co. No certificate owner will be entitled to receive a definitive certificate representing its interest in a class of offered certificates, except as described below under "--Book-Entry Registration of the Offered Certificates--Definitive Certificates."

     Unless and until definitive certificates are issued in respect of any class of offered certificates, all references to actions by holders of the offered certificates will refer to actions taken by DTC upon instructions received from the related certificate owners through its participants, and all references in this prospectus supplement to payments, notices, reports and statements to holders of the offered certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the offered certificates, for distribution to the related certificate owners through its participants under DTC's procedures. Until definitive certificates are issued for any class of offered certificates, interests in those certificates will be transferred on the book-entry records of DTC and its participants. The certificate owners may hold their certificates through DTC, in the United States, or Clearstream, Luxembourg or Euroclear, in Europe, through participants in the systems, or indirectly through organizations which are participants in the systems. See "Description of the Certificates-- Book-Entry Registration and Definitive Certificates" in the prospectus.

     BOOK-ENTRY REGISTRATION OF THE OFFERED CERTIFICATES

     The offered certificates are expected to be available only in book-entry form through the facilities of The Depository Trust Company in the United States or through Clearstream Banking, societe anonyme or the Euroclear System in Europe.

     Certificate owners that are not direct or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the offered certificates may do so only through direct and indirect participants. In addition, certificate owners will receive all payments on their offered certificates from the trustee through DTC and its direct and indirect participants. Accordingly, certificate owners may experience delays in their receipt of payments. Unless definitive certificates are issued for any class, the only registered certificateholder of the offered certificates will be Cede & Co., as nominee of DTC. Certificate owners will not be recognized by the trustee or the servicer as certificateholders. Except under the limited circumstances described in this prospectus supplement, certificate owners will be permitted to receive information furnished to certificateholders and to exercise the rights of certificateholders only indirectly through DTC and its direct and indirect participants.

     Under the rules, regulations and procedures regarding DTC and its operations, DTC is required to make book-entry transfers of the offered certificates among participants and to receive and transmit payments on the offered certificates. Direct and indirect participants similarly are required to make book-entry transfers and receive and transmit payments on behalf of their respective certificate owners. Although certificate owners will not hold physical certificates evidencing their interests in the offered certificates, the DTC rules, regulations and procedures provide a mechanism by which certificate owners, through their direct and indirect participants, will receive payments and will be able to transfer their interests in the offered certificates.

     None of the servicer, the trustee or the depositor will have any liability for any actions taken by DTC or its nominee, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the offered certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to their beneficial ownership interest.

     Euroclear and Clearstream, Luxembourg

     The offered certificates will be initially issued to investors through the book-entry facilities of DTC, or Clearstream, Luxembourg or the Euroclear system in Europe if the investors are participants of those systems, or indirectly through organizations that are participants in the systems. For any of these classes of offered certificates, the record holder will be DTC's nominee. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream, Luxembourg's and Euroclear's names on the books of their respective depositories. The depositories in turn, will hold positions in customers' securities accounts in the depositories' names on the books of DTC.

     Because of time zone differences, the securities account of a Clearstream, Luxembourg or Euroclear participant as a result of a transaction with a participant, other than a depositary holding on behalf of Clearstream, Luxembourg or Euroclear, will be credited during the securities settlement processing day, which must be a business day for Clearstream, Luxembourg or Euroclear, as the case may be, immediately following the DTC settlement date. These credits or any transactions in the securities settled during the processing will be reported to the relevant Euroclear participant or Clearstream, Luxembourg participant on that business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg participant or Euroclear participant to a DTC Participant, other than the depository for Clearstream, Luxembourg or Euroclear, will be received with value on the DTC settlement date, but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

     Transfers between Participants will occur in accordance with DTC rules. Transfers between Clearstream, Luxembourg participants or Euroclear participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositories; however, cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in the system in accordance with its rules and procedures and within its established deadlines in European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream, Luxembourg participants or Euroclear participants may not deliver instructions directly to the depositories.

     Clearstream, Luxembourg, as a professional depository, holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg participants through electronic book-entry changes in accounts of Clearstream, Luxembourg participants, thereby eliminating the need for physical movement of certificates. As a professional depository, Clearstream, Luxembourg is subject to regulation by the Luxembourg Monetary Institute.

     Euroclear was created to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. The operator of Euroclear is Euroclear Bank S.A./N.V. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not the clearance cooperative. The clearance cooperative establishes policies for Euroclear on behalf of Euroclear's participants. Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear system and applicable Belgian law. The terms and conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments for securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.


     Distributions in respect of the offered certificates will be forwarded by the trustee to DTC, and DTC will be responsible for forwarding those payments to participants, each of which will be responsible for disbursing payments to the certificate owners it represents or, if applicable, to indirect participants. Accordingly, certificate owners may experience delays in the receipt of payments in respect of their certificates. Under

DTC's procedures, DTC will take actions permitted to be taken by holders of any class of offered certificates under the pooling and servicing agreement only at the direction of one or more participants to whose account the offered certificates are credited and whose aggregate holdings represent no less than any minimum amount of percentage interests or voting rights required therefor. DTC may take conflicting actions as to any action of certificateholders of any class to the extent that participants authorize the actions. None of the depositor, the trustee or any of their respective affiliates will have any liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the offered certificates or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

     Certificate owners will not be recognized by the trustee or servicer as certificateholders, as that term is used in the pooling and servicing agreement. Certificate owners that provide the trustee with a certification acceptable to the trustee stating that the person requesting the information is a certificate owner will be permitted to request and receive information furnished to certificateholders by the trustee.

     DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures to facilitate transfers of the offered certificates among participants of DTC, Clearstream, Luxembourg and Euroclear, but are under no obligation to perform or continue to perform these procedures, these procedures may be discontinued at any time. See "Annex D" hereto.

     Definitive Certificates

     Definitive certificates will be issued to certificate owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions described in the prospectus under "Description of the Certificates--Book-Entry Registration and Definitive Certificates."

     Upon the occurrence of an event described in the prospectus in the last paragraph under "Description of the Certificates--Book-Entry Registration and Definitive Certificates," the trustee is required to notify, through DTC, direct participants who have ownership of offered certificates as indicated on the records of DTC of the availability of definitive certificates with respect thereto. Upon surrender by DTC of the physical certificates registered in the name of its nominee and representing the offered certificates and upon receipt of instructions from DTC for re-registration, the trustee will reissue the respective classes of offered certificates as definitive certificates issued in the respective principal or notional amounts owned by individual certificate owners of each affected class, and thereafter the trustee and the servicer will recognize the holders of the definitive certificates as certificateholders.

     For additional information regarding DTC and certificates maintained on the book-entry records thereof, see "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the prospectus.

     CERTIFICATE BALANCES AND NOTIONAL AMOUNTS

     On each distribution date, the certificate balance of each class of certificates with a certificate principal balance will be reduced by any distributions of principal actually made to that class of certificates on that distribution date. The certificate balances will be further reduced by any realized losses and additional trust expenses allocated to that class of certificates on that distribution date.

     The notional amount of the Class X certificates will equal the aggregate certificate balance of the principal balance certificates outstanding from time to time. The Class X certificates will have an aggregate initial notional amount of $864,117,784 (subject to a variance of plus or minus 5%) and will consist of Class X components corresponding to different classes of principal balance certificates.

     No class of REMIC residual certificates will have a certificate balance.

     PASS-THROUGH RATES

     The annual rate at which any class of certificates accrues interest from time to time is referred to as its pass-through rate.

     The pass-through rate applicable to the Class A-1, Class A-2, Class B, Class C and Class D certificates will be fixed and, at all times, will be equal to the pass-through rate specified for that class on page S-5.

     Each class of Class X Certificates will bear interest on an aggregate notional amount based on the certificate balance of specified classes of principal balance certificates or, in the case of the Class A-2 Certificates, a component of such certificate balance. The pass-through rate for the Class X-2 Certificates for any distribution date generally will be a fixed rate. The pass-through rate for each component of the Class X-1 Certificates for any distribution date generally will be equal to the excess, if any, of the Weighted Average Net Mortgage Rate for that distribution date over the pass-through rate for that distribution date applicable to the related class of principal balance certificates and, for the classes of principal balance certificates included in calculating the notional amount of the Class X-2 Certificates, including a component of the Class A-2 Certificates, the pass-through rate for that distribution date applicable to the Class X-2 Certificates.

     The pass-through rates applicable to the Class E, Class F and Class G certificates for any distribution date will be equal to the Weighted Average Net Mortgage Rate or the lesser of the specified fixed rate or weighted average net mortgage rate for that distribution date.

     The pass-through rates for the Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P certificates for any distribution date will be equal to the lesser of a specified fixed rate and the Weighted Average Net Mortgage Rate for that distribution date.

     No class of REMIC residual certificates will have a specified pass-through rate.

     If any mortgage loan does not accrue interest on the basis of a 360-day year consisting of twelve 30-day months, which is the basis on which interest accrues in respect of the REMIC regular certificates, then, for purposes of calculating pass-through rates, the net mortgage rate of that mortgage loan for any one-month period before a related due date will be equal to:

     o the annualized rate at which interest would have to accrue on the mortgage loan on the basis of a 360-day year of twelve 30-day months to produce the aggregate amount of interest actually accrued on that mortgage loan during that one-month period at the related mortgage rate minus the related servicing fee rate for that mortgage loan specified on "Annex A" to this prospectus supplement.

     However, for each interest reserve loan, the net mortgage rate for the one-month period before the due dates in January and February in each year that is not a leap year, or February only in each year that is a leap year, will be determined net of the withheld amounts. The net mortgage rate for each interest reserve loan for the one-month period before the due date in March will be determined after taking into account the addition of the withheld amounts for the mortgage loan. See "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" and "--Modifications, Waivers, Amendments and Consents" in this prospectus supplement.

     The stated principal balance of each mortgage loan will generally equal its cut-off date balance, or for a replacement mortgage loan, the outstanding principal balance as of the related date of substitution, reduced to not less than zero on each distribution date by:

     o any payments or other collections or advances of principal of the mortgage loan that have been or, if they had not been applied to cover additional trust expenses, would have been distributed on the certificates on that date, and

     o the principal portion of any realized loss incurred on or allocable to the mortgage loan during the related collection period.

     The determination date will be the 5th day of each month or, if any such 5th day is not a business day, the next business day.

     DISTRIBUTIONS

     The trustee will make distributions on certificates, to the extent of available funds, on each distribution date. Except for the final distribution on any certificate, the trustee will make distributions to the persons in whose names the certificates are registered on the record date, which is the close of business on the last business day of the preceding month. The trustee will make distributions by wire transfer in immediately available funds to the account specified by the certificateholder at a bank or other entity, if the certificateholder has given the trustee wiring instructions at least five business days before the related record date. Distributions not made by wire transfer will be made by check mailed to the certificateholder.

     The final distribution on any certificate, determined without regard to any possible future reimbursement of any realized losses or additional trust expense previously allocated to that certificate, will also be made by wire transfer or check, but only upon presentation and surrender of the certificate at the location that will be specified in a notice of the final distribution. In the unlikely case of any distribution made on a certificate to reimburse a realized loss or additional trust expense after the date the certificate is surrendered, the distribution will be made by check mailed to the certificateholder that surrendered the certificate at the address last shown on the books of the trustee. All distributions made on a class of certificates will be allocated pro rata among those certificates based on their respective percentage interests in that class.

     The Available Distribution Amount

     The amount of funds that will be available for distribution to certificateholders on each distribution date is the Available Distribution Amount for that distribution date. See "The Pooling and Servicing
Agreements--Certificate Account" in the prospectus.


  Application of the Available Distribution Amount

     On each distribution date, the trustee will apply the Available Distribution Amount for that date in the following order of priority:

    (1) to pay interest to the holders of the classes of senior certificates, up to an amount equal to all distributable certificate interest for each of those classes of certificates for that distribution date and, to the extent not previously paid, for each prior distribution date, if any, or, if the Available Distribution Amount is not sufficient to pay all those amounts, pro rata among the classes in accordance with the amounts due to each class;

    (2) to pay principal: first to the holders of the Class A-1 certificates, and then to the holders of the Class A-2 certificates, in each case, up to an amount equal to the lesser of:

          o the then outstanding certificate balance of that class of certificates, and

          o  the Principal Distribution Amount for that distribution date;

    (3) to reimburse the holders of the classes of Class A certificates, up to an amount equal to the respective amounts of realized losses and additional trust expenses, if any, previously allocated to those classes of certificates and for which no reimbursement has previously been paid, or, if the Available Distribution Amount is not sufficient to pay all those amounts, pro rata among the classes in accordance with the amounts due to each class;

    (4) to make payments to the holders of each class of subordinate certificates, after all required distributions to any subordinated class of certificates with an earlier alphabetical class designation have been made under this clause (4) as follows:

          o first, to pay interest, up to an amount equal to all distributable certificate interest on that class of certificates for that distribution date and, to the extent not previously paid, for each prior distribution date, if any;

          o second, if the certificate balances of the Class A certificates and each class of subordinate certificates, if any, with an earlier alphabetical class designation have been reduced to zero, to distributions of principal, up to an amount equal to the lesser of:


             o the then outstanding certificate balance of that class of certificates, and

             o the remaining portion, if any, of the Principal Distribution
               Amount for that distribution date, or, on the final distribution date resulting from the termination of the trust, up to an amount equal to the then-outstanding certificate balance of that class of certificates; and

          o third, to distributions for purposes of reimbursement, up to an amount equal to all realized losses and additional trust expenses, if any, previously allocated to that class of certificates and for which no reimbursement has previously been paid; and

    (5) the remaining portion, if any, of the Available Distribution Amounts to the holders of the REMIC residual certificates.

     However, on each distribution date after the aggregate certificate balance of the subordinate certificates has been reduced to zero, and in any event on the final distribution date resulting from a termination of the trust, the payments of principal to be made as contemplated by clause (2) above on the Class A certificates will be made to the holders of the respective classes of those certificates, and pro rata as among those classes in accordance with the respective then-outstanding certificate balances of those classes of certificates until paid in full.

     Distributable Certificate Interest

     The distributable certificate interest for each class of REMIC regular certificates for each distribution date is equal to the accrued certificate interest for that class of certificates for that distribution date, reduced by that class of certificates' allocable share of any Net Aggregate Prepayment Interest Shortfall for that distribution date.

     The accrued certificate interest for each class of REMIC regular certificates for each distribution date is equal to one month's interest at the pass-through rate applicable to that class of certificates for that distribution date accrued on the certificate balance or notional amount, as the case may be, of that class of certificates outstanding immediately before that distribution date. Accrued certificate interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     The servicer is required to make a nonreimbursable payment on each distribution date to cover the aggregate of any Balloon Payment Interest Shortfalls and Prepayment Interest Shortfalls incurred on the mortgage loans during the related collection period. However, for mortgage loans with due dates that fall on or before the related determination date, the servicer will cover Prepayment Interest Shortfalls only to the extent of its aggregate master servicing fee for the same collection period calculated at the master servicing fee rate of 0.02%. See "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

     The Net Aggregate Prepayment Interest Shortfall attributable to the mortgage loans, if any, for each distribution date will be allocated on that distribution date among each class of REMIC regular certificates, pro rata, in accordance with the respective amounts of accrued certificate interest for each class of certificates for that distribution date.

     An assumed monthly payment is an amount deemed due for:

     o any balloon loan that is delinquent on its balloon payment beyond the first determination date that follows its stated maturity date and for which no arrangements have been agreed to for collection of the delinquent amounts;

     o the stated maturity date of any balloon loan that has a due date after the determination date in any month; or

     o any mortgage loan for which the related mortgaged property or properties have become REO property or properties.

     The assumed monthly payment deemed due on any balloon loan on its stated maturity date and on any successive due date that it remains or is deemed to remain outstanding will equal the monthly payment that would have been due on that date if the related balloon payment had not come due, but rather the mortgage loan had continued to amortize in accordance with the balloon loan's amortization schedule, if any, in effect immediately before maturity and had continued to accrue interest in accordance with the balloon loan's terms in effect immediately before maturity. The assumed monthly payment deemed due on any mortgage loan for which the related mortgaged property or properties have become REO property or properties, on each due date for so long as that REO property or properties remain part of the trust, will equal the monthly payment, or, in the case of a balloon loan described in the prior sentence, the assumed monthly payment, due or deemed due on the last due date before the acquisition of that REO property or properties.

     DISTRIBUTIONS OF PREPAYMENT PREMIUMS

     Any prepayment premium actually collected on a mortgage loan during any collection period will be distributed on the related distribution date to the holders of the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F and Class G certificates as additional interest and not in reduction of their certificate balances in an amount up to, in the case of each class, the product of



 the prepayment    x      discount rate fraction    x      principal allocation fraction
      premium                 for that class                       of that class

     The discount rate fraction for any class of certificates is a fraction not greater than 1.0 or less than 0.0 and equal to:

                     pass-through rate for
                     that class of certificates - relevant discount rate
                     ---------------------------------------------------
                     mortgage rate of the
                     related mortgage loan - relevant discount rate.

     The principal allocation fraction for each class of certificates for any distribution date is:

                     the portion, if any, of the principal distribution amount allocated to that class of certificates for that distribution date
                     ---------------------------------------------------------
                     entire Principal Distribution Amount for that distribution date.

     The portion of the prepayment premium remaining after the payment of the amount calculated as described above will be distributed to the holders of the Class X certificates.

     For any prepaid mortgage loan, the discount rate means the yield for "This Week" as reported by the Federal Reserve Board in Federal Reserve Statistical Release H.15(519) for the constant maturity treasury having a maturity coterminous with the maturity date or anticipated repayment date of that mortgage loan as of the determination date. If there is no discount rate for instruments having a maturity coterminous with the remaining term to maturity or anticipated repayment date, where applicable, of the mortgage loan, then the discount rate will be equal to the linear interpolation of the yields of the constant maturity treasuries with maturities next longer and shorter than the remaining term to maturity or anticipated repayment date. For some of the mortgage loans, the discount rate is a semiannual rate.

     The prepayment premiums, if any, collected on the mortgage loans during any collection period may not be sufficient to fully compensate certificateholders of any class for any loss in yield attributable to the related prepayments of principal.

     DISTRIBUTIONS OF EXCESS INTEREST

     No excess interest collected on an ARD loan will be available for distribution to the holders of the offered certificates.

     DISTRIBUTIONS OF EXCESS LIQUIDATION PROCEEDS

     Except to the extent realized losses have been allocated to classes of certificates that include the offered certificates, excess liquidation proceeds will not be available for distribution to the holders of the offered certificates.

    Excess liquidation proceeds are the excess of:

     o proceeds from the sale or liquidation of a mortgage loan or REO property, net of expenses and related advances and interest on advances, over

     o the amount that would have been received if a prepayment in full had been made on the due date immediately following the date upon which the proceeds were received.

     TREATMENT OF REO PROPERTIES

     A mortgage loan secured by mortgaged property that is acquired on behalf of the trust through foreclosure, deed in lieu of foreclosure or otherwise, will be treated as remaining outstanding until the related REO property is liquidated for the following purposes:

     o determining distributions on the certificates;

     o allocating of realized losses and additional trust expenses to the certificates; and

     o calculating the amount of servicing fees and special servicing fees payable under the pooling and servicing agreement.

     Among other things, the REO loan will be taken into account when determining pass-through rates and the Principal Distribution Amount. Operating revenues and other proceeds from an REO property, after payment of costs and taxes, including some reimbursements payable to the servicer, any replacement special servicer or the trustee, incurred in connection with the operation and disposition of the REO property, will be applied by the servicer in accordance with the pooling and servicing agreement as principal, interest and other amounts deemed due on the mortgage loan, and, except as otherwise described under "--P&I Advances" below, the servicer will be required to make P&I advances on the mortgage loans as if the mortgage loan had remained outstanding, subject to the non-recoverability determination made by the servicer.

     INTEREST RESERVE ACCOUNT

     The trustee will establish and maintain an interest reserve account in the name of the trustee for the benefit of the holders of the certificates. For each distribution date in February and each distribution date in any January in a year that is not a leap year, the servicer will deposit in the interest reserve account for each mortgage loan as an amount equal to one day's interest at the related mortgage rate, net of any servicing fee, on the stated principal balance for that mortgage loan as of the immediately preceding due date, to the extent a monthly payment or P&I advance is made on that mortgage loan. Amounts so deposited in any January, if applicable, and February are referred to as withheld amounts. For each distribution date in March, the servicer will withdraw an amount from the interest reserve account for each interest reserve loan equal to the related withheld amounts from the preceding January, if applicable, and February, if any, and deposit this amount into the certificate account.

     SUBORDINATION; ALLOCATION OF LOSSES AND EXPENSES

     The rights of holders of subordinate certificates to receive distributions of amounts collected or advanced on the mortgage loans will, in the case of each class thereof, be subordinated to the rights of holders of the senior certificates and, further, to the rights of holders of each other class of subordinate certificates, if any, with an earlier alphabetical class designation. This subordination is intended to enhance the likelihood of timely receipt by holders of the respective classes of senior certificates of the full amount of distributable certificate interest payable on their certificates on each distribution date, and the ultimate receipt by holders of each class of Class A certificates of principal equal to the entire certificate balance of that class of certificates.

     Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by holders of each other class of offered certificates of the full amount of distributable certificate interest payable on their certificates on each distribution date, and the ultimate receipt by holders of the other classes of offered certificates of principal equal to the entire certificate balance of that class of certificates. The subordination of any class of subordinate certificates will be accomplished by, among other things, the application of the Available Certificate Distribution Amount on each distribution date in the order of priority described under "--Distributions--Application of the Available Certificate Distribution Amount" above. No other form of credit support will be available for the benefit of holders of the offered certificates.

     A deficit will exist on a distribution date if the aggregate stated principal balance of the mortgage pool immediately following that distribution date is less than the aggregate certificate balance of the principal balance certificates after giving effect to distributions on the certificates on that distribution date. If a deficit exists on a distribution date, the respective certificate balances of the Class P, Class O, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B certificates will be reduced, sequentially in that order until the deficit or the related certificate balance of that class is reduced to zero, whichever occurs first. If any portion of the deficit remains after the certificate balances of those classes of certificates are reduced to zero, then the certificate balances of the Class A-1 and Class A-2 certificates will be reduced, pro rata in accordance with the remaining certificate balances of those certificates, until the deficit or each of those certificate balances is reduced to zero.

     A deficit may be the result of realized losses incurred on the mortgage loans and/or additional trust expenses. These reductions in the certificate balances of the principal balance certificates will constitute an allocation of any realized losses and additional trust expenses. Any such reduction will also have the effect of reducing the aggregate notional amount of the Class X certificates.

     Realized losses are losses on the mortgage loans arising from the inability of the servicer to collect all amounts due and owing under the mortgage loan, including by reason of the fraud or bankruptcy of a borrower or a casualty of any nature at a mortgaged property, to the extent not covered by insurance.

     The realized loss on a liquidated mortgage loan or related REO property or properties, is an amount equal to the excess, if any, of:

     o the outstanding principal balance of the mortgage loan as of the date of liquidation, together with all accrued and unpaid interest thereon at the related mortgage rate to but not including the due date in the month in which the liquidation proceeds are distributed and all related unreimbursed servicing advances and outstanding liquidation expenses, over

     o the aggregate amount of liquidation proceeds, if any, recovered in connection with the liquidation.

     If any portion of the debt, other than excess interest, due under a mortgage loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the servicer or in connection with the bankruptcy or similar proceeding involving the related borrower, the amount so forgiven also will be treated as a realized loss.

     Additional trust expenses will reduce amounts payable to certificateholders and, consequently, may result in a loss on the offered certificates. Additional trust expenses include, among other things:

     o special servicing fees, workout fees and liquidation fees;

     o interest on unreimbursed advances;

     o the cost of various opinions of counsel required or permitted to be obtained for the servicing of the mortgage loans and the administration of the trust;

     o unanticipated, non-mortgage loan-specific expenses of the trust, including indemnities and reimbursements to the trustee as described under "The Pooling and Servicing Agreements--Matters Regarding the Trustee" in the prospectus, indemnities and reimbursements to the servicer and the depositor and indemnities and reimbursements to a replacement special servicer comparable to those for the servicer as described under "The Pooling and Servicing Agreements--Matters Regarding the Master Servicer and the Depositor" in the prospectus and federal, state and local taxes, and tax-related expenses, payable out of the trust as described under "Servicing of the Mortgage Loans--REO Properties" in this prospectus supplement and "Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes" in the prospectus;

     o any amounts expended on behalf of the trust to remediate an adverse environmental condition at any mortgaged property securing a defaulted mortgage loan. See "The Pooling and Servicing Agreements--Realization Upon Defaulted Mortgage Loans" in the prospectus; and

     o any other expense of the trust not specifically included in the calculation of realized loss for which there is no corresponding collection from a borrower.

     P&I ADVANCES

     On each distribution date, the servicer will be obligated to make P&I advances consisting of advances of delinquent principal and interest on the mortgage loans, other than balloon payments. Servicing advances and P&I advances are referred to as advances. The servicer will make P&I advances out of its own funds or, consistent with the replacement thereof as provided in the pooling and servicing agreement, funds held in the certificate account that are not required to be part of the Available Distribution Amount for that distribution date. Any funds advanced from the certificate account are required to be replaced by the servicer by the next distribution date. P&I advances for any distribution date will be in an amount generally equal to the aggregate of all monthly payments, other than balloon payments or excess interest, and any assumed monthly payments, in each case net of any related workout fee, that were due or deemed due on the mortgage loans during the same month as that distribution date and that were not paid by or on behalf of the related borrowers or otherwise collected as of the close of business on the later of that due date or the last day of the related collection period or other specified date before that distribution date. The servicer's obligations to make P&I advances on any mortgage loan will continue through liquidation of that mortgage loan or disposition of any related REO property.

     If the servicer fails to make a required P&I advance, the trustee will be required to make that P&I advance. No advance will be required to be made by the servicer or trustee if, in the judgment of that person, the advance would not be recoverable from related proceeds or any other recovery on or in respect of that mortgage loan. The trustee will be able to rely on any non-recoverability determination made by the servicer.

     If it is determined that an appraisal reduction amount exists for any required appraisal mortgage loan and subsequent delinquencies occur on the mortgage loan, the interest portion of the P&I advance for that mortgage loan will be reduced on each distribution date for so long as the appraisal reduction amount exists. No reduction will be made in the principal portion of any P&I advance. The reduction in the interest portion of the P&I advance will be the product of the amount of the interest portion of the P&I advance that would be required to be made for that distribution date without regard to this sentence, multiplied by

     o a fraction, the numerator of which is equal to the appraisal reduction amount, and the denominator of which is equal to the stated principal balance of that mortgage loan.

See "--Appraisal Reductions" below.

     The servicer and the trustee will each be entitled to recover any P&I advance made by it from related proceeds collected on the mortgage loan for which that P&I advance was made. If at any time a P&I advance made by the servicer or the trustee is determined to be a nonrecoverable advance, the servicer or the trustee will be entitled to recover the amount of that P&I advance out of funds received on or in respect of other mortgage loans. See "The Pooling and Servicing Agreement" above.

     The servicer, the trustee and any replacement special servicer each will be entitled to interest accrued on the amount of any advance it makes at a reimbursement rate per annum equal to the "prime rate" as published in the "Money Rates" section of The Wall Street Journal, as that "prime rate" may change from time to time. Interest on any advance will be payable to the party making the advance out of default interest or other collections collected on the related mortgage loan, as applicable, or, if the advance is determined to be nonrecoverable, together with the reimbursement of that advance, out of any amounts then on deposit in the certificate account. Interest accrued on outstanding advances will result in a reduction in amounts payable on the certificates unless the amount of default interest collected on the related mortgage loan is sufficient to pay that interest in full.

     APPRAISAL REDUCTIONS

     A mortgage loan will become a required appraisal loan upon the earliest of:

     o the date on which the mortgage loan becomes a modified mortgage loan,

     o the 90th day following the occurrence of any uncured delinquency in monthly payments on the mortgage loan,

     o the date on which a receiver is appointed and continues in that capacity for a mortgaged property securing the mortgage loan, and

     o the date on which a mortgaged property securing the mortgage loan becomes an REO property.

     Within 30 days of a mortgage loan becoming a required appraisal loan, or longer period if the servicer is diligently and in good faith proceeding to obtain the appraisal, the servicer is required to obtain an appraisal of the related mortgaged property from an independent MAI-designated appraiser, provided that if the mortgage loan has a principal balance of less than $2,000,000 at that time, a desktop estimation of value may be substituted for the required appraisal. No appraisal will be required if an appraisal was obtained within the prior twelve months unless the servicer determines that such appraisal is materially inaccurate. The cost of the appraisal will be advanced by the servicer and will be reimbursed to the servicer as a servicing advance.

     As a result of this appraisal, the servicer may determine that an appraisal reduction amount exists on the required appraisal loan. The appraisal reduction amount for any required appraisal loan will be an amount, calculated as of the determination date immediately succeeding the date on which the appraisal is obtained, equal to the excess, if any, of the sum of:

    (1)   the stated principal balance of the required appraisal loan,

    (2) to the extent not previously advanced by or on behalf of the servicer or the trustee, all unpaid interest on the required appraisal loan through the most recent due date before that determination date at a per annum rate equal to the related mortgage rate,

    (3) all related unreimbursed advances made for that required appraisal loan plus interest accrued on those advances at the reimbursement rate, and

    (4) all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents on the related mortgaged property, net of any escrow reserves held by the servicer to cover any of these items, over:

    90% of the appraised value of the related mortgaged property or REO property as determined by the appraisal, net of the amount of any obligation secured by liens on the property that are prior to the lien of the required appraisal loan, and are not amounts related to items included in clause (4) above and were not taken into account in the calculation of the appraised value.

     If a required appraisal is not obtained within 120 days of the date that the mortgage loan became a required appraisal loan, then until the appraisal is obtained, the appraisal reduction amount will equal 25% of the stated principal balance of the related required appraisal loan. Upon receipt of the required appraisal, the appraisal reduction amount for the required appraisal loan will be recalculated based upon the formula described above.

     Within 30 days of each anniversary of the date a mortgage loan became a required appraisal loan, the servicer is required to order an update of the prior appraisal. Based on the update, the servicer will redetermine and report to the trustee the appraisal reduction amount, if any, for that mortgage loan. No update is required for a mortgage loan that has become a corrected mortgage loan and has remained current for twelve consecutive monthly payments, and for which no other special servicing event or other event that would cause the mortgage loan to be a required appraisal loan has occurred during the preceding twelve months. The cost of the updates will be covered by and reimbursable as a servicing advance.

     A modified mortgage loan is any mortgage loan for which any special servicing event has occurred and that has been modified by the servicer in a manner that:

     o affects the amount or timing of any payment of principal or interest due on the mortgage loan, other than, or in addition to, bringing current monthly payments on that mortgage loan;

     o except as expressly contemplated by the related mortgage, results in a release of the lien of the mortgage on any material portion of the related mortgaged property without a corresponding principal prepayment in an amount not less than the fair market value, as is, of the property to be released; or

     o in the reasonable good faith judgment of the servicer, materially impairs the security for that mortgage loan or reduces the likelihood of timely payment of amounts due on that mortgage loan.

     REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

     Trustee Reports

     On each distribution date, the trustee will be required to provide or make available to each holder of a certificate as of the related record date a distribution date statement providing information relating to distributions made on that date for the relevant class and the recent status of the mortgage pool. For a discussion of the particular items of information included in each distribution date statement, as well as a discussion of annual information reports to be furnished by the trustee to persons who at any time during the prior calendar year were holders of the offered certificates, see "Description of the Certificates--Reports to Certificateholders" in the prospectus.

     In addition, based on information provided in monthly reports prepared by the servicer and delivered to the trustee, the trustee will provide or make available on each distribution date to each certificateholder, the following trustee reports, substantially in the forms provided in Annex B to this prospectus supplement, which forms are subject to change, and including substantially the following information:

    (1) A report as of the close of business on the immediately preceding determination date, containing some categories of information regarding the mortgage loans provided in "Annex A" to this prospectus supplement in the tables under the caption "Characteristics of the Mortgage Loans," calculated, where applicable, on the basis of the most recent relevant information provided by the borrowers to the servicer and by the servicer to the trustee, and presented in a loan-by-loan and tabular format substantially similar to the formats utilized in "Annex A" to this prospectus supplement.

    (2) A delinquent loan status report including those mortgage loans that, as of the close of business on the immediately preceding determination date, were delinquent 30-59 days, delinquent 60-89 days, delinquent 90 days or more, current but specially serviced, or in foreclosure but not REO property or that have become REO property.


    (3) A historical loan modification report including those mortgage loans that, as of the close of business on the immediately preceding determination date, have been modified under the pooling and servicing agreement

          o  during the collection period ending on that determination date and

          o since the cut-off date for that mortgage loan, showing its original and the revised terms.

    (4) A historical loss estimate report including as of the close of business on the immediately preceding determination date,

          o the aggregate amount of liquidation proceeds and liquidation expenses, both for the collection period ending on that determination date and for all prior collection periods, and

          o the amount of realized losses occurring both during that collection period and historically, set forth on a mortgage loan-by-mortgage loan basis.

    (5) An REO status report including for each REO property included in the trust as of the close of business on the immediately preceding determination date,

          o  the acquisition date of that REO property,

          o the amount of income collected on that REO property, net of related expenses, and other amounts, if any, received on that REO property during the collection period ending on that determination date, and


          o the value of the REO property based on the most recent appraisal or other valuation thereof available to the servicer as of that date of determination, including any prepared internally by the servicer.

    (6) A servicer watch list including a list of mortgage loans that have experienced a material decrease in debt service coverage or a loss of or bankruptcy of the largest tenant of which the servicer has actual knowledge, or that are approaching maturity.

     None of these reports will include any information that the servicer regards as confidential. Neither the servicer nor the trustee will be responsible for the accuracy or completeness of any information supplied to it by a borrower or other third party that is included in any reports, statements, materials or information prepared or provided by the servicer or the trustee, as applicable. Some information will be made available to certificateholders by electronic transmission as may be agreed upon between the depositor and the trustee.

     Before each distribution date, the servicer will deliver to the trustee by electronic means:

      o a comparative financial status report containing substantially the content provided in Annex B, including the occupancy, revenue, net operating income and debt service coverage ratio for each mortgage loan, or related mortgaged property as of the determination date immediately preceding the preparation of the report for each of the following three periods, but only to the extent the related borrower is required by the mortgage to deliver and does deliver, or otherwise agrees to provide and does provide, that information:

         o the most current available year-to-date;

         o each of the previous two full fiscal years stated separately; and

         o the base year, representing the original analysis of information used as of the cut-off date for the mortgage loan; and

     o a CMSA periodic loan file containing information on the mortgage loans and the mortgaged properties.

     In addition, the servicer is also required to perform for each mortgaged property and REO property:

     o Within 30 days after receipt of a quarterly operating statement, if any, beginning with the calendar quarter ended March 31, 2001, an operating statement analysis containing revenue, expense, and net operating income information substantially in accordance with Annex B, but only to the extent the related borrower is required by the mortgage to deliver and does deliver, or otherwise agrees to provide and does provide, that information, for the mortgaged property or REO property as of the end of that calendar quarter. The servicer will deliver to the trustee by electronic means the operating statement analysis upon request.

     o Within 30 days after receipt by the servicer of an annual operating statement, an NOI adjustment analysis containing substantially the content provided in Annex B, but only to the extent the related borrower is required by the mortgage to deliver and does deliver, or otherwise agrees to provide and does provide, that information, presenting the computation made in accordance with the methodology described in the pooling and servicing agreement to "normalize" the full year net operating income and debt service coverage numbers used by the servicer to satisfy its reporting obligation described in clause (1) above. The servicer will deliver to the trustee by electronic means the NOI adjustment analysis upon request.

     Certificate owners who have certified to the trustee their beneficial ownership of any offered certificate may also obtain copies of any of the trustee reports upon request. Otherwise, until the time definitive certificates are issued to evidence the offered certificates, the information described above will be available to the related certificate owners only if DTC and its participants provide the information to certificate owners. Communications by DTC to participants, and by participants to certificate owners, will be governed by arrangements among them, consistent with any statutory or regulatory requirements as may be in effect from time to time. Except as provided in this prospectus supplement, the servicer, the trustee, the depositor and the certificate registrar are required to recognize as certificateholders only those persons in whose names the certificates are registered on the books and records of the certificate registrar.

     INFORMATION AVAILABLE ELECTRONICALLY

     The trustee will make available each month, to any interested person, the related distribution date statement (in the form attached hereto as Annex B) via its internet website initially located at "www.ctslink.com/cmbs". In addition, the trustee will make available each month, on a restricted basis solely to privileged persons (as defined below), (i) the CMSA loan periodic update file, loan setup file, bond level file, collateral summary file and property file, (ii) the servicer reports, and (iii) as a convenience to privileged persons (and not in furtherance of the distribution thereof under the securities laws), this prospectus supplement, the prospectus and the pooling and servicing agreement. At the direction of the depositor, the trustee will remove any or all of such restrictions and make any or all of such information available to any interested person.

     A "privileged person" is any of the following: a party to the pooling and servicing agreement, a rating agency, a designee of the depositor and any person who certifies to the trustee, in the form attached to the pooling and servicing agreement, that such person is a certificateholder, a beneficial owner of a certificate or a prospective purchaser of a certificate.

     The "servicer reports" are comprised of the delinquent loan status report, the historical loan modification report, the historical loss estimate report, the REO status report, the watch list, the NOI adjustment worksheet, the comparative financial status report, the operating statement analysis and the financial file.

     The trustee makes no representations or warranties as to the accuracy or completeness of any report, document or other information made available on its internet website and assumes no responsibility therefor. In addition, the trustee may disclaim responsibility for any information distributed by the trustee for which it is not the original source.

     In connection with providing access to the trustee's internet website, the trustee may require registration and the acceptance of a disclaimer. The trustee shall not be liable for the dissemination of information in accordance with the pooling and servicing agreement. Questions regarding the trustee's internet website can be directed to the trustee's CMBS customer service desk at
(301) 815-6600.

     OTHER INFORMATION

     The trustee will make available at its offices, during normal business hours, for review by any holder, certificate owner or prospective purchaser of an offered certificate, originals or copies of the following items to the extent they are held by the trustee:


     o the pooling and servicing agreement and any amendments;


     o all trustee reports delivered to holders of each relevant class of offered certificates since the delivery date;


     o all officers' certificates and accountants' reports delivered to the trustee since the delivery date as described under "The Pooling and Servicing Agreements--Evidence as to Compliance" in the prospectus;


     o the most recent property inspection report prepared by or on behalf of the servicer and delivered to the trustee for each mortgaged property;


     o the most recent annual operating statements, if any, collected by or on behalf of the servicer and delivered to the trustee for each mortgaged property; and


     o the mortgage note, mortgage and other legal documents relating to each mortgage loan, including any and all modifications, waivers and amendments of the terms of a mortgage loan entered into by the servicer and delivered to the trustee.


     The trustee will provide copies of the items described above upon reasonable written request. The trustee may require payment for the reasonable costs and expenses of providing the copies and may also require a confirmation executed by the requesting person or entity, in a form reasonably acceptable to the trustee, to the effect that the person or entity making the request is a beneficial owner or prospective purchaser of offered certificates, is requesting the information solely for use in evaluating its investment in the certificates and will otherwise keep the information confidential.


     Certificateholders, by the acceptance of their certificates, will be deemed to have agreed to keep this information confidential. The servicer may, but is not required to, make information available over the internet.

  VOTING RIGHTS

     At all times during the term of the pooling and servicing agreement, the voting rights for the certificates will be allocated as follows:

     o 98% among the holders of the classes of principal balance certificates in proportion to the certificate balances of their certificates, adjusted as described below,

     o 1% among the holders of the Class X certificates, and

     o 1% allocated equally among the holders of the respective classes of REMIC residual certificates.

     Voting rights allocated to a class of certificateholders will be allocated among those certificateholders in proportion to the percentage interests in the class evidenced by their respective certificates. Appraisal reduction amounts will be allocated to reduce the respective certificate balances of the Class P, Class O, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C, Class B and Class A certificates (pro rata between the A-1 and A-2 certificates) in that order, solely for purposes of calculating voting rights.

     TERMINATION; RETIREMENT OF CERTIFICATES

     The obligations created by the pooling and servicing agreement will terminate following the earliest of:

     o the final payment, or advance of that payment, or other liquidation of the last mortgage loan or REO property in the trust; and

     o the purchase of all of the assets of the trust by the servicer or, if the servicer elects not to make the purchase, the depositor, when the then-aggregate stated principal balance of the mortgage pool is less than 1% of the initial pool balance.

     Any purchase by the servicer or the depositor of all the mortgage loans and other assets in the trust is required to be made at a price equal to:

     o the aggregate purchase price of all the mortgage loans, exclusive of mortgage loans for which the related mortgaged properties have become REO properties, then included in the trust; plus

     o the aggregate fair market value of all REO properties then included in the trust, which fair market value for any REO property may be less than the purchase price for the corresponding mortgage loan, as determined by an appraiser mutually agreed upon by the servicer and the trustee; minus


     o if the purchase is by the servicer, the aggregate of all amounts payable or reimbursable to the servicer under the pooling and servicing agreement.

     Written notice of termination of the pooling and servicing agreement will be given to each certificateholder. The final distribution will be made only upon surrender and cancellation of the certificates at the office of the certificate registrar or other location specified in the notice of termination.


     On the final distribution date, the aggregate amount paid by the servicer or the depositor, as the case may be, for the mortgage loans and other assets in the trust, if the trust is to be terminated as a result of the purchase of all of the assets, together with all other amounts on deposit in the certificate account, net of any portion of the foregoing not otherwise payable to a person other than the certificateholders, will be applied as described above under "--Distributions--Application of the Available Certificate Distribution Amount."


     THE TRUSTEE


     The trustee is Wells Fargo Bank Minnesota, N.A. The trustee is at all times required to be, and will be required to resign if it fails to be,


     o a corporation or association, organized and doing business under the laws of the United States of America or any state thereof or the District of Columbia, authorized under those laws to exercise corporate trust powers, having a combined capital and surplus of not less than $100,000,000, or, in some cases, a lesser amount that each rating agency has confirmed would not cause it to qualify, downgrade or withdraw its rating on any class of certificates, and subject to supervision or examination by federal or state authority and


     o an institution whose long-term senior unsecured debt is rated not less than "AA" or its equivalent by the rating agencies, or lower ratings that the rating agencies would permit without causing them to qualify, downgrade or withdraw any of the then-current ratings of the certificates.


     The corporate trust office of the trustee responsible for administration of the trust is located at 11000 Broken Land Parkway, Columbia, Maryland 21044-3562. Attention: Corporate Trust Services (CMBS) -- GMAC Commercial Mortgage Securities, Inc., Mortgage Pass-Through Certificates, Series 2001-C1.

                       YIELD AND MATURITY CONSIDERATIONS


  YIELD CONSIDERATIONS

     The yield to maturity of each class of certificates will depend on, among other things:

     o the purchase price of the certificates;

     o the applicable pass-through rate;

     o the actual performance of the mortgage loans; and

     o the rate and timing of payments on the mortgage loans.


  The Purchase Price of the Certificates

     The amount by which the yield to maturity of an offered certificate may vary from the anticipated yield will depend upon the degree to which that certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans are in turn distributed on or otherwise result in the reduction of the principal balance or notional amount, as the case may be, of that certificate. You should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on that certificate could result in an actual yield to you that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on that certificate could result in an actual yield to you that is lower than the anticipated yield. Typically, the earlier a payment of principal is made on an offered certificate purchased at a discount or premium, the greater will be the effect on the yield to maturity of that certificate. As a result, the effect on yield of principal payments on offered certificates occurring at a rate higher or lower than the rate anticipated during any particular period would not be fully offset by a subsequent like reduction or increase in the rate of principal payments during a later period.


  Actual Performance of the Mortgage Loans

     The yield to holders of the offered certificates will also depend on the extent to which holders are required to bear the effects of any losses or shortfalls on the mortgage loans. Losses and other shortfalls on the mortgage loans will be borne as described in "Description of the Certificates--Subordination; Allocation of Losses and Expenses" and "Risk Factors--Allocations of losses on the mortgage loans will reduce your payments and yield on your certificates."


  Rate and Timing of Principal Payments on the Mortgage Loans

     The yield to holders of the offered certificates will be affected by the rate and timing of principal payments on the mortgage loans, including principal prepayments on the mortgage loans resulting from both voluntary prepayments by the mortgagors and involuntary liquidations. The rate and timing of principal payments on the mortgage loans will in turn be affected by, among other things, their amortization schedules, the dates on which balloon payments are due and the rate and timing of principal prepayments and other unscheduled collections on the mortgage loans, including for this purpose collections resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties, or purchases of mortgage loans out of the trust and the allocation of such amounts under any related intercreditor agreement. Prepayments, liquidations and purchases of the mortgage loans will result in distributions on the principal balance certificates of amounts that otherwise would have been distributed, and reductions in the notional amount of the Class X certificates that would otherwise have occurred, over the remaining terms of the mortgage loans. See "Description of the Mortgage Pool--Prepayment Provisions" and "--Earnout Loans and Additional Collateral Loans" in this prospectus supplement. Defaults on the mortgage loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the mortgage loans, and, accordingly, on the principal balance certificates, while work-outs are negotiated or foreclosures are completed. See "Servicing of the Mortgage Loans--Modifications, Waivers, Amendments and Consents" in this prospectus supplement and "The Pooling and Servicing Agreements--Realization Upon Defaulted Mortgage Loans" and "Legal Aspects of Mortgage Loans--Foreclosure" in the prospectus.

     The failure on the part of any borrower to pay its ARD loan on its anticipated repayment date may result in significant delays in payments of principal on that ARD loan and on the offered certificates. Because the rate of principal payments or prepayments on the mortgage loans will depend on future events and a variety of factors, no assurance can be given as to the actual rate of principal payments or prepayments. The depositor is not aware of any publicly available or authoritative statistics that address the historical prepayment experience of a large group of mortgage loans comparable to the mortgage loans.

     FACTORS THAT AFFECT THE RATE AND TIMING OF PAYMENTS AND DEFAULTS

     The rate and timing of principal payments and defaults and the severity of losses on the mortgage loans may be affected by a number of factors, including, prevailing interest rates, the terms of the mortgage loans, including prepayment premiums, prepayment lock-out periods and amortization terms that require balloon payments, the demographics and relative economic vitality of the areas in which the mortgaged properties are located and the general supply and demand for comparable residential and commercial space in those areas, the quality of management of the mortgaged properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. See "Risk Factors" and "Description of the Mortgage Pool--Earnout Loans and Additional Collateral Loans" in this prospectus supplement and "Risk Factors" and "Yield and Maturity Considerations--The Effects of Prepayments on Yield" in the prospectus.

     The rate of prepayment on the mortgage pool is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. See "Description of the Mortgage Pool" in this prospectus supplement.

     DELAY IN PAYMENT OF DISTRIBUTIONS

     Because monthly distributions will not be made to certificateholders until a date that is scheduled to be at least 15 days following the end of the related interest accrual period, the effective yield to the holders of the offered certificates will be lower than the yield that would otherwise be produced by the applicable pass-through rates and purchase prices assuming those prices did not account for that delay.

     UNPAID DISTRIBUTABLE CERTIFICATE INTEREST

     As described under "Description of the
Certificates--Distributions--Application of the Available Certificate Distribution Amount" in this prospectus supplement, if the portion of the available distribution amount distributable in respect of interest on any class of offered certificates on any distribution date is less than the distributable certificate interest then payable for that class, the shortfall will be distributable to holders of that class of certificates on subsequent distribution dates, to the extent of available funds. Any shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of that class of certificates for so long as it is outstanding.

     WEIGHTED AVERAGE LIFE

     The weighted average life of a certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of that certificate is distributed to the holder of that certificate. For purposes of this prospectus supplement, the weighted average life of a certificate is determined by:

     o multiplying the amount of each principal distribution or reduction of the notional amount on the certificate by the number of years from the delivery date to the related distribution date,

     o summing the results, and

     o dividing the sum by the aggregate amount of the reductions in the principal balance or notional amount of that certificate.

     The weighted average life of any certificate will be influenced by, among other things, the rate at which principal of the mortgage loans is paid or otherwise collected or advanced and the extent to which those payments, collections and advances of principal are in turn applied in reduction of the certificate balance or notional amount of the class of certificates to which the certificate belongs. If the balloon payment on a balloon loan having a due date after the determination date in any month is received on the stated maturity date thereof, the excess of that payment over the related assumed monthly payment will not be included in the available distribution amount until the distribution date in the following month. As a result, the weighted average life of the certificates may be extended.

     Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the CPR or constant prepayment rate model. The CPR model assumes that a group of mortgage loans experiences prepayments each month at a specified constant annual rate. As used in each of the following sets of tables for any particular class, the column headed "0%" assumes that none of the mortgage loans is prepaid before maturity, or the anticipated repayment date, in the case of an ARD loan. The columns headed "25%," "50%," "75%" and "100%" assume that no prepayments are made on any mortgage loan during that mortgage loan's prepayment lock-out, defeasance or yield maintenance period and are otherwise made on each of the mortgage loans at the indicated CPR percentages. There is no assurance, however, that prepayments of the mortgage loans, whether or not in a prepayment lock-out period, defeasance period or yield maintenance period will conform to any particular CPR percentages, and no representation is made that the mortgage loans will prepay in accordance with the assumptions at any of the CPR percentages shown or at any other particular prepayment rate, that all the mortgage loans will prepay in accordance with the assumptions at the same rate or that mortgage loans that are in a prepayment lock-out period, defeasance period or yield maintenance period will not prepay as a result of involuntary liquidations upon default or otherwise.

     A prepayment lock-out period is any period during which the terms of the mortgage loan prohibit voluntary prepayments on the part of the borrower. A defeasance period is any period during which the borrower may, under the terms of the mortgage loan, exercise a defeasance option. A yield maintenance period is any period during which the terms of the mortgage loan require the borrower to make a yield maintenance payment together with any voluntary prepayment of the mortgage loan.

     The following tables indicate the percentage of the initial certificate balance of each class of offered certificates that would be outstanding after each of the dates shown at the indicated CPR percentages and the corresponding weighted average life of each of that class of certificates. The tables have been prepared on the basis of the information set forth on "Annex A" to this prospectus supplement and the following maturity assumptions:

    (1) the initial certificate balance, and the pass-through rate for each class of certificates are as provided in this prospectus supplement;

    (2) the scheduled monthly payments for each mortgage loan are based on payments of principal and interest (or of interest only, for those mortgage loans identified on "Annex A" to this prospectus supplement as being interest only or having an interest only period) described on "Annex A" to this prospectus supplement;

    (3) all scheduled monthly payments, including balloon payments, are timely received on the applicable due date each month beginning in May 2001;

    (4) there are no delinquencies or losses, extensions of maturity or appraisal reduction amounts on the mortgage loans and there are no casualties or condemnations affecting the mortgaged properties;

    (5) prepayments are made on each of the mortgage loans at the indicated CPR percentages provided in the table without regard to any limitations in the mortgage loans on partial voluntary principal prepayments, except to the extent modified below by the assumption numbered (13);

    (6) the ARD loans mature on their respective anticipated repayment dates;

    (7) each mortgage loan accrues interest under the method specified in "Description of the Mortgage Pool--Calculations of Interest";

    (8) neither the servicer nor the depositor exercises its right of optional termination described in this prospectus supplement;

    (9) no mortgage loan is repurchased or is required to be repurchased by a mortgage loan seller;

    (10) no Prepayment Interest Shortfalls are incurred and no prepayment premiums are collected;

    (11)  there are no additional trust expenses;

    (12) distributions on the certificates are made on the 15th calendar day of each month, beginning in May 2001;

    (13) no prepayments are received on any mortgage loan during that mortgage loan's prepayment lock-out period, defeasance period or yield maintenance period;


    (14) the prepayment provisions for each mortgage loan are as described on "Annex A" to this prospectus supplement;


    (15) no prepayments are received due to the failure to satisfy the requirements to release earnout amounts for each earnout loan (see "Annex A--Earnout Loans"); and


    (16)  the delivery date is April 5, 2001.


     To the extent that the mortgage loans have characteristics or experience performance that differs from those assumed in preparing the tables set forth below, the principal balances of the certificates may be reduced to zero on a date earlier or later than indicated by the tables. It is highly unlikely that the mortgage loans will prepay or perform in accordance with the maturity assumptions at any constant rate until maturity or that all the mortgage loans will prepay in accordance with the maturity assumptions or at the same rate. For example, some of the mortgage loans may not permit voluntary partial prepayments. In addition, variations in the actual prepayment experience and the balance of the specific mortgage loans that prepay may increase or decrease the percentages of initial certificate balances (and weighted average lives) shown in the following tables. Such variations may affect the rate of principal payments to the certificates even if the average prepayment experience of the mortgage loans is equal to the specified CPR percentages. In addition, the actual pre-tax yields on, or any other payment characteristics of, any class of offered certificates may not correspond to any of the information shown in the yield tables in this prospectus supplement, and the aggregate purchase prices of the offered certificates may not be as assumed. You must make your own decisions as to the appropriate assumptions, including prepayment assumptions to be used in deciding whether to purchase the offered certificates.


     You are urged to conduct your own analyses of the rates at which the mortgage loans may be expected to prepay.


     Based on the maturity assumptions, the following tables indicate the resulting weighted average lives of the Class A-1, Class A-2, Class B, Class C and Class D certificates and the percentage of the initial certificate balance of each class of certificates that would be outstanding after the closing date and each of the distribution dates shown under the applicable assumptions at the indicated CPR percentages.

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
             THE CLASS A-1 CERTIFICATES AT 0% CPR DURING LOCKOUT,
      DEFEASANCE, YIELD MAINTENANCE PERIOD AND OTHERWISE AT INDICATED CPR




                                                                 PREPAYMENT ASSUMPTION (CPR)
                                             -------------------------------------------------------------------
DATE                                            0% CPR       25% CPR       50% CPR       75% CPR       100% CPR
------------------------------------------   -----------   -----------   -----------   -----------   -----------
Closing Date .............................         100           100           100           100           100
April 15, 2002 ...........................          93            93            93            93            93
April 15, 2003 ...........................          86            86            86            86            86
April 15, 2004 ...........................          79            79            79            79            79
April 15, 2005 ...........................          70            70            70            70            70
April 15, 2006 ...........................          61            61            61            61            61
April 15, 2007 ...........................          52            52            52            52            52
April 15, 2008 ...........................          41            41            41            41            41
April 15, 2009 ...........................          21            21            21            21            21
April 15, 2010 ...........................           9             9             9             9             9
April 15, 2011 ...........................           0             0             0             0             0
Weighted Average Life (in years) .........         5.70          5.70          5.70          5.69          5.67
First Principal Payment Date .............     5/15/01       5/15/01       5/15/01       5/15/01       5/15/01
Last Principal Payment Date ..............     9/15/10       8/15/10       8/15/10       8/15/10       7/15/10

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
             THE CLASS A-2 CERTIFICATES AT 0% CPR DURING LOCKOUT,
      DEFEASANCE, YIELD MAINTENANCE PERIOD AND OTHERWISE AT INDICATED CPR




                                                                 PREPAYMENT ASSUMPTION (CPR)
                                             -------------------------------------------------------------------
DATE                                            0% CPR       25% CPR       50% CPR       75% CPR       100% CPR
------------------------------------------   -----------   -----------   -----------   -----------   -----------
Closing Date .............................         100           100           100           100           100
April 15, 2002 ...........................         100           100           100           100           100
April 15, 2003 ...........................         100           100           100           100           100
April 15, 2004 ...........................         100           100           100           100           100
April 15, 2005 ...........................         100           100           100           100           100
April 15, 2006 ...........................         100           100           100           100           100
April 15, 2007 ...........................         100           100           100           100           100
April 15, 2008 ...........................         100           100           100           100           100
April 15, 2009 ...........................         100           100           100           100           100
April 15, 2010 ...........................         100           100           100           100           100
April 15, 2011 ...........................           0             0             0             0             0
Weighted Average Life (in years) .........         9.76          9.75          9.73          9.71          9.55
First Principal Payment Date .............     9/15/10       8/15/10       8/15/10       8/15/10       7/15/10
Last Principal Payment Date ..............     2/15/11       2/15/11       2/15/11       2/15/11      12/15/10

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
              THE CLASS B CERTIFICATES AT 0% CPR DURING LOCKOUT,
      DEFEASANCE, YIELD MAINTENANCE PERIOD AND OTHERWISE AT INDICATED CPR




                                                                 PREPAYMENT ASSUMPTION (CPR)
                                             --------------------------------------------------------------------
DATE                                            0% CPR       25% CPR       50% CPR       75% CPR       100% CPR
------------------------------------------   -----------   -----------   -----------   -----------   ------------
Closing Date .............................         100           100           100           100            100
April 15, 2002 ...........................         100           100           100           100            100
April 15, 2003 ...........................         100           100           100           100            100
April 15, 2004 ...........................         100           100           100           100            100
April 15, 2005 ...........................         100           100           100           100            100
April 15, 2006 ...........................         100           100           100           100            100
April 15, 2007 ...........................         100           100           100           100            100
April 15, 2008 ...........................         100           100           100           100            100
April 15, 2009 ...........................         100           100           100           100            100
April 15, 2010 ...........................         100           100           100           100            100
April 15, 2011 ...........................           0             0             0             0              0
Weighted Average Life (in years) .........         9.94          9.91          9.89          9.86           9.69
First Principal Payment Date .............     2/15/11       2/15/11       2/15/11       2/15/11       12/15/10
Last Principal Payment Date ..............     3/15/11       3/15/11       3/15/11       2/15/11       12/15/10

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
              THE CLASS C CERTIFICATES AT 0% CPR DURING LOCKOUT,
      DEFEASANCE, YIELD MAINTENANCE PERIOD AND OTHERWISE AT INDICATED CPR




                                                                 PREPAYMENT ASSUMPTION (CPR)
                                             --------------------------------------------------------------------
DATE                                            0% CPR       25% CPR       50% CPR       75% CPR       100% CPR
------------------------------------------   -----------   -----------   -----------   -----------   ------------
Closing Date .............................         100           100           100           100            100
April 15, 2002 ...........................         100           100           100           100            100
April 15, 2003 ...........................         100           100           100           100            100
April 15, 2004 ...........................         100           100           100           100            100
April 15, 2005 ...........................         100           100           100           100            100
April 15, 2006 ...........................         100           100           100           100            100
April 15, 2007 ...........................         100           100           100           100            100
April 15, 2008 ...........................         100           100           100           100            100
April 15, 2009 ...........................         100           100           100           100            100
April 15, 2010 ...........................         100           100           100           100            100
April 15, 2011 ...........................           0             0             0             0              0
Weighted Average Life (in years) .........         9.94          9.94          9.94          9.92           9.75
First Principal Payment Date .............     3/15/11       3/15/11       3/15/11       2/15/11       12/15/10
Last Principal Payment Date ..............     3/15/11       3/15/11       3/15/11       3/15/11        1/15/11

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
              THE CLASS D CERTIFICATES AT 0% CPR DURING LOCKOUT,
      DEFEASANCE, YIELD MAINTENANCE PERIOD AND OTHERWISE AT INDICATED CPR




                                                                 PREPAYMENT ASSUMPTION (CPR)
                                             -------------------------------------------------------------------
DATE                                            0% CPR       25% CPR       50% CPR       75% CPR       100% CPR
------------------------------------------   -----------   -----------   -----------   -----------   -----------
Closing Date .............................         100           100           100           100           100
April 15, 2002 ...........................         100           100           100           100           100
April 15, 2003 ...........................         100           100           100           100           100
April 15, 2004 ...........................         100           100           100           100           100
April 15, 2005 ...........................         100           100           100           100           100
April 15, 2006 ...........................         100           100           100           100           100
April 15, 2007 ...........................         100           100           100           100           100
April 15, 2008 ...........................         100           100           100           100           100
April 15, 2009 ...........................         100           100           100           100           100
April 15, 2010 ...........................         100           100           100           100           100
April 15, 2011 ...........................           0             0             0             0             0
Weighted Average Life (in years) .........         9.94          9.94          9.94          9.94          9.78
First Principal Payment Date .............     3/15/11       3/15/11       3/15/11       3/15/11       1/15/11
Last Principal Payment Date ..............     3/15/11       3/15/11       3/15/11       3/15/11       1/15/11

  PRICE/YIELD TABLES


     The tables set forth below show the corporate bond equivalent or CBE yield and weighted average life in years for each class of offered certificates, under the maturity assumptions.


     The yields provided in the following tables were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on each class of offered certificates, would cause the discounted present value of the assumed stream of cash flows as of April 5, 2001 to equal the assumed purchase prices, plus accrued interest at the applicable pass-through rate on page S-5 from and including April 1, 2001 to but excluding the delivery date, and converting the monthly rates to semi-annual corporate bond equivalent rates. That calculation does not take into account variations that may occur in the interest rates at which you may be able to reinvest funds received by them as reductions of the certificate balances of classes of offered certificates and consequently does not purport to reflect the return on any investment in those classes of offered certificates when reinvestment rates are considered. Purchase prices are expressed in 32nds as a percentage of the initial certificate balance of the specified class (i.e., 99-16 means 99 16/32%) and are exclusive of accrued interest.

            PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE,
         FIRST PRINCIPAL PAYMENT DATE AND LAST PRINCIPAL PAYMENT DATE
              FOR THE CLASS A-1 CERTIFICATES AT THE SPECIFIED CPRS




                                           % CPR DURING LOCKOUT, DEFEASANCE, YIELD
                                                MAINTENANCE AND PENALTY PERIOD
                                                  OTHERWISE AT INDICATED CPR
                                       ------------------------------------------------
ASSUMED PRICE (32NDS)                   0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
-------------------------------------- -------- --------- --------- --------- ---------
 99-00 ...............................
 99-04 ...............................
 99-08 ...............................
 99-12 ...............................
 99-16 ...............................
 99-20 ...............................
 99-24 ...............................
 99-28 ...............................
100-00 ...............................
100-04 ...............................
100-08 ...............................
100-12 ...............................
100-16 ...............................
100-20 ...............................
100-24 ...............................
100-28 ...............................
101-00 ...............................
Weighted Average Life (yrs.) .........
First Principal Payment Date .........
Last Principal Payment Date ..........

            PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE,
         FIRST PRINCIPAL PAYMENT DATE AND LAST PRINCIPAL PAYMENT DATE
             FOR THE CLASS A-2 CERTIFICATES AT THE SPECIFIED CPRS




                                           % CPR DURING LOCKOUT, DEFEASANCE, YIELD
                                                MAINTENANCE AND PENALTY PERIOD
                                                  OTHERWISE AT INDICATED CPR
                                       ------------------------------------------------
ASSUMED PRICE (32NDS)                   0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
-------------------------------------- -------- --------- --------- --------- ---------
 99-00 ...............................
 99-04 ...............................
 99-08 ...............................
 99-12 ...............................
 99-16 ...............................
 99-20 ...............................
 99-24 ...............................
 99-28 ...............................
100-00 ...............................
100-04 ...............................
100-08 ...............................
100-12 ...............................
100-16 ...............................
100-20 ...............................
100-24 ...............................
100-28 ...............................
101-00 ...............................
Weighted Average Life (yrs.) .........
First Principal Payment Date .........
Last Principal Payment Date ..........

            PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE,
         FIRST PRINCIPAL PAYMENT DATE AND LAST PRINCIPAL PAYMENT DATE
              FOR THE CLASS B CERTIFICATES AT THE SPECIFIED CPRS




                                           % CPR DURING LOCKOUT, DEFEASANCE, YIELD
                                                MAINTENANCE AND PENALTY PERIOD
                                                  OTHERWISE AT INDICATED CPR
                                       ------------------------------------------------
ASSUMED PRICE (32NDS)                   0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
-------------------------------------- -------- --------- --------- --------- ---------
 99-00 ...............................
 99-04 ...............................
 99-08 ...............................
 99-12 ...............................
 99-16 ...............................
 99-20 ...............................
 99-24 ...............................
 99-28 ...............................
100-00 ...............................
100-04 ...............................
100-08 ...............................
100-12 ...............................
100-16 ...............................
100-20 ...............................
100-24 ...............................
100-28 ...............................
101-00 ...............................
Weighted Average Life (yrs.) .........
First Principal Payment Date .........
Last Principal Payment Date ..........

            PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE,
         FIRST PRINCIPAL PAYMENT DATE AND LAST PRINCIPAL PAYMENT DATE
              FOR THE CLASS C CERTIFICATES AT THE SPECIFIED CPRS




                                           % CPR DURING LOCKOUT, DEFEASANCE, YIELD
                                                MAINTENANCE AND PENALTY PERIOD
                                                  OTHERWISE AT INDICATED CPR
                                       ------------------------------------------------
ASSUMED PRICE (32NDS)                   0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
-------------------------------------- -------- --------- --------- --------- ---------
 99-00 ...............................
 99-04 ...............................
 99-08 ...............................
 99-12 ...............................
 99-16 ...............................
 99-20 ...............................
 99-24 ...............................
 99-28 ...............................
100-00 ...............................
100-04 ...............................
100-08 ...............................
100-12 ...............................
100-16 ...............................
100-20 ...............................
100-24 ...............................
100-28 ...............................
101-00 ...............................
Weighted Average Life (yrs.) .........
First Principal Payment Date .........
Last Principal Payment Date ..........

            PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE,
         FIRST PRINCIPAL PAYMENT DATE AND LAST PRINCIPAL PAYMENT DATE
              FOR THE CLASS D CERTIFICATES AT THE SPECIFIED CPRS




                                           % CPR DURING LOCKOUT, DEFEASANCE, YIELD
                                                MAINTENANCE AND PENALTY PERIOD
                                                  OTHERWISE AT INDICATED CPR
                                       ------------------------------------------------
ASSUMED PRICE (32NDS)                   0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
-------------------------------------- -------- --------- --------- --------- ---------
 99-00 ...............................
 99-04 ...............................
 99-08 ...............................
 99-12 ...............................
 99-16 ...............................
 99-20 ...............................
 99-24 ...............................
 99-28 ...............................
100-00 ...............................
100-04 ...............................
100-08 ...............................
100-12 ...............................
100-16 ...............................
100-20 ...............................
100-24 ...............................
100-28 ...............................
101-00 ...............................
Weighted Average Life (yrs.) .........
First Principal Payment Date .........
Last Principal Payment Date ..........

                        FEDERAL INCOME TAX CONSEQUENCES

     The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of offered certificates is based on laws, regulations, including the REMIC regulations promulgated by the Treasury Department, rulings and decisions now in effect, or proposed regulations, all of which may change, possibly retroactively. To the extent that the following summary relates to matters of law or legal conclusions with respect thereto, the summary is correct in all material respects in the opinion of Orrick, Herrington & Sutcliffe LLP, special United States federal tax counsel for the depositor. This summary does not address the federal income tax consequences of an investment in offered certificates applicable to all categories of investors. For example, it does not discuss the federal income tax consequences of the purchase, ownership and disposition of offered certificates by investors that are subject to special treatment under the federal income tax laws, including banks and thrifts, insurance companies, regulated investment companies, dealers in securities, holders that will hold the offered certificates as a position in a "straddle" for tax purposes or as part of a "synthetic security," "conversion transaction," or other integrated investment comprised of the offered certificates and one or more other investments, foreign investors, trusts and estates and pass-through entities, the equity holders of which are any of the foregoing. Prospective investors should consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of offered certificates.

     For federal income tax purposes, three separate REMIC elections will be made for segregated asset pools which make up the trust, other than any excess interest collected on the ARD loans. The resulting REMICs will be referred to in this prospectus supplement as "REMIC I," "REMIC II" and "REMIC III," respectively. Upon the issuance of the offered certificates, Orrick, Herrington & Sutcliffe LLP, counsel to the depositor, will deliver its opinion to the effect that, assuming compliance with all provisions of the pooling and servicing agreement, for federal income tax purposes, REMIC I, REMIC II and REMIC III will each qualify as a REMIC under the Internal Revenue Code of 1986, as amended, called the Code. For federal income tax purposes, the Class R-I certificates will be the sole class of "residual interests" in REMIC I; the Class R-II certificates will be the sole class of "residual interests" in REMIC II; except to the extent representing the right to excess interest on the ARD loans, the certificates, other than the REMIC residual certificates, will evidence the "regular interests" in, and will be treated as debt instruments of, REMIC III; and the Class R-III certificates will be the sole class of "residual interests" in REMIC III. See "Federal Income Tax Consequences--REMICs" in the prospectus.


  ORIGINAL ISSUE DISCOUNT AND PREMIUM

     The offered certificates may be treated as having been issued with original issue discount for federal income tax reporting purposes. For purposes of computing the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes it will be assumed that there are no prepayments on the mortgage loans, except that it is assumed that the ARD loans will pay their respective outstanding principal balances on their related anticipated repayment dates. No representation is made as to the actual expected rate of prepayment of any mortgage loan. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" in the prospectus. The Class P certificates, in addition to evidencing REMIC regular interests, will also evidence undivided beneficial interests in the portion of the trust consisting of any excess interest collected on ARD loans. Those beneficial interests will constitute interests in a grantor trust for federal income tax purposes.

     The IRS has issued OID Regulations under Sections 1271 to 1275 of the Code addressing the treatment of debt instruments issued with original issue discount. You should be aware that the OID Regulations and Section 1272(a)(6) of the Code do not adequately address issues relevant to, or are not applicable to, securities such as the certificates. For example, because as specified on page S-5, certain classes of certificates bear interest at a rate based on the lesser of a fixed rate or a rate based on the weighted average mortgage rate, it is not entirely clear that the method intended to be used by the trust fund in reporting that interest (i.e., as "qualified stated interest") would be recognized by the IRS. Prospective purchasers of the offered certificates are advised to consult their tax advisors concerning the tax treatment of the certificates.

     See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" in the prospectus.

     The OID Regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that of the issuer. Accordingly, it is possible that holders of certificates may be able to select a method for recognizing original issue discount that differs from that used by the trustee in preparing reports to certificateholders and the IRS. Prospective investors are advised to consult their tax advisors concerning the treatment of any original issue discount on purchased certificates.

     Prepayment premiums collected on the mortgage loans will be distributed to the holders of each class of certificates entitled to the prepayment premiums as described in this prospectus supplement. It is not clear under the Code when the amount of a prepayment premium should be taxed to the holder of a class of certificates entitled to a prepayment premium. For federal income tax reporting purposes, prepayment premiums will be treated as income to the holders of a class of certificates entitled to prepayment premiums only after the servicer's actual receipt of a prepayment premium that the class of certificates is entitled to under the terms of the pooling and servicing agreement. It appears that prepayment premiums are to be treated as ordinary income rather than capital gain. However, the correct characterization of that income is not clear and certificateholders should consult their tax advisors concerning the treatment of prepayment premiums.

     Some classes of certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of a class of certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price and the distributions remaining to be made on the certificate at the time of its acquisition by the certificateholder. Holders of each affected class of certificates should consult their tax advisors regarding the possibility of making an election to amortize that premium. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium" in the prospectus.

  NEW WITHHOLDING REGULATIONS

     The Treasury Department has issued new regulations which make modifications to the withholding, backup withholding and information reporting rules described in the prospectus. The New Regulations attempt to unify certification requirements and to modify reliance standards. The New Regulations will be effective for payments made after December 31, 2000, subject to certain transition rules. Prospective investors are urged to consult their tax advisors regarding the New Regulations.


  CHARACTERIZATION OF INVESTMENTS IN OFFERED CERTIFICATES

     Class P certificateholders' right to receive excess interest will be treated as "stripped coupons" under Section 1286 of the Code. Because excess interest will arise on the ARD loans only if, contrary to the prepayment assumption utilized in determining the rate of accrual of original issue discount as described above, they do not prepay on their related anticipated repayment dates, for federal income tax information reporting purposes it will initially be assumed that no excess interest will be paid. Consequently, excess interest will not be reported as income in federal income tax information reports sent to certificateholders entitled thereto until excess interest actually accrues. Similarly, no portion of that holders' purchase price of their certificates will be treated as allocable to their right to receive possible distributions of excess interest. However, the Internal Revenue Service might conceivably disagree with this treatment and assert that additional income should be accrued for projected possible payments of excess interest in advance of its actual accrual, that additional original issue discount income should be accrued for the affected certificates, or both. Class P certificateholders should consult with their tax advisors regarding the overall tax consequences of their right to receive excess interest.

     The offered certificates will be treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code generally in the same proportion that the assets of the trust would be so treated. In addition, interest, including original issue discount, if any, on the offered certificates will be interest described in Section 856(c)(3)(B) of the Code generally to the extent that the certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code. Moreover, the offered certificates will be "qualified mortgages" under Section 860G(a)(3) of the Code if transferred to another REMIC on its start-up day in exchange for regular or residual interests therein.

     The offered certificates will be treated as assets within the meaning of
Section 7701(a)(19)(C) of the Code generally only to the extent of the portion of the mortgage loans secured by residential mortgaged properties and, accordingly, investment in the offered certificates may not be suitable for certain thrift institutions. See "Description of the Mortgage Pool" in this prospectus supplement.

     For further information regarding the federal income tax consequences of investing in the offered certificates, see "Federal Income Tax
Consequences--REMICs" in the prospectus.


                             METHOD OF DISTRIBUTION

     The depositor has agreed to sell, and Goldman, Sachs & Co. and Deutsche Banc Alex. Brown Inc. have each agreed to purchase, the portion of the certificates of each class listed opposite its name in the table below. The terms of these purchases are governed by an underwriting agreement, dated on or
about March   , 2001, among the depositor, GMACCM and each of the underwriters.


     It is expected that delivery of the offered certificates will be made only in book-entry form through the Same Day Funds Settlement System of DTC,
Clearstream, Luxembourg and Euroclear on or about April   , 2001, against
payment therefor in immediately available funds.

                               ALLOCATION TABLE




UNDERWRITER                                  CLASS A-1     CLASS A-2     CLASS B     CLASS C     CLASS D
-----------------------------------------   -----------   -----------   ---------   ---------   --------
Goldman, Sachs & Co. ....................
Deutsche Banc Alex. Brown Inc. ..........
                                            ---           ---           ---         ---         ---
Total ...................................   100%          100%          100%        100%        100%
                                            ===           ===           ===         ===         ===

     The underwriters have agreed, provided the terms and conditions of the underwriting agreement are met, to purchase all of the offered certificates if any are purchased. If either underwriter defaults, the offering agreement provides that, in specified circumstances, the purchase commitment of the nondefaulting underwriter may be increased or the underwriting may be terminated.

     Under the underwriting agreement, each underwriter must pay for and accept delivery of its certificates provided that specified conditions are met, including the receipt of legal opinions, that no stop order suspending the effectiveness of the depositor's registration statement is in effect, and that no proceedings for that purpose are pending before or threatened by the SEC.

     The distribution of the offered certificates by any underwriter may be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of the sale. Proceeds to the depositor from the sale of the offered certificates, before deducting expenses payable by the depositor to the underwriters, will be approximately
   % of the aggregate certificate balance of the offered certificates, plus accrued interest. Each underwriter may effect transactions by selling its certificates to or through dealers. Dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriter for whom they act as agent. In connection with the sale of the offered certificates, each underwriter may be deemed to have received compensation from the depositor in the form of underwriting compensation. Each underwriter and any dealers that participate with the underwriter in the distribution of the offered certificates may be deemed to be underwriters and any profit on the resale of the offered certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

     Deutsche Banc Alex. Brown Inc. is an affiliate of GACC and Goldman, Sachs & Co. is an affiliate of GSMC and Archon Financial, L.P.

     The depositor will indemnify the underwriters, and under limited circumstances the underwriters will severally and not jointly indemnify the depositor against specified civil liabilities under the Securities Act of 1933 or contribute to payments to be made in respect thereof.

     A secondary market for the offered certificates may not develop and, if it does develop, it may not continue. The primary source of ongoing information available to investors concerning the offered certificates will be the trustee reports discussed in this prospectus supplement under "Description of the Certificates--Reports to Certificateholders; Available Information." Except as described in this prospectus supplement under "Description of the Certificates--Reports to Certificateholders; Available Information," any additional information regarding the offered certificates may not be available through any other source. In addition, the depositor is not aware of any source through which price information about the offered certificates will be available on an ongoing basis. The limited nature of that information regarding the offered certificates may adversely affect the liquidity of the offered certificates, even if a secondary market for the offered certificates becomes available.


                                 LEGAL MATTERS

     Certain legal matters will be passed upon for the depositor by Orrick, Herrington & Sutcliffe LLP, and for the underwriters by Brown & Wood LLP.


                                    RATINGS

     The offered certificates are required to receive ratings from Fitch and Standard & Poor's that are not lower than those indicated under "Summary of Series 2001-C1 Mortgage Pass-Through Certificates and Pool Characteristics." The ratings of the offered certificates address the likelihood of the timely receipt by holders thereof of all payments of interest, other than excess interest, to which they are entitled on each distribution date and the ultimate receipt by holders thereof of all payments of principal to which they are entitled, if any, by the April 2034 distribution date. The ratings take into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the certificates, and the extent to which the payment stream from the mortgage pool is adequate to make payments of principal and interest required under the offered certificates.

     The ratings of the offered certificates do not, however, address any of the following:

     o the likelihood or frequency of voluntary or involuntary principal prepayments on the mortgage loans;

     o the degree to which prepayments might differ from those originally anticipated;

     o whether and to what extent prepayment premiums will be collected with prepayments or the corresponding effect on yield to investors;

     o whether and to what extent excess interest will be collected on any ARD loan;

     o whether and to what extent default interest will be collected on the mortgage loans; and

     o the tax treatment of payments on the offered certificates.

     Any rating agency not requested to rate the offered certificates may nonetheless issue any rating to any class thereof. A rating assigned to any class of offered certificates by a rating agency that has not been requested by the depositor to do so may be lower than the ratings assigned by any rating agency rating that class.

     You should evaluate the ratings on the offered certificates independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold a security and may be changed or withdrawn at any time by the assigning rating agency.


                                LEGAL INVESTMENT

     As of the date of their issuance, any offered certificates rated in the category of "AAA" or "AA" or the equivalent by at least one rating agency will be "mortgage related securities" for the purposes of the Secondary Mortgage Market Enhancement Act of 1984 or "SMMEA." No other offered certificates will be "mortgage related securities" for purposes of SMMEA. As a result, the appropriate characterization of the

Non-SMMEA certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the non-SMMEA certificates of any class, may be subject to significant interpretative uncertainties. In addition, institutions whose investment activities are subject to review by federal or state regulatory authorities may be or may become subject to restrictions in certain forms of mortgage related securities. The depositor makes no representation as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent the offered certificates constitute legal investments for them or are subject to investment capital or other restrictions. See "Legal Investment" in the prospectus.


                              ERISA CONSIDERATIONS

     If you are a fiduciary of any employee benefit plan or other retirement plan or arrangement, including individual retirement accounts and annuities, Keogh plans and entities in which those plans have invested, such as collective investment funds, insurance company separate accounts and insurance company general accounts, you should review with your counsel whether your purchase or holding of offered certificates could give rise to a transaction that is prohibited or is not otherwise permitted under either ERISA or Section 4975 of the Code or whether there exists any statutory, regulatory or administrative exemption applicable to those "prohibited transactions."

     If you purchase or hold the Class A-1, Class A-2, Class B, Class C or Class D certificates, on behalf of or with "plan assets" of a plan, your purchase may qualify for exemptive relief under the exemption, as described under "ERISA Considerations--Prohibited Transaction Exemption" in the prospectus. To qualify for the exemption, however, a number of conditions must be met, including the requirement that the plan must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, that at the time of acquisition, the certificates must be rated in one of the top four generic rating categories by at least one rating agency, and that the offered certificates must evidence rights and interests that may be subordinated to the rights and interests evidenced by the other certificates of the same trust only if the offered certificates are issued in a designated transaction, which requires that the assets of the trust consist of certain types of consumer receivables, secured credit instruments or secured obligations that bear interest or are purchased at a discount, including certain mortgage obligations secured by real property.

     Each beneficial owner of an offered certificate or any interest therein shall be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not a plan investor, (ii) it has acquired and is holding such offered certificates in reliance on the exemption referenced in the preceding paragraph, and that it understands that there are certain conditions to the availability of this exemption, including that the offered certificates must be rated, at the time of purchase, not lower than "BBB-" (or its equivalent) by Standard & Poor's, Fitch or Moody's Investor Services, Inc. or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an "insurance company general account", as such term is defined in PTCE 95-60, and (3) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied.

     If you are an insurance company and you would like to invest your general account assets in the offered certificates, you should consult with your legal advisors about whether Section 401(c) of ERISA, as described under "ERISA Considerations--Representation From Investing Plans" in the prospectus, may apply to you. On January 5, 2000, the DOL published final regulations under
Section 401(c) that will generally become applicable on July 5, 2001.


     If you are a plan fiduciary or other person considering whether to purchase an offered certificate on behalf of or with "plan assets" of a plan, you should consult with your counsel about whether the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and
Section 4975 of the Code may apply to your investment, and whether the exemption or any other prohibited transaction exemption may be available in connection with your purchase. See "ERISA Considerations" in the prospectus.

                                   GLOSSARY

     AVAILABLE DISTRIBUTION AMOUNT--The Available Certificate Distribution Amount for any distribution date will generally equal:

    (1) all amounts on deposit in the certificate account and the distribution account as of the close of business on the related determination date, excluding:

         o monthly payments collected but due on a due date after the related collection period;

         o  prepayment premiums;

         o amounts that are payable or reimbursable to any person other than the certificateholders, including amounts payable to the servicer, any replacement special servicer or the trustee as compensation or to reimburse outstanding advances and amounts payable for additional trust expenses;

         o amounts deposited in the certificate account or the distribution account, as the case may be, in error;

         o for any distribution date in February, and in any January in a year that is not a leap year, the withheld amounts for the interest reserve loans to be deposited in the interest reserve account and held for future distribution; and

         o amounts that represent excess interest or excess liquidation proceeds; plus

    (2) to the extent not already included in clause (1), any P&I advances made for that distribution date and payments made by the servicer to cover Prepayment Interest Shortfalls and Balloon Payment Interest Shortfalls incurred during the related collection period; plus

    (3) for the distribution date occurring in each March, the withheld amounts for the interest reserve loans then on deposit in the interest reserve account as described under "Description of the Certificates--Interest Reserve Account" in this prospectus supplement; plus

    (4) for any mortgage loan with a due date after the determination date in each month, the monthly payment, other than any balloon payment, due in the same month as that distribution date if received by the related due date in that month.

     BALLOON PAYMENT INTEREST EXCESS--If the due date for any balloon payment on a balloon mortgage loan occurs on a later date than the due date in prior months, the amount of interest (net of related servicing fees and, if applicable, excess interest) accrued on the related balloon loan for the additional number of days will, to the extent actually collected in connection with the payment of the balloon payment on or before the succeeding determination date, constitute a Balloon Payment Interest Excess.

     BALLOON PAYMENT INTEREST SHORTFALL--If the due date for any balloon on a balloon mortgage loan payment occurs on an earlier date than the due date in prior months, the additional amount of interest (net of related servicing fees and, if applicable, excess interest) that would have accrued on the related balloon loan if the stated maturity date were on the later date will, to the extent not paid by the borrower, constitute a Balloon Payment Interest Shortfall.

     NET AGGREGATE PREPAYMENT INTEREST SHORTFALL--The Net Aggregate Prepayment Interest Shortfall for any distribution date will be the amount, if any, by which the aggregate of all Prepayment Interest Shortfalls incurred on the mortgage pool during the related collection period, exceeds any payment made by the servicer for that distribution date to cover those Prepayment Interest Shortfalls.

     NET MORTGAGE RATE--The Net Mortgage Rate for any mortgage loan is an annual rate equal to the related mortgage rate in effect from time to time, minus the servicing fee rate. However, for purposes of calculating pass-through rates, the net mortgage rate for any mortgage loan will be determined without regard to any modification, waiver or amendment of the terms of the mortgage loan, whether agreed to by the servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower or the application of the revised rate to any ARD loan.

     PREPAYMENT INTEREST EXCESS--If a borrower voluntarily prepays a mortgage loan, in whole or in part, after the due date in any collection period, the amount of interest (net of related servicing fees and, if applicable, excess interest) accrued on the prepayment from that due date to, but not including, the date of prepayment or any later date through which interest accrues will, to the extent actually collected, constitute a Prepayment Interest Excess.

     PREPAYMENT INTEREST SHORTFALL--If a borrower prepays a mortgage loan, in whole or in part, before the due date in any collection period and does not pay interest on that prepayment through the due date, then the shortfall in a full month's interest (net of related servicing fees and, if applicable, excess interest) on the prepayment will constitute a Prepayment Interest Shortfall.

     PRINCIPAL DISTRIBUTION AMOUNT--The Principal Distribution Amount for any distribution date will, generally, equal the aggregate of the following, without duplication:

    (1) the principal portions of all monthly payments, other than balloon payments, and any assumed monthly payments due or deemed due, as the case may be, on the mortgage loans for their respective due dates occurring during the same calendar month as that distribution date;

    (2) all voluntary principal prepayments received on the mortgage loans during the related collection period;

    (3) for any balloon loan for which the stated maturity date occurred, or any ARD loan for which the anticipated repayment date occurred, during or before the related collection period, any payment of principal, exclusive of any voluntary principal prepayment and any amount described in clause (4) below, made by or on behalf of the related borrower during the related collection period, net of any portion of the payment that represents a recovery of the principal portion of any monthly payment, other than a balloon payment, due, or the principal portion of any assumed monthly payment deemed due, for that mortgage loan on a due date during or before the same calendar month as that distribution date and not previously recovered;

    (4) the portion of all liquidation proceeds, condemnation proceeds and insurance proceeds received on the mortgage loans during the related collection period that were identified and applied by the servicer as recoveries of principal, in each case, exclusive of any portion of those amounts that represents a recovery of the principal portion of any monthly payment, other than a balloon payment, due and any excess liquidation proceeds, or the principal portion of any assumed monthly payment deemed due, for the related mortgage loan on a due date during or before the same calendar month as that distribution date and not previously recovered; and


    (5) if that distribution date is after the initial distribution date, the excess, if any, of the principal distribution amount for the immediately preceding distribution date over the aggregate distributions of principal made on the principal balance certificates from the principal distribution amount on that immediately preceding distribution date.


     WEIGHTED AVERAGE NET MORTGAGE RATE--The Weighted Average Net Mortgage Rate for each distribution date is the weighted average of the net mortgage rates for the mortgage loans as of the beginning of the related collection period, weighted on the basis of their respective stated principal balances outstanding immediately before that distribution date.

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

                                    ANNEX A


                     CHARACTERISTICS OF THE MORTGAGE LOANS

     The schedule and tables appearing in this Annex A set forth certain information for the mortgage loans and mortgaged properties. The information is presented, where applicable, as of the cut-off date for each mortgage loan and the related mortgaged properties. The statistics in such schedule and tables were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. The information and operating statements were generally unaudited and have not been independently verified by the depositor or the underwriters or any of their respective affiliates or any other person. The sum of the amounts in any column of any of the tables of this Annex A may not equal the indicated total under such column due to rounding.

     Net income for a mortgaged property as determined in accordance with generally accepted accounting principles would not be the same as the stated underwritten net cash flow for such mortgaged property as provided in the following schedule or tables. In addition, underwritten net cash flow is not a substitute for or comparable to operating income as determined in accordance with generally accepted accounting principles as a measure of the results of a property's operations or a substitute for cash flows from operating activities determined in accordance with GAAP as a measure of liquidity. No representation is made as to the future net cash flow of the mortgaged properties, nor is the underwritten net cash flow provided in this prospectus supplement for any mortgaged property intended to represent such future net cash flow.

     In the schedule and tables provided in this Annex A, for mortgage loans evidenced by one mortgage note, but secured by multiple mortgaged properties, for some purposes, separate amounts for each such related mortgaged property are shown.


DEFINITIONS

     For purposes of the prospectus supplement, including the schedule and tables in this Annex A, the indicated terms have the following meanings, as modified, by reference to the "Certain Loan Payment Terms" below and footnotes to the schedules that follow:

     1. "Underwritten net cash flow," "underwritten NCF" or "UW NCF" for any mortgaged property, means an estimate of cash flow available for debt service in a typical year of stable, normal operations. Generally, it is the estimated revenue derived from the use and operation of such mortgaged property less the sum of estimated (a) operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising), (b) fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments), (c) with the exception of multifamily and hospitality properties, capital expenditures and reserves for capital expenditures, including tenant improvement costs and leasing commissions, as applicable, and (d) allowance for vacancies and losses. Underwritten net cash flow generally does not reflect interest expense and non-cash items such as depreciation and amortization. The underwritten net cash flow for each mortgaged property is calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual net cash flow for such mortgaged property to differ materially from the underwritten net cash flow for any mortgaged property. Some assumptions and subjective judgments relate to future events, conditions and circum-stances, including future expense levels, the re-leasing of vacant space and the continued leasing of occupied space, that will be affected by a variety of complex factors over which none of the depositor, the seller or the servicer have control. In some cases, the underwritten net cash flow for any mortgaged property is higher, and may be materially higher, than the annual net cash flow for that mortgaged property, based on historical operating statements.

     In determining underwritten net cash flow for a mortgaged property, the seller generally relied on rent rolls and/or other generally unaudited financial information provided by the respective borrowers. In some cases the appraisal and/or local market information was the primary basis for the determination. From that information, the seller calculated stabilized estimates of cash flow that took into consideration historical financial statements (where available), material changes in the operating position of a mortgaged property of which the applicable seller was aware (e.g., newly signed leases, expirations of "free rent" periods and market rent and market vacancy data), and estimated capital expenditures, leasing commission and tenant improvement reserves. In some cases, the applicable seller's estimate of underwritten net cash flow reflected differences from the information contained in the operating statements obtained from the respective borrowers (resulting in either an increase or decrease in the estimate of underwritten net cash flow derived therefrom) based upon the seller's own analysis of those operating statements and the assumptions applied by the respective borrowers in preparing those statements and information. In some instances, for example, property management fees and other expenses may have been taken into account in the calculation of underwritten net cash flow even though these expenses may not have been reflected in actual historic operating statements. In most of those cases, the information was annualized, with adjustments for items deemed not appropriate to be annualized, before using it as a basis for the determination of underwritten net cash flow. No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by any seller in determining the presented operating information.

     2. "Annual debt service" generally means, for any mortgage loan, 12 times the monthly payment in effect as of the cut-off date for such mortgage loan or, for some mortgage loans that pay interest for only a period of time, 12 times the monthly payment in effect at the end of such period.

     3. "UW NCF DSCR," "underwritten NCF DSCR," "debt service coverage ratio," "DSC Ratio" or "DSCR" means, for any mortgage loan, (a) the underwritten net cash flow for the mortgaged property, divided by (b) the annual debt service for such mortgage loan, assuming for the purposes of this Annex A, except as otherwise indicated, in the case of the mortgage loans providing for earnout reserves (which, if the conditions for release are not met by a certain date, would be used to partially prepay or defease the mortgage loan), that the principal balance of the mortgage loan is reduced by the amount of the earnout.


     Generally, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property that is available for debt service to (b) required debt service payments. However, debt service coverage ratios measure only the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property's ability to service the mortgage debt over the entire remaining loan term. The underwritten NCF DSCRs are presented in this prospectus supplement for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a mortgaged property to generate sufficient cash flow to repay the related mortgage loan. As a result, no assurance can be given, and no representation is made, that the underwritten NCF DSCRs accurately reflect that ability. The underwritten NCF DSCR for the interest-only mortgage loans is based on the payment due after the interest-only period, and for the step amortization mortgage loans is based on the payment due as of the cut-off date or the payment due after the interest-only period, as applicable.

     4. "Appraised value" means, for any mortgaged property, the appraiser's adjusted value as stated in the most recent third-party appraisal available to the depositor. In some cases, the appraiser's adjusted value takes into account certain repairs or stabilization of operations. In some cases in which the appraiser assumed the completion of repairs, such repairs were, generally, either completed before the delivery date or the seller has taken reserves sufficient to complete such repairs. No representation is made that any such value would approximate either the value that would be determined in a current appraisal of the related mortgaged property or the amount that would be realized upon a sale.

     5. "Cut-off date loan-to-value ratio," "loan-to-value ratio," "cut-off date LTV," "current LTV" or "CLTV" means, with respect to any mortgage loan,
(a) the cut-off date balance of that mortgage loan (except as otherwise indicated, net of earnout reserves or additional collateral, if applicable) divided by (b) the appraised value of the mortgaged property or mortgaged properties. For mortgage loans for which earnout reserves have been established, cut-off date loan-to-value ratio is shown assuming that the earnout is not achieved, except as otherwise indicated.

     6. "Square feet," "sq. ft." or "SF" means, in the case of a mortgaged property operated as a retail center, office or medical office complex, industrial/warehouse facility, combination retail office facility or other special purpose property, the square footage of the net rentable or leasable area.

     7. "Units" means: (1) in the case of a mortgaged property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in the apartment and (2) in the case of a mortgaged property operated as a hospitality property, the number of guest rooms. For purposes of this Annex A, the total number of units shown for certain multifamily properties may be greater than the total number of multifamily units shown in the multifamily schedule because certain of the multifamily properties have commercial units in addition to multifamily units.

     8. "Occupancy" means the percentage of square feet or units, as the case may be, of the mortgaged property that was occupied or leased or, in the case of certain properties, average units so occupied over a specified period, as of a specified date (identified on this Annex A as the "occupancy as of date") or as specified by the borrower or as derived from the mortgaged property's rent rolls, operating statements or appraisals or as determined by a site inspection of the mortgaged property. Information in this Annex A concerning the "largest tenant" is presented as of the same date as of which the occupancy percentage is specified.

     9. "Balloon or ARD balance" means, for any balloon loan or ARD loan, the principal amount that will be due at maturity or on the anticipated repayment date for that balloon loan or ARD loan.

     10. "Scheduled maturity date LTV" or "ARD LTV" means, for any balloon loan or ARD loan, the Balloon or ARD Balance for that mortgage loan divided by the appraised value of the related mortgaged property.

     11. "Mortgage rate" means, for any mortgage loan, the mortgage rate in effect as of the cut-off date for that mortgage loan.

     12. "Servicing fee rate" for each mortgage loan is the percentage rate per annum provided in Annex A for such mortgage loan at which compensation is payable for the servicing of that mortgage loan (which includes the master servicing fee rate) and at which compensation is also payable to the trustee.

     13. "Prepayment provisions" for each mortgage loan are: "lock," which means the duration of lockout period, and "defeasance," which means the duration of any defeasance period. The number following the "/" is the number of months for which the related call protection provision is in effect, exclusive of the maturity date for calculation purposes only.

     14. "Term to maturity" means, for any mortgage loan, the remaining term, in months, from the cut-off date for that mortgage loan to the earlier of the related maturity date or anticipated repayment date.

     15. In those instances where the same tenant leases space under multiple leases, the date shown as the "Largest Tenant Lease Expiration" is the earliest termination date of any of such leases.

     16. "Underwritten net operating income," "underwritten NOI" or "UW NOI" for any mortgaged property means net cash flow before deducting for capital expenditures and any deposits to reserves for capital expenditures, including tenant improvement costs and leasing commissions, as applicable.

INTEREST ONLY LOANS

     Loan Number 30533. The mortgage loan requires monthly payments of interest only from March 5, 2001 through February 5, 2002. Commencing on March 5, 2002 and continuing through maturity, monthly payments of principal and interest in the amount of $41,953 are required.

     Loan Number 30534. The mortgage loan requires monthly payments of interest only from March 5, 2001 through February 5, 2002. Commencing on March 5, 2002 and continuing through maturity, monthly payments of principal and interest in the amount of $35,748 are required.

     Loan Number 09-0001462. The mortgage loan requires monthly payments of interest only from May 1, 2001 through April 1, 2003. Commencing May 1, 2003 and continuing through maturity, monthly payments of principal and interest in the amount of $59,900 are required.

CERTAIN RESERVES

     Loan Number 21815. The mortgage loan requires an initial deposit of $60,000 and monthly deposits of $2,303 into the tenant improvement and leasing commission reserve. This reserve is capped at $125,000 and is required to be replenished if the balance falls below $125,000. If e-medsoft.com, a tenant, achieves a positive cash flow from operations, the initial deposit will be disbursed. The mortgage loan also required an initial deposit of $40,000 into a debt service reserve with respect to the e-medsoft lease.

     Loan Number 27694. The mortgage loan requires monthly deposits of $2,546 into the tenant improvement and leasing commission reserve up to a maximum of $150,000. The reserve is required to be replenished if the balance falls below $100,000. The reserve may be reassessed and deposits increased at the servicer's discretion.

     Loan Number 27945. The mortgage loan requires an initial deposit of $100 into the replacement reserve. The borrower is required to deposit monthly payments of $4,400 into the replacement reserve from January 1, 2001 through December 31, 2001 and $5,900 from January 1, 2002 through April 30, 2002. Commencing on May 1, 2002, the monthly payment will be will be 1/12th of 4% of gross revenues based on operation of the property during the immediately preceding calendar year.

     Loan Number 28304. The mortgage loan requires monthly deposits of $1,996 into the tenant improvement and leasing commission reserve up to a maximum of $125,000. The reserve is required to be replenished if the balance falls below $125,000. The mortgage loan also requires monthly payments of $736 into a replacement reserve up to a maximum of $45,000. The reserve is required to be replenished if the balance falls below $45,000.

     Loan Number 28778. The mortgage loan requires an initial deposit of $450,000 into a tenant improvement and leasing commission reserve. Funds will be disbursed when a certain tenant's termination right has irrevocably lapsed or will be used for tenant improvement and leasing commissions for the related space.

     Loan Number 29129. The mortgage loan requires monthly deposits of $5,288 into the replacement reserve up to a maximum of $433,740, subject to annual inspections. The mortgage loan also requires an initial deposit of $1,000,000 into the collateral reserve fund. Funds from this reserve will be disbursed when Consolidated Theatres, a tenant, meets certain rating and/or DSCR requirements and may be used to fund tenant improvements to the Consolidated Theatres premises. Upon the occurrence and during the continuance of an event of default, the Servicer may use the collateral reserve for any purpose, including repayment of the loan

     Loan Number 29131. The mortgage loan requires a monthly deposit of $591 per month in the tenant improvement and leasing commission reserve. Commencing on July 1, 2007, the borrower will deposit excess cash flows into the tenant improvement and leasing commission reserve.

     Loan Number 29267. The mortgage loan requires an initial deposit of $42,500 and monthly deposits of $2,220 into the tenant improvement and leasing commission reserve up to a maximum of $250,000. The reserve required to be replenished if the balance falls below $250,000.

     Loan Number 29481. The mortgage loan requires an initial deposit of $1,000 and monthly payments of $19,400 into the replacement reserve. Commencing on May 1, 2001, monthly payments will be 1/12th of 5% of gross revenues based on the operations of the property during the immediate preceding calendar year.

     Loan Number 29656. Replacement reserves are escrowed by the property's management. Management is responsible for replacing capital items using these funds.

     Loan Number 29731. The mortgage loan requires monthly payments of $7,646 into the replacement reserve. Commencing on May 1, 2001, the monthly payment is based on 1/12th of 4.5% of gross revenues based on the operations of the property during the immediately preceding calendar year.

     Loan Number 29799. The mortgage loan requires monthly payments of $5,858 into the tenant improvement and leasing commission reserve. These monthly payments may be increased up to 150% of the initial monthly deposit based on the servicer's reassessment. The mortgage loan also requires an initial deposit of $28,333 into a ground lease reserve. If the reserve balance falls below four months of ground rents, the borrower is required to make up the deficiency.

     Loan Number 29874. The mortgage loan requires an initial deposit of $164,444 into the tenant improvement and rent abatement reserve and an initial deposit of $75,000 into the tenant obligation reserve account. The mortgage loan also requires an initial deposit of $1,000,000 into a tenant improvement and leasing commission reserve. The borrower is required to make monthly deposits into this reserve of (i) $50,000 for the period from March 2001 to February 2003, (ii) $62,500 for the period from March 2003 to February 2005,
(iii) $70,834 for the period from March 2005 to February 2007 and (iv) additionally, during the period from September 2003 to February 2004, any and all excess funds, as calculated under the loan documents. Fluor is a single tenant at the property and a full cash flow sweep will be instituted six months prior to their lease expiration if they do not give notice to renew.

     Loan Number 29920. The mortgage loan requires an initial deposit of $1,000 and monthly payments of $8,836 into the replacement reserve. Commencing on May 1, 2002, the monthly payment is based on 1/12th of the greater of 4% of gross revenues based on the operation of the property during the immediately preceding calendar year and the amount specified in the structural engineering report as the amount of annual capital expenditures and FF&E necessary to maintain the property.

     Loan Number 30024. The mortgage loan requires an initial deposit of $360,000 and monthly deposits of $10,577 per month into the tenant improvement and leasing commission reserve. The initial deposit will be disbursed if space currently occupied by Millbrook, a tenant, is committed through August 31, 2005 at a certain rental rate. The mortgage loan also requires an initial deposit of $100,000 into the tenant improvement allowance for the lease for Rand Whitney, another tenant, and an initial deposit of $100,363 into the capital improvement reserve for the construction of the garage facility.

     Loan Number 30196. The mortgage loan requires monthly payments of $5,000 into the tenant improvement and leasing commission reserve up to a maximum of $120,000. The reserve is required to be replenished if the balance falls below $120,000. The mortgage loan also requires monthly payments of $1,888 into the replacement reserve up to a maximum of $22,656. The reserve is required to be replenished if the balance falls below $22,656. There is also an initial deposit of $250,000 into the environmental reserve for the remediation of a LUST site.

     Loan Number 30388. The mortgage loan requires an initial deposit of $65,841 into the month-to-month lease reserve. The funds will be disbursed when the underwritten DSCR is at or above 1.20x.

     Loan Number 30449. Borrower established a tenant improvement and leasing commission reserve at closing with an initial deposit in the amount of $40,313 for payment of tenant improvements and leasing commissions. If the account falls below $40,313 (the "minimum deposit"), collection of reserves in the amount of $1,119 per month shall commence until the balance of the account exceeds the minimum deposit.

     Loan Number 30459. Borrower established a tenant improvement and leasing commission reserve by depositing $100,000 at closing for payment of tenant improve-ments and leasing commissions. Concurrently with and in addition to the monthly payment, borrower is required to pay $3,674 per month into the tenant improvement and leasing commission reserve, the balance of the tenant improvement and leasing commission reserve is equal to or greater than $350,000, borrower's obligation to make monthly deposits will be suspended until such time that the balance of the tenant improvement and leasing commission reserve falls below $350,000.

     Borrower established a replacement reserve for payment of certain non-recurring types of costs and expenses. Concurrently with and in addition to the monthly payment, borrower is required to pay $2,500 per month into the replacement reserve. So long as the balance of the replacement reserve is equal to or greater than $60,000, borrower's obligation to make monthly deposits will be suspended until the balance of the replacement reserve falls below $60,000.

     Loan Number 30533. Borrower established a tenant improvement and leasing commission reserve at closing for payment of tenant improvements and leasing commissions. Concurrently with and in addition to the monthly payment, borrower is required to pay $310 per month into the tenant improvement and leasing commission reserve up to a maximum of $50,000.

     Loan Number 30534. Concurrently with and in addition to the monthly payment, Borrower is paying $352 per month into the tenant improvement and leasing commission reserve up to a maximum of $50,000. The reserve is required to be replenished if the balance falls below $50,000.

     Loan Number 30696. Borrower has established a tenant improvement and leasing commission reserve at closing, with an initial deposit of $81,770, for payment of tenant improvements and leasing commissions. Concurrently with and in addition to the monthly payment, borrower is required to pay $27,257 per month into the tenant improvement and leasing commission reserve up to a maximum of $654,160. The reserve is required to be replenished if the balance falls below $654,160.

     Loan Number 09-0001429. The mortgage loan requires an initial deposit of $250,582 for tenant improvements and leasing commission obligations to be released upon satisfaction of certain terms per the loan documents.

     Loan Number 09-0001383. The mortgage loan requires an initial deposit of $151,202 for tenant improvement and leasing commissions to be released upon satisfaction of certain terms per the loan documents.

     Loan Number 09-0001423. The mortgage loan requires an initial deposit of $175,000 and requires monthly deposits equal to the lesser of $7,300 or the difference between $175,000 and the current reserve amount, which deposit will be released upon satisfaction of certain terms per the loan documents.

     Loan Number 09-0001424. The mortgage loan requires an initial deposit of $75,000 for tenant improvement and leasing commission obligations to be released upon satisfaction of certain terms per the loan documents.

     Loan Number 09-0001433. The mortgage loan requires an initial deposit of $75,000 to be released upon receipt of a tenant estoppel certificate.

     Loan Number 09-0001420. The mortgage loan requires an initial deposit of $232,375 for tenant improvement obligations to be released upon certification that all tenant improvement work has been completed and upon receipt of an estoppel certificate.

     Loan Number 09-0001418. The mortgage loan requires an initial deposit of $365,300 for tenant improvement and leasing commission obligations to be released upon receipt of certain tenant estoppel certificates.

     Loan Number 09-0001415. The mortgage loan requires an initial deposit of $225,000 for tenant improvements and leasing commissions. In those months where the reserve is less than $225,000, the borrower is required to deposit the lesser of $8,800 or the difference between $225,000 and the current balance of the reserve.

     Loan Number 09-0001416. The mortgage loan requires an initial deposit of $500,000 for tenant improvements and leasing commissions. All funds will be released upon receipt of certain executed leases.

     Loan Number 09-0001438. The mortgage loan requires an initial deposit of $104,280 for tenant improvements and leasing commission obligations to be released upon receipt of certain tenant estoppel certificates.

     Loan Number 09-0001371. The mortgage loan requires an initial deposit of $179,434 for tenant improvements with respect to a certain tenant to be released upon completion of the improvements on or before October 6, 2001.

     Loan Number 09-0001384. The mortgage loan requires letters of credit totaling $74,000. Upon an event of default the funds may be applied towards the payment of debt service. The mortgage loan also requires an initial deposit of $100,000 to be released upon receipt of certain estoppel certificates.

     Loan Number DBM12652. The mortgage loan requires the borrower to post a letter of credit at closing in the amount of $150,000 in lieu of monthly deposits into the tenant improvement and leasing commission reserve.

     Loan Number DBM14260. The mortgage loan requires monthly deposits of $8,715 into the tenant improvement and leasing commission reserve. The mortgage loan also requires an initial deposit of $300,000 into the Docs Transfer Reserve. Prior to the release of the Docs Transfer Reserve to the borrower, the tenant improvement and leasing commission reserve is subject to a maximum of $300,000 and is required to be replenished if the balance falls below $300,000. After the release of the Docs Transfer Reserve, the tenant improvement and leasing commission reserve is subject to a maximum of $600,000 and is required to be replenished if the balance falls below $600,000.

     Loan Number DBM13383. The mortgage loan requires the borrower to post a letter of credit at closing in the amount of $125,000 in lieu of monthly deposits into tenant improvement and leasing commission reserves. In the event that the letter of credit is drawn upon, the borrower is required to make monthly deposits of $3,154 into the tenant improvement and leasing commission reserve. The mortgage loan also requires the borrower to post a letter of credit in the amount of $55,690 in lieu of the monthly deposits replacement reserve. If the letter of credit is drawn upon, the borrower is required to make monthly deposits of $464 into the replacement reserve.

     Loan Number DBM13451. The mortgage loan requires an initial deposit of $125,000 into the Rite Aide Reserve, which funds can be released to the borrower upon satisfaction of certain conditions. The mortgage loan also requires monthly deposits of $6,669 into the tenant improvement and leasing commission reserve up to a maximum of $240,072. The reserve is required to be replenished if the balance falls below $240,072.

     Loan Number DBM14675. The mortgage loan requires the borrower to post an initial deposit of $768,000 into the replacement reserve, and monthly deposits of $9,600 into the replacement reserve.


     Loan Number DBM14615. The mortgage loan requires an initial deposit of $300,000 into the tenant improvement and leasing commission reserve. If the reserve is drawn upon, the borrower is required to make monthly deposits of $5,352 into the tenant improvement and leasing commission reserve until such time as the balance equals $300,000.


EARNOUT LOANS


     "Earnout loans" are mortgage loans that require the related borrower to deposit a portion of the original loan amount in a reserve fund pending satisfaction of certain conditions, including without limitation achievement of certain DSCRs, CLTVs or satisfaction of certain occupancy tests. Each earnout loan provides that in the event the conditions are not met by a certain date, the servicer may apply amounts held in the reserves to prepay or partially defease the related mortgage loan. For each of the earnout loans listed below, the earliest date on which any amounts may be so applied is set forth beneath the caption "Earliest Defeasance or Prepay Date." For all of these earnout loans, the underwritten NCF DSCRs and CLTVs shown in this prospectus supplement and on the foldout pages in this Annex A are calculated based on the principal balance of those mortgage loans net of the related earnout amount. Those underwritten DSCRs and CLTVs are also shown beneath the caption "Net of Earnout Underwritten NCF DSCR" and "Net of Earnout LTV" in the table below. The amounts beneath the captions "Full Balance Cut-Off Date LTV" and "Full Balance Cut-Off Date NCF DSCR" are calculated based on a principal balance of those mortgage loans that includes the related earnout amount. The following table sets forth certain information regarding the earnout loans:



                                                FULL LOAN     NET OF
 CONTROL    LOAN     EARNOUT        CURRENT       AMOUNT     EARNOUT
  NUMBER    NO.       AMOUNT        BALANCE        LTV         LTV
--------- ------- ------------- -------------- ----------- -----------
    1     29129    $1,000,000    $46,297,687       79.82%      78.10%
   72     29188    $  149,000    $ 3,361,537       70.03%      66.93%
   34     29799    $  400,000    $ 7,982,500       76.02%      72.21%
   13     30196    $2,050,000    $18,062,421       78.88%      69.92%
   70     30545    $  200,000    $ 3,394,408       74.29%      69.91%
    4     30696    $  352,000    $36,388,527       70.11%      69.43%



                        NET OF    EARLIEST
           FULL LOAN   EARNOUT   DEFEASANCE                      IF PREPAY,
 CONTROL     AMOUNT      NCF      OR PREPAY       DEFEASE/      YIELD MAINT.
  NUMBER      DSCR       DSCR       DATE           PREPAY         APPLIC.
--------- ----------- --------- ------------ ----------------- -------------
    1         1.26x      1.28x     6/19/02   Prepay            Yes
   72         1.28x      1.34x     4/26/01   Prepay            No
   34         1.19x      1.25x     6/17/01   Defease/ Prepay   Yes
   13         1.12x      1.27x      7/5/01   Defease/ Prepay   Yes
   70         1.17x      1.25x     11/5/01   Prepay            Yes
    4         1.21x      1.22x      6/1/01   Prepay            No

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
























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























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


  CONTROL
  NUMBER       LOAN SELLER     LOAN NUMBER                        PROPERTY NAME                        PROPERTY TYPE
---------------------------------------------------------------------------------------------------------------------------
     1      GMACCM             29129             Mount Pleasant Towne Centre                     Anchored Retail
     2      Deutsche Bank      DBM14675          Peaks at Papago Park                            Multifamily
     3      GSMC/Archon        09-0001430        Bridgewater Place                               Office
---------------------------------------------------------------------------------------------------------------------------
     4      GMACCM             30696             Long Island Industrial Portfolio                Industrial
    4a      GMACCM             30696-A           200 13th Avenue                                 Industrial
    4b      GMACCM             30696-B           100 13th Avenue                                 Industrial
    4c      GMACCM             30696-C           1 Comac Loop                                    Industrial
    4d      GMACCM             30696-D           80 13th Avenue                                  Industrial
    4e      GMACCM             30696-E           90 13th Avenue                                  Industrial
    4f      GMACCM             30696-F           33 Comac Loop                                   Industrial
    4g      GMACCM             30696-G           101-125 Comac Street                            Industrial
    4h      GMACCM             30696-H           2905 Veterans Highway                           Industrial
    4i      GMACCM             30696-I           99 Lafayette Drive                              Industrial
---------------------------------------------------------------------------------------------------------------------------
     5      Deutsche Bank      DBM14640          Oakbrook Pointe                                 Multifamily
     6      Deutsche Bank      DBM13939          Residence Inn By Marriott                       Lodging
     7      GSMC/Archon        09-0001429        Southdale Office Building                       Office
     8      Deutsche Bank      DBM12652          Premier Centre                                  Anchored Retail
     9      GSMC/Archon        09-0001383        Laurel Office Building                          Office
    10      Deutsche Bank      DBM13893          Loma Vista Apartments                           Multifamily
---------------------------------------------------------------------------------------------------------------------------
    11      GSMC/Archon        09-0001436        Tropicana Palms                                 Manufactured Housing
    12      Deutsche Bank      DBM14825          Citrus Grove Apartments                         Multifamily
    13      GMACCM             30196             Marketplace at Delray                           Anchored Retail
    14      GMACCM             09-0001428        Avalon Peak Apartments                          Multifamily
    15      GMACCM             29874             Fluor Buildings                                 Office
---------------------------------------------------------------------------------------------------------------------------
    16      GMACCM             30024             Liberty Central Industrial Park                 Industrial
    17      GSMC/Archon        09-0001423        North Central Plaza I                           Office
    18      GMACCM             29656             TownePlace Suites by Marriott                   Lodging
    19      GSMC/Archon        09-0001413        Clark Plaza Apartments                          Multifamily
    20      GSMC/Archon        09-0001424        The Village on Lorna Shopping Center            Anchored Retail
---------------------------------------------------------------------------------------------------------------------------
    21      GMACCM             27111             Preferred Freezer Services, Inc.                Industrial
    22      Deutsche Bank      DBM12638          Providence Office Center                        Office
    23      GMACCM             30388             Courtyard Apartments                            Multifamily
    24      Deutsche Bank      DBM13451          Santa Clarita Place                             Anchored Retail
    25      GMACCM             28778             Ontario Mills                                   Anchored Retail
---------------------------------------------------------------------------------------------------------------------------
    26      GSMC/Archon        09-0001433        Empire Towers                                   Office
    27      GSMC/Archon        09-0001443        The Pavilion Shopping Center                    Anchored Retail
    28      GSMC/Archon        09-0001426        Key Financial Center                            Office
    29      GSMC/Archon        09-0001409        Wanamaker Center Shopping Center                Anchored Retail
    30      GMACCM             30440             Residence Inn                                   Lodging
---------------------------------------------------------------------------------------------------------------------------
    31      GSMC/Archon        09-0001462        River Oaks Apartments                           Multifamily
    32      GSMC/Archon        09-0001420        One Town Center                                 Office
    33      GSMC/Archon        09-0001442        Hillside Village Apartments                     Multifamily
    34      GMACCM             29799             The Shops at Falmouth Village                   Anchored Retail
    35      Deutsche Bank      DBM13969          Beau Marche Shopping Center                     Anchored Retail
---------------------------------------------------------------------------------------------------------------------------
    36      GSMC/Archon        09-0001427        Standley Lake Marketplace I                     Unanchored Retail
    37      GSMC/Archon        09-0001419        Harvest Plaza Phase II                          Anchored Retail
    38      GSMC/Archon        09-0001444        The Village at Caldwell Mill Apartments         Multifamily
    39      GMACCM             29920             Residence Inn by Marriott                       Lodging
    40      GSMC/Archon        09-0001418        Bradford Plaza Shopping Center                  Anchored Retail
---------------------------------------------------------------------------------------------------------------------------
    41      GSMC/Archon        09-0001445        Ridge Pointe Apartments                         Multifamily
    42      GSMC/Archon        09-0001415        Oceanside Office Park                           Office
    43      GSMC/Archon        09-0001416        Bel Air Park II                                 Office
    44      GMACCM             30074             Laguna Hills Extra Space                        Self-Storage
    45      GMACCM             30418             Marion Manor Apartments                         Multifamily
---------------------------------------------------------------------------------------------------------------------------
    46      GMACCM             30533             Wesleyan Commons                                Anchored Retail
    47      Deutsche Bank      DBM13986          Fort Hill Center                                Office
    48      GMACCM             30459             Greater New Orleans Warehouse                   Industrial
    49      GSMC/Archon        09-0001448        Hillwood Apartments                             Multifamily
    50      Deutsche Bank      DBM14615          Corporate Express Building                      Industrial
---------------------------------------------------------------------------------------------------------------------------
    51      GMACCM             27945             TownePlace Suites by Marriott                   Lodging
    52      GSMC/Archon        09-0001414        Atlanta South Business Park                     Office
    53      GSMC/Archon        09-0001449        The Willows at Sunrise Mountain                 Multifamily
    54      GMACCM             29731             Hampton Inn                                     Lodging
    55      GMACCM             30518             Carmel Mountain West Shopping Center            Anchored Retail
---------------------------------------------------------------------------------------------------------------------------
    56      GSMC/Archon        09-0001439        Seminole Woods Apartments                       Multifamily
    57      GMACCM             30534             George Washington Commons                       Anchored Retail
    58      GMACCM             27694             Kimbrook Village Square                         Anchored Retail
    59      GSMC/Archon        09-0001438        Neilson Square                                  Anchored Retail
    60      GSMC/Archon        09-0001371        Insight Air Center #7                           Industrial
---------------------------------------------------------------------------------------------------------------------------
    61      Deutsche Bank      DBM14281          Live Oak Village Shopping Center                Anchored Retail
    62      Deutsche Bank      DBM14489          Southgate Shopping Center                       Anchored Retail
    63      GMACCM             29408             Parkwood/Stratford                              Multifamily
    63a     GMACCM             29408-A           Parkwood Manor Apartments                       Multifamily
    63b     GMACCM             29408-B           Stratford Court Apartments                      Multifamily

---------------------------------------------------------------------------------------------------------------------------
    64      GMACCM             30769             Cedar Creek Apartments                          Multifamily
    65      GMACCM             29481             Lake Placid Lodge                               Lodging
    66      GSMC/Archon        09-0001432        Allen Forge Shopping Center                     Unanchored Retail
    67      GSMC/Archon        09-0001422        Hampton Heights Distribution Center             Industrial
    68      Deutsche Bank      DBM12831          Sunridge Village Plaza                          Unanchored Retail
---------------------------------------------------------------------------------------------------------------------------
    69      Deutsche Bank      DBM14260          BN Industrial Park                              Industrial
    70      GMACCM             30545             Sandhurst Apartments                            Multifamily
    71      GMACCM             30278             Tyler Square Shopping Center                    Anchored Retail
    72      GMACCM             29188             Stewart Square Shopping Center                  Unanchored Retail
    73      Deutsche Bank      DBM13861          Finley Terrace Apartments                       Multifamily
---------------------------------------------------------------------------------------------------------------------------
    74      GMACCM             27757             Stony Brook Circle                              Manufactured Housing
    75      GMACCM             30878             The Summit Apartments                           Multifamily
    76      Deutsche Bank      DBM13353          Atrium Plaza                                    Office
    77      Deutsche Bank      DBM14566          Crescent Place Apartments                       Multifamily
    78      GMACCM             30681             Cardinal-Pineview Apts.                         Multifamily
---------------------------------------------------------------------------------------------------------------------------
    79      GMACCM             29218             Asmann & Westwood Apartments                    Multifamily
    79a     GMACCM             29218-A           Asmann Apartments                               Multifamily
    79b     GMACCM             29218-B           Westwood Apartments                             Multifamily
    80      GMACCM             30448             Self-Storage City                               Self-Storage
    81      Deutsche Bank      DBM13897          Arbor Square Office Building                    Office
---------------------------------------------------------------------------------------------------------------------------
    82      GMACCM             21815             Marsh Landing Office Park                       Office
    83      Deutsche Bank      DBM14158          Camelot Apartments                              Multifamily
    84      GMACCM             28690             Milford Vista Apartments                        Multifamily
    85      Deutsche Bank      DBM13383          2755 Carpenter Road                             Office
    86      GSMC/Archon        09-0001431        Horizon Professional Park                       Office
---------------------------------------------------------------------------------------------------------------------------
    87      GSMC/Archon        09-0001437        Regency Park                                    Manufactured Housing
    88      GMACCM             30982             Office Max on Union Street                      Unanchored Retail
    89      GSMC/Archon        09-0001384        Alpine Market Place Shopping Center             Anchored Retail
    90      GMACCM             29566             Cloud Nine Apartments                           Multifamily
    91      GMACCM             28304             1127 International Parkway                      Industrial
---------------------------------------------------------------------------------------------------------------------------
    92      GMACCM             29522             Hillside Village Apartments                     Multifamily
    93      GMACCM             30238             Cardinal-Heatherwood Apts.                      Multifamily
    94      GMACCM             30240             Cardinal-Eagle Lake Apts.                       Multifamily
    95      GSMC/Archon        09-0001421        Cordele Marketplace Shopping Center             Unanchored Retail
    96      GMACCM             29267             McCreless Court Shopping Center                 Anchored Retail
---------------------------------------------------------------------------------------------------------------------------
    97      GMACCM             30449             326-338 University Avenue                       Unanchored Retail
    98      GMACCM             30357             Cherry Hill Apartments                          Multifamily
    99      GSMC/Archon        09-0001395        Sheridan Station                                Anchored Retail
    100     GMACCM             29131             After Six Shopping Center-Phase II              Unanchored Retail
    101     GMACCM             23305             Henry Manor Apartments                          Multifamily
---------------------------------------------------------------------------------------------------------------------------


  CONTROL
  NUMBER                                       ADDRESS                                    CITY                  STATE     ZIP CODE
------------------------------------------------------------------------------------------------------------------------------------
     1      1600 Palmetto Grande Drive                                      Mount Pleasant                South Carolina    29466
     2      815 N. 52nd Street                                              Phoenix                       Arizona           85008
     3      333 Bridge Street N.W.                                          Grand Rapids                  Michigan          49504
------------------------------------------------------------------------------------------------------------------------------------
     4
    4a      200 13th Avenue                                                 Ronkonkoma                    New York          11779
    4b      100 13th Avenue                                                 Ronkonkoma                    New York          11779
    4c      1 Comac Loop                                                    Ronkonkoma                    New York          11779
    4d      80 13th Avenue                                                  Ronkonkoma                    New York          11779
    4e      90 13th Avenue                                                  Ronkonkoma                    New York          11779
    4f      33 Comac Loop                                                   Ronkonkoma                    New York          11779
    4g      101-125 Comac Street                                            Ronkonkoma                    New York          11779
    4h      2905 Veterans Highway                                           Ronkonkoma                    New York          11779
    4i      99 Lafayette Drive                                              Syosset                       New York          11791
------------------------------------------------------------------------------------------------------------------------------------
     5      1635 Pirkle Road                                                Norcross                      Georgia           30093
     6      1177 South Beverley Drive                                       Los Angeles                   California        90035
     7      6545 France Avenue South                                        Edina                         Minnesota         55435
     8      3450 Highway 190                                                Mandeville                    Louisiana         70471
     9      17197 North Laurel Park Drive                                   Livonia                       Michigan          48152
    10      1200 West Cheyenne Ave.                                         North Las Vegas               Nevada            89030
------------------------------------------------------------------------------------------------------------------------------------
    11      6420 E. Tropicana Avenue                                        Las Vegas                     Nevada            89122
    12      6810 DiLusso Drive                                              Elk Grove                     California        95826
    13      15445 South Military Trail                                      Delray Beach                  Florida           33484
    14      2000 Kiftsgate Lane                                             Apex                          North Carolina    27502
    15      9701 and 9703 Jeronimo Road                                     Irvine                        California        92618
------------------------------------------------------------------------------------------------------------------------------------
    16      1060 Millbury Street                                            Worcester                     Massachusetts     01607
    17      12655 North Central Expressway                                  Dallas                        Texas             75243
    18      1426 Falcon Drive                                               Milpitas                      California        95035
    19      141 South Clark Drive                                           Los Angeles                   California        90048
    20      3309 Lorna Road                                                 Hoover                        Alabama           35216
------------------------------------------------------------------------------------------------------------------------------------
    21      3100 East Washington Street                                     Los Angeles                   California        90023
    22      1111 Adams Road & 1170 Rittenhouse Road                         Lower Providence Township     Pennsylvania      19403
    23      400 Highland Village Drive                                      Mesquite                      Texas             75149
    24      26811-26893 Bouquet Canyon Road                                 Santa Clarita                 California        91350
    25      4380,4421,4449,4485,4543,4558 & 4567 Mills Circle               Ontario                       California        91764
------------------------------------------------------------------------------------------------------------------------------------
    26      7310 Ritchie Highway                                            Glen Burnie                   Maryland          21061
    27      4300-4372 South College Avenue                                  Fort Collins                  Colorado          80525
    28      702 West Idaho Street                                           Boise                         Idaho             83706
    29      1930-2040 Wanamaker Road                                        Topeka                        Kansas            66614
    30      Three Galleria Boulevard                                        Metairie                      Louisiana         70001
------------------------------------------------------------------------------------------------------------------------------------
    31      4650 Nelson Road                                                Lake Charles                  Louisiana         70605
    32      4201 Northview Drive                                            Bowie                         Maryland          20716
    33      4343 Ocean View Boulevard                                       Montrose                      California        91020
    34      240 U. S. Route 1                                               Falmouth                      Maine             04105
    35      4350 Louisiana Highway 22                                       Mandeville                    Louisiana         70471
------------------------------------------------------------------------------------------------------------------------------------
    36      8393-8533 Church Ranch Blvd. & 10138-10168 N. Wadsworth Pky.    Westminster                   Colorado          80021
    37      9650-101 Strickland Road and 8801 Harvest Oaks Drive            Raleigh                       North Carolina    27615
    38      2891 Acton Road                                                 Birmingham                    Alabama           35243
    39      11651 University Boulevard                                      Orlando                       Florida           32817
    40      501 N. Main Street                                              Stillwater                    Oklahoma          74075
------------------------------------------------------------------------------------------------------------------------------------
    41      1011 County Home Road                                           Conover                       North Carolina    28204
    42      1305 to 1320 Union Plaza Court                                  Oceanside                     California        92054
    43      2970 Cottage Hill Road                                          Mobile                        Alabama           36606
    44      24151 Moulton Parkway                                           Laguna Woods                  California        92653
    45      4700 East Charleston Boulevard                                  Las Vegas                     Nevada            89104
------------------------------------------------------------------------------------------------------------------------------------
    46      5461 Wesleyan Drive                                             Virginia Beach                Virginia          23455
    47      5900 Centreville Road                                           Centreville                   Virginia          20121
    48      700 Edwards Avenue                                              Harahan                       Louisiana         70123
    49      One Gatsby Drive                                                Montgomery                    Alabama           36101
    50      4831 Old Seward Highway                                         Anchorage                     Alaska            99503
------------------------------------------------------------------------------------------------------------------------------------
    51      13200 49th Street North                                         Pinellas Park                 Florida           33762
    52      445 Atlanta South Parkway & 485 Oak Place                       Atlanta                       Georgia           30349
    53      6435 Grass Meadow Drive                                         Las Vegas                     Nevada            89122
    54      8050 Old Oliver Road                                            Erie                          Pennsylvania      16509
    55      14331-14391 Penasquitos Drive                                   San Diego                     California        92129
------------------------------------------------------------------------------------------------------------------------------------
    56      2892-2899 Mickelson Parkway                                     Fitchburg                     Wisconsin         53575
    57      3428 S. Military Hwy.                                           Chesapeake                    Virginia          23323
    58      8417 Oswego Road                                                Clay                          New York          13041
    59      3418 W. Owen K. Garriott Road                                   Enid                          Oklahoma          73703
    60      1385 Pama Lane                                                  Las Vegas                     Nevada            89119
------------------------------------------------------------------------------------------------------------------------------------
    61      1149-1179 Gulf Breeze Parkway                                   Gulf Breeze                   Florida           32561
    62      1601 Cross Link Road                                            Raleigh                       North Carolina    27610
    63
    63a     83 South State Road                                             Upper Darby Township          Pennsylvania      19082
    63b     58-64 North Lansdowne Avenue                                    Lansdowne                     Pennsylvania      19050
------------------------------------------------------------------------------------------------------------------------------------
    64      11615 Highway 99 South                                          Everett                       Washington        98204
    65      Whiteface Inn Road                                              Lake Placid                   New York          12946
    66      850 South Valley Forge Road                                     Towamencin                    Pennsylvania      19466
    67      8700 Ritchie Drive                                              Capitol Heights               Maryland          20743
    68      10940 -10960 S. Eastern Avenue                                  Henderson                     Nevada            89012
------------------------------------------------------------------------------------------------------------------------------------
    69      2700 13th St. et alia                                           Birmingham                    Alabama           35204
    70      1701 West Boulevard                                             Charlotte                     North Carolina    28201
    71      1200 Tyler Avenue                                               Radford                       Virginia          24141
    72      235 North Eastern Avenue                                        Las Vegas                     Nevada            89101
    73      2504 Finley Road                                                Irving                        Texas             75062
------------------------------------------------------------------------------------------------------------------------------------
    74      East Side Route 487 North at Brook Road                         Scott & Orange Townships      Pennsylvania      17815
    75      2814 DeMel Avenue                                               Louisville                    Kentucky          40214
    76      900 Wheeler Rd.                                                 Hauppauge                     New York          11788
    77      10222 S. Gessner Dr                                             Houston                       Texas             77071
    78      4731 North Pine Hills Road                                      Orlando                       Florida           32808
------------------------------------------------------------------------------------------------------------------------------------
    79
    79a     1607-1625 Asmann Avenue                                         Cincinnati                    Ohio              45229
    79b     2503-2505 Harrison Ave and 2930-2934 Grasselli Avenue           Cincinnati                    Ohio              45211
    80      6740 West Flamingo Road                                         Las Vegas                     Nevada            89103
    81      17000 El Camino Real Blvd.                                      Houston                       Texas             77058
------------------------------------------------------------------------------------------------------------------------------------
    82      1300 Marsh Landing Parkway                                      Ponte Vedra Beach             Florida           32250
    83      600 Camelot Drive                                               Athens                        Alabama           35611
    84      800-860 Mohawk Trail                                            Milford                       Ohio              45150
    85      2755 Carpenter Road                                             Ann Arbor                     Michigan          48108
    86      200-240 East Horizon Drive                                      Henderson                     Nevada            89105
------------------------------------------------------------------------------------------------------------------------------------
    87      11471 Windsor Drive                                             Dunkirk                       Maryland          20754
    88      88 Union Street                                                 Auburn                        Maine             04210
    89      4255 Alpine Avenue, NW                                          Comstock Park                 Michigan          49321
    90      5234, 5244 and 5254 Oliva Avenue                                Lakewood                      California        90712
    91      1127 International Parkway                                      Stafford                      Virginia          22406
------------------------------------------------------------------------------------------------------------------------------------
    92      205 West Whaley Street                                          Longview                      Texas             75601
    93      1005-D Hoagland Boulevard                                       Kissimmee                     Florida           34741
    94      1025 Eagle Lake Trail                                           Port Orange                   Florida           32119
    95      1215 East 16th Avenue                                           Cordele                       Georgia           31015
    96      2334-2378 E. Southcross Boulevard                               San Antonio                   Texas             78223
------------------------------------------------------------------------------------------------------------------------------------
    97      326-338 University Avenue                                       Palo Alto                     California        94301
    98      4708 Southeast 44th Street                                      Oklahoma City                 Oklahoma          73135
    99      5904 Riggs Road                                                 Adelphi                       Maryland          20783
    100     4114-4190 G Street                                              Philadelphia                  Pennsylvania      19124
    101     425 North Henry Street                                          Morristown                    Tennessee         37814
------------------------------------------------------------------------------------------------------------------------------------


                                                                                               % OF AGGREGATE      CUMULATIVE % OF
  CONTROL      CROSS COLLATERALIZED                            ORIGINAL       CUT-OFF DATE      INITIAL POOL         INITIAL POOL
  NUMBER              GROUPS             RELATED GROUPS       BALANCE ($)      BALANCE ($)         BALANCE             BALANCE
-----------------------------------------------------------------------------------------------------------------------------------
     1                                                           46,400,000       46,297,687             5.36              5.36
     2                                                           40,700,000       40,700,000             4.71             10.07
     3                                                           40,275,000       40,189,166             4.65             14.72
-----------------------------------------------------------------------------------------------------------------------------------
     4                                                           36,483,000       36,388,527             4.21             18.93
    4a
    4b
    4c
    4d
    4e
    4f
    4g
    4h
    4i
-----------------------------------------------------------------------------------------------------------------------------------
     5                                                           31,440,000       31,386,294             3.63             22.56
     6                                                           24,500,000       24,500,000             2.84             25.40
     7                                                           24,000,000       23,949,362             2.77             28.17
     8                                                           22,000,000       21,943,810             2.54             30.71
     9                                                           20,900,000       20,826,164             2.41             33.12
    10                                 Group F                   19,600,000       19,600,000             2.27             35.39
-----------------------------------------------------------------------------------------------------------------------------------
    11                                                           18,800,000       18,766,208             2.17             37.56
    12                                 Group F                   18,570,000       18,537,150             2.15             39.70
    13                                                           18,100,000       18,062,421             2.09             41.79
    14                                                           17,500,000       17,469,725             2.02             43.82
    15                                                           17,000,000       16,991,075             1.97             45.78
-----------------------------------------------------------------------------------------------------------------------------------
    16                                                           14,760,000       14,746,559             1.71             47.49
    17                                                           14,400,000       14,368,689             1.66             49.15
    18                                                           13,600,000       13,558,103             1.57             50.72
    19                                 Group G                   13,225,000       13,189,883             1.53             52.25
    20                                                           11,600,000       11,576,061             1.34             53.59
-----------------------------------------------------------------------------------------------------------------------------------
    21                                                           11,250,000       11,206,732             1.30             54.88
    22                                                           10,900,000       10,881,557             1.26             56.14
    23                                                           10,880,000       10,854,685             1.26             57.40
    24                                                           10,600,000       10,594,453             1.23             58.62
    25                                                           10,500,000       10,478,764             1.21             59.84
-----------------------------------------------------------------------------------------------------------------------------------
    26                                                           10,500,000       10,477,846             1.21             61.05
    27                                                           10,000,000        9,995,027             1.16             62.21
    28                                                            9,900,000        9,895,228             1.15             63.35
    29                                                            9,694,000        9,663,786             1.12             64.47
    30                                                            9,000,000        8,992,357             1.04             65.51
-----------------------------------------------------------------------------------------------------------------------------------
    31                                                            8,900,000        8,900,000             1.03             66.54
    32                                                            8,700,000        8,682,118             1.00             67.55
    33                                 Group G                    8,600,000        8,600,000             1.00             68.54
    34                                                            8,000,000        7,982,500             0.92             69.46
    35                                                            7,850,000        7,846,189             0.91             70.37
-----------------------------------------------------------------------------------------------------------------------------------
    36                                                            7,500,000        7,483,855             0.87             71.24
    37                                                            7,400,000        7,383,105             0.85             72.09
    38                                                            7,200,000        7,195,580             0.83             72.93
    39                                 Group E                    7,100,000        7,077,904             0.82             73.74
    40                                 Group C                    6,775,000        6,758,632             0.78             74.53
-----------------------------------------------------------------------------------------------------------------------------------
    41                                                            6,640,000        6,628,711             0.77             75.29
    42                                                            6,525,000        6,509,162             0.75             76.05
    43                                                            6,366,000        6,351,083             0.73             76.78
    44                                                            6,325,000        6,321,789             0.73             77.51
    45                                 Group H                    6,140,000        6,126,835             0.71             78.22
-----------------------------------------------------------------------------------------------------------------------------------
    46      Group B                    Group B                    6,000,000        6,000,000             0.69             78.92
    47                                                            5,750,000        5,737,622             0.66             79.58
    48                                                            5,720,000        5,707,500             0.66             80.24
    49                                                            5,700,000        5,696,957             0.66             80.90
    50                                                            5,550,000        5,547,037             0.64             81.54
-----------------------------------------------------------------------------------------------------------------------------------
    51                                 Group E                    5,500,000        5,463,538             0.63             82.17
    52                                                            5,440,000        5,422,929             0.63             82.80
    53                                                            5,400,000        5,400,000             0.62             83.43
    54                                                            5,250,000        5,230,034             0.61             84.03
    55                                                            5,100,000        5,097,050             0.59             84.62
-----------------------------------------------------------------------------------------------------------------------------------
    56                                                            5,100,000        5,090,906             0.59             85.21
    57      Group B                    Group B                    4,960,000        4,960,000             0.57             85.79
    58                                                            4,900,000        4,892,116             0.57             86.35
    59                                 Group C                    4,760,000        4,752,401             0.55             86.90
    60                                                            4,752,700        4,738,480             0.55             87.45
-----------------------------------------------------------------------------------------------------------------------------------
    61                                                            4,125,000        4,123,081             0.48             87.93
    62                                                            4,000,000        3,992,184             0.46             88.39
    63                                                            4,000,000        3,983,040             0.46             88.85
    63a
    63b

-----------------------------------------------------------------------------------------------------------------------------------
    64                                                            3,850,000        3,843,318             0.44             89.29
    65                                                            3,800,000        3,785,711             0.44             89.73
    66                                                            3,750,000        3,742,199             0.43             90.17
    67                                                            3,700,000        3,690,680             0.43             90.59
    68                                                            3,650,000        3,644,034             0.42             91.01
-----------------------------------------------------------------------------------------------------------------------------------
    69                                                            3,600,000        3,591,019             0.42             91.43
    70                                                            3,400,000        3,394,408             0.39             91.82
    71                                                            3,390,000        3,381,519             0.39             92.21
    72                                                            3,372,000        3,361,537             0.39             92.60
    73                                                            3,280,000        3,274,468             0.38             92.98
-----------------------------------------------------------------------------------------------------------------------------------
    74                                                            3,270,000        3,259,101             0.38             93.36
    75                                                            3,150,000        3,148,148             0.36             93.72
    76                                                            2,980,000        2,975,459             0.34             94.07
    77                                                            2,860,000        2,854,204             0.33             94.40
    78      Group A                    Group A                    2,700,000        2,693,264             0.31             94.71
-----------------------------------------------------------------------------------------------------------------------------------
    79                                                            2,625,000        2,606,483             0.30             95.01
    79a
    79b

    80                                                            2,500,000        2,498,845             0.29             95.30
    81                                                            2,500,000        2,496,070             0.29             95.59
-----------------------------------------------------------------------------------------------------------------------------------
    82                                                            2,460,000        2,454,913             0.28             95.87
    83                                                            2,400,000        2,394,834             0.28             96.15
    84                                                            2,365,000        2,363,653             0.27             96.42
    85                                                            2,325,000        2,321,334             0.27             96.69
    86                                                            2,260,000        2,256,248             0.26             96.95
-----------------------------------------------------------------------------------------------------------------------------------
    87                                                            2,250,000        2,244,462             0.26             97.21
    88                                                            2,200,000        2,196,224             0.25             97.47
    89                                                            2,100,000        2,095,285             0.24             97.71
    90                                                            2,100,000        2,092,796             0.24             97.95
    91                                                            2,100,000        2,091,149             0.24             98.20
-----------------------------------------------------------------------------------------------------------------------------------
    92      Group D                    Group D                    1,941,000        1,933,332             0.22             98.42
    93      Group A                    Group A                    1,900,000        1,896,775             0.22             98.64
    94      Group A                    Group A                    1,900,000        1,895,260             0.22             98.86
    95                                                            1,850,000        1,845,121             0.21             99.07
    96                                                            1,755,000        1,748,383             0.20             99.27
-----------------------------------------------------------------------------------------------------------------------------------
    97                                                            1,500,000        1,499,232             0.17             99.45
    98                                 Group H                    1,350,000        1,347,650             0.16             99.60
    99                                                            1,350,000        1,343,190             0.16             99.76
    100                                                           1,260,000        1,257,293             0.15             99.90
    101     Group D                    Group D                      836,000          830,528             0.10            100.00
-----------------------------------------------------------------------------------------------------------------------------------


              MORTGAGE                       INTEREST                                          ORIGINAL INTEREST      REMAINING
  CONTROL       RATE        SERVICING        ACCRUAL                                              ONLY PERIOD       INTEREST ONLY
  NUMBER        (%)        FEE RATE (%)       METHOD              AMORTIZATION TYPE                 (MOS.)          PERIOD (MOS.)
------------------------------------------------------------------------------------------------------------------------------------
     1           7.58000       0.0776       Actual/360    Amortizing Balloon
     2           7.37500       0.0526       Actual/360    Hyper-Amortizing
     3           7.75000       0.0326       Actual/360    Amortizing Balloon
------------------------------------------------------------------------------------------------------------------------------------
     4           7.82000       0.1276       Actual/360    Amortizing Balloon
    4a
    4b
    4c
    4d
    4e
    4f
    4g
    4h
    4i
------------------------------------------------------------------------------------------------------------------------------------
     5           7.47000       0.0526       Actual/360    Hyper-Amortizing
     6           8.02000       0.0526       Actual/360    Hyper-Amortizing
     7           7.80000       0.0326       Actual/360    Amortizing Balloon
     8           7.88000       0.0526       Actual/360    Hyper-Amortizing
     9           8.12000       0.0726       Actual/360    Amortizing Balloon
    10           7.75000       0.0526       Actual/360    Amortizing Balloon
------------------------------------------------------------------------------------------------------------------------------------
    11           7.15000       0.0326       Actual/360    Amortizing Balloon
    12           7.25000       0.0526       Actual/360    Amortizing Balloon
    13           7.88000       0.0526       Actual/360    Amortizing Balloon
    14           7.39000       0.0326       Actual/360    Amortizing Balloon
    15           7.55000       0.1276       Actual/360    Amortizing Balloon
------------------------------------------------------------------------------------------------------------------------------------
    16           7.60000       0.1276       Actual/360    Amortizing Balloon
    17           7.65000       0.0326       Actual/360    Amortizing Balloon
    18           8.18750       0.1276       Actual/360    Hyper-Amortizing
    19           7.71000       0.0726       Actual/360    Amortizing Balloon
    20           7.91000       0.0326       Actual/360    Amortizing Balloon
------------------------------------------------------------------------------------------------------------------------------------
    21           8.25000       0.1276       Actual/360    Amortizing Balloon
    22           7.53000       0.0526       Actual/360    Amortizing Balloon
    23           7.31000       0.1276       Actual/360    Amortizing Balloon
    24           7.56000       0.0526       Actual/360    Hyper-Amortizing
    25           8.01000       0.1276       Actual/360    Amortizing Balloon
------------------------------------------------------------------------------------------------------------------------------------
    26           7.80000       0.0326       Actual/360    Amortizing Balloon
    27           7.71000       0.0326       Actual/360    Amortizing Balloon
    28           7.80000       0.0326       Actual/360    Amortizing Balloon
    29           8.08000       0.1026       Actual/360    Amortizing Balloon
    30           7.90000       0.1276       Actual/360    Amortizing Balloon
------------------------------------------------------------------------------------------------------------------------------------
    31           6.90000       0.1026       Actual/360    Interest Only ,Then Amortizing                    24               24
    32           7.93000       0.0326       Actual/360    Amortizing Balloon
    33           7.22000       0.1026       Actual/360    Amortizing Balloon
    34           7.62000       0.1276       Actual/360    Amortizing Balloon
    35           7.78000       0.0526       Actual/360    Amortizing Balloon
------------------------------------------------------------------------------------------------------------------------------------
    36           7.70000       0.0326       Actual/360    Amortizing Balloon
    37           8.36000       0.0326       Actual/360    Amortizing Balloon
    38           7.06000       0.0826       Actual/360    Amortizing Balloon
    39           8.12500       0.1276       Actual/360    Hyper-Amortizing
    40           8.12000       0.0326       Actual/360    Amortizing Balloon
------------------------------------------------------------------------------------------------------------------------------------
    41           7.50000       0.0826       Actual/360    Amortizing Balloon
    42           8.10000       0.0326       Actual/360    Amortizing Balloon
    43           8.25000       0.0326       Actual/360    Amortizing Balloon
    44           7.65000       0.1276       Actual/360    Amortizing Balloon
    45           7.72000       0.1276       Actual/360    Amortizing Balloon
------------------------------------------------------------------------------------------------------------------------------------
    46           7.50000       0.1276       Actual/360    Interest Only ,Then Amortizing                    12               10
    47           7.70000       0.0526       Actual/360    Amortizing Balloon
    48           7.62500       0.1276       Actual/360    Amortizing Balloon
    49           7.50000       0.0826       Actual/360    Amortizing Balloon
    50           7.50000       0.0526       Actual/360    Amortizing Balloon
------------------------------------------------------------------------------------------------------------------------------------
    51           8.93750       0.1276       Actual/360    Hyper-Amortizing
    52           8.05000       0.0726       Actual/360    Amortizing Balloon
    53           7.05000       0.0826       Actual/360    Amortizing Balloon
    54           8.31250       0.1276       Actual/360    Hyper-Amortizing
    55           7.25000       0.1276       Actual/360    Amortizing Balloon
------------------------------------------------------------------------------------------------------------------------------------
    56           7.20000       0.0326       Actual/360    Amortizing Balloon
    57           7.50000       0.1276       Actual/360    Interest Only ,Then Amortizing                    12               10
    58           7.85000       0.1276       Actual/360    Amortizing Balloon
    59           7.90000       0.0326       Actual/360    Amortizing Balloon
    60           8.26000       0.0326       Actual/360    Amortizing Balloon
------------------------------------------------------------------------------------------------------------------------------------
    61           7.90000       0.0526       Actual/360    Amortizing Balloon
    62           8.18000       0.0526       Actual/360    Amortizing Balloon
    63           7.70000       0.1276       Actual/360    Amortizing Balloon
    63a
    63b

------------------------------------------------------------------------------------------------------------------------------------
    64           7.37000       0.1276       Actual/360    Amortizing Balloon
    65           8.37500       0.1276       Actual/360    Hyper-Amortizing
    66           7.87000       0.0326       Actual/360    Amortizing Balloon
    67           7.94000       0.0326       Actual/360    Amortizing Balloon
    68           7.75000       0.0526       Actual/360    Amortizing Balloon
------------------------------------------------------------------------------------------------------------------------------------
    69           7.51000       0.0526       Actual/360    Amortizing Balloon
    70           7.71000       0.1276       Actual/360    Amortizing Balloon
    71           7.97000       0.1276       Actual/360    Amortizing Balloon
    72           8.10000       0.1276       Actual/360    Amortizing Balloon
    73           7.55000       0.0526       Actual/360    Hyper-Amortizing
------------------------------------------------------------------------------------------------------------------------------------
    74           7.70000       0.1276       Actual/360    Amortizing Balloon
    75           7.20000       0.1276       Actual/360    Amortizing Balloon
    76           8.20000       0.0526       Actual/360    Amortizing Balloon
    77           8.00000       0.0526       Actual/360    Amortizing Balloon
    78           7.51000       0.1276       Actual/360    Amortizing Balloon
------------------------------------------------------------------------------------------------------------------------------------
    79           8.00000       0.0876       Actual/360    Amortizing Balloon
    79a
    79b

    80           7.92000       0.1276       Actual/360    Amortizing Balloon
    81           8.00000       0.0526       Actual/360    Amortizing Balloon
------------------------------------------------------------------------------------------------------------------------------------
    82           7.90000       0.1276       Actual/360    Amortizing Balloon
    83           7.70000       0.0526       Actual/360    Hyper-Amortizing
    84           7.30000       0.1276       Actual/360    Amortizing Balloon
    85           7.98000       0.0526       Actual/360    Amortizing Balloon
    86           7.65000       0.0726       Actual/360    Amortizing Balloon
------------------------------------------------------------------------------------------------------------------------------------
    87           7.61000       0.1026       Actual/360    Amortizing Balloon
    88           7.44000       0.1276       Actual/360    Amortizing Balloon
    89           8.43000       0.0726       Actual/360    Amortizing Balloon
    90           7.52000       0.1276       Actual/360    Amortizing Balloon
    91           8.12000       0.1276       Actual/360    Amortizing Balloon
------------------------------------------------------------------------------------------------------------------------------------
    92           8.10000       0.1276       Actual/360    Amortizing Balloon
    93           7.51000       0.1276       Actual/360    Amortizing Balloon
    94           7.51000       0.1276       Actual/360    Amortizing Balloon
    95           7.74000       0.0326       Actual/360    Amortizing Balloon
    96           8.36000       0.1276       Actual/360    Amortizing Balloon
------------------------------------------------------------------------------------------------------------------------------------
    97           7.62500       0.1276       Actual/360    Amortizing Balloon
    98           7.35000       0.1276       Actual/360    Amortizing Balloon
    99           8.89000       0.0326       Actual/360    Amortizing Balloon
    100          7.71000       0.1276       Actual/360    Amortizing Balloon
    101          8.10000       0.1276       Actual/360    Amortizing Balloon
------------------------------------------------------------------------------------------------------------------------------------

             ORIGINAL
              TERM TO       REMAINING              ORIGINAL                REMAINING
  CONTROL    MATURITY        TERM TO          AMORTIZATION TERM        AMORTIZATION TERM                           MATURITY DATE
  NUMBER      (MOS.)     MATURITY (MOS.)            (MOS.)                  (MOS.)            ORIGINATION DATE         OR ARD
-----------------------------------------------------------------------------------------------------------------------------------
     1              120                117                      360                     357              12/20/00           1/5/11
     2              120                120                      360                     360                3/2/01           4/1/11
     3              120                117                      360                     357              12/29/00           1/1/11
-----------------------------------------------------------------------------------------------------------------------------------
     4              119                115                      360                     356               12/1/00          11/5/10
    4a
    4b
    4c
    4d
    4e
    4f
    4g
    4h
    4i
-----------------------------------------------------------------------------------------------------------------------------------
     5              120                118                      360                     358               1/29/01           2/1/11
     6              120                120                      360                     360               2/27/01           4/1/11
     7              120                117                      360                     357              12/21/00           1/1/11
     8              120                116                      360                     356              11/13/00          12/1/10
     9              120                114                      360                     354               9/20/00          10/1/10
    10              120                120                      360                     360              11/30/00           4/1/11
-----------------------------------------------------------------------------------------------------------------------------------
    11              120                118                      360                     358                1/2/01           2/1/11
    12              120                118                      360                     358              12/27/00           2/1/11
    13              120                117                      360                     357                1/5/01           1/5/11
    14              120                118                      360                     358               1/30/01           2/1/11
    15              120                119                      360                     359               2/28/01           3/5/11
-----------------------------------------------------------------------------------------------------------------------------------
    16              120                119                      300                     299                3/1/01           3/5/11
    17              120                117                      360                     357               12/7/00           1/1/11
    18              120                117                      300                     297              12/18/00           1/1/11
    19              120                116                      360                     356              11/28/00          12/1/10
    20              120                117                      360                     357               12/6/00           1/1/11
-----------------------------------------------------------------------------------------------------------------------------------
    21              120                116                      300                     296              11/17/00          12/5/10
    22              119                117                      360                     358              12/19/00           1/1/11
    23              120                117                      360                     357              12/21/00           1/5/11
    24              120                119                      360                     359                2/2/01           3/1/11
    25               96                 93                      360                     357               12/6/00           1/5/09
-----------------------------------------------------------------------------------------------------------------------------------
    26              120                117                      360                     357              12/21/00           1/1/11
    27              120                119                      360                     359               2/15/01           3/1/11
    28              120                119                      360                     359                2/1/01           3/1/11
    29              120                115                      360                     355              10/24/00          11/1/10
    30              120                119                      300                     299                2/7/01           3/1/11
-----------------------------------------------------------------------------------------------------------------------------------
    31              120                120                      336                     336                3/5/01           4/1/11
    32              120                117                      360                     357               12/6/00           1/1/11
    33              120                120                      360                     360                3/5/01           4/1/11
    34              120                117                      360                     357              12/18/00           1/5/11
    35              120                119                      360                     359               2/12/01           3/1/11
-----------------------------------------------------------------------------------------------------------------------------------
    36              120                117                      360                     357              12/12/00           1/1/11
    37              120                116                      360                     356              11/15/00          12/1/10
    38              120                119                      360                     359               2/27/01           3/1/11
    39              120                117                      300                     297              12/15/00           1/1/11
    40              120                116                      360                     356              11/14/00          12/1/10
-----------------------------------------------------------------------------------------------------------------------------------
    41              120                118                      360                     358               1/30/01           2/1/11
    42              120                116                      360                     356               11/6/00          12/1/10
    43              120                116                      360                     356               11/6/00          12/1/10
    44              120                119                      360                     359               2/21/01           3/5/11
    45              120                117                      360                     357              12/19/00           1/5/11
-----------------------------------------------------------------------------------------------------------------------------------
    46              120                118                      360                     360               1/18/01           2/5/11
    47              120                117                      360                     357              12/18/00           1/1/11
    48              120                117                      360                     357              12/21/00           1/5/11
    49              120                119                      360                     359               2/26/01           3/1/11
    50              120                119                      360                     359               2/23/01           3/1/11
-----------------------------------------------------------------------------------------------------------------------------------
    51              120                112                      300                     292                8/1/00           8/1/10
    52              120                115                      360                     355              10/26/00          11/1/10
    53              120                120                      360                     360                3/2/01           4/1/11
    54              120                116                      300                     296              11/28/00          12/1/10
    55              120                119                      360                     359               2/28/01           3/5/11
-----------------------------------------------------------------------------------------------------------------------------------
    56              120                118                      360                     358               1/16/01           2/1/11
    57              120                118                      324                     324               1/18/01           2/5/11
    58              120                118                      360                     358                1/8/01           2/5/11
    59              120                118                      360                     358               1/26/01           2/1/11
    60              120                115                      360                     355              10/16/00          11/1/10
-----------------------------------------------------------------------------------------------------------------------------------
    61              120                119                      360                     359               2/16/01           3/1/11
    62              120                117                      360                     357              12/13/00           1/1/11
    63              120                116                      300                     296              11/30/00          12/5/10
    63a
    63b
-----------------------------------------------------------------------------------------------------------------------------------
    64              120                118                      360                     358               1/31/01           2/5/11
    65              120                116                      300                     296              11/14/00          12/1/10
    66              120                117                      360                     357              12/20/00           1/1/11
    67              120                116                      360                     356              11/29/00          12/1/10
    68              120                118                      360                     358               1/24/01           2/1/11
-----------------------------------------------------------------------------------------------------------------------------------
    69              120                118                      300                     298                1/5/01           2/1/11
    70              120                118                      360                     358               1/25/01           2/5/11
    71              120                116                      360                     356               12/5/00          12/5/10
    72              120                115                      360                     355              10/27/00          11/5/10
    73              120                118                      360                     358               1/25/01           2/1/11
-----------------------------------------------------------------------------------------------------------------------------------
    74              120                117                      300                     297              12/15/00           1/5/11
    75              120                119                      360                     359               2/21/01           3/5/11
    76              120                118                      360                     358               1/10/01           2/1/11
    77              120                117                      360                     357              12/12/00           1/1/11
    78              120                118                      300                     298               1/31/01           2/5/11
-----------------------------------------------------------------------------------------------------------------------------------
    79              120                113                      300                     293                8/8/00           9/1/10
    79a
    79b
    80              120                119                      360                     359               2/14/01           3/5/11
    81              120                118                      360                     358                1/5/01           2/1/11
-----------------------------------------------------------------------------------------------------------------------------------
    82              120                117                      360                     357              12/14/00           1/5/11
    83              120                117                      360                     357              12/28/00           1/1/11
    84              120                119                      360                     359                2/6/01           3/5/11
    85              120                118                      360                     358                1/3/01           2/1/11
    86              120                118                      360                     358                1/2/01           2/1/11
-----------------------------------------------------------------------------------------------------------------------------------
    87              120                118                      300                     298               1/18/01           2/1/11
    88              120                118                      360                     358                2/2/01           2/5/11
    89              120                116                      360                     356              11/16/00          12/1/10
    90              120                117                      300                     297              12/21/00           1/5/11
    91              120                113                      360                     353                9/5/00           9/5/10
-----------------------------------------------------------------------------------------------------------------------------------
    92              120                116                      300                     296              11/16/00          12/5/10
    93              120                118                      360                     358               1/31/01           2/5/11
    94              120                118                      300                     298               1/31/01           2/5/11
    95              120                116                      360                     356               12/1/00          12/1/10
    96              120                116                      300                     296              11/30/00          12/5/10
-----------------------------------------------------------------------------------------------------------------------------------
    97              120                119                      360                     359               2/21/01           3/5/11
    98              120                118                      360                     358               1/11/01           2/5/11
    99              120                114                      300                     294                9/8/00          10/1/10
    100             120                117                      360                     357              12/15/00           1/5/11
    101             120                116                      240                     236              11/16/00          12/5/10
-----------------------------------------------------------------------------------------------------------------------------------


                                                                       ANNUAL
  CONTROL       BALLOON OR ARD                                          DEBT            UNDERWRITTEN NET       UNDERWRITTEN NET
  NUMBER         BALANCE ($)                PREPAYMENT PROVISION    SERVICE ($)       OPERATING INCOME ($)      CASH FLOW ($)
-----------------------------------------------------------------------------------------------------------------------------------
     1           41,057,219       Lockout/35_Defeasance/83_0%/2         3,923,773             5,218,664           4,930,938
     2           35,841,910       Lockout/48_Defeasance/68_0%/4         3,373,257             4,309,393           4,194,193
     3           35,786,892       Lockout/27_Defeasance/89_0%/4         3,462,420             5,015,022           4,492,807
-----------------------------------------------------------------------------------------------------------------------------------
     4           32,529,710       Lockout/28_Defeasance/89_0%/2         3,157,628             4,355,858           3,818,873
    4a                                                                                          240,963             188,469
    4b                                                                                          305,313             272,855
    4c                                                                                          285,596             235,888
    4d                                                                                          364,354             319,598
    4e                                                                                          449,644             395,216
    4f                                                                                          384,630             335,410
    4g                                                                                          696,021             609,795
    4h                                                                                          500,298             462,952
    4i                                                                                        1,129,039             998,690
-----------------------------------------------------------------------------------------------------------------------------------
     5           27,738,823       Lockout/26_Defeasance/90_0%/4         2,630,250             3,549,500           3,370,500
     6           21,921,113       Lockout/24_Defeasance/92_0%/4         2,161,368             3,165,050           3,165,050
     7           21,351,469       Lockout/27_Defeasance/89_0%/4         2,073,227             2,973,493           2,656,140
     8           19,613,669       Lockout/28_Defeasance/88_0%/4         1,915,099             2,549,140           2,423,285
     9           18,740,601       Lockout/30_Defeasance/86_0%/4         1,861,305             2,802,988           2,480,711
    10           17,422,933       Lockout/24_Defeasance/92_0%/4         1,685,002             2,224,760           2,144,360
-----------------------------------------------------------------------------------------------------------------------------------
    11           16,451,947       Lockout/26_Defeasance/90_0%/4         1,523,718             2,023,256           1,998,252
    12           16,292,680       Lockout/26_Defeasance/90_0%/4         1,520,162             1,901,405           1,853,205
    13           16,133,711       Lockout/27_Defeasance/89_0%/4         1,575,605             1,860,864           1,767,845
    14           15,408,785       Lockout/26_Defeasance/90_0%/4         1,452,565             1,846,710           1,795,510
    15           15,039,626       Lockout/25_Defeasance/91_0%/4         1,433,389             2,149,850           1,905,292
-----------------------------------------------------------------------------------------------------------------------------------
    16           12,026,742       Lockout/25_Defeasance/93_0%/2         1,320,444             1,845,719           1,626,942
    17           12,763,981       Lockout/27_Defeasance/89_0%/4         1,226,041             2,098,567           1,735,740
    18           11,264,311       Lockout/47_Defeasance/71_0%/2         1,279,942             2,287,700           2,287,700
    19           11,741,849       Lockout/28_Defeasance/88_0%/4         1,132,563             1,438,350           1,414,410
    20           10,347,288       Lockout/27_Defeasance/89_0%/4         1,012,680             1,375,814           1,289,903
-----------------------------------------------------------------------------------------------------------------------------------
    21            9,336,499       Lockout/28_Defeasance/90_0%/2         1,064,408             1,549,997           1,470,913
    22            9,645,165       Lockout/26_Defeasance/89_0%/4           917,261             1,334,053           1,277,794
    23            9,561,946       Lockout/27_Defeasance/91_0%/2           895,969             1,207,647           1,114,397
    24            9,379,998       Lockout/25_Defeasance/91_0%/4           894,633             1,297,335           1,177,459
    25            9,688,646       Lockout/27_Defeasance/65_0%/4           925,422             1,225,507           1,147,640
-----------------------------------------------------------------------------------------------------------------------------------
    26            9,341,268       Lockout/27_Defeasance/89_0%/4           907,037             1,605,456           1,384,757
    27            8,882,080       Lockout/25_Defeasance/91_0%/4           856,380             1,407,329           1,309,093
    28            8,812,688       Lockout/25_Defeasance/91_0%/4           855,206             1,177,654           1,068,871
    29            8,682,536       Lockout/29_Defeasance/87_0%/4           860,070             1,140,181           1,076,023
    30            7,398,421       Lockout/47_Defeasance/69_0%/4           826,420             1,383,433           1,383,433
-----------------------------------------------------------------------------------------------------------------------------------
    31            7,878,152       Lockout/24_Defeasance/92_0%/4           718,802               984,466             953,666
    32            7,764,185       Lockout/27_Defeasance/89_0%/4           760,962             1,151,697             958,598
    33            7,543,379       Lockout/24_Defeasance/92_0%/4           701,907               898,377             869,352
    34            7,085,850       Lockout/27_Defeasance/91_0%/2           679,152               886,332             807,566
    35            6,984,424       Lockout/25_Defeasance/91_0%/4           676,814               911,739             857,820
-----------------------------------------------------------------------------------------------------------------------------------
    36            6,656,081       Lockout/27_Defeasance/86_0%/7           641,664               880,402             841,748
    37            6,672,155       Lockout/28_Defeasance/88_0%/4           674,004               919,145             866,822
    38            6,289,975       Lockout/25_Defeasance/91_0%/4           578,307               794,658             769,058
    39            5,870,227       Lockout/35_Defeasance/83_0%/2           664,658             1,043,635           1,043,635
    40            6,074,711       Lockout/28_Defeasance/88_0%/4           603,366               812,280             768,285
-----------------------------------------------------------------------------------------------------------------------------------
    41            5,862,729       Lockout/26_Defeasance/90_0%/4           557,134               791,611             759,611
    42            5,847,800       Lockout/28_Defeasance/88_0%/4           580,005               874,528             758,539
    43            5,725,328       Lockout/28_Defeasance/88_0%/4           573,908               807,960             715,528
    44            5,609,591       Lockout/25_Defeasance/94_0%/1           538,521               786,334             778,749
    45            5,451,783       Lockout/27_Defeasance/89_0%/4           526,326               719,183             664,983
-----------------------------------------------------------------------------------------------------------------------------------
    46            5,394,651       Lockout/26_Defeasance/92_0%/2           503,434               633,056             620,868
    47            5,102,997       Lockout/27_Defeasance/89_0%/4           491,943               710,932             638,849
    48            5,067,010       Lockout/27_Defeasance/91_0%/2           485,830               690,580             616,497
    49            5,036,368       Lockout/25_Defeasance/91_0%/4           478,263               651,499             610,435
    50            4,903,832       Lockout/25_Defeasance/91_0%/4           465,677               712,247             627,437
-----------------------------------------------------------------------------------------------------------------------------------
    51            4,652,005       Lockout/35_Defeasance/83_0%/2           551,048               796,086             796,086
    52            4,868,947       Lockout/29_Defeasance/87_0%/4           481,279               746,262             664,947
    53            4,715,544       Lockout/24_Defeasance/92_0%/4           433,294               598,808             581,364
    54            4,364,695       Lockout/35_Defeasance/82_0%/3           499,358               757,718             757,718
    55            4,477,739       Lockout/25_Defeasance/91_0%/4           417,480               567,819             547,860
-----------------------------------------------------------------------------------------------------------------------------------
    56            4,468,808       Lockout/26_Defeasance/90_0%/4           415,418               549,850             536,650
    57            4,294,720       Lockout/26_Defeasance/92_0%/2           428,981               507,339             496,994
    58            4,363,727       Lockout/26_Defeasance/93_0%/1           425,321               589,388             534,915
    59            4,244,142       Lockout/26_Defeasance/90_0%/4           415,151               546,636             519,594
    60            4,274,724       Lockout/29_Defeasance/86_0%/5           428,866               579,587             545,422
-----------------------------------------------------------------------------------------------------------------------------------
    61            3,680,880       Lockout/25_Defeasance/91_0%/4           359,769               523,761             451,031
    62            3,590,871       Lockout/27_Defeasance/89_0%/4           358,249               500,459             459,262
    63            3,267,467       Lockout/28_Defeasance/91_0%/1           360,984               501,337             467,511
    63a                                                                                         309,223             289,761
    63b                                                                                         192,114             177,750
-----------------------------------------------------------------------------------------------------------------------------------
    64            3,388,217       Lockout/26_Defeasance/93_0%/1           318,934               413,376             385,744
    65            3,164,734       Lockout/47_Defeasance/71_0%/2           363,350               635,583             635,583
    66            3,341,815       Lockout/27_Defeasance/89_0%/4           326,125               473,561             445,888
    67            3,303,420       Lockout/28_Defeasance/88_0%/4           323,936               439,263             412,085
    68            3,242,671       Lockout/26_Defeasance/90_0%/4           313,789               470,796             436,143
-----------------------------------------------------------------------------------------------------------------------------------
    69            2,923,060       Lockout/26_Defeasance/90_0%/4           319,525               645,006             536,905
    70            3,017,625       Lockout/26_Defeasance/92_0%/2           291,169               382,567             342,067
    71            3,028,818       Lockout/28_Defeasance/90_0%/2           297,645               397,218             360,184
    72            3,021,590       Lockout/29_Defeasance/89_0%/2           299,736               418,871             382,754
    73            2,899,659       Lockout/26_Defeasance/90_0%/4           276,560               419,611             384,111
-----------------------------------------------------------------------------------------------------------------------------------
    74            2,670,613       Lockout/27_Defeasance/92_0%/1           295,104               398,216             384,646
    75            2,761,971       Lockout/25_Defeasance/92_0%/3           256,582               400,858             339,538
    76            2,675,903       Lockout/26_Defeasance/90_0%/4           267,397               502,297             447,650
    77            2,556,625       Lockout/27_Defeasance/89_0%/4           251,828               344,707             314,707
    78            2,192,294       Lockout/26_Defeasance/92_0%/2           239,644               309,464             286,714
-----------------------------------------------------------------------------------------------------------------------------------
    79            2,162,830       Lockout/31_Defeasance/85_0%/4           243,122               354,978             324,850
    79a                                                                                         226,970             206,526
    79b                                                                                         128,008             118,324
    80            2,231,913       Lockout/25_Defeasance/93_0%/2           218,459               306,292             300,572
    81            2,234,384       Lockout/26_Defeasance/90_0%/4           220,129               365,109             305,884
-----------------------------------------------------------------------------------------------------------------------------------
    82            2,193,813       Lockout/27_Defeasance/92_0%/1           214,553               312,631             282,221
    83            2,129,947       Lockout/27_Defeasance/89_0%/4           205,332               293,001             265,001
    84            2,079,040       Lockout/25_Defeasance/93_0%/2           194,565               253,828             241,828
    85            2,076,991       Lockout/26_Defeasance/90_0%/4           204,331               300,119             257,970
    86            2,002,884       Lockout/26_Defeasance/90_0%/4           192,420               276,269             255,080
-----------------------------------------------------------------------------------------------------------------------------------
    87            1,832,341       Lockout/26_Defeasance/90_0%/4           201,463               283,497             273,705
    88            1,939,550       Lockout/26_Defeasance/92_0%/2           183,509               272,613             253,768
    89            1,896,477       Lockout/28_Defeasance/88_0%/4           192,517               270,799             254,999
    90            1,705,959       Lockout/27_Defeasance/91_0%/2           186,554               269,434             256,327
    91            1,882,747       Lockout/31_Defeasance/87_0%/2           187,021               282,136             251,627
-----------------------------------------------------------------------------------------------------------------------------------
    92            1,604,022       Lockout/28_Defeasance/89_0%/3           181,317               243,529             218,529
    93            1,678,007       Lockout/26_Defeasance/92_0%/2           159,577               225,720             208,970
    94            1,542,726       Lockout/26_Defeasance/92_0%/2           168,638               221,541             202,137
    95            1,643,736       Lockout/28_Defeasance/88_0%/4           158,890               259,494             237,057
    96            1,460,995       Lockout/28_Defeasance/90_0%/2           167,599               268,862             234,517
-----------------------------------------------------------------------------------------------------------------------------------
    97            1,329,511       Lockout/25_Defeasance/93_0%/2           127,403               237,587             222,228
    98            1,187,474       Lockout/26_Defeasance/92_0%/2           111,613               162,787             136,267
    99            1,140,332       Lockout/30_Defeasance/86_0%/4           134,732               249,516             214,142
    100           1,118,496       Lockout/27_Defeasance/90_0%/3           107,904               151,939             140,257
    101             591,434       Lockout/28_Defeasance/89_0%/3            84,537               136,167             123,667
-----------------------------------------------------------------------------------------------------------------------------------


  CONTROL      UNDERWRITTEN NCF       CROSS COLLATERALIZED             ORIGINAL              ORIGINAL        CUT-OFF DATE
  NUMBER           DSCR (X)                 DSCR (X)             APPRAISAL VALUE ($)      APPRAISAL DATE        LTV (%)
----------------------------------------------------------------------------------------------------------------------------
     1                 1.28                                          58,000,000             11/2/00           78.10
     2                 1.24                                          52,500,000            12/22/00           77.52
     3                 1.30                                          50,400,000            11/10/00           79.74
----------------------------------------------------------------------------------------------------------------------------
     4                 1.22                                          51,900,000                               69.43
    4a                                                                4,900,000            10/20/00
    4b                                                                3,400,000            10/20/00
    4c                                                                4,300,000            10/20/00
    4d                                                                4,200,000            10/20/00
    4e                                                                4,900,000            10/20/00
    4f                                                                4,300,000            10/20/00
    4g                                                                7,500,000            10/20/00
    4h                                                                6,000,000            10/20/00
    4i                                                               12,400,000            10/19/00
----------------------------------------------------------------------------------------------------------------------------
     5                 1.28                                          39,300,000            12/29/00           79.86
     6                 1.46                                          42,800,000             10/1/00           57.24
     7                 1.28                                          31,000,000            11/15/00           77.26
     8                 1.27                                          28,000,000             9/12/00           78.37
     9                 1.33                                          28,500,000             7/14/00           73.07
    10                 1.27                                          31,000,000             12/1/00           63.23
----------------------------------------------------------------------------------------------------------------------------
    11                 1.31                                          24,500,000             12/1/00           76.60
    12                 1.22                                          25,000,000             12/9/00           74.15
    13                 1.27                                          22,900,000            11/13/00           69.92
    14                 1.24                                          22,324,000            12/21/00           78.26
    15                 1.33                                          23,200,000              2/1/01           73.24
----------------------------------------------------------------------------------------------------------------------------
    16                 1.23                                          19,700,000            10/13/00           74.86
    17                 1.42                                          21,000,000            10/13/00           68.42
    18                 1.79                                          19,400,000              9/1/00           69.89
    19                 1.25                                          17,250,000             11/6/00           76.46
    20                 1.27                                          14,600,000            10/19/00           79.29
----------------------------------------------------------------------------------------------------------------------------
    21                 1.38                                          16,500,000              9/5/00           67.92
    22                 1.39                                          14,600,000             10/3/00           74.53
    23                 1.24                                          13,600,000             9/28/00           79.81
    24                 1.32                                          14,300,000            10/17/00           74.09
    25                 1.24                                          18,000,000            10/23/00           58.22
----------------------------------------------------------------------------------------------------------------------------
    26                 1.53                                          14,000,000            11/13/00           74.84
    27                 1.53                                          14,300,000              1/5/01           69.90
    28                 1.25                                          13,250,000             7/20/00           74.68
    29                 1.25                                          12,400,000             8/29/00           77.93
    30                 1.67                                          14,200,000             11/1/00           63.33
----------------------------------------------------------------------------------------------------------------------------
    31                 1.33                                          11,150,000              2/1/01           79.82
    32                 1.26                                          11,400,000             11/1/00           76.16
    33                 1.24                                          10,850,000             3/31/01           79.26
    34                 1.25                                          10,500,000             10/1/00           72.21
    35                 1.27                                          10,000,000            11/14/00           78.46
----------------------------------------------------------------------------------------------------------------------------
    36                 1.31                                           9,450,000             11/1/00           79.19
    37                 1.29                                          10,000,000             11/6/00           73.83
    38                 1.33                                           9,000,000             1/12/01           79.95
    39                 1.57                                          10,000,000             11/1/00           70.78
    40                 1.27                                           8,540,000             7/26/00           79.14
----------------------------------------------------------------------------------------------------------------------------
    41                 1.36                                           9,150,000              3/1/01           72.44
    42                 1.31                                           8,700,000             8/16/00           74.82
    43                 1.25                                           8,050,000             9/14/00           78.90
    44                 1.45                                           8,300,000             12/6/00           76.17
    45                 1.26                                           7,750,000            11/17/00           79.06
----------------------------------------------------------------------------------------------------------------------------
    46                 1.23                      1.20                 7,575,000            11/23/00           79.21
    47                 1.30                                           7,900,000             8/21/00           72.63
    48                 1.27                                           8,100,000            11/14/00           70.46
    49                 1.28                                           7,250,000            12/27/00           78.58
    50                 1.35                                           7,400,000            11/21/00           74.96
----------------------------------------------------------------------------------------------------------------------------
    51                 1.44                                           7,800,000              6/1/00           70.05
    52                 1.38                                           6,800,000             9/21/00           79.75
    53                 1.34                                           6,755,000             3/16/01           79.94
    54                 1.52                                           7,800,000             10/1/00           67.05
    55                 1.31                                           6,800,000             1/14/01           74.96
----------------------------------------------------------------------------------------------------------------------------
    56                 1.29                                           6,400,000             12/1/00           79.55
    57                 1.16                      1.20                 6,550,000            11/23/00           75.73
    58                 1.26                                           6,500,000             7/10/00           75.26
    59                 1.25                                           5,950,000             7/26/00           79.87
    60                 1.27                                           6,200,000             10/1/00           76.43
----------------------------------------------------------------------------------------------------------------------------
    61                 1.25                                           5,600,000              1/2/01           73.63
    62                 1.28                                           5,350,000             10/2/00           74.62
    63                 1.30                                           5,000,000                               79.66
    63a                                                               3,000,000              9/1/00
    63b                                                               2,000,000              9/1/00
----------------------------------------------------------------------------------------------------------------------------
    64                 1.21                                           5,000,000            12/16/00           76.87
    65                 1.75                                          11,000,000              9/1/00           34.42
    66                 1.37                                           5,100,000            11/28/00           73.38
    67                 1.27                                           4,820,000              2/1/01           76.57
    68                 1.39                                           5,165,000             9/29/00           70.55
----------------------------------------------------------------------------------------------------------------------------
    69                 1.68                                           6,270,000            10/17/00           57.27
    70                 1.25                                           4,569,000            12/27/00           69.91
    71                 1.21                                           4,240,000            10/17/00           79.75
    72                 1.34                                           4,800,000              9/6/00           66.93
    73                 1.39                                           4,100,000             7/14/00           79.87
----------------------------------------------------------------------------------------------------------------------------
    74                 1.30                                           4,390,000             8/31/00           74.24
    75                 1.32                                           4,200,000              1/2/01           74.96
    76                 1.67                                           5,000,000              8/1/00           59.51
    77                 1.25                                           3,600,000            11/22/00           79.28
    78                 1.20                      1.23                 3,450,000            12/17/00           78.07
----------------------------------------------------------------------------------------------------------------------------
    79                 1.34                                           3,360,000                               77.57
    79a                                                               2,110,000            12/21/99
    79b                                                               1,250,000            12/21/99
    80                 1.38                                           3,800,000            12/30/00           65.76
    81                 1.39                                           3,750,000             10/2/00           66.56
----------------------------------------------------------------------------------------------------------------------------
    82                 1.32                                           3,330,000             8/21/00           73.72
    83                 1.29                                           3,000,000            11/16/00           79.83
    84                 1.24                                           3,000,000            12/12/00           78.79
    85                 1.26                                           3,100,000            10/17/00           74.88
    86                 1.33                                           2,860,000            11/21/00           78.89
----------------------------------------------------------------------------------------------------------------------------
    87                 1.36                                           3,400,000            10/10/00           66.01
    88                 1.38                                           2,900,000             1/10/01           75.73
    89                 1.32                                           2,900,000              1/1/01           72.25
    90                 1.37                                           2,900,000             9/21/00           72.17
    91                 1.35                                           2,875,000              6/6/00           72.74
----------------------------------------------------------------------------------------------------------------------------
    92                 1.21                      1.29                 2,700,000             8/11/00           71.60
    93                 1.31                      1.23                 2,525,000            12/17/00           75.12
    94                 1.20                      1.23                 2,500,000            12/17/00           75.81
    95                 1.49                                           2,420,000            10/12/00           76.24
    96                 1.40                                           2,900,000             5/20/00           60.29
----------------------------------------------------------------------------------------------------------------------------
    97                 1.74                                           3,800,000             12/7/00           39.45
    98                 1.22                                           1,725,000            11/14/00           78.12
    99                 1.59                                           2,080,000              8/1/00           64.58
    100                1.30                                           1,675,000             8/18/00           75.06
    101                1.46                      1.29                 1,400,000              6/1/00           59.32
----------------------------------------------------------------------------------------------------------------------------

                 SCHEDULED
  CONTROL     MATURITY OR ARD      CROSS COLLATERALIZED                                               UNITS, BEDS     UNIT
  NUMBER        DATE LTV (%)           LTV RATIO (%)          YEAR BUILT        YEAR RENOVATED       ROOMS, SQFT      DESCRIPTION
------------------------------------------------------------------------------------------------------------------------------------
     1             70.79                                 1999                                            422,189      Sq Ft
     2             68.27                                 1985 & 1988 &1996                                   768      Units
     3             71.01                                 1993                                            357,237      Sq Ft
------------------------------------------------------------------------------------------------------------------------------------
     4             62.68                                                                                 873,562      Sq Ft
    4a                                                   1979                                             72,039      Sq Ft
    4b                                                   1979                                             62,898      Sq Ft
    4c                                                   1980                                             63,941      Sq Ft
    4d                                                   1983                                             87,102      Sq Ft
    4e                                                   1982                                            104,313      Sq Ft
    4f                                                   1983                                             71,904      Sq Ft
    4g                                                   1985                                             99,539      Sq Ft
    4h                                                   2000                                             91,200      Sq Ft
    4i                                                   1964                  1993                      220,626      Sq Ft
------------------------------------------------------------------------------------------------------------------------------------
     5             70.58                                 1984 & 1987                                         716      Units
     6             51.22                                 1967-1972             1999                          186      Rooms
     7             68.88                                 1958-1973                                       195,983      Sq Ft
     8             70.05                                 1999-2000                                       250,351      Sq Ft
     9             65.76                                 1987                                            211,812      Sq Ft
    10             56.20                                 1998                                                402      Units
------------------------------------------------------------------------------------------------------------------------------------
    11             67.15                                 1989                                                532      Pads
    12             65.17                                 1999                                                241      Units
    13             70.45                                 1982                  1996 & 1998-2000          226,551      Sq Ft
    14             69.02                                 1998                                                256      Units
    15             64.83                                 1984-1985             1999                      123,883      Sq Ft
------------------------------------------------------------------------------------------------------------------------------------
    16             61.05                                 1942                                            608,131      Sq Ft
    17             60.78                                 1982                  1997                      198,374      Sq Ft
    18             58.06                                 1999                                                143      Rooms
    19             68.07                                 1973                  1999-2000                     105      Units
    20             70.87                                 1986                  1999                      141,496      Sq Ft
------------------------------------------------------------------------------------------------------------------------------------
    21             56.58                                 2000                                            120,101      Sq Ft
    22             66.06                                 1998                                             94,238      Sq Ft
    23             70.31                                 1963 & 1970           1995 & 1999                   375      Units
    24             65.59                                 1966                  1989 & 1998               114,327      Sq Ft
    25             53.83                                 1999                                            162,273      Sq Ft
------------------------------------------------------------------------------------------------------------------------------------
    26             66.72                                 1974                                            143,486      Sq Ft
    27             62.11                                 1988-1989                                       132,600      Sq Ft
    28             66.51                                 1963                  1989                       89,903      Sq Ft
    29             70.02                                 1995-1999                                        83,846      Sq Ft
    30             52.10                                 1997-1998                                           120      Rooms
------------------------------------------------------------------------------------------------------------------------------------
    31             70.66                                 1999                                                176      Units
    32             68.11                                 1986                                            101,946      Sq Ft
    33             69.52                                 1974                  1999 & 2000                   129      Units
    34             67.48                                 1999-2000                                        73,234      Sq Ft
    35             69.84                                 1998-2000                                        76,676      Sq Ft
------------------------------------------------------------------------------------------------------------------------------------
    36             70.43                                 1999                                             55,446      Sq Ft
    37             66.72                                 1998 & 1999                                      76,367      Sq Ft
    38             69.89                                 1996                                                128      Units
    39             58.70                                 1999                                                 99      Rooms
    40             71.13                                 1999 & 2000                                      95,328      Sq Ft
------------------------------------------------------------------------------------------------------------------------------------
    41             64.07                                 1999                                                160      Units
    42             67.22                                 1983                  1999                       91,315      Sq Ft
    43             71.12                                 1978                                            123,192      Sq Ft
    44             67.59                                 1998                                             75,845      Sq Ft
    45             70.35                                 1982                  2000                          200      Units
------------------------------------------------------------------------------------------------------------------------------------
    46             71.22                     77.59       1999                                             54,594      Sq Ft
    47             64.59                                 1987                                             65,742      Sq Ft
    48             62.56                                 1978                  1969 & 1972               200,000      Sq Ft
    49             69.47                                 1981                  2000                          118      Units
    50             66.27                                 1983                  1999                      111,250      Sq Ft
------------------------------------------------------------------------------------------------------------------------------------
    51             59.64                                 1999                                                 95      Rooms
    52             71.60                                 1988                                             84,204      Sq Ft
    53             69.81                                 2000                                                 98      Units
    54             55.96                                 1998                                                101      Rooms
    55             65.85                                 1999-2000                                       102,976      Sq Ft
------------------------------------------------------------------------------------------------------------------------------------
    56             69.83                                 1997 & 1999                                          88      Units
    57             65.57                     77.59       1999                                             44,942      Sq Ft
    58             67.13                                 1989-1993                                       113,459      Sq Ft
    59             71.33                                 1999 & 2000                                      67,690      Sq Ft
    60             68.95                                 1999                                             78,813      Sq Ft
------------------------------------------------------------------------------------------------------------------------------------
    61             65.73                                 1980                  2000                      106,283      Sq Ft
    62             67.12                                 1985                  1999                       76,546      Sq Ft
    63             65.35                                                                                     128      Units
    63a                                                  1933                  1994                           74      Units
    63b                                                  1932                  1993 & 2000                    54      Units
------------------------------------------------------------------------------------------------------------------------------------
    64             67.76                                 1987-1991                                            88      Units
    65             28.77                                 1880-1890             1993-1994 & 1998               34      Rooms
    66             65.53                                 1970                  1999 & 2000                46,725      Sq Ft
    67             68.54                                 1999                                            101,413      Sq Ft
    68             62.78                                 1999                                             28,800      Sq Ft
------------------------------------------------------------------------------------------------------------------------------------
    69             46.62                                 1960'S & 1970'S       1998-1999                 453,611      Sq Ft
    70             66.05                                 1967                  1999 & 2000                   162      Units
    71             71.43                                 1987                  1999                       57,170      Sq Ft
    72             62.95                                 1973                  1995                       39,600      Sq Ft
    73             70.72                                 1968                  1998 & 1999                   142      Units
------------------------------------------------------------------------------------------------------------------------------------
    74             60.83                                 1981-1982                                           197      Pads
    75             65.76                                 1971                  On-going                      168      Units
    76             53.52                                 1986                  1995                       41,899      Sq Ft
    77             71.02                                 1985                                                120      Units
    78             63.54                     76.52       1988                                                 91      Units
------------------------------------------------------------------------------------------------------------------------------------
    79             64.37                                                                                     112      Units
    79a                                                  1948-1957             1996                           76      Units
    79b                                                  1968-1970             1996                           36      Units
    80             58.73                                 1996                                             57,950      Sq Ft
    81             59.58                                 1983                  1999                       55,809      Sq Ft
------------------------------------------------------------------------------------------------------------------------------------
    82             65.88                                 1998                                             18,466      Sq Ft
    83             71.00                                 1984                  1999                          112      Units
    84             69.30                                 1997 & 1998 & 2000                                   48      Units
    85             67.00                                 1984                  1999                       24,214      Sq Ft
    86             70.03                                 1999                                             21,430      Sq Ft
------------------------------------------------------------------------------------------------------------------------------------
    87             53.89                                 1969                  On-going                       96      Pads
    88             66.88                                 1999                                             23,500      Sq Ft
    89             65.40                                 1999-2000                                        23,965      Sq Ft
    90             58.83                                 1962                  1999                           51      Units
    91             65.49                                 1985                  1999-2000                  59,272      Sq Ft
------------------------------------------------------------------------------------------------------------------------------------
    92             59.41                     67.41       1978                                                100      Units
    93             66.46                     76.52       1980                                                 67      Units
    94             61.71                     76.52       1988                                                 77      Units
    95             67.92                                 1996                                             26,350      Sq Ft
    96             50.38                                 1982                                             30,427      Sq Ft
------------------------------------------------------------------------------------------------------------------------------------
    97             34.99                                 1926                  On-going                    6,250      Sq Ft
    98             68.84                                 1983                  1999-2000                     104      Units
    99             54.82                                 1967                                             33,634      Sq Ft
    100            66.78                                 1998                                             12,500      Sq Ft
    101            42.25                     67.41       1980                                                 50      Units
------------------------------------------------------------------------------------------------------------------------------------

                  CUT-OFF DATE
                   BALANCE PER                                                                                          ANNUAL
  CONTROL      SQ. FT., UNIT, BED,                                                                                     REQUIRED
  NUMBER         PAD OR ROOM ($)       OCCUPANCY (%)       OCCUPANCY DATE       OWNERSHIP INTEREST      LOCKBOX      RESERVES ($)
------------------------------------------------------------------------------------------------------------------------------------
     1                           110                 95          1/25/01      Both Fee/Leasehold                             63,451
     2                        52,995                 95          1/29/01      Fee Simple              Soft                  115,200
     3                           113                 93         12/20/00      Fee Simple              Hard                   37,235
------------------------------------------------------------------------------------------------------------------------------------
     4                            42                                                                  Soft                  209,906
    4a                                               83         11/30/00      Fee Simple
    4b                                              100         11/30/00      Fee Simple
    4c                                               84         11/30/00      Fee Simple
    4d                                               90         11/30/00      Fee Simple
    4e                                              100         11/30/00      Fee Simple
    4f                                               94         11/30/00      Fee Simple
    4g                                               95         11/30/00      Fee Simple
    4h                                              100         11/30/00      Fee Simple
    4i                                               98         11/30/00      Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
     5                        43,836                 97          1/29/01      Fee Simple              Soft                  179,000
     6                       131,720                 87         12/29/00      Fee Simple              Soft
     7                           122                 96          11/1/00      Both Fee/Leasehold      Soft                   40,000
     8                            88                100         11/30/00      Fee Simple              Hard                   51,000
     9                            98                 96           9/1/00      Fee Simple                                     27,600
    10                        48,756                 87          1/31/01      Fee Simple                                     80,400
------------------------------------------------------------------------------------------------------------------------------------
    11                        35,275                100           1/1/01      Fee Simple                                     25,115
    12                        76,918                 95         12/14/00      Fee Simple                                     48,200
    13                            80                 81          1/31/01      Fee Simple                                     22,656
    14                        68,241                 95          1/16/01      Fee Simple                                     51,200
    15                           137                100          11/1/00      Fee Simple              Hard                   18,582
------------------------------------------------------------------------------------------------------------------------------------
    16                            24                100         10/10/00      Fee Simple              Hard                   91,224
    17                            72                 94          12/1/00      Fee Simple                                     29,424
    18                        94,812                 86         12/31/00      Fee Simple              Springing
    19                       125,618                 97         11/20/00      Fee Simple                                     23,940
    20                            82                 95         11/29/00      Fee Simple                                     14,150
------------------------------------------------------------------------------------------------------------------------------------
    21                            93                100          10/4/00      Fee Simple              Soft                   18,015
    22                           115                100          8/22/00      Fee Simple              Springing              18,848
    23                        28,946                100          11/1/00      Fee Simple                                     93,250
    24                            93                 94           2/1/01      Fee Simple              Hard                   22,845
    25                            65                100          10/1/00      Fee Simple              Soft                   20,352
------------------------------------------------------------------------------------------------------------------------------------
    26                            73                 87         12/15/00      Fee Simple                                     44,766
    27                            75                100          1/26/01      Fee Simple                                     19,890
    28                           110                100           1/1/01      Fee Simple                                     13,485
    29                           115                100          9/30/00      Fee Simple                                     13,849
    30                        74,936                 88          11/3/00      Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
    31                        50,568                 96          1/23/01      Fee Simple                                     30,800
    32                            85                 92         10/15/00      Fee Simple                                     26,925
    33                        66,667                 97           2/8/01      Fee Simple                                     27,735
    34                           109                 96           2/9/01      Both Fee/Leasehold                             10,995
    35                           102                 97         12/13/00      Fee Simple                                     15,336
------------------------------------------------------------------------------------------------------------------------------------
    36                           135                 94         12/12/00      Fee Simple                                      5,545
    37                            97                 98          2/27/01      Fee Simple                                     11,520
    38                        56,215                 94          1/22/01      Fee Simple                                     25,600
    39                        71,494                 81          2/28/01      Fee Simple              Springing
    40                            71                 95          11/3/00      Fee Simple                                      9,533
------------------------------------------------------------------------------------------------------------------------------------
    41                        41,429                 93           1/2/01      Fee Simple                                     32,000
    42                            71                 95          9/30/00      Fee Simple                                     19,935
    43                            52                100          11/2/00      Fee Simple              Hard                   19,146
    44                            83                 88          12/1/00      Fee Simple                                      7,585
    45                        30,634                 93         10/27/00      Fee Simple                                     54,200
------------------------------------------------------------------------------------------------------------------------------------
    46                           110                 93          1/29/01      Fee Simple              Hard                    8,131
    47                            87                100         11/27/00      Fee Simple                                     13,148
    48                            29                100          10/1/00      Fee Simple                                     30,000
    49                        48,279                100         12/27/00      Fee Simple                                     41,300
    50                            50                100          1/22/01      Fee Simple                                     22,250
------------------------------------------------------------------------------------------------------------------------------------
    51                        57,511                 76         12/31/00      Fee Simple              Springing
    52                            64                 92         10/13/00      Fee Simple                                     16,629
    53                        55,102                 96           3/1/01      Fee Simple                                     17,444
    54                        51,783                 74         11/30/00      Fee Simple              Springing
    55                            49                100          2/22/01      Leasehold                                       6,591
------------------------------------------------------------------------------------------------------------------------------------
    56                        57,851                 98           1/3/01      Fee Simple                                     13,200
    57                           110                100          2/28/01      Fee Simple              Hard                    6,741
    58                            43                 96           2/2/01      Fee Simple                                     22,692
    59                            70                100         12/14/00      Fee Simple                                      6,769
    60                            60                100           7/1/00      Fee Simple                                      7,881
------------------------------------------------------------------------------------------------------------------------------------
    61                            39                 97           2/1/01      Fee Simple              Springing              21,255
    62                            52                 96         11/17/00      Both Fee/Leasehold                             15,088
    63                        31,117                                                                                         33,792
    63a                                              96           7/1/00      Fee Simple
    63b                                              95           7/1/00      Fee Simple

------------------------------------------------------------------------------------------------------------------------------------
    64                        43,674                 98         11/30/00      Fee Simple                                     22,880
    65                       111,344                 52         12/31/00      Fee Simple              Springing
    66                            80                 88           1/1/01      Fee Simple                                      7,943
    67                            36                100         11/29/00      Fee Simple                                     10,141
    68                           127                100         11/14/00      Fee Simple                                      5,760
------------------------------------------------------------------------------------------------------------------------------------
    69                             8                100         12/15/00      Fee Simple              Hard                   68,042
    70                        20,953                 90          11/1/00      Fee Simple                                     40,500
    71                            59                100           1/5/01      Fee Simple                                      8,580
    72                            85                100         12/29/00      Fee Simple                                      5,940
    73                        23,060                 99         11/27/00      Fee Simple              Springing              35,500
------------------------------------------------------------------------------------------------------------------------------------
    74                        16,544                 94         10/12/00      Fee Simple                                     13,570
    75                        18,739                 97           2/6/01      Fee Simple                                     61,320
    76                            71                 98           3/8/01      Fee Simple                                     12,621
    77                        23,785                100         11/16/00      Fee Simple                                     30,000
    78                        29,596                 98         12/31/00      Fee Simple                                     22,752
------------------------------------------------------------------------------------------------------------------------------------
    79                        23,272                                                                                         30,128
    79a                                              95           2/1/01      Fee Simple
    79b                                              94           2/1/01      Fee Simple

    80                            43                 94         12/26/00      Fee Simple                                      5,760
    81                            45                 91         10/25/00      Fee Simple                                     11,162
------------------------------------------------------------------------------------------------------------------------------------
    82                           133                100          12/1/00      Fee Simple                                      2,770
    83                        21,382                 99         12/24/00      Fee Simple              Springing              28,784
    84                        49,243                 98          1/31/01      Fee Simple                                     12,000
    85                            96                100         11/16/00      Fee Simple
    86                           105                 91          12/1/00      Fee Simple                                      2,336
------------------------------------------------------------------------------------------------------------------------------------
    87                        23,380                100         12/12/00      Fee Simple                                      9,600
    88                            93                100          1/10/01      Fee Simple              Hard                    3,528
    89                            87                100         11/14/00      Fee Simple                                      2,396
    90                        41,035                100         10/17/00      Fee Simple                                     13,104
    91                            35                100          12/1/00      Fee Simple              Soft                    8,835
------------------------------------------------------------------------------------------------------------------------------------
    92                        19,333                 94           1/1/01      Fee Simple                                     25,000
    93                        28,310                100         12/31/00      Fee Simple                                     16,752
    94                        24,614                100         12/31/00      Fee Simple                                     19,404
    95                            70                100         11/27/00      Fee Simple                                      5,500
    96                            57                 93          12/1/00      Fee Simple                                      7,688
------------------------------------------------------------------------------------------------------------------------------------
    97                           240                100          11/1/00      Fee Simple              Soft                    1,936
    98                        12,958                 95         11/30/00      Fee Simple                                     26,520
    99                            40                100          8/22/00      Fee Simple                                     14,121
    100                          101                100          11/9/00      Fee Simple              Springing               1,875
    101                       16,611                 98         12/29/00      Fee Simple                                     12,500
------------------------------------------------------------------------------------------------------------------------------------

  CONTROL             ANNUAL                                                            LARGEST TENANT       LARGEST TENANT
  NUMBER        REQUIRED TI/LC ($)                    LARGEST TENANT                         SQ FT          LEASE EXPIRATION
--------------------------------------------------------------------------------------------------------------------------------
     1                  224,275       Consolidated Theatres                                 61,396               8/19/19
     2
     3                                Varnum, Riddering, Schmidt                            81,291               2/28/13
--------------------------------------------------------------------------------------------------------------------------------
     4                  327,080
    4a                                U.S. Leisure Over and Back Europe Ltd.                42,300              12/31/01
    4b                                Augros, Inc.                                          62,898              12/31/06
    4c                                Shoreland Racing                                      12,000               2/28/03
    4d                                East/West Industries, Inc.                            37,050               2/28/06
    4e                                Jasco Industries, Inc.                                50,725               6/30/04
    4f                                Tuttnauer USA                                         12,000               3/31/01
    4g                                County of Suffolk                                     50,140               7/14/01
    4h                                Premier Sydell                                        67,200                4/1/05
    4i                                Velocity Express                                      57,000               3/31/06
--------------------------------------------------------------------------------------------------------------------------------
     5
     6
     7                  100,000       Suburban Radiologic Consultant                         9,880               9/30/03
     8                                Albertson's                                           59,051               1/31/19
     9                   75,000       Ford Motor Credit Co.                                 31,865              11/30/02
    10
--------------------------------------------------------------------------------------------------------------------------------
    11
    12
    13                   60,000       Winn Dixie Marketplace                                53,045               8/28/16
    14
    15                  600,000       Fluor Signature Services                             123,883              12/14/03
--------------------------------------------------------------------------------------------------------------------------------
    16                  126,924       Millbrook Distributors, Inc.                         241,304               8/31/02
    17                   87,600       US Web                                                49,433               3/31/05
    18
    19
    20                                Bruno's Supermarket                                   51,945               7/31/20
--------------------------------------------------------------------------------------------------------------------------------
    21                   61,068       Preferred Freezer of LA                              120,101              10/31/20
    22                                SKF USA, Inc.                                         57,758               1/31/11
    23
    24                   80,024       Rite Aid                                              20,034               5/31/18
    25                  150,000       Vans, Inc.                                            47,328               11/4/09
--------------------------------------------------------------------------------------------------------------------------------
    26                   75,000       Data Search                                           14,207               4/30/04
    27                                TJ Maxx                                               25,000               3/31/03
    28                   60,000       Key Bank of Idaho                                     45,285               5/31/04
    29                                Office Depot #362                                     30,030               5/31/11
    30
--------------------------------------------------------------------------------------------------------------------------------
    31
    32                   70,000       R & R Real Estate / REMAX                             14,058               3/31/06
    33
    34                   70,297       Staples                                               23,944               7/31/15
    35                   35,086       Sav-A-Center                                          54,698              12/31/18
--------------------------------------------------------------------------------------------------------------------------------
    36                   12,000       Cort Furniture                                        11,373               2/28/10
    37                   18,000       Magnolia Marketplace                                  26,726              12/23/09
    38
    39
    40                   20,004       Goody's Clothing                                      30,000              11/30/09
--------------------------------------------------------------------------------------------------------------------------------
    41
    42                  105,600       County of San Diego                                   25,959               5/31/05
    43                   50,000       Kellogg Brown & Root, Inc.                            98,000               3/31/09
    44
    45
--------------------------------------------------------------------------------------------------------------------------------
    46                    3,720       Food Lion                                             44,874               6/13/20
    47                   56,972       Unitek Technical Services                             12,941                3/7/03
    48                   44,084       International Refrigerator                           100,000              10/15/07
    49
    50                   63,432       Corporate Express                                     40,010               2/28/06
--------------------------------------------------------------------------------------------------------------------------------
    51
    52                   24,000       BellSouth Telecommunitcations                         25,802               5/31/03
    53
    54
    55                   13,368       Albertson's                                           57,560               4/30/25
--------------------------------------------------------------------------------------------------------------------------------
    56
    57                    4,229       Food Lion                                             37,942                2/8/20
    58                   30,552       P&C Foods                                             47,472               2/28/14
    59                   20,004       Staples                                               23,525               5/31/14
    60                   19,200       WMS Gaming Inc.                                       40,476               8/31/05
--------------------------------------------------------------------------------------------------------------------------------
    61                   54,999       Office Depot                                          20,081              10/31/10
    62                   29,354       Food Lion                                             35,000              12/14/19
    63
    63a
    63b
--------------------------------------------------------------------------------------------------------------------------------
    64
    65
    66                   30,000       Dollar Land #4, Inc                                   11,500               8/31/05
    67                   20,000       Comcast Cable                                         55,163               7/31/05
    68                   18,340       Tommy LaCloche                                         4,800              12/31/10
--------------------------------------------------------------------------------------------------------------------------------
    69                  104,576       Doc's Transfer                                       207,000               9/30/03
    70
    71                   14,628       Food Lion #399                                        33,800                7/5/19
    72                   28,217       Cordobes Restaurant                                    4,800              12/31/04
    73
--------------------------------------------------------------------------------------------------------------------------------
    74
    75
    76                   42,000       B & D 900 Corp.                                        7,278              12/31/09
    77
    78
--------------------------------------------------------------------------------------------------------------------------------
    79
    79a
    79b                               Dr. Hal Fine                                           1,309
    80
    81                   51,311       Gary Greene                                            9,643               5/31/07
--------------------------------------------------------------------------------------------------------------------------------
    82                   27,639       E-Med.com                                             13,852               6/30/04
    83
    84
    85                                Calder Development Assoc. Inc.                         6,628               6/30/05
    86                    5,700       Cardiology Associates                                  3,000               8/31/02
--------------------------------------------------------------------------------------------------------------------------------
    87
    88                   23,580       Office Max                                            23,500               9/30/19
    89                   10,000       Video Master                                           7,200               8/31/09
    90
    91                   23,949       Columbia Diagnostics                                  25,026               4/30/05
--------------------------------------------------------------------------------------------------------------------------------
    92
    93
    94
    95                                Hibbett Sporting Goods                                 4,800               6/30/01
    96                   26,640       Seniors 2000                                           4,336               12/5/03
--------------------------------------------------------------------------------------------------------------------------------
    97                                Siam Royal Restaurant                                  2,000              10/31/01
    98
    99                   15,000       Blockbuster                                            6,000                2/1/03
    100                   7,086       Hollywood Video                                        6,000               7/31/08
    101
--------------------------------------------------------------------------------------------------------------------------------


                                                          SECOND               SECOND
  CONTROL                   SECOND                    LARGEST TENANT       LARGEST TENANT
  NUMBER                LARGEST TENANT                     SQ FT          LEASE EXPIRATION
----------------------------------------------------------------------------------------------
     1      Belk                                             60,709               4/30/19
     2
     3      MichCon Gas Company                              56,033              12/31/03
----------------------------------------------------------------------------------------------
     4
    4a      Advance Acoustic Concepts,Inc.                    9,047               2/29/04
    4b
    4c      Lodgie USA, Inc.                                  4,088               7/31/04
    4d      Exide Corporation                                18,542              11/30/04
    4e      Trio Packaging Corp.                             18,284              10/31/05
    4f      Custom Power Systems                              8,000              10/31/01
    4g      Veeco Instruments,Inc.                           39,831               7/31/03
    4h      Quantum Medical Imaging                          24,000              10/31/05
    4i      Northern Group                                   35,000               3/31/02
----------------------------------------------------------------------------------------------
     5
     6
     7      Minnesota Heart Clinic                            8,665               8/31/06
     8      Stein Mart, Inc.                                 34,000               3/31/14
     9      Continental Casualty Co.                         19,497               4/30/03
    10
----------------------------------------------------------------------------------------------
    11
    12
    13      Office Depot                                     39,776               9/30/14
    14
    15
----------------------------------------------------------------------------------------------
    16      Hudson-RPM Distributors, LLC                    120,000              12/15/10
    17      UNUM (Dark)                                      20,565               9/30/03
    18
    19
    20      Fred's Stores of TN, Inc.                        14,587               9/30/01
----------------------------------------------------------------------------------------------
    21
    22      Acosta/MAI-Weaver                                36,480               6/30/08
    23
    24      Goodwill                                         10,323              10/31/08
    25      Iguana Ameramex, LLC                             23,194               9/12/09
----------------------------------------------------------------------------------------------
    26      Valic                                            11,047               1/31/02
    27      Michael's                                        22,816              10/31/07
    28      Elam & Burke                                     21,777               7/31/02
    29      Blockbuster Entertainment                        15,000               9/30/04
    30
----------------------------------------------------------------------------------------------
    31
    32      Universal Underwriter                             7,630              11/30/06
    33
    34      Ricetta's                                         6,159               7/31/15
    35      Hatcreek & Co.                                    4,800               3/31/09
----------------------------------------------------------------------------------------------
    36      Walnut Creek Liquors                              4,781              12/31/09
    37      Play It Again Sports                              6,000               3/15/05
    38
    39
    40      Old Navy                                         25,060               2/28/05
----------------------------------------------------------------------------------------------
    41
    42      County of San Diego                              23,995              11/30/03
    43      L.M. Berry And Company                           12,707               4/30/05
    44
    45
----------------------------------------------------------------------------------------------
    46      Great Clip Hair Salon                             1,200               8/31/05
    47      New Marriott                                      7,804               3/31/01
    48      Port Cargo                                       85,733               6/30/05
    49
    50      Corporate Express                                15,092               2/28/03
----------------------------------------------------------------------------------------------
    51
    52      Surf Air                                         23,464               3/31/02
    53
    54
    55      Office Depot                                     30,434               7/31/14
----------------------------------------------------------------------------------------------
    56
    57      Parties 4U                                        1,400              10/31/05
    58      Eckerd Drugs                                     13,859              11/30/09
    59      Old Navy                                         20,000               7/31/05
    60      Wick Communications Co.                          38,337               8/31/10
----------------------------------------------------------------------------------------------
    61      Beall's Outlet                                   15,000               4/30/03
    62      Eckerd Drugs                                      9,600              11/30/05
    63
    63a
    63b
----------------------------------------------------------------------------------------------
    64
    65
    66      Wine & Spirits Outlet Store                       9,028               6/30/05
    67      N.B. Handy                                       46,250              12/31/09
    68      Desert Park Medical Mgmt.                         3,600              12/31/10
----------------------------------------------------------------------------------------------
    69      Southern States                                  59,495              11/30/01
    70
    71      CVS #7592                                         8,470               9/30/02
    72      Sunrise Children's Foundation                     3,600               4/30/02
    73
----------------------------------------------------------------------------------------------
    74
    75
    76      PADD Suffolk County                               3,100               1/31/03
    77
    78
----------------------------------------------------------------------------------------------
    79
    79a
    79b
    80
    81      Gulf Coast MRI                                    4,256               6/30/05
----------------------------------------------------------------------------------------------
    82      Dr. Burgess                                       1,600              11/30/05
    83
    84
    85      Henry Ford Health System                          6,050              12/31/03
    86      Song Dental                                       2,615               5/31/07
----------------------------------------------------------------------------------------------
    87
    88
    89      Grand Buffet                                      6,255              12/31/05
    90
    91      Protective Services                              13,380               6/30/04
----------------------------------------------------------------------------------------------
    92
    93
    94
    95      CATO                                              4,800               1/31/03
    96      Colortyme                                         3,325              10/28/04
----------------------------------------------------------------------------------------------
    97      Presto Presto Restaurant                          1,450               1/31/02
    98
    99      Mill Direct                                       6,000               12/1/02
    100     Wendy's Hamburgers                                3,500               7/14/08
    101
----------------------------------------------------------------------------------------------

                                                              THIRD                 THIRD
  CONTROL                     THIRD                       LARGEST TENANT       LARGEST TENANT
  NUMBER                 LARGEST TENANT                       SQ FT           LEASE EXPIRATION
--------------------------------------------------------------------------------------------------
     1      Bed Bath and Beyond                               34,671               1/31/10
     2
     3      Plante & Moran, L.L.P.                            29,714              12/31/03
--------------------------------------------------------------------------------------------------
     4
    4a      Digicom Technical                                  4,000               4/30/05
    4b
    4c      Precision Microproducts of America                 4,088              12/31/04
    4d      Wallwork New York, Inc.                           16,810              12/20/07
    4e      N&L Instruments                                   17,200              11/30/03
    4f      Trio Packaging                                     8,000               2/28/05
    4g      Transistor Devices, Inc.                           4,820               4/30/07
    4h
    4i      Buffalo Dental Manufacturing                      25,000              10/31/02
--------------------------------------------------------------------------------------------------
     5
     6
     7      Hill, Haislet, Wavrin                              7,913               5/31/05
     8      Bed Bath and Beyond                               30,500               1/31/15
     9      FCI USA, Inc.                                     14,964               4/15/02
    10
--------------------------------------------------------------------------------------------------
    11
    12
    13      Del Boca Jewelry Exchange                         15,500               2/28/11
    14
    15
--------------------------------------------------------------------------------------------------
    16      Rand-Whitney Packaging LLC                        88,000               10/9/04
    17      Premiere Radio Networks                           14,559              12/31/01
    18
    19
    20      Aaron's Rent                                       8,000               7/31/01
--------------------------------------------------------------------------------------------------
    21
    22
    23
    24      Northpark Church                                   7,820               5/30/04
    25      Sam Ash Music Corporation                         23,086                9/8/09
--------------------------------------------------------------------------------------------------
    26      Custom Hearing Instruments                         5,420               4/30/04
    27      Vitamin Cottage Natural Food                      15,000               2/28/09
    28      Hall, Farley, Oberrecht, et al                    16,231               3/31/03
    29      Blockbuster Childrens'                            14,000               9/30/04
    30
--------------------------------------------------------------------------------------------------
    31
    32      Community Bank of Maryland                         2,845               4/30/03
    33
    34      Christine's Gallery                                5,291               11/2/10
    35      Verizon Wireless                                   2,995              11/14/05
--------------------------------------------------------------------------------------------------
    36      Wall Units                                         4,698               2/28/05
    37      Quest Academy                                      6,000                3/3/05
    38
    39
    40      Paper Warehouse                                    9,600               2/28/10
--------------------------------------------------------------------------------------------------
    41
    42      United States of America                          10,010               7/12/03
    43      Malcolm Pirine, Inc.                               4,816               4/30/05
    44
    45
--------------------------------------------------------------------------------------------------
    46      Luxury Nails                                       1,200               8/31/05
    47      INOVA Fairfax Family Practice                      7,027               8/31/05
    48      Superior Coffee (Sara Lee)                        14,267                8/9/01
    49
    50      Corporate Express Office                          12,900               2/28/06
--------------------------------------------------------------------------------------------------
    51
    52      Bellsouth Telecommunications                       8,569               7/31/05
    53
    54
    55      Winston Tire Store                                 4,400               7/31/14
--------------------------------------------------------------------------------------------------
    56
    57      New Garden Chinese Restaurant                      1,400               2/16/10
    58      Advance Auto Parts                                 7,903              10/31/04
    59      Dollar Tree                                        5,040               6/30/05
    60
--------------------------------------------------------------------------------------------------
    61      Gulf Breeze Fitness                               12,000              11/30/02
    62      City of Raleigh                                    5,225               7/31/02
    63
    63a
    63b
--------------------------------------------------------------------------------------------------
    64
    65
    66      Silk Florist                                       3,200              10/31/01
    67
    68      Brandon's Black Belt Academy                       2,400               3/31/05
--------------------------------------------------------------------------------------------------
    69      Mid-South Produce                                 48,676               9/30/04
    70
    71      Bio-Medical Applications                           5,700              10/31/06
    72      Wash N' Save Laundry                               3,600               6/30/02
    73
--------------------------------------------------------------------------------------------------
    74
    75
    76      21st Century Management                            2,875               5/31/03
    77
    78
--------------------------------------------------------------------------------------------------
    79
    79a
    79b
    80
    81      HTH, LTD.                                          3,850               4/30/05
--------------------------------------------------------------------------------------------------
    82      Dr. Field                                          1,576              11/30/05
    83
    84
    85      Michigan Education Association                     3,212               4/30/07
    86      B & H Construction Office                          2,400               8/31/04
--------------------------------------------------------------------------------------------------
    87
    88
    89      Dollar World                                       4,768              12/31/05
    90
    91      Wis-Con                                           10,559               8/31/04
--------------------------------------------------------------------------------------------------
    92
    93
    94
    95      Dollar Tree                                        4,000              10/31/02
    96      U.S. Army                                          2,600               7/31/01
--------------------------------------------------------------------------------------------------
    97      Disco Rex Pharmacy                                 1,400               6/30/03
    98
    99      Beauty Supply Warehouse                            3,430               12/1/03
    100     Dunkin' Donuts                                     3,000               7/31/08
    101
--------------------------------------------------------------------------------------------------

                CERTAIN CHARACTERISTICS OF THE MULTIFAMILY LOANS


   CONTROL       LOAN
   NUMBER       NUMBER                  PROPERTY NAME                             CITY                    COUNTY          STATE
------------------------------------------------------------------------------------------------------------------------------------
      2       DBM14675      Peaks at Papago Park                         Phoenix                        Maricopa            AZ
      5       DBM14640      Oakbrook Pointe                              Norcross                       Gwinnett            GA
     10       DBM13893      Loma Vista Apartments                        North Las Vegas                Clark County        NV
     11       09-0001436    Tropicana Palms                              Las Vegas                      Clark               NV
     12       DBM14825      Citrus Grove Apartments                      Elk Grove                      Sacramento          CA
------------------------------------------------------------------------------------------------------------------------------------
     14       09-0001428    Avalon Peak Apartments                       Apex                           Wake                NC
     19       09-0001413    Clark Plaza Apartments                       Los Angeles                    Los Angeles         CA
     23       30388         Courtyard Apartments                         Mesquite                       Dallas              TX
     31       09-0001462    River Oaks Apartments                        Lake Charles                   Calcasieu Parish    LA
     33       09-0001442    Hillside Village Apartments                  Montrose                       Los Angeles         CA
------------------------------------------------------------------------------------------------------------------------------------
     38       09-0001444    The Village at Caldwell Mill Apartments      Birmingham                     Jefferson           AL
     41       09-0001445    Ridge Pointe Apartments                      Conover                        Catawba             NC
     45       30418         Marion Manor Apartments                      Las Vegas                      Clark               NV
     49       09-0001448    Hillwood Apartments                          Montgomery                     Montgomery          AL
     53       09-0001449    The Willows at Sunrise Mountain              Las Vegas                      Clark               NV
------------------------------------------------------------------------------------------------------------------------------------
     56       09-0001439    Seminole Woods Apartments                    Fitchburg                      Dane                WI
     63       29408         Parkwood/Stratford
     63a      29408A        Parkwood Manor Apartments                    Upper Darby Township           Delaware            PA
     63b      29408B        Stratford Court Apartments                   Lansdowne                      Delaware            PA
     64       30769         Cedar Creek Apartments                       Everett                        Snohomish           WA
------------------------------------------------------------------------------------------------------------------------------------
     70       30545         Sandhurst Apartments                         Charlotte                      Mecklenburg         NC
     73       DBM13861      Finley Terrace Apartments                    Irving                         Dallas              TX
     74       27757         Stony Brook Circle                           Scott & Orange Townships       Columbia            PA
     75       30878         The Summit Apartments                        Louisville                     Jefferson           KY
     77       DBM14566      Crescent Place Apartments                    Houston                        Harris              TX
------------------------------------------------------------------------------------------------------------------------------------
     78       30681         Cardinal-Pineview Apts.                      Orlando                        Orange              FL
     79       29218         Asmann & Westwood Apartments
     79a      29218A        Asmann Apartments                            Cincinnati                     Hamilton            OH
     79b      29218B        Westwood Apartments                          Cincinnati                     Hamilton            OH
     83       DBM14158      Camelot Apartments                           Athens                         Limestone           AL
------------------------------------------------------------------------------------------------------------------------------------
     84       28690         Milford Vista Apartments                     Milford                        Clermont            OH
     87       09-0001437    Regency Park                                 Dunkirk                        Calvert             MD
     90       29566         Cloud Nine Apartments                        Lakewood                       Los Angeles         CA
     92       29522         Hillside Village Apartments                  Longview                       Gregg               TX
     93       30238         Cardinal-Heatherwood Apts.                   Kissimmee                      Osceola             FL
------------------------------------------------------------------------------------------------------------------------------------
     94       30240         Cardinal-Eagle Lake Apts.                    Port Orange                    Volusia             FL
     98       30357         Cherry Hill Apartments                       Oklahoma City                  Oklahoma            OK
     101      23305         Henry Manor Apartments                       Morristown                     Hamblen             TN

                                                     INITIAL                                               STUDIOS
   CONTROL                     INITIAL POOL       POOL BALANCE                                                  AVG RENT
   NUMBER      ZIP CODE         BALANCE ($)         PER UNIT ($)       UTILITIES PAID BY TENANT      # UNITS    PER MO. ($)
------------------------------------------------------------------------------------------------------------------------------
      2       85008              40,700,000            52,995      Water/Gas/Electricity/Cable            0              0
      5       30093              31,386,294            43,836      Gas/Electricity/Cable                  0              0
     10       89030              19,600,000            48,756      None                                   0              0
     11       89122              18,766,208            35,275      Sewer                                  0              0
     12       95826              18,537,150            76,918      Water/Gas/Electricity/Cable            0              0
---------------------------------------------------------------------------------------------------------------------------
     14       27502              17,469,725            68,241      Electricity                            0              0
     19       90048              13,189,883           125,618      Electricity                           16           1100
     23       75149              10,854,685            28,946      Water/Electricity/Cable                5            449
     31       70605               8,900,000            50,568      Electricity/Gas                        0              0
     33       91020               8,600,000            66,667      Electricity                            2            675
---------------------------------------------------------------------------------------------------------------------------
     38       35243               7,195,580            56,215      Water/Gas/Electricity                  0              0
     41       28204               6,628,711            41,429      Gas/Electricity                        0              0
     45       89104               6,126,835            30,634      Gas/Electricity/Cable                  0              0
     49       36101               5,696,957            48,279      Electricity                            0              0
     53       89122               5,400,000            55,102      Electricity                            0              0
---------------------------------------------------------------------------------------------------------------------------
     56       53575               5,090,906            57,851      Gas/Electricity                        0              0
     63                           3,983,040            31,118
     63a      19082                                                Cable                                  6            550
     63b      19050                                                Cable                                 17            550
     64       98204               3,843,318            43,674      Water/Electricity/Cable                4            543
---------------------------------------------------------------------------------------------------------------------------
     70       28201               3,394,408            20,953      Electricity/Cable                      0              0
     73       75062               3,274,468            23,060      Gas/Electricity/Cable                  0              0
     74       17815               3,259,101            16,544      Electricity/Sewer                      0              0
     75       40214               3,148,148            18,739      Electricity/Cable                      0              0
     77       77071               2,854,204            23,785      Gas/Electricity/Cable                  0              0
---------------------------------------------------------------------------------------------------------------------------
     78       32808               2,693,264            29,596      Electricity/Cable                     26            430
     79                           2,606,483            23,272
     79a      45229                                                Gas/Electricity/Cable                  2            335
     79b      45211                                                Gas/Electricity/Cable                  0              0
     83       35611               2,394,834            21,382      Gas/Electricity/Cable                  0              0
---------------------------------------------------------------------------------------------------------------------------
     84       45150               2,363,653            49,243      Electricity/Cable                      0              0
     87       20754               2,244,462            23,380      Water/Sewer/Trash                      0              0
     90       90712               2,092,796            41,035      Cable                                  3            650
     92       75601               1,933,332            19,333      Cable                                  0              0
     93       34741               1,896,775            28,310      Water/Gas/Electricity/Cable           17            445
---------------------------------------------------------------------------------------------------------------------------
     94       32119               1,895,260            24,614      Electricity/Cable                      0              0
     98       73135               1,347,650            12,958      Electricity/Cable                     32            275
     101      37814                 830,528            16,611      Cable                                  0              0



                1 BEDROOM                 2 BEDROOM               3 BEDROOM
CONTROL                AVG RENT                AVG RENT                AVG RENT
NUMBER    # UNITS    PER MO. ($)   # UNITS   PER MO. ($)   # UNITS   PER MO. ($)
----------------------------------------------------------------------------------
   2        360            639       392            798       16           1112
   5        321            665       337            766       58            947
  10        104            644       240            742       58            950
  11          0              0       532            452        0              0
  12         60            775       132            995       49           1195
----------------------------------------------------------------------------------
  14        124            746       108           1037       24           1348
  19         68           1387        21           1874        0              0
  23         49            460       309            541       12            699
  31         80            627        80            794       16            943
  33        111            826        16           1139        0              0
----------------------------------------------------------------------------------
  38          0              0       112            740       16            900
  41         66            508        70            666       24            721
  45         50            495       118            555       32            655
  49          0              0        60            675       58            801
  53         32            672        50            778       16            916
----------------------------------------------------------------------------------
  56         49            698        39            843        0              0
  63
  63a        51            650        17            765        0              0
  63b        35            650         2            765        0              0
  64         24            578        60            731        0              0
----------------------------------------------------------------------------------
  70         63            415        71            465       28            525
  73         54            473        88            575        0              0
  74        164            240        33            265        0              0
  75         24            405       120            445       24            575
  77         84            516        36            624        0              0
----------------------------------------------------------------------------------
  78         59            530         6            637        0              0
  79
  79a        23            392        47            513        3            616
  79b        24            385        12            495        0              0
  83         36            323        66            377       10            525
----------------------------------------------------------------------------------
  84          0              0        48            700        0              0
  87          0              0        96            325        0              0
  90         48            755         0              0        0              0
  92         99            471         1            500        0              0
  93         45            550         5            700        0              0
----------------------------------------------------------------------------------
  94         73            479         4            609        0              0
  98         36            300        36            410        0              0
  101        50            545         0              0        0              0


                     4 BEDROOM              5 BEDROOM           NUMBER
   CONTROL                AVG RENT               AVG RENT         OF
   NUMBER     # UNITS   PER MO. ($)    #UNITS   PER MO. ($)   ELEVATORS
--------------------------------------------------------------------------
      2          0              0        0             0            0
      5          0              0        0             0            0
     10          0              0        0             0            0
     11          0              0        0             0            0
     12          0              0        0             0            0
--------------------------------------------------------------------------
     14          0              0        0             0            0
     19          0              0        0             0            2
     23          0              0        0             0            0
     31          0              0        0             0            0
     33          0              0        0             0            1
--------------------------------------------------------------------------
     38          0              0        0             0            0
     41          0              0        0             0            0
     45          0              0        0             0            0
     49          0              0        0             0            0
     53          0              0        0             0            0
--------------------------------------------------------------------------
     56          0              0        0             0            0
     63
     63a         0              0        0             0            2
     63b         0              0        0             0            0
     64          0              0        0             0            0
--------------------------------------------------------------------------
     70          0              0        0             0            0
     73          0              0        0             0            0
     74          0              0        0             0            0
     75          0              0        0             0            0
     77          0              0        0             0            0
--------------------------------------------------------------------------
     78          0              0        0             0            0
     79
     79a         1            800        0             0            2
     79b         0              0        0             0            0
     83          0              0        0             0            0
--------------------------------------------------------------------------
     84          0              0        0             0            0
     87          0              0        0             0            0
     90          0              0        0             0            0
     92          0              0        0             0            2
     93          0              0        0             0            0
--------------------------------------------------------------------------
     94          0              0        0             0            0
     98          0              0        0             0            0
     101         0              0        0             0            1

                DISTRIBUTION OF CUT-OFF DATE PRINCIPAL BALANCES

                                                        PERCENTAGE
                                                            OF
                                                         AGGREGATE      MINIMUM        MAXIMUM         AVERAGE
CUT-OFF DATE                 NUMBER OF      CUT-OFF       CUT-OFF       CUT-OFF        CUT-OFF         CUT-OFF
BALANCE                       MORTGAGE       DATE          DATE          DATE            DATE           DATE
DISTRIBUTION                   LOANS        BALANCE       BALANCE       BALANCE        BALANCE         BALANCE
------------                   -----        -------       -------       -------        -------         -------
$  500,000 --    999,999          1      $    830,528       0.10%    $    830,528   $    830,528    $   830,528
 1,000,000 --  1,999,999          9        14,766,235       1.71        1,257,293      1,933,332      1,640,693
 2,000,000 --  2,999,999         16        38,635,222       4.47        2,091,149      2,975,459      2,414,701
 3,000,000 --  3,999,999         14        50,091,366       5.80        3,148,148      3,992,184      3,577,955
 4,000,000 --  4,999,999          5        23,466,077       2.72        4,123,081      4,960,000      4,693,215
 5,000,000 --  5,999,999         10        54,393,574       6.29        5,090,906      5,737,622      5,439,357
 6,000,000 --  6,999,999          7        44,696,213       5.17        6,000,000      6,758,632      6,385,173
 7,000,000 --  7,999,999          6        44,969,134       5.20        7,077,904      7,982,500      7,494,856
 8,000,000 --  8,999,999          4        35,174,475       4.07        8,600,000      8,992,357      8,793,619
 9,000,000 --  9,999,999          3        29,554,040       3.42        9,663,786      9,995,027      9,851,347
10,000,000 -- 11,999,999          7        76,070,098       8.80       10,477,846     11,576,061     10,867,157
12,000,000 -- 13,999,999          2        26,747,986       3.10       13,189,883     13,558,103     13,373,993
14,000,000 -- 16,999,999          3        46,106,323       5.34       14,368,689     16,991,075     15,368,774
17,000,000 -- 19,999,999          5        92,435,504      10.70       17,469,725     19,600,000     18,487,101
20,000,000 -- 24,999,999          4        91,219,336      10.56       20,826,164     24,500,000     22,804,834
25,000,000 -- 49,999,999          5       194,961,674      22.56       31,386,294     46,297,687     38,992,335
                                 --      ------------     ------
Total/Avg./Wtd.
Avg./Min/Max:                   101      $864,117,785     100.00%    $    830,528   $ 46,297,687    $ 8,555,622
                                ===      ============     ======

                                                                          WEIGHTED
                                                   WEIGHTED               AVERAGE
                              MINIMUM    MAXIMUM    AVERAGE              REMAINING                            WEIGHTED
                               DEBT       DEBT       DEBT     WEIGHTED      TERM      MINIMUM     MAXIMUM     AVERAGE
CUT-OFF DATE                  SERVICE    SERVICE    SERVICE    AVERAGE       TO       CUT-OFF     CUT-OFF     CUT-OFF
BALANCE                      COVERAGE   COVERAGE   COVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
DISTRIBUTION                   RATIO      RATIO      RATIO      RATE       (MOS)        LTV         LTV         LTV
------------                   -----      -----      -----      ----       -----        ---         ---         ---
$  500,000 --    999,999        1.46x      1.46x      1.46x     8.100%      116.0       59.32%      59.32%      59.32%
 1,000,000 --  1,999,999        1.20       1.74       1.38      7.856       116.9       39.45       78.12       68.82
 2,000,000 --  2,999,999        1.20       1.67       1.34      7.836       117.2       59.51       79.83       73.13
 3,000,000 --  3,999,999        1.21       1.75       1.36      7.789       117.0       34.42       79.87       70.52
 4,000,000 --  4,999,999        1.16       1.27       1.24      7.878       117.6       73.63       79.87       76.24
 5,000,000 --  5,999,999        1.27       1.52       1.35      7.715       117.2       67.05       79.94       74.77
 6,000,000 --  6,999,999        1.23       1.45       1.31      7.839       117.1       72.44       79.21       77.06
 7,000,000 --  7,999,999        1.25       1.57       1.33      7.773       117.5       70.78       79.95       75.74
 8,000,000 --  8,999,999        1.24       1.67       1.38      7.488       119.0       63.33       79.82       74.56
 9,000,000 --  9,999,999        1.25       1.53       1.34      7.861       117.7       69.90       77.93       74.13
10,000,000 -- 11,999,999        1.24       1.53       1.34      7.770       113.8       58.22       79.81       72.77
12,000,000 -- 13,999,999        1.25       1.79       1.52      7.952       116.5       69.89       76.46       73.13
14,000,000 -- 16,999,999        1.23       1.42       1.33      7.597       118.4       68.42       74.86       72.26
17,000,000 -- 19,999,999        1.22       1.31       1.26      7.485       118.2       63.23       78.26       72.28
20,000,000 -- 24,999,999        1.27       1.46       1.34      7.951       116.9       57.24       78.37       71.19
25,000,000 -- 49,999,999        1.22       1.30       1.26      7.599       117.4       69.43       79.86       76.98
Total/Avg./Wtd.
Avg./Min/Max:                   1.16x      1.79x      1.32x     7.717%      117.2       34.42%      79.95%      74.01%


                        DISTRIBUTION OF PROPERTY TYPES

                                                   PERCENTAGE
                                                       OF
                                                    AGGREGATE     MINIMUM       MAXIMUM         AVERAGE
                      NUMBER OF       CUT-OFF        CUT-OFF      CUT-OFF       CUT-OFF         CUT-OFF
                      MORTGAGED        DATE           DATE         DATE           DATE           DATE
PROPERTY TYPE        PROPERTIES       BALANCE        BALANCE      BALANCE       BALANCE         BALANCE
-------------        ----------       -------        -------      -------       -------         -------
Multifamily (a)           36      $ 270,198,658       31.27%    $  830,528   $ 40,700,000    $ 7,505,518
Anchored Retail           23        210,967,644       24.41      1,343,190     46,297,687      9,172,506
Office                    18        192,786,025       22.31      2,256,248     40,189,166     10,710,335
Industrial                17         87,707,682       10.15      2,091,149     14,746,559      5,159,275
Lodging                    7         68,607,646        7.94      3,785,711     24,500,000      9,801,092
Unanchored Retail          8         25,029,495        2.90      1,257,293      7,483,855      3,128,687
Self-Storage               2          8,820,634        1.02      2,498,845      6,321,789      4,410,317
                          --      -------------      ------
Total/Avg./Wtd.
Avg./Min/Max:            111      $ 864,117,785      100.00%    $  830,528   $ 46,297,687    $ 7,784,845
                         ===      =============      ======



                                                                  WEIGHTED
                                           WEIGHTED               AVERAGE
                      MINIMUM    MAXIMUM    AVERAGE              REMAINING                            WEIGHTED
                       DEBT       DEBT       DEBT     WEIGHTED      TERM      MINIMUM     MAXIMUM     AVERAGE
                      SERVICE    SERVICE    SERVICE    AVERAGE       TO       CUT-OFF     CUT-OFF     CUT-OFF
                     COVERAGE   COVERAGE   COVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
PROPERTY TYPE          RATIO      RATIO      RATIO      RATE       (MOS)        LTV         LTV         LTV
-------------          -----      -----      -----      ----       -----        ---         ---         ---
Multifamily (a)         1.20x      1.46x      1.27x     7.420%      118.4       59.32%      79.95%      76.44%
Anchored Retail         1.16       1.59       1.28      7.806       115.9       58.22       79.87       75.04
Office                  1.25       1.67       1.33      7.821       116.9       59.51       79.75       75.28
Industrial              1.22       1.68       1.28      7.828       116.3       57.27       76.57       70.83
Lodging                 1.44       1.79       1.58      8.163       117.8       34.42       70.78       62.44
Unanchored Retail       1.30       1.74       1.38      7.763       117.0       39.45       79.19       72.31
Self-Storage            1.38       1.45       1.43      7.726       119.0       65.76       76.17       73.22
Total/Avg./Wtd.
Avg./Min/Max:           1.16x      1.79x      1.32x     7.717%      117.2       34.42%      79.95%      74.01%

-------
(a) Includes 3 manufactured housing or mobile home park properties (2.81% of the initial pool balance).

              DISTRIBUTION OF DEBT SERVICE COVERAGE RATIOS (NCF)

                                             PERCENTAGE
                                                 OF
RANGE OF                                      AGGREGATE      MINIMUM        MAXIMUM        AVERAGE
DEBT SERVICE      NUMBER OF      CUT-OFF       CUT-OFF       CUT-OFF        CUT-OFF        CUT-OFF
COVERAGE           MORTGAGE       DATE          DATE          DATE           DATE           DATE
RATIOS              LOANS        BALANCE       BALANCE       BALANCE        BALANCE        BALANCE
------              -----        -------       -------       -------        -------        -------
1.15 -- 1.19           1      $  4,960,000       0.57%    $ 4,960,000    $  4,960,000   $ 4,960,000
1.20 -- 1.29          46       491,577,485      56.89       1,347,650      46,297,687    10,686,467
1.30 -- 1.39          36       243,976,371      28.23       1,257,293      40,189,166     6,777,121
1.40 -- 1.49           7        55,078,048       6.37         830,528      24,500,000     7,868,293
1.50 -- 1.59           5        34,124,001       3.95       1,343,190      10,477,846     6,824,800
1.60 -- 1.69           3        15,558,834       1.80       2,975,459       8,992,357     5,186,278
1.70 -- 1.79           3        18,843,046       2.18       1,499,232      13,558,103     6,281,015
                      --      ------------     ------
Total/Avg./Wtd.
Avg./Min/Max:        101      $864,117,785     100.00%    $   830,528    $ 46,297,687   $ 8,555,622
                     ===      ============     ======

                                                               WEIGHTED
                                        WEIGHTED               AVERAGE
                   MINIMUM    MAXIMUM    AVERAGE              REMAINING                            WEIGHTED
RANGE OF            DEBT       DEBT       DEBT     WEIGHTED      TERM      MINIMUM     MAXIMUM     AVERAGE
DEBT SERVICE       SERVICE    SERVICE    SERVICE    AVERAGE       TO       CUT-OFF     CUT-OFF     CUT-OFF
COVERAGE          COVERAGE   COVERAGE   COVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
RATIOS              RATIO      RATIO      RATIO      RATE       (MOS)        LTV         LTV         LTV
------              -----      -----      -----      ----       -----        ---         ---         ---
1.15 -- 1.19         1.16x      1.16x      1.16x     7.500%      118.0       75.73%      75.73%      75.73%
1.20 -- 1.29         1.20       1.29       1.26      7.683       117.0       58.22       79.87       75.51
1.30 -- 1.39         1.30       1.39       1.33      7.654       117.3       65.76       79.95       75.42
1.40 -- 1.49         1.40       1.49       1.45      7.975       118.0       57.24       76.24       64.36
1.50 -- 1.59         1.52       1.59       1.54      7.963       117.3       64.58       74.84       70.95
1.60 -- 1.69         1.67       1.68       1.67      7.867       118.6       57.27       63.33       61.20
1.70 -- 1.79         1.74       1.79       1.78      8.180       117.0       34.42       69.89       60.34
Total/Avg./Wtd.
Avg./Min/Max:        1.16x      1.79x      1.32x     7.717%      117.2       34.42%      79.95%      74.01%


                     DISTRIBUTION OF MORTGAGE INTEREST RATES

                                               PERCENTAGE
                                                   OF
                                                AGGREGATE      MINIMUM        MAXIMUM        AVERAGE
                    NUMBER OF      CUT-OFF       CUT-OFF       CUT-OFF        CUT-OFF        CUT-OFF
RANGE OF             MORTGAGE       DATE          DATE          DATE           DATE           DATE
MORTGAGE RATES        LOANS        BALANCE       BALANCE       BALANCE        BALANCE        BALANCE
--------------        -----        -------       -------       -------        -------        -------
6.7501 -- 7.0000         1      $  8,900,000       1.03%    $ 8,900,000    $  8,900,000   $ 8,900,000
7.0001 -- 7.2500         8        71,835,042       8.31       3,148,148      18,766,208     8,979,380
7.2501 -- 7.5000        13       138,994,255      16.09       1,347,650      40,700,000    10,691,866
7.5001 -- 7.7500        32       277,435,551      32.11       1,257,293      46,297,687     8,669,861
7.7501 -- 8.0000        22       197,627,764      22.87       2,321,334      36,388,527     8,983,080
8.0001 -- 8.2500        17       137,537,448      15.92         830,528      24,500,000     8,090,438
8.2501 -- 8.5000         6        24,980,997       2.89       1,748,383       7,383,105     4,163,499
8.7501 -- 9.0000         2         6,806,728       0.79       1,343,190       5,463,538     3,403,364
                        --      ------------     ------
Total/Avg./Wtd.
Avg./Min/Max:          101      $864,117,785     100.00%    $   830,528    $ 46,297,687   $ 8,555,622
                       ===      ============     ======

                                                                 WEIGHTED
                                          WEIGHTED               AVERAGE
                     MINIMUM    MAXIMUM    AVERAGE              REMAINING                            WEIGHTED
                      DEBT       DEBT       DEBT     WEIGHTED      TERM      MINIMUM     MAXIMUM     AVERAGE
                     SERVICE    SERVICE    SERVICE    AVERAGE       TO       CUT-OFF     CUT-OFF     CUT-OFF
RANGE OF            COVERAGE   COVERAGE   COVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
MORTGAGE RATES        RATIO      RATIO      RATIO      RATE       (MOS)        LTV         LTV         LTV
--------------        -----      -----      -----      ----       -----        ---         ---         ---
6.7501 -- 7.0000       1.33x      1.33x      1.33x     6.900%      120.0       79.82%      79.82%      79.82%
7.0001 -- 7.2500       1.22       1.34       1.28      7.180       118.6       74.15       79.95       76.89
7.2501 -- 7.5000       1.16       1.38       1.26      7.419       118.6       72.44       79.86       78.01
7.5001 -- 7.7500       1.20       1.74       1.32      7.647       117.7       39.45       79.87       74.35
7.7501 -- 8.0000       1.21       1.67       1.30      7.861       116.8       63.33       79.87       74.07
8.0001 -- 8.2500       1.21       1.79       1.40      8.113       114.7       57.24       79.75       69.02
8.2501 -- 8.5000       1.27       1.75       1.41      8.339       115.8       34.42       76.43       65.85
8.7501 -- 9.0000       1.44       1.59       1.47      8.928       112.4       64.58       70.05       68.97
Total/Avg./Wtd.
Avg./Min/Max:          1.16x      1.79x      1.32x     7.717%      117.2       34.42%      79.95%      74.01%

                       DISTRIBUTION OF AMORTIZATION TYPES

                                                  PERCENTAGE
                                                      OF
                                                   AGGREGATE     MINIMUM        MAXIMUM         AVERAGE
                     NUMBER OF       CUT-OFF        CUT-OFF      CUT-OFF        CUT-OFF         CUT-OFF
                      MORTGAGE        DATE           DATE          DATE           DATE           DATE
AMORTIZATION TYPE      LOANS         BALANCE        BALANCE      BALANCE        BALANCE         BALANCE
-----------------      -----         -------        -------      -------        -------         -------
Amortizing
 Balloon (a)             89      $ 694,208,637       80.34%    $   830,528   $ 46,297,687    $ 7,800,097
Hyperamortizing          12        169,909,148       19.66       2,394,834     40,700,000     14,159,096
                         --      -------------      ------
Total/Avg./Wtd.
Avg./Min/Max:           101      $ 864,117,785      100.00%    $   830,528   $ 46,297,687    $ 8,555,622
                        ===      =============      ======

                                                                  WEIGHTED
                                           WEIGHTED               AVERAGE
                      MINIMUM    MAXIMUM    AVERAGE              REMAINING                            WEIGHTED
                       DEBT       DEBT       DEBT     WEIGHTED      TERM      MINIMUM     MAXIMUM     AVERAGE
                      SERVICE    SERVICE    SERVICE    AVERAGE       TO       CUT-OFF     CUT-OFF     CUT-OFF
                     COVERAGE   COVERAGE   COVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
AMORTIZATION TYPE      RATIO      RATIO      RATIO      RATE       (MOS)        LTV         LTV         LTV
-----------------      -----      -----      -----      ----       -----        ---         ---         ---
Amortizing
 Balloon (a)            1.16x      1.74x      1.30x     7.705%      116.9       39.45%      79.95%      74.35%
Hyperamortizing         1.24       1.79       1.38      7.768       118.1       34.42       79.87       72.59
Total/Avg./Wtd.
Avg./Min/Max:           1.16x      1.79x      1.32x     7.717%      117.2       34.42%      79.95%      74.01%

-------
(a)        Includes three loans with interest only periods for up to 24 months



               DISTRIBUTION OF CUT-OFF DATE LOAN TO VALUE RATIOS

                                             PERCENTAGE
                                                 OF
RANGE OF                                      AGGREGATE      MINIMUM        MAXIMUM        AVERAGE
CUT-OFF DATE      NUMBER OF      CUT-OFF       CUT-OFF       CUT-OFF        CUT-OFF        CUT-OFF
LOAN-TO-VALUE      MORTGAGE       DATE          DATE          DATE           DATE           DATE
RATIOS              LOANS        BALANCE       BALANCE       BALANCE        BALANCE        BALANCE
------              -----        -------       -------       -------        -------        -------
30.1 -- 35.0           1      $  3,785,711       0.44%    $ 3,785,711    $  3,785,711   $ 3,785,711
35.1 -- 40.0           1         1,499,232       0.17       1,499,232       1,499,232     1,499,232
55.1 -- 60.0           5        42,375,769       4.90         830,528      24,500,000     8,475,154
60.1 -- 65.0           4        31,683,929       3.67       1,343,190      19,600,000     7,920,982
65.1 -- 70.0          12       122,804,855      14.21       2,244,462      36,388,527    10,233,738
70.1 -- 75.0          30       210,981,718      24.42       1,933,332      20,826,164     7,032,724
75.1 -- 80.0          48       450,986,571      52.19       1,257,293      46,297,687     9,395,554
                      --      ------------     ------
Total/Avg./Wtd.
Avg./Min/Max:        101      $864,117,785     100.00%    $   830,528    $ 46,297,687   $ 8,555,622
                     ===      ============     ======

                                                               WEIGHTED
                                        WEIGHTED               AVERAGE
                   MINIMUM    MAXIMUM    AVERAGE              REMAINING                            WEIGHTED
RANGE OF            DEBT       DEBT       DEBT     WEIGHTED      TERM      MINIMUM     MAXIMUM     AVERAGE
CUT-OFF DATE       SERVICE    SERVICE    SERVICE    AVERAGE       TO       CUT-OFF     CUT-OFF     CUT-OFF
LOAN-TO-VALUE     COVERAGE   COVERAGE   COVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
RATIOS              RATIO      RATIO      RATIO      RATE       (MOS)        LTV         LTV         LTV
------              -----      -----      -----      ----       -----        ---         ---         ---
30.1 -- 35.0         1.75x      1.75x      1.75x     8.375%      116.0       34.42%      34.42%      34.42%
35.1 -- 40.0         1.74       1.74       1.74      7.625       119.0       39.45       39.45       39.45
55.1 -- 60.0         1.24       1.68       1.44      7.989       112.9       57.24       59.51       57.69
60.1 -- 65.0         1.27       1.67       1.40      7.875       119.2       60.29       64.58       63.15
65.1 -- 70.0         1.22       1.79       1.38      7.907       116.5       65.76       69.92       68.98
70.1 -- 75.0         1.21       1.57       1.32      7.759       117.3       70.05       74.96       73.52
75.1 -- 80.0         1.16       1.49       1.28      7.604       117.6       75.06       79.95       78.34
Total/Avg./Wtd.
Avg./Min/Max:        1.16x      1.79x      1.32x     7.717%      117.2       34.42%      79.95%      74.01%

                  DISTRIBUTION OF MORTGAGED PROPERTIES BY STATE

                                                PERCENTAGE
                                                    OF
                                                 AGGREGATE      MINIMUM        MAXIMUM         AVERAGE
                   NUMBER OF       CUT-OFF        CUT-OFF       CUT-OFF        CUT-OFF         CUT-OFF
                   MORTGAGED        DATE           DATE          DATE            DATE            DATE
PROPERTY STATE    PROPERTIES       BALANCE        BALANCE       BALANCE        BALANCE         BALANCE
--------------    ----------       -------        -------       -------        -------         -------
California             14      $ 149,176,190       17.26%    $ 1,499,232    $ 24,500,000    $ 10,655,442
Nevada                  9         66,392,188        7.68       2,256,248      19,600,000       7,376,910
Michigan                4         65,431,949        7.57       2,095,285      40,189,166      16,357,987
Louisiana               5         53,389,856        6.18       5,707,500      21,943,810      10,677,971
New York               12         48,041,811        5.56       2,383,834       8,693,983       4,003,484
South Carolina          1         46,297,687        5.36      46,297,687      46,297,687      46,297,687
Florida                 8         43,667,155        5.05       1,895,260      18,062,421       5,458,394
Arizona                 1         40,700,000        4.71      40,700,000      40,700,000      40,700,000
North Carolina          5         38,868,133        4.50       3,394,408      17,469,725       7,773,627
Georgia                 3         38,654,345        4.47       1,845,121      31,386,294      12,884,782
Texas                   7         37,529,830        4.34       1,748,383      14,368,689       5,361,404
Alabama                 6         36,805,533        4.26       2,394,834      11,576,061       6,134,255
Pennsylvania            7         28,353,223        3.28       1,257,293      10,881,557       4,050,460
Maryland                5         26,438,296        3.06       1,343,190      10,477,846       5,287,659
Minnesota               1         23,949,362        2.77      23,949,362      23,949,362      23,949,362
Virginia                5         22,170,290        2.57       2,091,149       6,000,000       4,434,058
Colorado                2         17,478,881        2.02       7,483,855       9,995,027       8,739,441
Massachusetts           1         14,746,559        1.71      14,746,559      14,746,559      14,746,559
Oklahoma                3         12,858,682        1.49       1,347,650       6,758,632       4,286,227
Maine                   2         10,178,724        1.18       2,196,224       7,982,500       5,089,362
Idaho                   1          9,895,228        1.15       9,895,228       9,895,228       9,895,228
Kansas                  1          9,663,786        1.12       9,663,786       9,663,786       9,663,786
Alaska                  1          5,547,037        0.64       5,547,037       5,547,037       5,547,037
Wisconsin               1          5,090,906        0.59       5,090,906       5,090,906       5,090,906
Ohio                    3          4,970,136        0.58         969,674       2,363,653       1,656,712
Washington              1          3,843,318        0.44       3,843,318       3,843,318       3,843,318
Kentucky                1          3,148,148        0.36       3,148,148       3,148,148       3,148,148
Tennessee               1            830,528        0.10         830,528         830,528         830,528
                       --      -------------      ------
Total/Avg./Wtd.
Avg./Min/Max:         111      $ 864,117,785      100.00%    $   830,528    $ 46,297,687    $  7,784,845
                      ===      =============      ======

                                                               WEIGHTED
                                        WEIGHTED               AVERAGE
                   MINIMUM    MAXIMUM    AVERAGE              REMAINING                            WEIGHTED
                    DEBT       DEBT       DEBT     WEIGHTED      TERM      MINIMUM     MAXIMUM     AVERAGE
                   SERVICE    SERVICE    SERVICE    AVERAGE       TO       CUT-OFF     CUT-OFF     CUT-OFF
                  COVERAGE   COVERAGE   COVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
PROPERTY STATE      RATIO      RATIO      RATIO      RATE       (MOS)        LTV         LTV         LTV
--------------      -----      -----      -----      ----       -----        ---         ---         ---
California           1.22x      1.79x      1.37x     7.747%      116.4       39.45%      79.26%      69.56%
Nevada               1.26       1.39       1.30      7.578       118.3       63.23       79.94       71.99
Michigan             1.26       1.33       1.31      7.898       116.0       72.25       79.74       77.20
Louisiana            1.27       1.67       1.35      7.678       117.7       63.33       79.82       75.25
New York             1.22       1.75       1.29      7.890       115.6       34.42       75.26       66.65
South Carolina       1.28       1.28       1.28      7.580       117.0       78.10       78.10       78.10
Florida              1.20       1.57       1.34      8.000       116.7       69.92       78.07       71.62
Arizona              1.24       1.24       1.24      7.375       120.0       77.52       77.52       77.52
North Carolina       1.24       1.36       1.27      7.702       117.5       69.91       78.26       75.32
Georgia              1.28       1.49       1.30      7.564       117.5       76.24       79.86       79.67
Texas                1.21       1.42       1.34      7.649       117.1       60.29       79.87       73.20
Alabama              1.25       1.68       1.32      7.686       117.6       57.27       79.95       77.13
Pennsylvania         1.30       1.52       1.38      7.771       116.7       67.05       79.66       73.71
Maryland             1.26       1.59       1.39      7.901       116.8       64.58       76.57       74.24
Minnesota            1.28       1.28       1.28      7.800       117.0       77.26       77.26       77.26
Virginia             1.16       1.35       1.24      7.682       117.0       72.63       79.75       76.20
Colorado             1.31       1.53       1.44      7.706       118.1       69.90       79.19       73.88
Massachusetts        1.23       1.23       1.23      7.600       119.0       74.86       74.86       74.86
Oklahoma             1.22       1.27       1.26      7.958       116.9       78.12       79.87       79.30
Maine                1.25       1.38       1.28      7.581       117.2       72.21       75.73       72.97
Idaho                1.25       1.25       1.25      7.800       119.0       74.68       74.68       74.68
Kansas               1.25       1.25       1.25      8.080       115.0       77.93       77.93       77.93
Alaska               1.35       1.35       1.35      7.500       119.0       74.96       74.96       74.96
Wisconsin            1.29       1.29       1.29      7.200       118.0       79.55       79.55       79.55
Ohio                 1.24       1.34       1.29      7.667       115.9       77.57       78.79       78.15
Washington           1.21       1.21       1.21      7.370       118.0       76.87       76.87       76.87
Kentucky             1.32       1.32       1.32      7.200       119.0       74.96       74.96       74.96
Tennessee            1.46       1.46       1.46      8.100       116.0       59.32       59.32       59.32
Total/Avg./Wtd.
Avg./Min/Max:        1.16x      1.79x      1.32x     7.717%      117.2       34.42%      79.95%      74.01%

                 DISTRIBUTION OF REMAINING AMORTIZATION TERMS

                                               PERCENTAGE
                                                   OF
RANGE OF                                        AGGREGATE     MINIMUM       MAXIMUM         AVERAGE
REMAINING         NUMBER OF       CUT-OFF        CUT-OFF      CUT-OFF       CUT-OFF         CUT-OFF
AMORTIZATION       MORTGAGE        DATE           DATE         DATE           DATE           DATE
TERMS (MOS)         LOANS         BALANCE        BALANCE      BALANCE       BALANCE         BALANCE
-----------         -----         -------        -------      -------       -------         -------
231 -- 250             1      $     830,528        0.10%    $  830,528   $    830,528    $   830,528
291 -- 310            19         97,451,267       11.28      1,343,190     14,746,559      5,129,014
311 -- 330             1          4,960,000        0.57      4,960,000      4,960,000      4,960,000
331 -- 360            80        760,875,990       88.05      1,257,293     46,297,687      9,510,950
                      --      -------------      ------
Total/Avg./Wtd.
Avg./Min/Max:        101      $ 864,117,785      100.00%    $  830,528   $ 46,297,687    $ 8,555,622
                     ===      =============      ======

                                                               WEIGHTED
                                        WEIGHTED               AVERAGE
                   MINIMUM    MAXIMUM    AVERAGE              REMAINING                            WEIGHTED
RANGE OF            DEBT       DEBT       DEBT     WEIGHTED      TERM      MINIMUM     MAXIMUM     AVERAGE
REMAINING          SERVICE    SERVICE    SERVICE    AVERAGE       TO       CUT-OFF     CUT-OFF     CUT-OFF
AMORTIZATION      COVERAGE   COVERAGE   COVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
TERMS (MOS)         RATIO      RATIO      RATIO      RATE       (MOS)        LTV         LTV         LTV
-----------         -----      -----      -----      ----       -----        ---         ---         ---
231 -- 250           1.46x      1.46x      1.46x     8.100%      116.0       59.32%      59.32%      59.32%
291 -- 310           1.20       1.79       1.47      8.016       116.9       34.42       79.66       68.73
311 -- 330           1.16       1.16       1.16      7.500       118.0       75.73       75.73       75.73
331 -- 360           1.21       1.74       1.30      7.680       117.2       39.45       79.95       74.69
Total/Avg./Wtd.
Avg./Min/Max:        1.16x      1.79x      1.32x     7.717%      117.2       34.42%      79.95%      74.01%

                   DISTRIBUTION OF ORIGINAL TERM TO MATURITY

                                                PERCENTAGE
                                                    OF
                                                 AGGREGATE      MINIMUM        MAXIMUM        AVERAGE
RANGE OF             NUMBER OF      CUT-OFF       CUT-OFF       CUT-OFF        CUT-OFF        CUT-OFF
ORIGINAL TERMS        MORTGAGE       DATE          DATE          DATE           DATE           DATE
TO MATURITY (MOS)      LOANS        BALANCE       BALANCE       BALANCE        BALANCE        BALANCE
-----------------      -----        -------       -------       -------        -------        -------
 96 -- 100                1      $ 10,478,764       1.21%    $10,478,764    $10,478,764    $10,478,764
116 -- 120              100       853,639,020      98.79         830,528     46,297,687      8,536,390
                        ---      ------------     ------
Total/Avg./Wtd.
Avg./Min/Max:           101      $864,117,785     100.00%    $   830,528    $46,297,687    $ 8,555,622
                        ===      ============     ======

                                                                  WEIGHTED
                                           WEIGHTED               AVERAGE
                      MINIMUM    MAXIMUM    AVERAGE              REMAINING                            WEIGHTED
                       DEBT       DEBT       DEBT     WEIGHTED      TERM      MINIMUM     MAXIMUM     AVERAGE
RANGE OF              SERVICE    SERVICE    SERVICE    AVERAGE       TO       CUT-OFF     CUT-OFF     CUT-OFF
ORIGINAL TERMS       COVERAGE   COVERAGE   COVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
TO MATURITY (MOS)      RATIO      RATIO      RATIO      RATE       (MOS)        LTV         LTV         LTV
-----------------      -----      -----      -----      ----       -----        ---         ---         ---
 96 -- 100              1.24x      1.24x      1.24x     8.010%       93.0       58.22%      58.22%      58.22%
116 -- 120              1.16       1.79       1.32      7.714       117.5       34.42       79.95       74.20
Total/Avg./Wtd.
Avg./Min/Max:           1.16x      1.79x      1.32x     7.717%      117.2       34.42%      79.95%      74.01%

                   DISTRIBUTION OF REMAINING TERM TO MATURITY

                                                 PERCENTAGE
                                                     OF
                                                  AGGREGATE      MINIMUM         MAXIMUM         AVERAGE
RANGE OF             NUMBER OF      CUT-OFF        CUT-OFF       CUT-OFF         CUT-OFF         CUT-OFF
REMAINING TERMS       MORTGAGE        DATE          DATE           DATE            DATE            DATE
TO MATURITY (MOS)      LOANS        BALANCE        BALANCE       BALANCE         BALANCE         BALANCE
-----------------      -----        -------        -------       -------         -------         -------
 91 -- 110                1      $  10,478,764       1.21%    $ 10,478,764    $ 10,478,764    $ 10,478,764
111 -- 120              100        853,639,020      98.79          830,528      46,297,687       8,536,390
                        ---      -------------     ------
Total/Avg./Wtd.
Avg./Min/Max:           101      $ 864,117,785     100.00%    $    830,528    $ 46,297,687    $  8,555,622
                        ===      =============     ======



                                                                  WEIGHTED
                                           WEIGHTED               AVERAGE
                      MINIMUM    MAXIMUM    AVERAGE              REMAINING                            WEIGHTED
                       DEBT       DEBT       DEBT     WEIGHTED      TERM      MINIMUM     MAXIMUM     AVERAGE
RANGE OF              SERVICE    SERVICE    SERVICE    AVERAGE       TO       CUT-OFF     CUT-OFF     CUT-OFF
REMAINING TERMS      COVERAGE   COVERAGE   COVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
TO MATURITY (MOS)      RATIO      RATIO      RATIO      RATE       (MOS)        LTV         LTV         LTV
-----------------      -----      -----      -----      ----       -----        ---         ---         ---
 91 -- 110              1.24x      1.24x      1.24x     8.010%       93.0       58.22%      58.22%      58.22%
111 -- 120              1.16       1.79       1.32      7.714       117.5       34.42       79.95       74.20
Total/Avg./Wtd.
Avg./Min/Max:           1.16x      1.79x      1.32x     7.717%      117.2       34.42%      79.95%      74.01%

                     DISTRIBUTION OF PREPAYMENT PROVISIONS

                                                  PERCENTAGE
                                                      OF
                                                   AGGREGATE     MINIMUM       MAXIMUM         AVERAGE
                      NUMBER OF      CUT-OFF        CUT-OFF      CUT-OFF       CUT-OFF         CUT-OFF
PREPAYMENT             MORTGAGE        DATE          DATE         DATE           DATE           DATE
PROVISION               LOANS        BALANCE        BALANCE      BALANCE       BALANCE         BALANCE
---------               -----        -------        -------      -------       -------         -------
Lockout/Defeasance   101          $864,117,785       100.00%   $ 830,528    $ 46,297,687    $ 8,555,622
                     ---          ------------       ------
Total/Avg./Wtd.
Avg./Min/Max:        101           864,117,785       100.00%   $ 830,528    $ 46,297,687    $ 8,555,622
                     ===          ============       ======

                                                                   WEIGHTED
                                            WEIGHTED               AVERAGE
                       MINIMUM    MAXIMUM    AVERAGE              REMAINING                            WEIGHTED
                        DEBT       DEBT       DEBT     WEIGHTED      TERM      MINIMUM     MAXIMUM     AVERAGE
                       SERVICE    SERVICE    SERVICE    AVERAGE       TO       CUT-OFF     CUT-OFF     CUT-OFF
PREPAYMENT            COVERAGE   COVERAGE   COVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
PROVISION               RATIO      RATIO      RATIO      RATE       (MOS)        LTV         LTV         LTV
---------               -----      -----      -----      ----       -----        ---         ---         ---
Lockout/Defeasance       1.16x      1.79x      1.32x     7.717%      117.2       34.42%      79.95%      74.01%
Total/Avg./Wtd.
Avg./Min/Max:            1.16x      1.79x      1.32x     7.717%      117.2       34.42%      79.95%      74.01%

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                                                         Annex B

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044


                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-C1



------------------------------------------
For Additional Information, please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
------------------------------------------

Payment Date:  05/15/2001
Record date:   04/30/2001


                          DISTRIBUTION DATE STATEMENT

                               TABLE OF CONTENTS
================================================================================

     STATEMENT SECTIONS                                               PAGE(s)
     ------------------                                               -------

     Certificate Distribution Detail                                     2
     Certificate Factor Detail                                           3
     Reconciliation Detail                                               4
     Other Required Information                                          5
     Ratings Detail                                                      6
     Current Mortgage Loan and Property Stratification Tables          7 - 9
     Mortgage Loan Detail                                               10
     Principal Prepayment Detail                                        11
     Historical Detail                                                  12
     Delinquency Loan Detail                                            13
     Specially Serviced Loan Detail                                   14 - 15
     Modified Loan Loan                                                 16
     Liquidated Loan Detail                                             17

================================================================================



                                   UNDERWRITER

================================================================================

     Deutsche Bank Securities Inc.
     31 West 52nd Street
     New York, NY 10019



     Contact:       Chris Battles
     Phone Number:  (212) 469-3671

================================================================================



                                   UNDERWRTIER

================================================================================

     Goldman, Sachs & Co.
     85 Broad Street
     New York, NY 10004


     Contact:       Dan Sparks
     Phone Number:  (212) 902-2914

================================================================================





                                    SERVICER

================================================================================

     GMAC Commercial Mortgage Corporation
     200 Witmer Road
     Horsham, PA 10944



     Contact:       Darri Cunningham
     Phone Number:  (215) 328-1784

================================================================================


This report has been compiled from information provided to Wells Fargo Bank MN, N.A. by various third parties, which may include the Servicer, Master Servicer, Special Servicer and others. Wells Fargo Bank MN, N.A. has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Wells Fargo Bank MN, N.A. expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.


Copyright 1997, Wells Fargo Bank Minnesota, N.A.                    Page 1 of 17

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044


                   GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-C1



------------------------------------------
For Additional Information, please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
------------------------------------------

Payment Date:  05/15/2001
Record date:   04/30/2001


                        CERTIFICATE DISTRIBUTION DETAIL


====================================================================================================================================
                                                                                       Realized
                                                                                         Loss/
                  Pass-                                                                Additional                        Current
  Class\         Through  Original  Beginning   Principal      Interest   Prepayment  Trust Fund    Total      Ending  Subordination
Component CUSIP  Rate     Balance    Balance   Distribution  Distribution  Premium     Expenses  Distribution  Balance    Level(1)
------------------------------------------------------------------------------------------------------------------------------------
   A-1           0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00%
   A-2           0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00%
    B            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00%
    C            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00%
    D            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00%
    E            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00%
    F            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00%
    G            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00%
    H            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00%
    J            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00%
    K            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00%
    L            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00%
    M            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00%
    N            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00%
    O            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00%
    P            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00%
   R-I           0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00%
   R-II          0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00%
   R-III         0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00%
------------------------------------------------------------------------------------------------------------------------------------
 Totals
====================================================================================================================================


=======================================================================================================
                                Original  Beginning                                            Ending
                  Pass-Through  Notional   Notional    Interest     Prepayment      Total     Notional
  Class    CUSIP       Rate      Amount     Amount   Distribution     Premium   Distribution  Balance
-------------------------------------------------------------------------------------------------------
   X                0.000000%      0.00      0.00        0.00         0.00          0.00        0.00
=======================================================================================================


(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and
(ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).


Copyright 1997, Wells Fargo Bank Minnesota, N.A.                    Page 2 of 17

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044


                   GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-C1


------------------------------------------
For Additional Information, please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
------------------------------------------

Payment Date:  05/15/2001
Record date:   04/30/2001


                           CERTIFICATE FACTOR DETAIL

=========================================================================================================
                                                                              Realized Loss/
                         Beginning   Principal      Interest    Prepayment   Additional Trust   Ending
  Class        CUSIP      Balance   Distribution  Distribution    Premium     Fund Expenses     Balance
---------------------------------------------------------------------------------------------------------
   A-1                  0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
   A-2                  0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    B                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    C                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    D                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    E                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    F                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    G                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    H                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    J                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    K                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    L                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    M                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    N                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    O                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    P                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
   R-I                  0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
   R-II                 0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
   R-III                0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
=========================================================================================================


=========================================================================
                        Beginning                                Ending
                         Notional    Interest     Prepayment    Notional
  Class      CUSIP       Amount    Distribution     Premium      Amount
-------------------------------------------------------------------------
    X                  0.00000000   0.00000000    0.00000000   0.00000000
=========================================================================


Copyright 1997, Wells Fargo Bank Minnesota, N.A.                    Page 3 of 17

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044

                   GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-C1

------------------------------------------
For Additional Information, please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
------------------------------------------

Payment Date:  05/15/2001
Record date:   04/30/2001


                             RECONCILIATION DETAIL

          ADVANCE SUMMARY

P&I Advances Outstanding                               0.00

Services Advances Outstanding                          0.00

Reimbursements for Interest on P&I                     0.00
Advances paid from general collections

Reimbursements for Interest on Servicing               0.00
Advances paid from general collections


          MASTER SERVICING FEE SUMMARY

Current Period Accrued Master Servicing Fees                     0.00
Less Master Servicing Fees on Delinquent Payments                0.00
Less Reductions to Master Servicing Fees                         0.00
Plus Master Servicing Fees for Delinquent Payments Received      0.00
Plus Adjustments for Prior Master Servicing Calculation          0.00
Total Master Servicing Fees Collected                            0.00



CERTIFICATE INTEREST RECONCILIATION

-----     -----------   ------------------   -------------   --------------------  ----------   ------------   --------------------
            Accrued       Net Aggregate      Distributable      Distributable      Additional                   Remaining Unpaid
Class     Certificate       Prepayment       Certificate     Certificate Interest  Trust Fund     Interest        Distributable
           Interest     Interest Shortfall     Interest           Adjustment        Expenses    Distribution   Certificate Interest
-----     -----------   ------------------   -------------   --------------------  ----------   ------------   --------------------
 A-1
 A-2
  X
  B
  C
  D
  E
  F
  G
  H
  J
  K
  L
  M
  N
  O
  P
------    -----------   ------------------   -------------   --------------------  ----------   ------------   --------------------
Total
======    ===========   ==================   =============   ====================  ==========   ============   ====================



Copyright 1997, Wells Fargo Bank Minnesota, N.A.                   Page 4 of 17

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044

                   GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-C1

------------------------------------------
For Additional Information, please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
------------------------------------------

Payment Date:  05/15/2001
Record date:   04/30/2001


OTHER REQUIRED INFORMATION

Available Distribution Amount                                          0.00


Aggregate Number of Outstanding Loans                                     0
Aggregate Stated Principal Balance of Loans Before Distributions       0.00
Aggregate Stated Principal Balance of Loans After Distributions        0.00
Percentage of Cut-off Date Principal Balance                           0.00%


Aggregate Amount of Servicing Fee                                      0.00
Aggregate Amount of Special Servicing Fee                              0.00
Aggregate Amount of Trustee Fee                                        0.00
Aggregate Amount of Primary Servicing Fee Fee                          0.00
Aggregate Trust Fund Expenses                                          0.00



Specially Serviced Loans not Delinquent
     Number of Outstanding Loans                                          0
     Aggregate Unpaid Principal Balance                                0.00



Appraisal Reduction Amount

 -----------------------------------------------------
               Appraisal    Cumulative     Most Recent
  Loan         Reduction       ASER         App. Red.
 Number         Amount        Amount          Date
 -----------------------------------------------------
















 -----------------------------------------------------
 Total
 =====================================================

Copyright 1997, Wells Fargo Bank Minnesota, N.A.                    Page 5 of 17

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044

                   GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-C1


------------------------------------------
For Additional Information, please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
------------------------------------------

Payment Date:  05/15/2001
Record date:   04/30/2001


                                 RATINGS DETAIL

------------------------------------------------------------------------------------
                            Original Ratings              Current Ratings (1)
Class        CUSIP     --------------------------    -------------------------------
                          Fitch   Moody's   S&P          Fitch   Moody's   S&P
------------------------------------------------------------------------------------
 A-1
 A-2
  X
  B
  C
  D
  E
  F
  G
  H
  J
  K
  L
  M
  N
  O
  P
------------------------------------------------------------------------------------

NR  - Designates that the class was not rated by the above agency at the time of original issuance.
X   - Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.
N/A - Data not available this period.


1) For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained. Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.

Fitch, Inc.                Moody's Investors Service  Standard & Poor's Rating Services
One State Street Plaza     99 Church Street           55 Water Street
New York, New York 10004   New York, New York 10007   New York, New York 10041
(212) 908-0500             (212) 553-0300             (212) 438-2430

Copyright 1997, Wells Fargo Bank Minnesota, N.A.                   Page 6 of 17

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044


                   GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-C1

------------------------------------------
For Additional Information, please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
------------------------------------------

Payment Date:  05/15/2001
Record date:   04/30/2001

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES


                               SCHEDULED BALANCE

--------------------------------------------------------------------------------
                                          % of
   Scheduled     # of      Scheduled      Agg.      WAM              Weighted
    Balance      Loans      Balance       Bal.      (2)     WAC     Avg DSCR (1)
--------------------------------------------------------------------------------




















--------------------------------------------------------------------------------
   Totals
================================================================================


                                   STATE (3)

--------------------------------------------------------------------------------
                                          % of
                 # of      Scheduled      Agg.      WAM              Weighted
      State      Props      Balance       Bal.      (2)     WAC     Avg DSCR (1)
--------------------------------------------------------------------------------




















--------------------------------------------------------------------------------
   Totals
================================================================================


See footnotes on last page of this section.


Copyright 1997, Wells Fargo Bank Minnesota, N.A.                    Page 7 of 17

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044


                   GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-C1

                                      ------------------------------------------
                                      For Additional Information, please contact
                                               CTSLink Customer Service
                                                    (301) 815-6600
                                        Reports Available on the World Wide Web
                                                @ www.ctslink.com/cmbs
                                      ------------------------------------------
                                           Payment Date:     05/15/2001
                                           Record date:      04/30/2001

--------------------------------------------------------------------------------
            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

                          DEBT SERVICE COVERAGE RATIO
--------------------------------------------------------------------------------
                                         % of
 Debt Service       # of    Scheduled    Agg.     WAM                 Weighted
Coverage Ratio      Loans     Balance    Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------







--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------



                                    NOTE RATE
--------------------------------------------------------------------------------
                                         % of
     Note           # of    Scheduled    Agg.     WAM                 Weighted
     Rate           Loans     Balance    Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------







--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------


                                PROPERTY TYPE (3)
--------------------------------------------------------------------------------
                                         % of
                    # of    Scheduled    Agg.     WAM                 Weighted
Property Type      Props     Balance     Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------







--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------





                                   SEASONING
--------------------------------------------------------------------------------
                                         % of
                    # of    Scheduled    Agg.     WAM                 Weighted
  Seasoning         Loans     Balance    Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------







--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------

See footnotes on last page of this section.

--------------------------------------------------------------------------------
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                   Page 8 of 17

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044


                   GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-C1


                                      ------------------------------------------
                                      For Additional Information, please contact
                                               CTSLink Customer Service
                                                    (301) 815-6600
                                        Reports Available on the World Wide Web
                                                @ www.ctslink.com/cmbs
                                      ------------------------------------------
                                          Payment Date:     05/15/2001
                                          Record date:      04/30/2001

--------------------------------------------------------------------------------
            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

               ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)
--------------------------------------------------------------------------------
                                           % of
Anticipated Remaining   # of    Scheduled   Agg.     WAM              Weighted
    Term (2)           Loans     Balance    Bal.     (2)      WAC    Avg DSCR(1)
--------------------------------------------------------------------------------







--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------

               REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)
--------------------------------------------------------------------------------
                                           % of
Remaining Amortization  # of    Scheduled   Agg.     WAM              Weighted
     Term              Loans     Balance    Bal.     (2)      WAC    Avg DSCR(1)
--------------------------------------------------------------------------------







--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------

                 REMAINING STATED TERM (FULLY AMORTIZING LOANS)
--------------------------------------------------------------------------------
                                         % of
Remaining Stated    # of    Scheduled    Agg.     WAM                 Weighted
    Term            Loans    Balance     Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------







--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------






                             AGE OF MOST RECENT NOI
--------------------------------------------------------------------------------
                                        % of
  Age of Most       # of    Scheduled    Agg.     WAM                 Weighted
  Recent NOI       Loans     Balance     Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------







--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

--------------------------------------------------------------------------------
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                    Page 9 of 17

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044


                   GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-C1


                                      ------------------------------------------
                                      For Additional Information, please contact
                                               CTSLink Customer Service
                                                    (301) 815-6600
                                        Reports Available on the World Wide Web
                                                @ www.ctslink.com/cmbs
                                      ------------------------------------------
                                          Payment Date:     05/15/2001
                                          Record date:      04/30/2001

--------------------------------------------------------------------------------

                              MORTGAGE LOAN DETAIL

----------------------------------------------------------------------------------------------------------------
                                                                                  Anticipated              Neg.
 Loan              Property                      Interest    Principal   Gross     Repayment   Maturity   Amort
Number    ODCR     Type (1)    City     State     Payment     Payment    Coupon       Date       Date     (Y/N)
----------------------------------------------------------------------------------------------------------------












----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------
           Beginning     Ending       Paid     Appraisal    Appraisal     Res.    Mod.
 Loan      Scheduled    Scheduled     Thru     Reduction    Reduction    Strat.   Code
Number      Balance      Balance      Date        Date        Amount      (2)      (3)
---------------------------------------------------------------------------------------












---------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------


                   (1) Property Type Code
                   ----------------------

MF  -  Multi-Family                     OF  -  Office
RT  -  Retail                           MU  -  Mixed Use
HC  -  Health Care                      LO  -  Lodging
IN  -  Industrial                       SS  -  Self Storage
WH  -  Warehouse                        OT  -  Other
MH  -  Mobile Home Park


                          (2) Resolution Strategy Code
                          ----------------------------

1 - Modification         6 - DPO                    10 - Deed In Lieu Of
2 - Foreclosure          7 - REO                         Foreclosure
3 - Bankruptcy           8 - Resolved               11 - Full Payoff
4 - Extension            9 - Pending Return         12 - Reps and Warranties
5 - Note Sale                to Master Servicer     13 - Other or TBD


                              (3) Modification Code
                              ---------------------

                            1 - Maturity Date Extension
                            2 - Authorization Change
                            3 - Principal Write-Off
                            4 - Combination


--------------------------------------------------------------------------------
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                  Page 10 of 17

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044


                   GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-C1


                                      ------------------------------------------
                                      For Additional Information, please contact
                                               CTSLink Customer Service
                                                    (301) 815-6600
                                        Reports Available on the World Wide Web
                                                @ www.ctslink.com/cmbs
                                      ------------------------------------------
                                          Payment Date:     05/15/2001
                                          Record date:      04/30/2001

--------------------------------------------------------------------------------

                          PRINCIPAL PREPAYMENT DETAIL

-----------------------------------------------------------------------------------------------------------------------------
                                         Principal Prepayment Amount                   Prepayment Premium
                Offering Document    -------------------------------------   ------------------------------------------------
Loan Number      Cross-Reference     Payoff Amount     Curtailment Amount     Percentage Premium     Yield Maintenance Charge
-----------------------------------------------------------------------------------------------------------------------------












-----------------------------------------------------------------------------------------------------------------------------
  Totals
-----------------------------------------------------------------------------------------------------------------------------

Copyright 1997, Wells Fargo Bank Minnesota, N.A.                 Page 11 of 17

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044


                   GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-C1


                                      ------------------------------------------
                                      For Additional Information, please contact
                                               CTSLink Customer Service
                                                    (301) 815-6600
                                        Reports Available on the World Wide Web
                                                @ www.ctslink.com/cmbs
                                      ------------------------------------------
                                          Payment Date:     05/15/2001
                                          Record date:      04/30/2001

--------------------------------------------------------------------------------

                               HISTORICAL DETAIL



-----------------------------------------------------------------------------------------------------------------------------------
                                                             Delinquencies
-----------------------------------------------------------------------------------------------------------------------------------
Distribution        30-59 Days       60-89 Days      90 Days or More       Foreclosure            REO             Modifications
  Date              #   Balance      #   Balance       #   Balance         #   Balance         #   Balance         #   Balance
-----------------------------------------------------------------------------------------------------------------------------------













-----------------------------------------------------------------------------------------------------------------------------------


                             Prepayments                    Rate and Maturities
------------------------------------------------------------------------------------
Distribution        Curtailments        Payoff       Next Weighted Avg.
  Date              #   Balance      #   Balance     Coupon      Remit          WAM
------------------------------------------------------------------------------------












-----------------------------------------------------------------------------------



Note: Foreclosure and REO Totals are excluded from the delinquencies aging categories.

--------------------------------------------------------------------------------
Copyright 1997, Wells Fargo Bank Minnesota, N.A.              Page 12 of 17

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044


                   GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-C1


                                      ------------------------------------------
                                      For Additional Information, please contact
                                               CTSLink Customer Service
                                                    (301) 815-6600
                                        Reports Available on the World Wide Web
                                                @ www.ctslink.com/cmbs
                                      ------------------------------------------
                                          Payment Date:     05/15/2001
                                          Record date:      04/30/2001

--------------------------------------------------------------------------------

                            DELINQUENCY LOAN DETAIL

----------------------------------------------------------------------------------------------------------------------------------
                   Offering        # of                     Current     Outstanding   Status of    Resolution
                   Document       Months    Paid Through      P&I           P&I        Mortgage     Strategy       Servicing
Loan Number    Cross-Reference    Delinq.       Date        Advances     Advances**    Loan (1)     Code (2)     Transfer Date
----------------------------------------------------------------------------------------------------------------------------------











----------------------------------------------------------------------------------------------------------------------------------
  Totals
----------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                Actual       Outstanding
                Foreclosure    Principal      Servicing    Bankruptcy    REO
Loan Number        Date         Balance       Advances        Date       Date
--------------------------------------------------------------------------------









--------------------------------------------------------------------------------
  Totals
--------------------------------------------------------------------------------

                          (1) Status of Mortgage Loan
                          ---------------------------

A  -  Payments Not Received               2  -  Two Months Delinquent
      But Still in Grace Period           3  -  Three or More Months Delinquent
B  -  Late Payment But Less                  -  Assumed Scheduled Payment
      Than 1 Month Delinquent                   (Performing Matured Loan)
0  -  Current                             7  -  Foreclosure
1  -  One Month Delinquent                9  -  REO

                          (2) Resolution Strategy Code
                          ----------------------------

1 - Modification         6 - DPO                   10 - Deed In Lieu Of
2 - Foreclosure          7 - REO                        Master Servicer
3 - Bankruptcy           8 - Resolved              11 - Full Payoff
4 - Extension            9 - Pending Return        12 - Reps and Warranties
5 - Note Sale                to Master Servicer    13 - Other or TBD

** Outstanding P&I Advances include the current period advance.

--------------------------------------------------------------------------------
Copyright 1997, Wells Fargo Bank Minnesota, N.A.              Page 13 of 17

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044

                   GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-C1


                                      ------------------------------------------
                                      For Additional Information, please contact
                                               CTSLink Customer Service
                                                    (301) 815-6600
                                        Reports Available on the World Wide Web
                                                @ www.ctslink.com/cmbs
                                      ------------------------------------------
                                          Payment Date:     05/15/2001
                                          Record date:      04/30/2001

--------------------------------------------------------------------------------

                     SPECIALLY SERVICED LOAN DETAIL - PART 1

--------------------------------------------------------------------------------------------------------------
           Offering     Servicing  Resolution                                                        Net
 Loan      Document      Transfer   Strategy     Scheduled   Property          Interest  Actual   Operating
Number  Cross-Reference    Date      Code (1)     Balance    Type (2)   State    Rate    Balance   Income
--------------------------------------------------------------------------------------------------------------















--------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------
                                                          Remaining
 Loan            DSCR                Note     Maturity   Amortization
Number           Date      DSCR      Date       Date         Term
------------------------------------------------------------------------














------------------------------------------------------------------------

                          (1) Resolution Strategy Code
                          ----------------------------

1 - Modification         6 - DPO                  10 - Deed In Lieu Of
2 - Foreclosure          7 - REO                       Foreclosure
3 - Bankruptcy           8 - Resolved             11 - Full Payoff
4 - Extension            9 - Pending Return       12 - Reps and Warranties
5 - Note Sale                to Master Servicer   13 - Other or TBD

              (2) Property Type Code
              ----------------------

MF - Multi-Family             OF - Office
RT - Retail                   MU - Mixed Use
HC - Health Care              LO - Lodging
IN - Industrial               SS - Self Storage
WH - Warehouse                OT - Other
MH - Mobile Home Park

--------------------------------------------------------------------------------
Copyright 1997, Wells Fargo Bank Minnesota, N.A.              Page 14 of 17

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044


                   GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-C1


                                      ------------------------------------------
                                      For Additional Information, please contact
                                               CTSLink Customer Service
                                                    (301) 815-6600
                                        Reports Available on the World Wide Web
                                                @ www.ctslink.com/cmbs
                                      ------------------------------------------
                                          Payment Date:     05/15/2001
                                          Record date:      04/30/2001

                    SPECIALLY SERVICED LOAN DETAIL - PART 2

---------------------------------------------------------------------------------------------------------------------
            Offering        Resolution      Site
 Loan        Document        Strategy    Inspection                 Appraisal  Appraisal      Other REO
Number   Cross-Reference     Code (1)       Date     Phase 1 Date      Date      Value     Property Revenue  Comment
---------------------------------------------------------------------------------------------------------------------
















---------------------------------------------------------------------------------------------------------------------


                          (1) Resolution Strategy Code
                          ----------------------------

1 - Modification         6 - DPO                    10 - Deed In Lieu Of
2 - Foreclosure          7 - REO                         Foreclosure
3 - Bankruptcy           8 - Resolved               11 - Full Payoff
4 - Extension            9 - Pending Return         12 - Reps and Warranties
5 - Note Sale                to Master Servicer     13 - Other or TBD



--------------------------------------------------------------------------------
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                 Page 15 of 17

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044


                   GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-C1


                                      ------------------------------------------
                                      For Additional Information, please contact
                                               CTSLink Customer Service
                                                    (301) 815-6600
                                        Reports Available on the World Wide Web
                                                @ www.ctslink.com/cmbs
                                      ------------------------------------------
                                          Payment Date:     05/15/2001
                                          Record date:      04/30/2001

                              MODIFIED LOAN DETAIL

------------------------------------------------------------------------------------------------------------------------------------
                   Offering
 Loan              Document      Pre-Modification
Number         Cross-Reference        Balance           Modification Date                       Modification Description
------------------------------------------------------------------------------------------------------------------------------------














------------------------------------------------------------------------------------------------------------------------------------
Totals
------------------------------------------------------------------------------------------------------------------------------------



--------------------------------------------------------------------------------
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                 Page 16 of 17

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044


                   GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-C1


                                      ------------------------------------------
                                      For Additional Information, please contact
                                               CTSLink Customer Service
                                                    (301) 815-6600
                                        Reports Available on the World Wide Web
                                                @ www.ctslink.com/cmbs
                                      ------------------------------------------
                                          Payment Date:     05/15/2001
                                          Record date:      04/30/2001

                             LIQUIDATED LOAN DETAIL

-------------------------------------------------------------------------------------------------
       Final Recovery     Offering                                               Gross Proceeds
 Loan  Determination      Document     Appraisal  Appraisal  Actual    Gross        as a % of
Number     Date       Cross-Reference     Date      Value    Balance  Proceeds   Actual Balance
-------------------------------------------------------------------------------------------------















-------------------------------------------------------------------------------------------------
  Current Total
-------------------------------------------------------------------------------------------------
Cumulative Total
-------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------
        Aggregate        Net        Net Proceeds              Repurchased
 Loan  Liquidation   Liquidation     as a % of      Realized   by Seller
Number   Expenses*     Proceeds    Actual Balance     Loss      (Y/N)
-------------------------------------------------------------------------













------------------------------------------------------------------------------------------------
  Current Total
------------------------------------------------------------------------------------------------
Cumulative Total
------------------------------------------------------------------------------------------------


* Aggregate liquidation expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

--------------------------------------------------------------------------------
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                 Page 17 of 17

                   GMAC Commercial Mortgage Securities, Inc.
                                 Series 2001-C1
                         DELINQUENT LOAN STATUS REPORT
                         AS OF _______________________


                    SHORT NAME                                                       PAID   SCHEDULED   TOTAL P&I       TOTAL
                       (WHEN         PROPERTY                           SQ FT OR     THRU      LOAN    ADVANCES TO    EXPENSES TO
PROSPECTUS ID       APPROPRIATE)        TYPE      CITY      STATE        UNITS       DATE    BALANCE       DATE          DATE
-------------       ------------     --------     ----      -----      ---------     ----   ---------- -----------    -----------
90+ DAYS DELINQUENT






60 DAYS DELINQUENT





30 DAYS DELINQUENT




CURRENT & AT SPECIAL SERVICER




FCL - Floreclosure
LTM - Latest 12 Months either Last Annual or Trailing 12 months
* Workout Strategy should match the CSSA Loan file using abreviated words in place of a code number such as (FCL - In Foreclosure,
MOD - Modification, DPO - Discount Payoff, NS - Note Sale, BK - Bankruptcy, PP - Payment Plan)
It is impossible to combine the status codes if the loan is going in more than one direction. (i.e. FCL/Mod, BK/Mod, BK/FCL/DPO)
**App - Appraisal, BPO - Broker opinion, Int. - Internal Value
*** How to determine the cap rate is agreed upon by Underwriter and servicers - to be provided by a third party.


                       OTHER
                     ADVANCES                   CURRENT   CURRENT                  LTM                       ***CAP   VALUE USING
                     (TAXES &         TOTAL     MONTHLY   INTEREST   MATURITY      NOI      LTM      LTM       RATE    NOI & CAP
PROSPECTUS ID         ESCROW)        EXPOSURE     P&I       RATE       DATE        DATE     NOI      DSCR    ASSIGNED     RATE
-------------       ----------       --------     ---       ----     --------      ----     ---      ----    --------  ----------
90+ DAYS DELINQUENT






60 DAYS DELINQUENT





30 DAYS DELINQUENT




CURRENT & AT SPECIAL SERVICER



FCL - Foreclosure
LTM - Latest 12 Months either Last Annual or Trailing 12 months
* Workout Strategy should match the CSSA Loan file using abreviated words in place of a code number such as (FCL - In Foreclosure,
MOD - Modification, DPO - Discount Payoff, NS - Note Sale, BK - Bankruptcy, PP - Payment Plan)
It is impossible to combine the status codes if the loan is going in more than one direction. (i.e. FCL/Mod, BK/Mod, BK/FCL/DPO)
**App - Appraisal, BPO - Broker opinion, Int. - Internal Value
*** How to determine the cap rate is agreed upon by Underwriter and servicers - to be provided by a third party.


                   GMAC Commercial Mortgage Securities, Inc.
                                 Series 2001-C1
                         DELINQUENT LOAN STATUS REPORT
                         AS OF _______________________


             APPRAISAL                                    TOTAL
              BPO OR      LOSS USING                    APPRAISAL                  SHORT NAME
VALUATION    INTERNAL    90% APPR. OR    ESTIMATED      REDUCTION    PROSPECTUS       (WHEN        PROPERTY
  DATE        VALUE**       BPO (F)      RECOVERY %     REALIZED         ID        APPROPRIATE)      TYPE      CITY   STATE
---------    --------    ------------    ----------     ---------    ----------    ------------    --------    ----   -----













                                         FCL      EXPECTED
VALUATION     TRANSFER    RESOLUTION     START    FCL SALE    WORKOUT
  DATE          DATE         DATE        DATE       DATE      STRETEGY       COMMENTS
---------      -------    ----------     -----    ---------   --------       --------












                   GMAC Commercial Mortgage Securities, Inc.
                                 Series 2001-C1
                       HISTORICAL LOAN MODIFICATION REPORT
                         as of _______________________

                                                BALANCE
                                                 WHEN          BALANCE AT THE
                              MOD/              SENT TO        EFFECTIVE DATE          # MTHS
PROSPECTUS                  EXTENSION  EFFECT   SPECIAL              OF         OLD    FOR RATE   NEW    OLD    NEW
   ID        CITY   STATE     FLAG      DATE    SERVICER       REHABILITATION   RATE    CHANGE    RATE   P&I    P&I
----------   ----   -----   ---------  ------   --------       --------------   ----   ---------  ----   ---    ---

THIS REPORT IS HISTORICAL
Information is as of modification. Each line it should not change in the future. Only new modifications should be added.





TOTAL FOR ALL LOANS:

TOTAL FOR LOANS IN CURRENT MONTH:
                                        # OF LOANS               $ BALANCE
MODIFICATIONS:
MATURITY DATE EXTENTIONS:
TOTAL:





* The inforamtion in these columns is from a particular point in time and should not change on this report once assigned.
(1) Actual principal loss taken by bonds.
(2) Expected future loss due to a rate reduction. This is just an estimate calculated at the time of the modification.


                                                              (2) EST.
                                                              FUTURE
                                                              INTEREST
                                     TOTAL #       (1)        LOSS TO
                                     MTHS FOR    REALIZED      TRUST $
PROSPECTUS      OLD         NEW       CHANGE     LOSS TO        (RATE
   ID        MATURITY    MATURITY     OF MOD     TRUST $      REDUCTION)     COMMENT
----------   --------    --------    --------    --------     ----------     -------

THIS REPORT IS HISTORICAL
Information is as of modification. Each line it should not change in the future. Only new modifications should be added.





TOTAL FOR ALL LOANS:

TOTAL FOR LOANS IN CURRENT MONTH:
                                        # OF LOANS               $ BALANCE
MODIFICATIONS:
MATURITY DATE EXTENTIONS:
TOTAL:





* The inforamtion in these columns is from a particular point in time and should not change on this report once assigned.
(1) Actual principal loss taken by bonds.
(2) Expected future loss due to a rate reduction. This is just an estimate calculated at the time of the modification.



                   GMAC Commercial Mortgage Securities, Inc.
                                 Series 2001-C1
        HISTORICAL LOSS ESTIMATE REPORT (REO-SOLD OR DISCOUNTED PAYOFF)
                         as of _______________________

                                                                  LATEST
             SHORT NAME                                  %      APPRAISAL OR                               NET AMT
PROSPECTUS      (WHEN      PROPERTY                  RECEIVED     BROKERS      EFFECT DATE                 RECEIVED    SCHEDULED
  ID         APPROPRIATE     TYPE     CITY   STATE   FROM SALE    OPINION        OF SALE     SALES PRICE   FROM SALE    BALANCE
----------   -----------   --------   ----   -----   ---------  -------------  -----------   -----------   ---------   ---------

THIS REPORT IS HISTORICAL
All Information is from the liquidation date and does not need to be updated.





TOTAL ALL LOANS:

CURRENT MONTH ONLY:




                                                               ACTUAL                   MINOR    DATE MINOR  TOTAL LOSS   LOSS % OF
PROSPECTUS  TOTAL P&I   TOTAL      SERVICING                   LOSSES      DATE LOSS    ADJ TO   ADJ PASSED    WITH       SCHEDULED
  ID        ADVANCED   EXPENSES  FEES EXPENSE  NET PROCEEDS  PASSED THRU  PASSED THRU    TRUST      THRU     ADJUSTMENT    BALANCE
----------  ---------  --------  ------------  ------------  -----------  -----------   ------   ----------  ----------   ---------

THIS REPORT IS HISTORICAL
All Information is from the liquidation date and does not need to be updated.





TOTAL ALL LOANS:

CURRENT MONTH ONLY:





                   GMAC Commercial Mortgage Securities, Inc.
                                 Series 2001-C1
                               REO STATUS REPORT
                         as of _______________________


               SHORT                                                                              OTHER
               NAME                                        PAID  SCHEDULED  TOTAL P&I   TOTAL    ADVANCES          CURRENT
PROSPECTUS    (WHEN     PROPERTY               SQ. FT. OR  THRU    LOAN     ADVANCES   EXPENSES (TAXES &   TOTAL   MONTHLY  MATURITY
    ID     APPROPRIATE)   TYPE    CITY  STATE     UNITS    DATE   BALANCE   TO DATE    TO DATE   ESCROW)  EXPOSURE    P&I    DATE
---------- ------------ --------  ----  -----  ----------  ----  ---------  ---------  -------- --------- -------- -------  --------






(1) Use the following codes; App. - Appraisal, BPO - Brokers Opinion, Int - Internal Value
*** How to determine the cap rate is agreed upon by Underwriter and servicers - to be provided by a third party.



                                       VALUE
                       CAP             USING  APPRAISAL                         TOTAL
           LTM  LTM   RATE             NOI &   BPO OR   LOSS USING  ESTIMATED  APPRAISAL               REO        PENDING
PROSPECTUS NOI  NOI/ ASSIGN  VALUATION  CAP   INTERNAL   92% APPR.  RECOVERY   REDUCTION  TRANSFER  ACQUISITION  RESOLUTION
    ID     DATE DSC   ***      DATE    RATE   VALUE**   OR BPO (F)      %      REALIZED     DATE        DATE        DATE    COMMENTS
---------- ---- ---- ------  --------- ----   -------   ----------  ---------  ---------  --------  -----------  ---------- --------






(1) Use the following codes; App. - Appraisal, BPO - Brokers Opinion, Int - Internal Value
*** How to determine the cap rate is agreed upon by Underwriter and servicers - to be provided by a third party.


                   GMAC Commercial Mortgage Securities, Inc.
                                 Series 2001-C1
                              SERVICER WATCH LIST
                         as of _______________________


     S4           S55        S61       S57      S58       P7       P8       P11      P54

             SHORT NAME                                SCHEDULED  PAID
PROSPECTUS      (WHEN      PROPERTY                      LOAN     THRU    MATURITY   LTM*
    ID       APPROPRIATE     TYPE      CITY    STATE    BALANCE   DATE      DATE     DSCR       COMMENT/REASON ON WATCH LIST
----------   -----------   --------    ----    -----   ---------  ----    --------   ----       ----------------------------

List all loans on watch list and reason sorted in decending balance order.







Total:                                                  $
*LTM - Last 12 months either trailing or last annual


                    GMAC Commercial Mortgage Securities, Inc.
                                 Series 2001-C1
                      COMPARATIVE FINANCIAL STATUS REPORT
                         as of _______________________


                                                                                     ORIGINAL UNDERWRITING INFORMATION
                                                                                ---------------------------------------------
                                                                                BASIS YEAR
                                                                                ----------
                               LAST
                             PROPERTY     SCHEDULED       PAID       ANNUAL     FINANCIAL
PROSPECTUS                   INSPECT        LOAN          THRU        DEBT      INFO AS OF    %      TOTAL       $
   ID        CITY    STATE     DATE        BALANCE        DATE       SERVICE       DATE      OCC    REVENUE     NOI     DSCR
----------   ----    -----   --------     ---------       ----       -------    ----------   ---    -------     ---     ----
                             yy/mm                                                 yy/mm
List all loans currently in deal with or without information largest to smallest loan




Total:                                     $                          $                       WA     $          $        WA



                                                                                        RECEIVED
FINANCIAL INFORMATION:                                                               LOANS                BALANCE
                                                                                       #        %      $            %
CURRENT FULL YEAR:
CURRENT FULL YR. RECEIVED WITH DSC (LESS THAN) 1:
PRIOR FULL YEAR:
PRIOR FULL YR. RECEIVED WITH DSC (LESS THAN) 1:
QUARTERLY FINANCIALS:



(1) Net change should compare the latest year to the underwriting year

                 2ND PRECEDING ANNUAL OPERATING INFO           PRECEDING ANNUAL OPERATING INFORMA
            --------------------------------------------  --------------------------------------------
            AS OF___________                NORMALIZED    AS OF___________                NORMALIZED
            --------------------------------------------  --------------------------------------------
            FINANCIAL                                     FINANCIAL
PROSPECTUS  INFO AS OF    %      TOTAL       $            INFO AS OF    %      TOTAL       $
   ID          DATE      OCC    REVENUE     NOI     DSCR     DATE      OCC    REVENUE     NOI     DSCR
----------  ----------   ---    -------     ---     ----  ----------   ---    -------     ---     ----
               yy/mm                                        yy/mm
List all loans currently in deal with or without information largest to smallest loan




Total:                    WA     $          $        WA                WA      $          $        WA



                            REQUIRED
FINANCIAL INFORMATION:    LOANS                BALANCE
                           #        %      $            %
CURRENT FULL YEAR:
CURRENT FULL YR. RECEIVED WITH DSC (LESS THAN) 1:
PRIOR FULL YEAR:
PRIOR FULL YR. RECEIVED WITH DSC (LESS THAN) 1:
QUARTERLY FINANCIALS:



(1) Net change should compare the latest year to the underwriting year



            YTD OR TRAILING FINANCIAL INFORMATION     NET CHANGE
            ------------------------------------- -------------------
                 MONTH REPORTED "ACTUAL"           PRECEDING & BASIS
            ------------------------------------- -------------------
              FS                                           %
PROSPECTUS   START  FS END   TOTAL     $     %      %    TOTAL
   ID        DATE    DATE   REVENUE   NOI   DSC    OCC    REV   DSC
----------  ------  ------  -------   ---   ---    ---   -----  ---
            yy/mm   yy/mm
List all loans currently in deal with or without information largest to smallest loan




Total:               WA     $          $     WA     WA      $    WA




FINANCIAL INFORMATION:

CURRENT FULL YEAR:
CURRENT FULL YR. RECEIVED WITH DSC (LESS THAN) 1:
PRIOR FULL YEAR:
PRIOR FULL YR. RECEIVED WITH DSC (LESS THAN) 1:
QUARTERLY FINANCIALS:



(1) Net change should compare the latest year to the underwriting year


                                      B-24

                    GMAC Commercial Mortgage Securities, Inc.
                                 Series 2001-C1
                      OPERATING STATEMENT ANALYSIS REPORT
                         as of _______________________


PROPERTY OVERVIEW
  Control Number
  Current Balance/Paid to Date
  Property Name
  Property Type
  Property Address, City, State
  Net Rentable Square Feet
  Year Built/Year Renovated
  Year of Operations                    UNDERWRITING       199       199        200            YTD
  Occupancy Rate*
  Average Rental Rate
                                        *OCCUPANCY RATES ARE YEAR END OR THE ENDING DATE OF THE FINANCIAL STATEMENT FOR THE PERIOD.

INCOME:                                                                                        NO. OF MOS.
  Number of Mos. Annualized                                         PRIOR YEAR  CURRENT YR.
  Period Ended                          UNDERWRITING       199       199        2000           2000 YTD**    199  -BASE  199 - 199
  Statement Classification                BASE LINE    NORMALIZED  NORMALIZED  NORMALIZED     AS OF  / / 96    VARIANCE   VARIANCE
  Rental Income (Category 1)
  Rental Income (Category 2)
  Rental Income (Category 3)
  Pass Through/Escalations
  Other Income

EFFECTIVE GROSS INCOME                       $0.00        $0.00       $0.00     $0.00           $0.00               %         %
                                        Normalized - Full year Financial statements that have been reviewed by the underwriter or
                                        Servicer
                                        ** Servicer will not be expected to "Normalize" these YTD numbers.

OPERATING EXPENSES:
  Real Estate Taxes
  Property Insurance
  Utilities
  Repairs and Maintenance
  Management Fees
  Payroll & Benefits Expense
  Advertising & Marketing
  Professional Fees
  Other Expenses
  Group Rent
TOTAL OPERATING EXPENSES                     $0.00        $0.00       $0.00     $0.00           $0.00               %         %

OPERATING EXPENSE RATIO

NET OPERATING INCOME                         $0.00        $0.00       $0.00     $0.00           $0.00

  Leasing Commissions
  Tenant Improvements
  Replacement Reserve
TOTAL CAPITAL ITEMS                          $0.00        $0.00       $0.00     $0.00           $0.00               %        $0.00

N.O.I. AFTER CAPITAL ITEMS                   $0.00        $0.00       $0.00     $0.00           $0.00

DEBT SERVICE (PER SERVICER)                  $0.00        $0.00       $0.00     $0.00           $0.00
CASH FLOW AFTER DEBT SERVICE                 $0.00        $0.00       $0.00     $0.00           $0.00

DSCR: (NOI/DEBT SERVICE)

DSCR: (AFTER RESERVES\CAP EXP.)

  SOURCE OF FINANCIAL DATA:
                                        (ie. operating statements, financial statements, tax return, other)
NOTES AND ASSUMPTIONS:
------------------------------------------------------------------------------------------------------------------------------------
The years shown above will roll always showing a three year history.

This report may vary depending on the property type and because of the way information may vary in each borrowers statement.

Rental Income need to be broken down whenever possible differently for each property type as follows: Retail: 1) Base Rent
2) Percentage rents on cashflow Hotel: 1) Room Revenue 2) Food/Beverage Nursing Home: 2) Private 2) Medicaid 3) Medicare

INCOME: COMMENT

EXPENSE: COMMENT

CAPITAL ITEMS: COMMENT

                                      B-25

                    GMAC Commercial Mortgage Securities, Inc.
                                 Series 2001-C1
                      NOI ADJUSTMENT WORKSHEET FOR "YEAR"
                         as of _______________________


PROPERTY OVERVIEW
  Control Number
  Current Balance/Paid to Date
  Property Name
  Property Type
  Property Address, City, State
  Net Rentable Square Feet
  Year Built/Year Renovated
  Year of Operations                     BORROWER      ADJUSTMENT   NORMALIZED
  Occupancy Rate*
  Average Rental Rate
                                        *OCCUPANCY RATES ARE YEAR END OR THE ENDING DATE OF THE FINANCIAL STATEMENT FOR THE PERIOD.

INCOME:
  Number of Mos. Annualized              "YEAR"
  Period Ended                           BORROWER                   ADJUSTMENT                 NORMALIZED
  Statement Classification               ACTUAL
  Rental Income (Category 1)
  Rental Income (Category 2)
  Rental Income (Category 3)
  Pass Through/Escalations
  Other Income

EFFECTIVE GROSS INCOME                       $0.00                    $0.00                     $0.00               %         %
                                        Normalized - Full year Financial statements that have been reviewed by the underwriter or
                                        Servicer

OPERATING EXPENSES:
  Real Estate Taxes
  Property Insurance
  Utilities
  Repairs and Maintenance
  Management Fees
  Payroll & Benefits Expense
  Advertising & Marketing
  Professional Fees
  Other Expenses
  Group Rent
TOTAL OPERATING EXPENSES                     $0.00                    $0.00                     $0.00

OPERATING EXPENSE RATIO

NET OPERATING INCOME                         $0.00                    $0.00                     $0.00

  Leasing Commissions
  Tenant Improvements
  Replacement Reserve
TOTAL CAPITAL ITEMS                          $0.00                    $0.00                     $0.00

N.O.I. AFTER CAPITAL ITEMS                   $0.00                    $0.00                     $0.00

DEBT SERVICE (PER SERVICER)                  $0.00                    $0.00                     $0.00
CASH FLOW AFTER DEBT SERVICE                 $0.00                    $0.00                     $0.00

DSCR: (NOI/DEBT SERVICE)

DSCR: (AFTER RESERVES\CAP EXP.)

  SOURCE OF FINANCIAL DATA:
                                        (ie. operating statements, financial statements, tax return, other)
NOTES AND ASSUMPTIONS:
------------------------------------------------------------------------------------------------------------------------------------
This report should be completed by the Servicer for any "Normalization" of the Borrowers numbers.

The "Normalized" column is used in the Operating Statement Analysis Report.

This report may vary depending on the property type and because of the way information may vary in each borrowers statement.

INCOME: COMMENT

EXPENSE: COMMENT

CAPITAL ITEMS: COMMENT


ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

                      STRUCTURAL AND COLLATERAL TERM SHEET
                       $743,139,000 (APPROXIMATE BALANCE)         MARCH 19, 2001
                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-C1

APPROXIMATE SECURITIES STRUCTURE:
---------------------------------

                                  APPROXIMATE      EXPECTED CREDIT           EXPECTED            EXPECTED
             EXPECTED RATING      FACE/NOTION           SUPPORT           WEIGHTED AVERAGE         PAYMENT
CLASS (A)       S&P/FITCH         AMOUNT (MM)          (% OF UPB)         LIFE (YEARS) (B)       WINDOW (B)
-----------------------------------------------------------------------------------------------------------------------
PUBLICLY OFFERED CLASSES
-----------------------------------------------------------------------------------------------------------------------
 A-1            AAA / AAA           $109.9               24.00%                   5.70         05/01 - 09/10
 A-2            AAA / AAA            546.8               24.00                    9.76         09/10 - 02/11
 B              AA / AA+              41.0               19.25                    9.94         02/11 - 03/11
 C               A / A+               32.4               15.50                    9.94         03/11 - 03/11
 D               A- / A               13.0               14.00                    9.94         03/11 - 03/11
-----------------------------------------------------------------------------------------------------------------------

PRIVATELY OFFERED CLASSES (C)
-----------------------------------------------------------------------------------------------------------------------
 E             BBB+ / BBB+            17.3               12.00
 F              BBB / BBB             13.0               10.50
 G             BBB- / BBB-            13.0                9.00
 H              BB+ / BB+             25.9                6.00
 J               BB / BB               6.5                5.25
 K              BB- / BB-              6.5                4.50
 L               B+ / B+              13.0                3.00
 M                B / B                4.3                2.50
 N               B- / B-               4.3                2.00
 O              CCC / CCC              4.3                1.50
 P               NR / NR              13.0                --
 X-1(d)         AAA / AAA            864.1
 X-2(d)         AAA / AAA            551.7
            TOTAL SECURITIES:       $864.1
-----------------------------------------------------------------------------------------------------------------------


(a)  Classes A-1 through D are expected to have fixed pass-through rates.
(b) Calculated at 0% CPR, assuming no balloon payment extension and that ARD Loans pay in full on Anticipated Repayment Dates.
(c)  Not offered hereby.
(d)  Notional amount on interest only class.


KEY FEATURES:
-------------
Lead Managers:                Goldman, Sachs & Co.
                              Deutsche Banc Alex. Brown
Sellers:                      GMAC Commercial Mortgage Corporation (38.13%)
                              Goldman Sachs Mortgage Company (Archon) (35.38%)
                              German American Capital Corporation (DB) (26.49%)
Collateral:                   101 Mortgage Loans ($864,117,785)
Master Servicer:              GMAC Commercial Mortgage Corporation
Special Servicer:             GMAC Commercial Mortgage Corporation
Trustee:                      Wells Fargo Bank Minnesota, N.A.
Launch:                       March 2001
Pricing:                      March 2001
Closing:                      April 2001
Cut-Off Date:                 April 1st and 5th
Distribution Date:            15th of each month, or following business day
                              (commencing May 15, 2001)
Payment Delay:                14 days
ERISA Eligible:               Classes A through G are expected to be ERISA
                              eligible subject to certain conditions for
                              eligibility.
SMMEA Eligible:               Classes A-1, A-2, and B are expected to be SMMEA
                              securities upon issuance.
Structure:                    Sequential pay
Day Count:                    30/360
Tax Treatment:                REMIC
Rated Final
  Distribution Date:          April 2034
Clean up Call:                1.0%
Minimum Denominations:        Publicly Offered Classes: $25,000 &
                              $1
Delivery:                     DTC
--------------------------------------------------------------------------------

COLLATERAL FACTS:
-----------------
Cut-Off Date Loan Principal Balance:                 $864,117,785
Number of Mortgage Loans / Properties:                    101/111
Average Mortgage Loan Cut-Off Date Balance:            $8,555,622
Weighted Average Current Mortgage Rate:                     7.717%
Weighted Average Loan U/W DSCR (a):                          1.32x
Weighted  Average  Loan  Cut-Off  Date LTV Ratio (a):       74.01%
Weighted Average Remaining Term to Maturity (months):       117.2
Weighted Average Remaining Amortization Term (months):      350.2
Prepayment Lockout/Defeasance as % of Total:               100.00%
Balloon Loans as % of Total                                 80.34%
Single Largest Asset as % of Total:                          5.36%
Five Largest Assets as % of Total:                          22.56%
Ten Largest Assets as % of Total:                           35.39%


(a) All DSCR and LTV information presented herein is generally calculated as though any related earnout reserve had been applied to reduce or defease the primary balance of the mortgage loan.

TEN LARGEST LOANS OR SPONSORS:
------------------------------

                           CURRENT     % BY LOAN
LOAN OR SPONSOR            BALANCE      POOL UPB   LTV    DSCR   PROPERTY TYPE
--------------------------------------------------------------------------------
Mount Pleasant Towne
Centre                     $46,297,687    5.36%    78.10%  1.28x    Anchored
                                                                    Retail

Peaks at Papago Park       $40,700,000    4.71     77.52   1.24     Multifamily

Bridgewater Place          $40,189,166    4.65     79.74   1.30     Office

American Commercial
Development Portfolio (a)  $38,137,150    4.41     68.54   1.25     Multifamily

Long Island Industrial
Portfolio                  $36,388,527    4.21     69.43   1.22     Industrial

Oakbrook Pointe            $31,386,294    3.63     79.86   1.28     Multifamily
Residence Inn by
Marriott (Beverly Hills)   $24,500,000    2.84     57.24   1.46     Hospitality

Southdale Office Building  $23,949,362    2.77     77.26   1.28     Office

Premier Centre             $21,943,810    2.54     78.37   1.27     Anchored
                                                                    Retail
Anchor Pacifica
Multifamily
Portfolio (b)              $21,789,883    2.52     77.57   1.25     Multifamily
                           -----------    ----
TOTAL/WTD. AVG.           $325,281,880   37.64%    74.66%  1.28X
--------------------------------------------------------------------------------

(a) Related sponsor including the $19.6 million Loma Vista Apartments and $18.5 million Citrus Grove Apartments

(b) Related sponsor including the $13.2 million Clark Plaza Apartments and $8.6 million Hillside Village Apartments

SELECTED LOAN DATA:
-------------------

                  NUMBER OF     LOAN POOL CUT-OFF DATE BALANCE
GEOGRAPHIC        MORTGAGED  --------------------------------------
DISTRIBUTION      PROPERTIES    (MM)    % BY UPB   WTD. AVG. DSCR
-------------------------------------------------------------------
California             14     $149.2      17.26%        1.37x
Nevada                  9       66.4       7.68         1.30
Michigan                4       65.4       7.57         1.31
Louisiana               5       53.4       6.18         1.35
New York               12       48.0       5.56         1.29
South Carolina          1       46.3       5.36         1.28
Florida                 8       43.7       5.05         1.34
 Other(a)              58      391.7      45.33         1.30
                      ---      -----     ------
 TOTAL/WTD. AVG.      111     $864.1     100.00%        1.32X
-------------------------------------------------------------------
(a)  Includes 21 states.


                  NUMBER OF         LOAN POOL CUT-OFF DATE BALANCE
                  MORTGAGED   ---------------------------------------
PROPERTY TYPE     PROPERTIES     (MM)    % BY UPB    WTD. AVG. DSCR
---------------------------------------------------------------------
Multifamily (a)       36        $270.2      31.27%        1.27x
Anchored Retail       23         211.0      24.41         1.28
Office                18         192.8      22.31         1.33
Industrial            17          87.7      10.15         1.28
Hospitality            7          68.6       7.94         1.58
Unanchored Retail      8          25.0       2.90         1.38
Self-Storage           2           8.8       1.02         1.43
                     ---        ------     ------
TOTAL/WTD. AVG.      111        $864.1     100.00%        1.32X
---------------------------------------------------------------------
(a)  Includes 3 Manufactured Housing properties (2.81% of UPB).

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you. Deutsche Bank Alex. Brown and Goldman, Sachs & Co. do not provide accounting, tax or legal advice, In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Deutsche Bank Alex. Brown or Goldman, Sachs & Co. imposing any limitation of any kind.

This material is furnished to you by Goldman, Sachs & Co. and Deutsche Banc Alex. Brown, Inc and not by the issuer of the securities. Goldman, Sachs & Co. and Deutsche Banc Alex. Brown, Inc are acting as the lead managers and neither of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.
--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               STRUCTURAL OVERVIEW
--------------------------------------------------------------------------------


o    For purposes of calculating principal distributions of the Certificates:

     -- Available principal will be allocated sequentially to the Class A-1, A-2, B, C, D, E, F, G, H, J, K, L, M, N, O and P certificates.

     -- In case the principal balance of the Class P, O, N, M, L, K, J, H, G, F, E, D, C, and B, in that order, have been reduced to zero due to the allocation of principal losses, then Class A-1 and A-2 will be allocated principal pro rata.

o Classes X-1 and X-2 will be entitled to receive payments of interest only and will not receive any payments of principal. Classes X-1 and X-2 will be entitled to payments of interest pro rata (based on interest entitlements) with the Class A-1 and A-2 certificates each month.

o Each Class will be subordinate to the Class A-1, A-2, X-1 and X-2 and to each Class with an earlier alphabetic designation than such Class. Each of the Class A-1, A-2, X-1 and X-2 Certificates will be of equal priority.

o    All Classes will pay interest on a 30/360 basis.

o Principal Losses will be allocated in reverse alphabetical order to Class P, O, N, M, L, K, J, H, G, F, E, D, C, B, and then pro rata to Class A-1 and A-2.

o The Master Servicer will cover net prepayment interest shortfalls on the loans provided that with respect to any loans with due dates on or preceding the related determination date the Master Servicer will only cover net prepayment interest shortfalls up to the Master Servicing fee equal to 2 basis points per annum. Net prepayment interest shortfalls (after application of prepayment interest excesses on the mortgage loans and other Servicer coverage from the Master Servicing Fee) will be allocated pro-rata (based on interest entitlements) to all regular Certificates.

o Shortfalls resulting from Master Servicer and Special Servicer modifications, Special Servicer compensation or other extraordinary trust fund expenses will be allocated in reverse alphabetical order to classes of outstanding regular Certificates other than to the Class X-1 and X-2.

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you. Deutsche Bank Alex. Brown and Goldman, Sachs & Co. do not provide accounting, tax or legal advice, In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Deutsche Bank Alex. Brown or Goldman, Sachs & Co. imposing any limitation of any kind.

This material is furnished to you by Goldman, Sachs & Co. and Deutsche Banc Alex. Brown, Inc and not by the issuer of the securities. Goldman, Sachs & Co. and Deutsche Banc Alex. Brown, Inc are acting as the lead managers and neither of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.
--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                      ALLOCATION OF PREPAYMENT PREMIUMS (A)
--------------------------------------------------------------------------------

ALLOCATION OF PREPAYMENT PREMIUMS:
----------------------------------

Prepayment premiums and yield maintenance amounts with respect to all loans will be allocated between the related Certificates then entitled to principal distributions and the Class X-1 Certificates as follows:

     o A percentage of all prepayment premiums and yield maintenance amounts with respect to all loans will be allocated to each class of the Certificates then entitled to principal distributions, which percentage will be equal to the product of (a) the percentage of the total principal distribution that such Class receives, and (b) a percentage (which can be no greater than 100%), the numerator of which is the excess, if any, of the Pass-Through Rate of the Class of Certificates currently receiving principal over the relevant Discount Rate, and the denominator of which is the excess, if any, of the Mortgage Rate of the related Mortgage Loan over the Discount Rate.

           ---------------------------------------------------------------------

             Prepayment               (Pass-Through Rate - Discount Rate )
             Premium Allocation   =  ----------------------------------------
             Percentage               (Mortgage Rate - Discount Rate)

           ---------------------------------------------------------------------

     o The remaining percentage of such prepayment premiums and yield maintenance amounts will be allocated to the Class X-1 Certificates.

     o In general, this formula provides for an increase in the allocation of prepayment premiums and yield maintenance premiums to the Certificates then entitled to principal distributions relative to the Class X-1 Certificates as Discount Rates decrease and a decrease in the allocation to such Classes as Discount Rates rise.

     Allocation of Prepayment Premiums Example
     -----------------------------------------

          Discount Rate Fraction Methodology:
          Mortgage Rate                               =  8%
          Bond Class Rate                             =  6%
          Treasury Rate                               =  5%
          % of Principal Distributed to Class         =  100%


       BOND CLASS ALLOCATION         CLASS X-1 ALLOCATION
     ---------------------------------------------------------------------------
       6% - 5% x 100% = 33 1/3%      Receives excess premiums = 66 2/3% thereof
       -------
       8% - 5%

(a) For further information regarding the allocation of prepayment premiums, refer to the Prospectus Supplement.

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you. Deutsche Bank Alex. Brown and Goldman, Sachs & Co. do not provide accounting, tax or legal advice, In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Deutsche Bank Alex. Brown or Goldman, Sachs & Co. imposing any limitation of any kind.

This material is furnished to you by Goldman, Sachs & Co. and Deutsche Banc Alex. Brown, Inc and not by the issuer of the securities. Goldman, Sachs & Co. and Deutsche Banc Alex. Brown, Inc are acting as the lead managers and neither of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.
--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               PREPAYMENT PROFILE
--------------------------------------------------------------------------------




------------------------------------------------------------------------------------------------------------------------------------
                                 PREPAYMENT RESTRICTION ASSUMING NO PREPAYMENT OF PRINCIPAL (A) (B)
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
PREPAYMENT                        MAY          MAY          MAY          MAY          MAY          MAY          MAY           MAY
RESTRICTIONS                      2001         2002         2003         2004         2005         2006         2007         2008
------------------------------------------------------------------------------------------------------------------------------------
Locked out / Defeasance          100.00%      100.00%      100.00%      100.00%      100.00%      100.00%      100.00%      100.00%
Open                               0.00         0.00         0.00         0.00         0.00         0.00         0.00         0.00
------------------------------------------------------------------------------------------------------------------------------------
TOTAL                            100.00%      100.00%      100.00%      100.00%      100.00%      100.00%      100.00%      100.00%
Balance of Mortgage Loans        864.12       856.97       849.17       840.81       831.59       821.62       810.85       799.37
($mm)
% OF CUTOFF BALANCE              100.00%       99.17%       98.27%       97.30%       96.24%       95.08%       93.84%       92.51%
------------------------------------------------------------------------------------------------------------------------------------



---------------------------------------------------------------------
PREPAYMENT                        MAY          MAY          MAY
RESTRICTIONS                      2009         2010         2011
---------------------------------------------------------------------
Locked out / Defeasance          100.00%      100.00%        0.00%
Open                               0.00         0.00         0.00
---------------------------------------------------------------------
TOTAL                            100.00%      100.00%        0.00%
Balance of Mortgage Loans        777.14       763.69         0.00
($mm)
% OF CUTOFF BALANCE               89.93%       88.38%        0.00%
---------------------------------------------------------------------

(a)  Table calculated using modeling assumptions.
(b)  Differences in totals may exist due to rounding.


--------------------------------------------------------------------------------
                          AVERAGE LIFE TABLE (IN YEARS)
         (PREPAYMENTS LOCKED OUT THROUGH LOCK OUT PERIOD AND DEFEASANCE
                     PERIOD THEN RUN AT THE INDICATED CPRS)
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                          PREPAYMENT ASSUMPTIONS (CPR)
                0% CPR    25% CPR     50% CPR     75% CPR     100% CPR
--------------------------------------------------------------------------------
A-1              5.70      5.70        5.70        5.69         5.67
A-2              9.76      9.75        9.73        9.71         9.55
B                9.94      9.91        9.89        9.86         9.69
C                9.94      9.94        9.94        9.92         9.75
D                9.94      9.94        9.94        9.94         9.78
--------------------------------------------------------------------------------

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you. Deutsche Bank Alex. Brown and Goldman, Sachs & Co. do not provide accounting, tax or legal advice, In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Deutsche Bank Alex. Brown or Goldman, Sachs & Co. imposing any limitation of any kind.

This material is furnished to you by Goldman, Sachs & Co. and Deutsche Banc Alex. Brown, Inc and not by the issuer of the securities. Goldman, Sachs & Co. and Deutsche Banc Alex. Brown, Inc are acting as the lead managers and neither of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.
--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                      DISTRIBUTION OF CUT-OFF DATE BALANCES
--------------------------------------------------------------------------------


                                                                                                          WEIGHTED
                                                                                                          AVERAGE    WEIGHTED
                                                     PERCENTAGE OF                            WEIGHTED   REMAINING   AVERAGE
                            NUMBER OF                  AGGREGATE                     WEIGHTED AVERAGE     TERM TO    CUT-OFF
 RANGE OF CUT-OFF DATE      MORTGAGE  CUT-OFF DATE   CUT-OFF DATE   AVERAGE CUT-OFF  AVERAGE  MORTGAGE   MATURITY    DATE LTV
 BALANCES                     LOANS      BALANCE        BALANCE      DATE BALANCE      DSCR     RATE       (MOS)       RATIO
---------------------------------------------------------------------------------------------------------------------------------
      830,528 -    999,999      1         $830,528       0.10%          $830,528       1.46x    8.100%     116.0       59.32%
    1,000,000 -  1,999,999      9       14,766,235       1.71          1,640,693       1.38     7.856      116.9       68.82
    2,000,000 -  2,999,999     16       38,635,222       4.47          2,414,701       1.34     7.836      117.2       73.13
    3,000,000 -  3,999,999     14       50,091,366       5.80          3,577,955       1.36     7.789      117.0       70.52
    4,000,000 -  4,999,999      5       23,466,077       2.72          4,693,215       1.24     7.878      117.6       76.24
    5,000,000 -  6,999,999     17       99,089,787      11.47          5,828,811       1.33     7.771      117.2       75.80
    7,000,000 -  8,999,999     10       80,143,609       9.27          8,014,361       1.35     7.648      118.2       75.22
    9,000,000 - 11,999,999     10      105,624,138      12.22         10,562,414       1.34     7.795      114.9       73.15
   12,000,000 - 15,999,999      4       55,863,234       6.46         13,965,809       1.42     7.781      117.3       72.38
   16,000,000 - 19,999,999      6      109,426,579      12.66         18,237,763       1.27     7.495      118.3       72.43
   20,000,000 - 29,999,999      4       91,219,336      10.56         22,804,834       1.34     7.951      116.9       71.19
   30,000,000 - 39,999,999      2       67,774,821       7.84         33,887,410       1.25     7.658      116.4       74.26
   40,000,000 - 46,297,687      3      127,186,853      14.72         42,395,618       1.27     7.568      118.0       78.43

TOTAL/WTD. AVG.               101     $864,117,785     100.00%        $8,555,622       1.32X    7.717%     117.2       74.01%
                              ===     ============     =======
---------------------------------------------------------------------------------------------------------------------------------

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you. Deutsche Bank Alex. Brown and Goldman, Sachs & Co. do not provide accounting, tax or legal advice, In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Deutsche Bank Alex. Brown or Goldman, Sachs & Co. imposing any limitation of any kind.

This material is furnished to you by Goldman, Sachs & Co. and Deutsche Banc Alex. Brown, Inc and not by the issuer of the securities. Goldman, Sachs & Co. and Deutsche Banc Alex. Brown, Inc are acting as the lead managers and neither of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.
--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                DISTRIBUTION OF MORTGAGED PROPERTIES BY STATE (A)
--------------------------------------------------------------------------------

                                                                                                             WEIGHTED
                                                                                                              AVERAGE     WEIGHTED
                                                  PERCENTAGE                                    WEIGHTED     REMAINING     AVERAGE
                      NUMBER OF                  OF AGGREGATE                       WEIGHTED    AVERAGE       TERM TO      CUT-OFF
                      MORTGAGED   CUT-OFF DATE   CUT-OFF DATE   AVERAGE CUT-OFF     AVERAGE     MORTGAGE     MATURITY     DATE LTV
PROPERTY STATE        PROPERTIES     BALANCE        BALANCE       DATE BALANCE        DSCR         RATE        (MOS)        RATIO
------------------------------------------------------------------------------------------------------------------------------------
California                 14    $149,176,190         17.26%       $10,655,442        1.37x       7.747%      116.4         69.56%
Nevada                      9      66,392,188          7.68          7,376,910        1.30        7.578       118.3         71.99
Michigan                    4      65,431,949          7.57         16,357,987        1.31        7.898       116.0         77.20
Louisiana                   5      53,389,856          6.18         10,677,971        1.35        7.678       117.7         75.25
New York                   12      48,041,811          5.56          4,003,484        1.29        7.890       115.6         66.65
South Carolina              1      46,297,687          5.36         46,297,687        1.28        7.580       117.0         78.10
Florida                     8      43,667,155          5.05          5,458,394        1.34        8.000       116.7         71.62
Arizona                     1      40,700,000          4.71         40,700,000        1.24        7.375       120.0         77.52
North Carolina              5      38,868,133          4.50          7,773,627        1.27        7.702       117.5         75.32
Georgia                     3      38,654,345          4.47         12,884,782        1.30        7.564       117.5         79.67
Texas                       7      37,529,830          4.34          5,361,404        1.34        7.649       117.1         73.20
Alabama                     6      36,805,533          4.26          6,134,255        1.32        7.686       117.6         77.13
Pennsylvania                7      28,353,223          3.28          4,050,460        1.38        7.771       116.7         73.71
Maryland                    5      26,438,296          3.06          5,287,659        1.39        7.901       116.8         74.24
Minnesota                   1      23,949,362          2.77         23,949,362        1.28        7.800       117.0         77.26
Virginia                    5      22,170,290          2.57          4,434,058        1.24        7.682       117.0         76.20
Colorado                    2      17,478,881          2.02          8,739,441        1.44        7.706       118.1         73.88
Massachusetts               1      14,746,559          1.71         14,746,559        1.23        7.600       119.0         74.86
Oklahoma                    3      12,858,682          1.49          4,286,227        1.26        7.958       116.9         79.30
Maine                       2      10,178,724          1.18          5,089,362        1.28        7.581       117.2         72.97
Idaho                       1       9,895,228          1.15          9,895,228        1.25        7.800       119.0         74.68
Kansas                      1       9,663,786          1.12          9,663,786        1.25        8.080       115.0         77.93
Alaska                      1       5,547,037          0.64          5,547,037        1.35        7.500       119.0         74.96
Wisconsin                   1       5,090,906          0.59          5,090,906        1.29        7.200       118.0         79.55
Ohio                        3       4,970,136          0.58          1,656,712        1.29        7.667       115.9         78.15
Washington                  1       3,843,318          0.44          3,843,318        1.21        7.370       118.0         76.87
Kentucky                    1       3,148,148          0.36          3,148,148        1.32        7.200       119.0         74.96
Tennessee                   1         830,528          0.10            830,528        1.46        8.100       116.0         59.32
                          ---

TOTAL/AVG./WTD.           111    $864,117,785        100.00%        $7,784,845        1.32X       7.717%      117.2         74.01%
                          ===    ============        =======
------------------------------------------------------------------------------------------------------------------------------------

(a) If a Mortgage Loan is secured by properties in multiple states, it is treated as multiple Mortgage Loans each of which is allocated a cut-off balance based on the allocated loan amount.

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you. Deutsche Bank Alex. Brown and Goldman, Sachs & Co. do not provide accounting, tax or legal advice, In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Deutsche Bank Alex. Brown or Goldman, Sachs & Co. imposing any limitation of any kind.

This material is furnished to you by Goldman, Sachs & Co. and Deutsche Banc Alex. Brown, Inc and not by the issuer of the securities. Goldman, Sachs & Co. and Deutsche Banc Alex. Brown, Inc are acting as the lead managers and neither of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.
--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
--------------------------------------------------------------------------------


            WA         0.44%            OH         0.58%
            CA        17.26%            KY         0.36%
            AK         0.64%            TN         0.10%
            ID         1.15%            AL         4.26%
            NV         7.68%            NY         5.56%
            AZ         4.71%            PA         3.28%
            CO         2.02%            MD         3.06%
            KS         1.12%            VA         2.57%
            OK         1.49%            NC         4.50%
            TX         4.34%            SC         5.36%
            MN         2.77%            GA         4.47%
            LA         6.18%            FL         5.05%
            WI         0.59%            ME         1.18%
            MI         7.57%            MA         1.71%




California       17.26%
Michigan          7.57%
Louisiana         6.18%
New York          5.56%
South Carolina    5.36%
Florida           5.05%
Arizona           4.71%
North Carolina    4.50%
Other(a)         36.12%


(a) Other includes 19 states.

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you. Deutsche Bank Alex. Brown and Goldman, Sachs & Co. do not provide accounting, tax or legal advice, In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Deutsche Bank Alex. Brown or Goldman, Sachs & Co. imposing any limitation of any kind.

This material is furnished to you by Goldman, Sachs & Co. and Deutsche Banc Alex. Brown, Inc and not by the issuer of the securities. Goldman, Sachs & Co. and Deutsche Banc Alex. Brown, Inc are acting as the lead managers and neither of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.
--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         DISTRIBUTION OF PROPERTY TYPES
--------------------------------------------------------------------------------

                                                                                                            WEIGHTED
                                                                                                            AVERAGE    WEIGHTED
                                                   PERCENTAGE                                 WEIGHTED     REMAINING   AVERAGE
                      NUMBER OF                   OF AGGREGATE     AVERAGE      WEIGHTED       AVERAGE       TERM TO   CUT-OFF
                      MORTGAGED    CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE    AVERAGE      MORTGAGE      MATURITY    DATE LTV
PROPERTY TYPE         PROPERTIES     BALANCE         BALANCE       BALANCE        DSCR          RATE         (MOS)       RATIO
-----------------------------------------------------------------------------------------------------------------------------------
Multifamily (a)            36     $270,198,658          31.27%    $7,505,518        1.27x        7.420%       118.4         76.44%
Anchored Retail            23      210,967,644          24.41      9,172,506        1.28         7.806        115.9         75.04
Office                     18      192,786,025          22.31     10,710,335        1.33         7.821        116.9         75.28
Industrial                 17       87,707,682          10.15      5,159,275        1.28         7.828        116.3         70.83
Lodging                     7       68,607,646           7.94      9,801,092        1.58         8.163        117.8         62.44
Unanchored Retail           8       25,029,495           2.90      3,128,687        1.38         7.763        117.0         72.31
Self-Storage                2        8,820,634           1.02      4,410,317        1.43         7.726        119.0         73.22

TOTAL/WTD. AVG.           111     $864,117,785         100.00%    $7,784,845        1.32X        7.717%       117.2         74.01%
                          ===     ============         =======
-----------------------------------------------------------------------------------------------------------------------------------


Multifamily (a)         31.27%
Anchored Retail         24.41%
Office                  22.31%
Industrial              10.15%
Lodging                  7.94%
Unanchored Retail        2.90%
Self-Storage             1.02%



(a) Includes three properties for a total of $24.3 million (2.81% of Aggregate Cut-Off Date Balance) that are Manufactured Housing.

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you. Deutsche Bank Alex. Brown and Goldman, Sachs & Co. do not provide accounting, tax or legal advice, In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Deutsche Bank Alex. Brown or Goldman, Sachs & Co. imposing any limitation of any kind.

This material is furnished to you by Goldman, Sachs & Co. and Deutsche Banc Alex. Brown, Inc and not by the issuer of the securities. Goldman, Sachs & Co. and Deutsche Banc Alex. Brown, Inc are acting as the lead managers and neither of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.
--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
          DISTRIBUTION OF UNDERWRITTEN NCF DEBT SERVICE COVERAGE RATIOS
--------------------------------------------------------------------------------


                                                                                                         WEIGHTED
                                                                                                          AVERAGE
                                              PERCENTAGE                                                 REMAINING      WEIGHTED
RANGE OF DEBT    NUMBER OF                   OF AGGREGATE      AVERAGE                      WEIGHTED      TERM TO        AVERAGE
SERVICE          MORTGAGE     CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE     WEIGHTED        AVERAGE     MATURITY     CUT-OFF DATE
COVERAGE RATIOS    LOANS         BALANCE        BALANCE        BALANCE     AVERAGE DSCR   MORTGAGE RATE    (MOS)        LTV RATIO
------------------------------------------------------------------------------------------------------------------------------------
1.15 - 1.19x          1         $4,960,000        0.57%      $4,960,000         1.16x         7.500%        118.0         75.73%
1.20 - 1.29x         46        491,577,485       56.89       10,686,467         1.26          7.683         117.0         75.51
1.30 - 1.39x         36        243,976,371       28.23        6,777,121         1.33          7.654         117.3         75.42
1.40 - 1.49x          7         55,078,048        6.37        7,868,293         1.45          7.975         118.0         64.36
1.50 - 1.59x          5         34,124,001        3.95        6,824,800         1.54          7.963         117.3         70.95
1.60 - 1.69x          3         15,558,834        1.80        5,186,278         1.67          7.867         118.6         61.20
1.70 - 1.79x          3         18,843,046        2.18        6,281,015         1.78          8.180         117.0         60.34

TOTAL/WTD. AVG.     101       $864,117,785      100.00%      $8,555,622         1.32X         7.717%        117.2         74.01%
                    ===       ============
------------------------------------------------------------------------------------------------------------------------------------




--------------------------------------------------------------------------------
                DISTRIBUTION OF CUT-OFF DATE LOAN TO VALUE RATIOS
--------------------------------------------------------------------------------

                                                                                                           WEIGHTED
                                                                                                            AVERAGE
RANGE OF                                        PERCENTAGE                                                 REMAINING      WEIGHTED
CUT-OFF DATE       NUMBER OF                   OF AGGREGATE      AVERAGE                      WEIGHTED      TERM TO        AVERAGE
LOAN-TO-VALUE      MORTGAGE     CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE     WEIGHTED        AVERAGE     MATURITY     CUT-OFF DATE
RATIOS               LOANS         BALANCE        BALANCE        BALANCE     AVERAGE DSCR   MORTGAGE RATE    (MOS)        LTV RATIO
------------------------------------------------------------------------------------------------------------------------------------
  30.00 - 34.99         1          $3,785,711        0.44%      3,785,711         1.75x         8.375%       116.0          34.42%
  35.00 - 39.99         1           1,499,232        0.17       1,499,232         1.74          7.625        119.0          39.45
  55.00 - 59.99         5          42,375,769        4.90       8,475,154         1.44          7.989        112.9          57.69
  60.00 - 64.99         4          31,683,929        3.67       7,920,982         1.40          7.875        119.2          63.15
  65.00 - 69.99        12         122,804,855       14.21      10,233,738         1.38          7.907        116.5          68.98
  70.00 - 74.99        30         210,981,718       24.42       7,032,724         1.32          7.759        117.3          73.52
  75.00 - 79.99        48         450,986,571       52.19       9,395,554         1.28          7.604        117.6          78.34

TOTAL/WTD. AVG.       101        $864,117,785      100.00%      8,555,622         1.32X         7.717%       117.2          74.01%
                      ===        ============      =======
------------------------------------------------------------------------------------------------------------------------------------

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you. Deutsche Bank Alex. Brown and Goldman, Sachs & Co. do not provide accounting, tax or legal advice, In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Deutsche Bank Alex. Brown or Goldman, Sachs & Co. imposing any limitation of any kind.

This material is furnished to you by Goldman, Sachs & Co. and Deutsche Banc Alex. Brown, Inc and not by the issuer of the securities. Goldman, Sachs & Co. and Deutsche Banc Alex. Brown, Inc are acting as the lead managers and neither of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.
--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                     DISTRIBUTION OF MORTGAGE INTEREST RATES
--------------------------------------------------------------------------------

                                                PERCENTAGE                                                WEIGHTED
                                                    OF                                                     AVERAGE       WEIGHTED
                                                 AGGREGATE                                  WEIGHTED      REMAINING      AVERAGE
                    NUMBER OF                     CUT-OFF       AVERAGE                     AVERAGE        TERM TO       CUT-OFF
RANGE OF             MORTGAGE    CUT-OFF DATE      DATE      CUT-OFF DATE     WEIGHTED      MORTGAGE      MATURITY       DATE LTV
MORTGAGE RATES        LOANS         BALANCE       BALANCE       BALANCE     AVERAGE DSCR      RATE          (MOS)         RATIO
------------------------------------------------------------------------------------------------------------------------------------
  6.7501 - 7.0000         1        $8,900,000        1.03%    $8,900,000         1.33x         6.900%       120.0         79.82%
  7.0001 - 7.2500         8        71,835,042        8.31      8,979,380         1.28          7.180        118.6         76.89
  7.2501 - 7.5000        13       138,994,255       16.09     10,691,866         1.26          7.419        118.6         78.01
  7.5001 - 7.7500        32       277,435,551       32.11      8,669,861         1.32          7.647        117.7         74.35
  7.7501 - 8.0000        22       197,627,764       22.87      8,983,080         1.30          7.861        116.8         74.07
  8.0001 - 8.2500        17       137,537,448       15.92      8,090,438         1.40          8.113        114.7         69.02
  8.2501 - 8.5000         6        24,980,997        2.89      4,163,499         1.41          8.339        115.8         65.85
  8.7501 - 9.0000         2         6,806,728        0.79      3,403,364         1.47          8.928        112.4         68.97

TOTAL/WTD. AVG.         101      $864,117,785      100.00%    $8,555,622         1.32X         7.717%       117.2         74.01%
                        ===      ============      =======
------------------------------------------------------------------------------------------------------------------------------------



--------------------------------------------------------------------------------
                  DISTRIBUTION OF REMAINING AMORTIZATION TERMS
--------------------------------------------------------------------------------

                                                                                                            WEIGHTED
                                                                                                             AVERAGE    WEIGHTED
                                                    PERCENTAGE                                WEIGHTED      REMAINING   AVERAGE
RANGE OF REMAINING      NUMBER OF                  OF AGGREGATE     AVERAGE                   AVERAGE        TERM TO    CUT-OFF
AMORTIZATION TERMS      MORTGAGE       CUT-OFF     CUT-OFF DATE     CUT-OFF       WEIGHTED    MORTGAGE      MATURITY    DATE LTV
(MOS)                     LOANS      DATE BALANCE     BALANCE     DATE BALANCE  AVERAGE DSCR    RATE          (MOS)      RATIO
----------------------------------------------------------------------------------------------------------------------------------
  221 - 240                  1           $830,528        0.10%       $830,528       1.46x       8.100%         116.0      59.32%
  281 - 300                 19         97,451,267       11.28       5,129,014       1.47        8.016          116.9      68.73
  321 - 340                  2         13,860,000        1.60       6,930,000       1.27        7.115          119.3      78.36
  341 - 360                 79        751,975,990       87.02       9,518,683       1.30        7.689          117.2      74.63

TOTAL/WTD. AVG.            101       $864,117,785      100.00%     $8,555,622       1.32X       7.717%         117.2      74.01%
                           ===       ============      =======
----------------------------------------------------------------------------------------------------------------------------------

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you. Deutsche Bank Alex. Brown and Goldman, Sachs & Co. do not provide accounting, tax or legal advice, In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Deutsche Bank Alex. Brown or Goldman, Sachs & Co. imposing any limitation of any kind.

This material is furnished to you by Goldman, Sachs & Co. and Deutsche Banc Alex. Brown, Inc and not by the issuer of the securities. Goldman, Sachs & Co. and Deutsche Banc Alex. Brown, Inc are acting as the lead managers and neither of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.
--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                   DISTRIBUTION OF ORIGINAL TERMS TO MATURITY
--------------------------------------------------------------------------------


                                                     PERCENTAGE                                              WEIGHTED
                                                         OF                                                  AVERAGE     WEIGHTED
                                                      AGGREGATE                                WEIGHTED     REMAINING    AVERAGE
                         NUMBER OF                     CUT-OFF      AVERAGE      WEIGHTED      AVERAGE       TERM TO     CUT-OFF
RANGE OF ORIGINAL TERM    MORTGAGE    CUT-OFF DATE      DATE        CUT-OFF       AVERAGE      MORTGAGE      MATURITY    DATE LTV
TO MATURITY (MOS)          LOANS         BALANCE       BALANCE    DATE BALANCE     DSCR          RATE         (MOS)       RATIO
----------------------------------------------------------------------------------------------------------------------------------
  96 - 100                    1        $10,478,764       1.21%   $10,478,764         1.24x       8.010%         93.0       58.22%
  116 - 120                 100        853,639,020      98.79      8,536,390         1.32        7.714         117.5       74.20

TOTAL/WTD. AVG.             101       $864,117,785     100.00%    $8,555,622         1.32X       7.717%        117.2       74.01%
                            ===       ============     =======
----------------------------------------------------------------------------------------------------------------------------------



--------------------------------------------------------------------------------
                   DISTRIBUTION OF REMAINING TERMS TO MATURITY
--------------------------------------------------------------------------------

                                                       PERCENTAGE                                            WEIGHTED
                                                           OF                                                AVERAGE     WEIGHTED
                                                        AGGREGATE     AVERAGE                    WEIGHTED   REMAINING    AVERAGE
                           NUMBER OF                     CUT-OFF      CUT-OFF                    AVERAGE     TERM TO     CUT-OFF
RANGE OF REMAINING          MORTGAGE    CUT-OFF DATE      DATE         DATE        WEIGHTED      MORTGAGE    MATURITY    DATE LTV
TERMS TO MATURITY (MOS)      LOANS         BALANCE       BALANCE      BALANCE    AVERAGE DSCR      RATE       (MOS)       RATIO
------------------------------------------------------------------------------------------------------------------------------------
  91 - 105                      1        $10,478,764       1.21%   $10,478,764        1.24x        8.010%       93.0       58.22%
  106 - 120                   100        853,639,020      98.79      8,536,390        1.32         7.714       117.5       74.20

TOTAL/WTD. AVG.               101       $864,117,785     100.00%    $8,555,622        1.32X        7.717%      117.2       74.01%
                              ===       ============     =======
------------------------------------------------------------------------------------------------------------------------------------

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you. Deutsche Bank Alex. Brown and Goldman, Sachs & Co. do not provide accounting, tax or legal advice, In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Deutsche Bank Alex. Brown or Goldman, Sachs & Co. imposing any limitation of any kind.

This material is furnished to you by Goldman, Sachs & Co. and Deutsche Banc Alex. Brown, Inc and not by the issuer of the securities. Goldman, Sachs & Co. and Deutsche Banc Alex. Brown, Inc are acting as the lead managers and neither of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.
--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                       DISTRIBUTION OF AMORTIZATION TYPES
--------------------------------------------------------------------------------

                                                                                                            WEIGHTED
                                                        PERCENTAGE                                           AVERAGE    WEIGHTED
                                                            OF                                  WEIGHTED    REMAINING    AVERAGE
                            NUMBER OF                   AGGREGATE      AVERAGE      WEIGHTED    AVERAGE      TERM TO    CUT-OFF
                            MORTGAGE    CUT-OFF DATE     CUT-OFF       CUT-OFF       AVERAGE    MORTGAGE    MATURITY    DATE LTV
AMORTIZATION TYPE             LOANS        BALANCE     DATE BALANCE  DATE BALANCE     DSCR        RATE        (MOS)       RATIO
---------------------------------------------------------------------------------------------------------------------------------
Amortizing Balloon (a)          89      $694,208,637       80.34%    $7,800,097         1.30x      7.705%     116.9       74.35%
Hyperamortizing                 12      $169,909,148       19.66     14,159,096         1.38       7.768      118.1       72.59

TOTAL/WTD. AVG.                101      $864,177,785      100.00%    $8,555,622         1.32X     7.717%      117.2       74.01%
                               ===      ============      =======
---------------------------------------------------------------------------------------------------------------------------------

(a) Includes 3 loans with interest only periods of up to 24 months (2.30% of UPB).

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you. Deutsche Bank Alex. Brown and Goldman, Sachs & Co. do not provide accounting, tax or legal advice, In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Deutsche Bank Alex. Brown or Goldman, Sachs & Co. imposing any limitation of any kind.

This material is furnished to you by Goldman, Sachs & Co. and Deutsche Banc Alex. Brown, Inc and not by the issuer of the securities. Goldman, Sachs & Co. and Deutsche Banc Alex. Brown, Inc are acting as the lead managers and neither of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.
--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
                          MOUNT PLEASANT TOWNE CENTRE
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                           MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
                          ORIGINAL            CUT-OFF DATE
                          --------            ------------
PRINCIPAL BALANCE:        $46,400,000         $46,297,687

% OF POOL BY UPB          5.36%

ORIGINATOR:               GMACCM

NOTE DATE:                December 20, 2000

INTEREST RATE:            7.58%

AMORTIZATION:             30 years

MATURITY DATE:            January 5, 2011

BORROWER/SPONSOR:         A bankruptcy remote, special purpose entity sponsored
                          by Konover Property Trust, a publicly traded REIT
                          (NYSE: "KPT").

CALL PROTECTION:          Prepayment lockout; U.S. Treasury defeasance.

CROSS-COLLATERALIZATION/  NAP/NAP
DEFAULT:

ADDITIONAL FINANCING:     There is $1.0 million fully funded earnout feature
                          pertaining to leasing and occupancy targets. The
                          Borrower has until June 19, 2002 to meet the conditions of the earnout or the funds will be used to pay down the loan.

CASH MANAGEMENT:          None

UPFRONT RESERVE           The loan was structured with a $1,000,000 upfront
                          reserve which may be used to pay for tenant improvements and leasing commissions to the theater and, following an event of default, may be applied by the lender for any purpose, including payment of the loan. Disbursements from the reserve are also permitted upon achievement of certain rating levels by Consolidated Theater and/or satisfaction of other performance criteria.

MONTHLY RESERVES          Real Estate Tax:                $37,956
                          TI/LC:                          $18,690
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:        Single Asset

PROPERTY TYPE:                 Anchored Retail

LOCATION:                      Mount Pleasant, SC

YEAR BUILT / RENOVATED:        1999 / NAP

THE COLLATERAL:                The loan is secured by a 422,189 square foot
                               regional outdoor retail center that consists of 17 two-story buildings and is anchored by Consolidated Theaters, Barnes & Noble, Old Navy,
                               Bed Bath and Beyond, and Belk's.

PROPERTY MANAGEMENT:           The property is managed by the KPT Properties,
                               LP, an affiliate of the Borrower.

CURRENT OCCUPANCY (01/25/01):  94.5%

UNDERWRITTEN NET CASH FLOW:    $4,930,938

APPRAISED VALUE:               $58,000,000

APPRAISAL DATE:                November 2, 2000

CUT-OFF DATE LOAN/SF:          $109.66

CUT-OFF DATE LTV (A):          78.10%

BALLOON LTV:                   70.79%

UWNCF DSCR (A):                1.28x
--------------------------------------------------------------------------------
    (a) LTV and DSCR figures are net of earnout

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you. Deutsche Bank Alex. Brown and Goldman, Sachs & Co. do not provide accounting, tax or legal advice, In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Deutsche Bank Alex. Brown or Goldman, Sachs & Co. imposing any limitation of any kind.

This material is furnished to you by Goldman, Sachs & Co. and Deutsche Banc Alex. Brown, Inc and not by the issuer of the securities. Goldman, Sachs & Co. and Deutsche Banc Alex. Brown, Inc are acting as the lead managers and neither of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.
--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
                          MOUNT PLEASANT TOWNE CENTRE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ANCHORS
--------------------------------------------------------------------------------
                                SQUARE      % OF TOTAL        LEASE
          TENANT                 FEET          NRA          EXPIRATION
          ------                 ----          ---          ----------
--------------------------------------------------------------------------------
Consolidated Theaters           61,396        14.54%         8/19/19
--------------------------------------------------------------------------------
Belk (a)                        60,709        14.38          4/30/19
--------------------------------------------------------------------------------
Bed, Bath and Beyond (b)        34,671         8.21          1/31/10
--------------------------------------------------------------------------------
Old Navy (c)                    21,272         5.04          6/22/06
--------------------------------------------------------------------------------
Barnes & Noble                  21,020         4.98          8/31/14
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE         199,068        47.15%
--------------------------------------------------------------------------------

(a) Belk ground leases its pad from the borrower, but built and owns the improvements

(b) Bed, Bath and Beyond is rated BBB- by S&P

(c) Old Navy is a part of The Gap, which is rated A / A2 by S&P / Moody's

--------------------------------------------------------------------------------
                        NEXT FIVE LARGEST RETAIL TENANTS
--------------------------------------------------------------------------------
         TENANT              SQUARE FEET    % OF TOTAL NRA   LEASE EXPIRATION
         ------              -----------    --------------   ----------------
--------------------------------------------------------------------------------
Morgan Stewart Galleries        12,979          3.07%            7/31/04
--------------------------------------------------------------------------------
Athlete's Foot                  12,304          2.91             5/31/14
--------------------------------------------------------------------------------
Casual Corner                   11,138          2.64             9/30/04
--------------------------------------------------------------------------------
The Gap (d)                     10,079          2.39             6/30/06
--------------------------------------------------------------------------------
Rack Room Shoes                  9,108          2.16             1/31/06
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE          55,608         13.17%
--------------------------------------------------------------------------------
(d) The Gap is rated A / A2 by S&P / Moody's

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you. Deutsche Bank Alex. Brown and Goldman, Sachs & Co. do not provide accounting, tax or legal advice, In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Deutsche Bank Alex. Brown or Goldman, Sachs & Co. imposing any limitation of any kind.

This material is furnished to you by Goldman, Sachs & Co. and Deutsche Banc Alex. Brown, Inc and not by the issuer of the securities. Goldman, Sachs & Co. and Deutsche Banc Alex. Brown, Inc are acting as the lead managers and neither of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.
--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
                              PEAKS AT PAPAGO PARK
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                        SENIOR MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
                          ORIGINAL            CUT-OFF DATE
                          --------            ------------
PRINCIPAL BALANCE:        $40,700,000         $40,700,000

% OF POOL BY UPB:         4.71%

ORIGINATOR:               German American Capital Corporation

NOTE DATE:                March 2, 2001

INTEREST RATE:            7.375%

AMORTIZATION:             30 years

ARD DATE:                 April 1, 2011

BORROWER:                 The borrower is Peaks Park, LLC, a special purpose,
                          bankruptcy remote entity.

CALL PROTECTION:          Prepayment lockout; U.S. Treasury defeasance.

CROSS-COLLATERALIZATION/  NAP / NAP
DEFAULT:

ADDITIONAL FINANCING:     None

CASH MANAGEMENT:          Soft Lockbox

RESERVES:                 Monthly
                          -------
                          Real Estate Tax:                $33,478
                          Insurance:                       $5,208
                          Replacement:                     $9,600

                          Upfront
                          -------
                          Replacement:                   $768,000
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:        Single Asset

PROPERTY TYPE:                 Multifamily

LOCATION:                      Phoenix, AZ

YEAR BUILT / RENOVATED:        1985, 1988, 1996 / NAP

THE COLLATERAL:                A 768-unit multifamily complex consisting of 38
                               two-story garden-style apartment buildings.
                               Amenities include a fitness center, on-site laundry facilities, six swimming pools and 1,176 parking spaces.

PROPERTY MANAGEMENT:           The property is managed by Frontier Investments,
                               an affiliate of the borrower.

CURRENT OCCUPANCY (01/29/01):  95.0%

UNDERWRITTEN NET CASH FLOW:    $4,194,193

APPRAISED VALUE:               $52,500,000

APPRAISAL DATE:                December 22, 2000

CUT-OFF DATE LOAN / UNIT:      $52,994.79

CUT-OFF DATE LTV:              77.52%

BALLOON LTV:                   68.27%

UWNCF DSCR:                    1.24x
--------------------------------------------------------------------------------

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you. Deutsche Bank Alex. Brown and Goldman, Sachs & Co. do not provide accounting, tax or legal advice, In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Deutsche Bank Alex. Brown or Goldman, Sachs & Co. imposing any limitation of any kind.

This material is furnished to you by Goldman, Sachs & Co. and Deutsche Banc Alex. Brown, Inc and not by the issuer of the securities. Goldman, Sachs & Co. and Deutsche Banc Alex. Brown, Inc are acting as the lead managers and neither of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.
--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
                               BRIDGEWATER PLACE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
                          ORIGINAL            CUT-OFF DATE
                          --------            ------------
PRINCIPAL BALANCE:        $40,275,000         $40,189,166

% OF POOL BY UPB          4.65%

ORGINATOR:                Archon Financial, LP

NOTE DATE:                December 29, 2000

INTEREST RATE:            7.75%

AMORTIZATION:             30 Years

MATURITY DATE:            January 1, 2011

BORROWER:                 Bridgewater Place, LLC, a bankruptcy remote special
                          purpose entity.

CALL PROTECTION:          Prepayment lockout; U.S. Treasury defeasance.

CROSS-COLLATERALIZATION/  NAP
DEFAULT:

ADDITIONAL FINANCING:     None

CASH MANAGEMENT:          Hard Lockbox; cashflow sweep following an event of
                          default, a drop of DSCR below 1.10x, or a failure of the borrower to deliver certain letters of credit

RESERVES:                 Monthly
                          -------
                          Real Estate Tax:               $143,591
                          Insurance:                       $5,459
                          Replacement:                     $3,103

                          TI/LC: $300,000 upfront along with a $370,875 Letter of Credit to be replaced semi-annually with escalating letters of credit up to $2,385,075 for rollover in 2003; additionally monthly deposits are required through June 2001 totaling $358,020 for tenant expansion; $1,000,000 Letter of Credit required on or before January 1, 2010 to address rollover risk.
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:        Single Asset

PROPERTY TYPE:                 Office

LOCATION:                      Grand Rapids, MI

YEAR BUILT / RENOVATED:        1993 / NAP

THE COLLATERAL:                A 17-story office building containing 357,237 sf
                               of space and an adjoining seven-story parking garage containing 1,398 parking spaces.

PROPERTY MANAGEMENT:           The property is managed by Investment Property
                               Management, LLC an affiliate of the borrower.

CURRENT OCCUPANCY (12/20/00):  93%

UNDERWRITTEN NET CASH FLOW:    $4,492,807

APPRAISED VALUE:               $50,400,000

APPRAISAL DATE:                November 11, 2000

CUT-OFF DATE LOAN / SF:        $112.50

CUT-OFF DATE LTV:              79.74%

BALLOON LTV:                   71.01%

UWNCF DSCR:                    1.30x
--------------------------------------------------------------------------------

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you. Deutsche Bank Alex. Brown and Goldman, Sachs & Co. do not provide accounting, tax or legal advice, In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Deutsche Bank Alex. Brown or Goldman, Sachs & Co. imposing any limitation of any kind.

This material is furnished to you by Goldman, Sachs & Co. and Deutsche Banc Alex. Brown, Inc and not by the issuer of the securities. Goldman, Sachs & Co. and Deutsche Banc Alex. Brown, Inc are acting as the lead managers and neither of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.
--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
                               BRIDGEWATER PLACE
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
                              FIVE LARGEST TENANTS
--------------------------------------------------------------------------------
TENANT                     SQUARE FEET     % OF TOTAL NRA   LEASE EXPIRATION
------                     -----------     --------------   ----------------
--------------------------------------------------------------------------------
Varnum, Riddering (a)          104,702            29.31%        02/01/13
--------------------------------------------------------------------------------
MichCon Gas                     58,883            16.48         12/01/02
--------------------------------------------------------------------------------
Plante & Moran                  30,715             8.60         11/01/03
--------------------------------------------------------------------------------
Law, Weathers                   29,412             8.23         02/01/03
--------------------------------------------------------------------------------
Deloitte & Touche               21,751             6.09         04/01/03
                                ------             ----
--------------------------------------------------------------------------------
TOTAL                          245,463            68.71%
--------------------------------------------------------------------------------

(a) 9,733 SF of the total GLA has been contractually leased by Varnum, Riddering, but will not be occupied until 4/1/02.

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you. Deutsche Bank Alex. Brown and Goldman, Sachs & Co. do not provide accounting, tax or legal advice, In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Deutsche Bank Alex. Brown or Goldman, Sachs & Co. imposing any limitation of any kind.

This material is furnished to you by Goldman, Sachs & Co. and Deutsche Banc Alex. Brown, Inc and not by the issuer of the securities. Goldman, Sachs & Co. and Deutsche Banc Alex. Brown, Inc are acting as the lead managers and neither of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.
--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
                    AMERICAN COMMERCIAL DEVELOPMENT PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
                          ORIGINAL            CUT-OFF DATE
                          --------            ------------
PRINCIPAL BALANCE:        $38,170,000         $38,137,150

% OF POOL BY UPB          4.41%

ORIGINATOR:               German American Capital Corporation

NOTE DATE:                November 30, 2000 and December 27, 2000

INTEREST RATE:            7.75% and 7.25%

AMORTIZATION:             30 years

MATURITY DATES:           April 1, 2011 and February 1, 2011

BORROWER/SPONSOR:         Two bankruptcy remote, special purpose entities with
                          related sponsors.

CALL PROTECTION:          Prepayment lockout; U.S. Treasury defeasance.

CROSS-COLLATERALIZATION/  The two loans are neither cross-collateralized or
DEFAULT:                  cross-defaulted.

ADDITIONAL FINANCING:     None

CASH MANAGEMENT:          None.

MONTHLY RESERVES          Real Estate Taxes:              $48,049
                          Insurance:                       $6,775
                          Replacement:                    $10,717
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:       Two Single Assets

PROPERTY TYPE:                Multifamily

LOCATION:                     North Las Vegas, NV and Elk Grove, CA

YEAR BUILT / RENOVATED:       1998, 1999 / NAP

THE COLLATERAL:               The loans are secured by two multifamily
                              properties with a total of 643 units, one of which is located in North Las Vegas, NV and one of which is located in Elk Grove, CA.

PROPERTY MANAGEMENT:          The property is managed by American Property
                              Management, Inc., an affiliate of the borrowers.

WEIGHTED AVERAGE CURRENT      90.9%
OCCUPANCY (1/01 & 12/00):

AGGREGATE UNDERWRITTEN NET    $3,997,565
CASH FLOW:

AGGREGATE APPRAISED VALUE:    $56,000,000

APPRAISAL DATES:              December 1st and 9th, 2000

AGGREGATE CUT-OFF DATE        $59,311
LOAN/UNIT:

WEIGHTED AVERAGE CUT-OFF      68.54%
DATE LTV:

WEIGHTED AVERAGE BALLOON LTV: 60.56%

WEIGHTED AVERAGE UWNCF DSCR:  1.25x
--------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------
                                                           COLLATERAL DETAILS
------------------------------------------------------------------------------------------------------------------------------------
      PROPERTY/LOCATION          CUT-OFF DATE BALANCE      APPRAISED VALUE        LTV           UNITS             OCCUPANCY
      -----------------          --------------------      ---------------        ---           -----             ---------
------------------------------------------------------------------------------------------------------------------------------------
Loma Vista Apartments                  $19,600,000            $31,000,000        63.22%           402                87.0%
North Las Vegas, NV
------------------------------------------------------------------------------------------------------------------------------------
Citrus Grove Apartments                 18,537,150             25,000,000        74.15            241                95.0
Elk Grove, CA
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                 $38,137,150            $56,000,000        68.54%           643                90.9%
------------------------------------------------------------------------------------------------------------------------------------

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you. Deutsche Bank Alex. Brown and Goldman, Sachs & Co. do not provide accounting, tax or legal advice, In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Deutsche Bank Alex. Brown or Goldman, Sachs & Co. imposing any limitation of any kind.

This material is furnished to you by Goldman, Sachs & Co. and Deutsche Banc Alex. Brown, Inc and not by the issuer of the securities. Goldman, Sachs & Co. and Deutsche Banc Alex. Brown, Inc are acting as the lead managers and neither of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.
--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
                        LONG ISLAND INDUSTRIAL PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
                          ORIGINAL            CUT-OFF DATE
                          --------            ------------
PRINCIPAL BALANCE:        $36,483,000         $36,388,527

% OF POOL BY UPB          4.21%

ORIGINATOR:               GMACCM

NOTE DATE:                December 1, 2000

INTEREST RATE:            7.82%

AMORTIZATION:             30 years

MATURITY DATE:            November 5, 2010

BORROWER:                 The borrower is a special purpose, bankruptcy remote
                          entity, sponsored by Rubin Schron

CALL PROTECTION:          Prepayment lockout; U.S. Treasury defeasance

CROSS-COLLATERALIZATION/  NAP / NAP

DEFAULT:

EQUITY PLEDGE:            Each of the indirect equity holders of the borrower
                          have pledged their respective equity interests as additional collateral for a separate floating rate loan made by GMACCM to affiliates of the borrower.

ADDITIONAL FINANCING:     There is $352,000 fully funded earnout feature
                          pertaining to certain leasing targets. The borrower has until June 1, 2001 to meet the conditions of the earnout or the funds will be used to pay down the loan.

MONTHLY RESERVES:         TI/LC:                       $27,256.67
                          Replacement:                 $17,492.17
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:         Portfolio

PROPERTY TYPE:                  Industrial

LOCATION:                       Various

YEAR BUILT / RENOVATED:         1964-2000

THE COLLATERAL:                 The loan is secured by nine industrial,
                                flex/R&D, and office buildings containing a total of 873,562 sq. ft. of space.

PROPERTY MANAGEMENT:            Each of the properties is managed by an
                                affiliate of the borrower.

CURRENT OCCUPANCY (11/30/00):   94.6%

UNDERWRITTEN NET CASH FLOW:     $3,818,873

APPRAISED VALUE:                $51,900,000

APPRAISAL DATE:                 October 2000

CUT-OFF DATE LOAN/SF:           $41.66

CUT-OFF DATE LTV (A):           69.43%

BALLOON LTV:                    62.68%

UWNCF DSCR (A):                 1.22x
--------------------------------------------------------------------------------
(a) LTV and DSCR figures are net of earnout

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you. Deutsche Bank Alex. Brown and Goldman, Sachs & Co. do not provide accounting, tax or legal advice, In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Deutsche Bank Alex. Brown or Goldman, Sachs & Co. imposing any limitation of any kind.

This material is furnished to you by Goldman, Sachs & Co. and Deutsche Banc Alex. Brown, Inc and not by the issuer of the securities. Goldman, Sachs & Co. and Deutsche Banc Alex. Brown, Inc are acting as the lead managers and neither of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.
--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
                        LONG ISLAND INDUSTRIAL PORTFOLIO
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------------------------------------
                                             COLLATERAL DETAILS
--------------------------------------------------------------------------------------------------------------
                                    PROPERTY                                                  CUT-OFF DATE
           PROPERTY                   TYPE           CITY       SQ. FT.      OCCUPANCY          BALANCE
--------------------------------------------------------------------------------------------------------------
200 13th Avenue                  Flex            Ronkonkoma       72,039        83%           $3,435,525.64
--------------------------------------------------------------------------------------------------------------
100 13th Avenue                  Flex            Ronkonkoma       62,898       100             2,383,834.12
--------------------------------------------------------------------------------------------------------------
1 Comac Loop                     Flex            Ronkonkoma       63,941        84             3,014,849.03
--------------------------------------------------------------------------------------------------------------
80 13th Avenue                   Flex            Ronkonkoma       87,102        90             2,944,736.26
--------------------------------------------------------------------------------------------------------------
90 13th Avenue                   Flex            Ronkonkoma      104,313       100             3,435,525.64
--------------------------------------------------------------------------------------------------------------
33 Comac Loop                    Flex            Ronkonkoma       71,904        94             3,014,849.03
--------------------------------------------------------------------------------------------------------------
101-125 Comac Street             Office/R&D      Ronkonkoma       99,539        95             5,258,457.61
--------------------------------------------------------------------------------------------------------------
2905 Veterans Highway            Industrial      Ronkonkoma       91,200       100             4,206,766.09
--------------------------------------------------------------------------------------------------------------
99 Lafayette Drive               Industrial      Syosset         220,626        98             8,693,983.25
--------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                                           873,562        95%          $36,388,526.67
--------------------------------------------------------------------------------------------------------------

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you. Deutsche Bank Alex. Brown and Goldman, Sachs & Co. do not provide accounting, tax or legal advice, In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Deutsche Bank Alex. Brown or Goldman, Sachs & Co. imposing any limitation of any kind.

This material is furnished to you by Goldman, Sachs & Co. and Deutsche Banc Alex. Brown, Inc and not by the issuer of the securities. Goldman, Sachs & Co. and Deutsche Banc Alex. Brown, Inc are acting as the lead managers and neither of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

                                    ANNEX D


                         GLOBAL CLEARANCE, SETTLEMENT
                        AND TAX DOCUMENTATION PROCEDURES

     Except in limited circumstances, the globally offered GMAC Commercial Mortgage Securities, Inc. Mortgage Pass-Through Certificates, Series 2001-C1 (the "global securities") will be available only in book-entry form. Investors in the global securities may hold those global securities through any of DTC, Clearstream, Luxembourg or Euroclear. The global securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same day funds. Terms used but not defined in this Annex D have the meanings assigned to them in the prospectus supplement and the prospectus.

     Secondary market trading between investors holding global securities through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding global securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between Clearstream, Luxembourg or Euroclear and DTC participants holding certificates will be effected on a delivery-against-payment basis through the respective depositaries of Clearstream, Luxembourg and Euroclear (in that capacity) and as DTC participants.

     Non-U.S. holders (as described below) of global securities will be subject to U.S. withholding taxes unless those holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.


INITIAL SETTLEMENT

     All global securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream, Luxembourg and Euroclear will hold positions on behalf of their participants through their respective depositaries, which in turn will hold those positions in accounts as DTC participants.

     Investors electing to hold their global securities through DTC will follow the settlement practices applicable to similar issues of pass-through certificates. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their global securities through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payments in same-day funds.


SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired date between DTC Participants. Secondary market trading between DTC participants will be settled using the procedures applicable to similar issues of pass-through certificates in same-day funds.

     Trading between Clearstream, Luxembourg or Euroclear
Participants. Secondary market trading between Clearstream, Luxembourg participants or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC seller and Clearstream, Luxembourg or Euroclear purchaser. When global securities are to be transferred from the account of a DTC participant to the account of a Clearstream, Luxembourg participant or a Euroclear participant, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg participant or Euroclear participant at least one business day before settlement. Clearstream, Luxembourg or Euroclear will instruct the respective depositary, as the case may be, to receive the global securities against payment. Payment will include interest accrued on the global securities from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by the respective depositary to the DTC participant's account against delivery of the global securities. After settlement has been completed, the global securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream, Luxembourg participant's or Euroclear participant's account. The global securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream, Luxembourg or Euroclear cash debit will be valued instead as of the actual settlement date.

     Clearstream, Luxembourg participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream, Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the global securities are credited to their accounts one day later.

     As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, Clearstream, Luxembourg participants or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream, Luxembourg participants or Euroclear participants purchasing global securities would incur overdraft charges for one day, assuming they cleared the overdraft when the global securities were credited to their accounts. However, interest on the global securities would accrue from the value date. Therefore, in many cases the investment income on the global securities earned during that one day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each Clearstream, Luxembourg participant's or Euroclear participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending global securities to the respective depositary for the benefit of Clearstream, Luxembourg participants or

Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

     Trading between Clearstream, Luxembourg or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Clearstream, Luxembourg participants and Euroclear participants may employ their customary procedures for transactions in which global securities are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg participant or Euroclear participant at least one business day before settlement. In these cases, Clearstream, Luxembourg or Euroclear will instruct the respective depositary, as appropriate, to deliver the bonds to the DTC participant's account against payment. Payment will include interest accrued on the global securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the Clearstream, Luxembourg participant or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream, Luxembourg participant's or Euroclear participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream, Luxembourg participant or Euroclear participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream, Luxembourg participant's or Euroclear participant's account would instead be valued as of the actual settlement date. Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase global securities from DTC participants for delivery to Clearstream, Luxembourg participants or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

     (a) borrowing through Clearstream, Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream, Luxembourg or Euroclear accounts) in accordance with the clearing system's customary procedures;

     (b) borrowing the global securities in the U.S. from a DTC participant no later than one day before settlement, which would give the global securities sufficient time to be reflected in their Clearstream, Luxembourg or Euroclear account to settle the sale side of the trade; or

     (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day before the value date for the sale to the Clearstream, Luxembourg participant or Euroclear participant.


U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of global securities holding securities through Clearstream, Luxembourg or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. persons, unless (1) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between that beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (2) that beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:


     Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of certificates that are non-U.S. persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Withholding) or substitute form. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of that change.


     Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States can obtain an exemption from the withholding tax by filing Form W-8ECI) (Certificate of Foreign Person's Claim for Exemption From Withholding on Income Effectively Connected With the Conduct of a Trade or Business in the United States) or substitute form.


     Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN). Non-U.S. Persons that are beneficial owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Withholding) or substitute form. Form W-8BEN may be filed by the Beneficial Owner or his agent.


     Exemption for U.S. Persons (Form W-9). U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).


     U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a global security or, in the case of a Form W-8BEN or a Form W-8ECI filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN is effective for three calendar years and Form W-8ECI is effective for three calendar years.


     The term "U.S. person" means (1) a citizen or resident of the United States, (2) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof or (3) an estate the income of which is includable in gross income for United States tax purposes, regardless of its source or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the global securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the global securities.

PROSPECTUS

                  GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
                                  Depositor
                      MORTGAGE PASS-THROUGH CERTIFICATES

THE DEPOSITOR MAY FROM TIME TO TIME ESTABLISH A TRUST AND ISSUE A SERIES OF CERTIFICATES REPRESENTING INTERESTS IN THAT TRUST.

THE CERTIFICATES IN A SERIES:

o will be paid only from the assets of the trust created for that series; and

o may be divided into multiple classes of certificates having different rights as to payments, security and priority.

THE ASSETS UNDERLYING THE CERTIFICATES IN A SERIES WILL INCLUDE:

o      multifamily or commercial mortgage loans; or

o securities that evidence interests in or are secured by multifamily or commercial mortgage loans; or

o      a combination of mortgage loans and mortgage-backed securities.

YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 6 IN THIS PROSPECTUS.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This prospectus may be used to offer and sell a series of certificates only if accompanied by the prospectus supplement for that series.

THE DATE OF THIS PROSPECTUS IS NOVEMBER 20, 2000

             IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
            PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

   We provide information to you about the certificates in two separate documents that progressively provide more detail:

o this prospectus, which provides general information, some of which may not apply to your series of certificates; and

o the accompanying prospectus supplement, which describes the specific terms of your series of certificates, including:

   o       the timing of interest and principal payments;

   o       financial and other information about the mortgage loans;

   o       any credit enhancement for each class;

   o       the ratings for each class; and

   o       the method for selling the certificates.

   THE PROSPECTUS AND THE PROSPECTUS SUPPLEMENT, TOGETHER, PROVIDE A DESCRIPTION OF THE MATERIAL TERMS OF YOUR CERTIFICATES. YOU SHOULD RELY ON THE INFORMATION IN THE PROSPECTUS SUPPLEMENT TO THE EXTENT IT PROVIDES A MORE SPECIFIC DESCRIPTION OF YOUR CERTIFICATES.

   You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. You can request information incorporated by reference from GMAC Commercial Mortgage Securities, Inc. at (215) 328-4622 or 200 Witmer Road, Horsham, Pennsylvania 19044-8015. See "Where You Can Find Additional Information" and "Incorporation of Information by Reference" in this prospectus. We have not authorized anyone to provide you with different information. We are not offering the certificates in any state where the offer is not permitted.

   We include cross-references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

                              TABLE OF CONTENTS

                                            PAGE
                                          --------
PROSPECTUS SUMMARY .....................         3
 The Mortgage Asset Pools and Other
  Assets of the Trusts .................         3
 The Mortgage Loan Sellers .............         3
 The Master Servicer, the Special
  Servicer and the Administration of
  the Trusts ...........................         3
 The Certificates ......................         4
 Distributions to the
  Certificateholders ...................         4
 Interest ..............................         4
 Principal .............................         5
 Credit Support and Cash Flow
  Agreements ...........................         5
 Ratings ...............................         5

RISK FACTORS ...........................         6
 It may not be possible to find an
  investor to purchase your
  certificates .........................         6
 The certificates will only be paid
  from trust assets ....................         6
 The certificates are not guaranteed  ..         6
 Investment in commercial and
  multifamily mortgage loans is riskier
  than investment in single-family
  mortgage loans .......................         6
 Modifications to mortgage loans or
  extensions of the maturity date
  agreed to by the servicer may not
  ultimately increase the present value
  of proceeds to certificateholders  ...         8
 Credit support is limited .............         8
 Each class of certificates will have
  different yield and prepayment
  considerations .......................         9
 Assignments of leases and rents may
  affect payments to certificateholders         11
 Environmental conditions may subject
  the mortgaged property to liens or
  impose costs on the property owner  ..        11

DESCRIPTION OF THE TRUST ...............        12
 Mortgage Loans ........................        12
 Default and Loss Considerations for
 the Mortgage Loans ....................        13
 Payment Provisions of the Mortgage
  Loans ................................        14
 Mortgage Loan Information in
 prospectus supplements ................        15
 MBS ...................................        16
 Certificate Accounts ..................        17
 Cash Flow Agreements ..................        17

YIELD AND MATURITY CONSIDERATIONS  .....        18
 Pass-Through Rate .....................        18
 Purchase Price Consideration ..........        18
 Payment Delays ........................        19
 Shortfalls in Collections of Interest          19
 The Effects of Prepayments on Yield  ..        19
 Weighted Average Life and Maturity  ...        21
 Other Factors Affecting Yield,
  Weighted Average Life and Maturity  ..        23

THE DEPOSITOR ..........................        25

GMAC COMMERCIAL MORTGAGE CORPORATION ...        26

DESCRIPTION OF THE CERTIFICATES ........        26
 Distributions .........................        27
 Distributions of Interest on the
  Certificates .........................        27
 Distributions of Principal of the
  Certificates .........................        29
 Allocation of Losses and Shortfalls  ..        30
 Advances in Respect of Delinquencies  .        30
 Reports to Certificateholders .........        31
 Termination; Retirement of
  Certificates .........................        33
 Book-Entry Registration and Definitive
  Certificates .........................        33

                                            PAGE
                                          --------
THE POOLING AND SERVICING AGREEMENTS  ..        36
 Assignment of Mortgage Loans;
  Repurchases ..........................        36
 Representations and Warranties;
  Repurchases ..........................        38
 Collection and other Servicing
  Procedures ...........................        39
 Sub-Servicers .........................        42
 Special Servicers .....................        42
 Certificate Account ...................        43
 Realization Upon Defaulted Mortgage
  Loans ................................        46
 Hazard Insurance Policies .............        48
 Due-on-Sale and Due-on-Encumbrance
  Provisions ...........................        49
 Servicing Compensation and Payment of
  Expenses .............................        49
 Evidence as to Compliance .............        50
 Matters Regarding the Master Servicer
  and the Depositor ....................        51
 Events of Default .....................        52
 Rights Upon Event of Default ..........        53
 Amendment .............................        54
 The Trustee ...........................        55
 Duties of the Trustee .................        55
 Matters Regarding the Trustee .........        56
 Resignation and Removal of the Trustee         56

DESCRIPTION OF CREDIT SUPPORT ..........        57
 Subordinate Certificates ..............        57
 Insurance or Guarantees for Mortgage
  Loans ................................        58
 Letter of Credit ......................        58
 Certificate Insurance and Surety Bonds         58
 Reserve Funds .........................        59
 Credit Support for MBS ................        59

LEGAL ASPECTS OF MORTGAGE LOANS  .......        59
 Types of Mortgage Instruments .........        60
 Leases and Rents ......................        60
 Personalty ............................        61
 Foreclosure ...........................        61
 Bankruptcy Laws .......................        65
 Environmental Considerations ..........        67
 Due-on-Sale and Due-on-Encumbrance ....        69
 Subordinate Financing .................        69
 Default Interest and Limitations on
  Prepayments ..........................        70
 Applicability of Usury Laws ...........        70
 Soldiers' and Sailors' Civil Relief
  Act of 1940 ..........................        70

FEDERAL INCOME TAX CONSEQUENCES ........        72
 REMICs ................................        73
 Grantor Trusts ........................        92
STATE AND OTHER TAX CONSEQUENCES .......       102

ERISA CONSIDERATIONS ...................       102
 Plan Asset Regulations ................       103
 Prohibited Transaction Exemption  .....       103
 Representation from Investing Plans  ..       107
 Tax Exempt Investors ..................       107

LEGAL INVESTMENT .......................       108

USE OF PROCEEDS ........................       110

METHOD OF DISTRIBUTION .................       110

LEGAL MATTERS ..........................       111

FINANCIAL INFORMATION ..................       111

WHERE YOU CAN FIND ADDITIONAL
 INFORMATION ...........................       112

REPORTS TO CERTIFICATEHOLDERS ..........       112

INCORPORATION OF INFORMATION BY
 REFERENCE .............................       112

RATING .................................       113

GLOSSARY ...............................       114

                              PROSPECTUS SUMMARY

This summary highlights selected information from this document. To understand all of the terms of the offering of the certificates, you should carefully read this entire document and the accompanying prospectus supplement.

THE MORTGAGE ASSET POOLS AND
OTHER ASSETS OF THE TRUSTS

The depositor will from time to time deposit a pool of mortgage assets and related property and interests into a trust.

The mortgage assets for each series of certificates may consist of mortgage loans with various payment provisions and related rights and limitations. See "Description of the Trust--Payment Provisions of the Mortgage Loans" in this prospectus.

The mortgage assets for each series of certificates also may include or consist of mortgage-backed securities. These mortgage-backed securities will represent an interest in, or will be secured by a pledge of, one or more mortgage loans that conform to the descriptions of the mortgage loans in this prospectus. See "Description of the Trust--MBS" in this prospectus.

The mortgage loans will be secured by first or junior liens on multifamily residential properties or commercial properties. The mortgage loans may be secured by liens on real estate projects under construction. See "Description of the Mortgage Pool" in your prospectus supplement for a description of the mortgage asset pool applicable to your series of certificates.

THE MORTGAGE LOAN SELLERS

The depositor will purchase the mortgage loans for each series of certificates from the mortgage asset seller or sellers specified in your prospectus supplement. Some or all of the mortgage loans in any trust may have been originated by GMAC Commercial Mortgage Corporation, another affiliate of the depositor or the depositor. See "Description of the Trust--Mortgage Loans" in this prospectus.

THE MASTER SERVICER, THE SPECIAL SERVICER
AND THE ADMINISTRATION OF THE TRUSTS

If a trust includes mortgage loans, then your prospectus supplement will name the servicer or the master servicer for that trust. The master servicer for any series of certificates may be GMAC Commercial Mortgage Corporation or another affiliate of the depositor. If a trust includes mortgage loans, then your prospectus supplement will also name any special servicer for that trust or will describe the circumstances under which a special servicer may be appointed or replaced.

The master servicer may also be the special servicer for that series and, in that dual capacity, would be referred to as the servicer. A special servicer for any series may be an affiliate of the depositor, the master servicer or an underwriter. See "GMAC Commercial Mortgage Corporation" and "The Pooling and Servicing Agreements--Matters Regarding the Master Servicer and the Depositor" in this prospectus.

If a trust includes mortgage-backed securities, then your prospectus supplement will name the entity responsible for administering those mortgage-backed securities. If an entity other than the trustee or the master servicer is the mortgage-backed securities administrator, that entity will be referred to as the manager in this prospectus. The manager for any series of certificates may be an affiliate of either the depositor or the master servicer. See your prospectus supplement for a description of the servicing and administration of the mortgage-backed certificates and the trust related to your certificates.

THE CERTIFICATES

Each trust will issue a series of certificates. A series of certificates may consist of a single class of certificates entitled to all of the principal and interest up to a specified rate on the mortgage assets in the related trust.

Alternatively, a series of certificates may consist of multiple classes. If the series of certificates has multiple classes, the prospectus supplement for that series will set forth for each class of certificates:

o      the initial principal balance if that class receives principal;

o      the initial interest rate if that class receives interest;

o      whether that class is subordinated;

o whether each class will receive distributions from all or a portion of the mortgage loans; and

o any other characteristics of that class and any limitations on the payments to be made to each class of certificates. See "Description of the Certificates" in this prospectus.

DISTRIBUTIONS TO THE CERTIFICATEHOLDERS

Principal and interest will be paid on a distribution date which may occur monthly or on other scheduled dates over the life of the certificates. The distribution date or dates for each will be described in the related prospectus supplement.

INTEREST

Each certificate of a series will be entitled to receive payments of interest to the extent described in the accompanying prospectus supplement. If a series of certificates consists of more than one class, each class may differ in, among other things:

o      priority in receiving interest payments;

o      payment dates;

o      interest rates; or

o      methods for computing interest.

Each class of certificates may have a fixed or variable interest rate. Some classes may not be entitled to receive any distributions of interest. Some classes may not be entitled to distributions of interest until after the occurrence of specific events, such as the retirement of one or more other classes of certificates. The interest that is accrued on these certificates will either be added to their certificate balance or otherwise deferred as described in your prospectus supplement. Distributions of interest on some classes may be reduced to the extent of delinquencies, losses or other contingencies described in this prospectus and in your prospectus supplement. See "Risk Factors--Each class of certificates will have different yield and prepayment considerations," "Yield and Maturity Considerations--Shortfalls in Collections of Interest" and "Description of the Certificates--Distributions of Interest on the Certificates" in this prospectus.

PRINCIPAL

Each certificate of a series will be entitled to receive payments of principal as described in your prospectus supplement. If a series of certificates consists of more than one class, each class may differ in, among other things:

o      its priority of principal payments;

o      periods during which certificateholders receive principal payments;

o the amount of scheduled principal it is entitled to receive on each payment date; or

o the amount of prepayments it is entitled to receive on each payment date.

NOT ALL CERTIFICATES WILL RECEIVE PRINCIPAL ON EACH DISTRIBUTION DATE AND SOME CLASSES MAY NOT BE ENTITLED TO RECEIVE ANY DISTRIBUTIONS OF PRINCIPAL.

CREDIT SUPPORT AND CASH FLOW
AGREEMENTS

One or more classes of certificates in a series may be protected in part by some form of credit support.

The accompanying prospectus supplement will provide the following information:

o      whether credit support covers any classes of certificates;

o      the type, amount and extent of coverage;

o      the identity of any entity providing the coverage; and

o      the terms of any subordination.

Any credit enhancement will be limited and certificateholders will bear any losses allocated after the credit enhancement coverage for a particular class is depleted. See "Risk Factors--Credit support is limited," "Description of Credit Support" and "Description of the Trust--Cash Flow Agreements" in this prospectus.

RATINGS

At issuance, each class of offered certificates will be rated not lower than investment grade by one or more nationally recognized statistical rating agencies. See "Rating" in this prospectus and in your prospectus supplement.

                                 RISK FACTORS

   You should consider the following risk factors in addition to the risk factors in the prospectus supplement in deciding whether to purchase any of the certificates.

IT MAY NOT BE POSSIBLE TO FIND   The underwriters may assist in resales of
AN INVESTOR TO PURCHASE YOUR     certificates, but they are not required to
CERTIFICATES                     do so. A secondary market for your
                                 certificates may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your certificates. Illiquidity also could have an adverse effect on the market value of your certificates. The related prospectus supplement will state whether the certificates will be listed on any securities exchange.

THE CERTIFICATES WILL ONLY BE    The certificates will represent interests
PAID FROM TRUST ASSETS           only in the trust established for that
                                 series. The certificates will not represent an obligation of the depositor, GMAC
                                 Commercial Mortgage Corporation or any of their affiliates. Payments on the mortgage assets included in the trust and any credit support will be the only source of payments to you. If those amounts are insufficient to make required payments of interest or principal or both to you, there is no other source of payments. As a result, payments to you may be reduced or delayed and you may experience losses on your certificates.

THE CERTIFICATES ARE NOT         Unless so specified in your prospectus
GUARANTEED                       supplement, no governmental agency or any
                                 other person guarantees or insures payments on the certificates of a particular series or any of the underlying mortgage assets.
                                 The depositor, the mortgage loan seller(s), the master servicer and the special servicer will have limited obligations and will not be obligated to make payments on the certificates. See "The certificates will only be paid from trust assets" above.

INVESTMENT IN COMMERCIAL AND     Each trust generally will consist of a
MULTIFAMILY MORTGAGE LOANS IS    smaller number of higher balance loans than
RISKIER THAN INVESTMENT IN       would a pool of single-family loans of
SINGLE-FAMILY MORTGAGE LOANS     comparable aggregate unpaid principal
                                 balance. Accordingly, the concentration of default, foreclosure and loss risks in individual mortgage loans in a particular trust generally will be greater than for pools of single-family loans. A description of material considerations associated with investments in mortgage loans is included in this prospectus under "Legal Aspects of Mortgage
                                 Loans." See also "Description of the
                                 Trust--Default and Loss Considerations for the Mortgage Loans" in this prospectus.

                                 In contrast to single-family loans, the
                                 ability of a borrower to repay a loan
                                 secured by an income-producing property
                                 typically depends mainly on the operating income produced by that property, not on the independent income or assets of the borrower. If the net operating income of the property is reduced, the borrower's ability to repay the loan may be impaired and losses may be realized on the mortgage loans. As a result, mortgage loans made on the security of multifamily or commercial property may have a greater likelihood of delinquency and foreclosure, and a greater likelihood of loss, delinquency and foreclosure than loans made on the security of owner-occupied single-family residential property.

                                 Your investment in the certificates will subject you to the risks of owning an interest in commercial and multifamily real estate. Your investment in the mortgage assets may be adversely affected by factors that affect the value of interests in real property and of loans secured by those interests including:

                                 o     changes in general or local economic
                                       conditions or specific industry
                                       segments;

                                 o     declines in real estate values;

                                 o     declines in rental or occupancy rates;

                                 o     increases in interest rates, real
                                       estate tax rates and other operating
                                       expenses;

                                 o     changes in governmental rules,
                                       regulations and fiscal policies,
                                       including environmental legislation;
                                       and

                                 o     natural disasters and civil
                                       disturbances such as earthquakes,
                                       hurricanes, floods, eruptions or
                                       riots.

                                 Factors that adversely affect the mortgage assets for a particular series may cause the rates of delinquencies, foreclosures and losses on those mortgage assets to be higher than would otherwise be the case. To the extent your certificates are not covered by credit support, you will bear all of the risks resulting from defaults by borrowers.

MODIFICATIONS TO MORTGAGE LOANS  To maximize recoveries on defaulted mortgage
OR EXTENSIONS OF THE MATURITY    loans, the master servicer or a special
DATE AGREED TO BY THE SERVICER   servicer may, under certain limited
MAY NOT ULTIMATELY INCREASE THE  circumstances, extend the maturity date of
PRESENT VALUE OF PROCEEDS TO     and otherwise modify mortgage loans that are
CERTIFICATEHOLDERS               in default or as to which a payment default
                                 is reasonably foreseeable. See "The Pooling and Servicing Agreements--Realization Upon
                                 Defaulted Mortgage Loans" in this
                                 prospectus. There is no guarantee, however, that an extension or modification will in fact increase the present value of receipts from, or proceeds of, the affected mortgage loans.

                                 See "Description of the Mortgage Pool" in the accompanying prospectus supplement for a description of these or other types of special risk loans in the mortgage asset pool applicable to your certificates.

CREDIT SUPPORT IS LIMITED        The prospectus supplement for your series of
                                 certificates may specify that credit support will provide protection against losses on the underlying mortgage assets up to specified amounts and for the benefit of specified classes of certificates. If any losses are incurred on the mortgage loans that are not covered by the credit enhancement for your class of certificates, you will bear the risk of these losses. See
                                 "Credit Support" in your prospectus
                                 supplement for a description of any forms of credit support that apply to your certificates.

                                 Although credit support is intended to
                                 reduce the likelihood of temporary
                                 shortfalls on the certificates, you should be aware that:

                                 o     The amount of coverage usually is
                                       limited.

                                 o     The amount of coverage usually will be
                                       reduced over time according to a
                                       schedule or formula.

                                 o     Credit support may not cover all
                                       potential losses on the mortgage
                                       loans. For example, credit support may
                                       not cover loss by reason of fraud or
                                       negligence by a mortgage loan
                                       originator or other parties.

                                 o     Credit support may provide coverage
                                       only to some certificates and not
                                       other certificates of the same series.
                                       If principal payments on one or more
                                       classes are made in a specified order
                                       of priority, any related credit
                                       support may be exhausted before the
                                       principal of the later paid classes
                                       has been repaid in full. As a result,
                                       losses and shortfalls experienced on
                                       the mortgage assets may have a greater
                                       impact upon those classes having a
                                       later right of payment.

                                 o     If the applicable rating agencies
                                       believe that the rating on the
                                       certificates will not be adversely
                                       affected, credit support may be
                                       reduced or terminated without the
                                       consent of certificateholders.

                                 o     The loss experience on the related
                                       mortgage assets underlying your
                                       certificates may exceed the levels of
                                       losses covered by the amount of credit
                                       support for your certificates. If this
                                       happens, you will bear the losses on
                                       the mortgage assets in excess of
                                       available credit support for your
                                       class. See "Description of the
                                       Certificates--Allocation of Losses and
                                       Shortfalls" and "Description of Credit
                                       Support" in this prospectus.

EACH CLASS OF CERTIFICATES WILL  The price you paid for your certificates and
HAVE DIFFERENT YIELD AND         the rate of principal payments on the
PREPAYMENT CONSIDERATIONS        mortgage assets in the applicable trust will
                                 affect the yield to maturity of your
                                 certificates. The rate of principal payments depends on scheduled payments of interest and principal, the rate of prepayments, liquidations due to defaults and repurchases. If the rate of prepayments on the mortgage assets related to your certificates is higher or lower than you anticipated, the yield to maturity on your certificates may be adversely affected. The yield on some types of certificates is more sensitive to variations in prepayments than others. For example, certificates that receive only payments of interest are especially sensitive to variations in the rate of prepayments. If the rate of prepayments is high, or if a redemption or call feature of the certificates or the underlying mortgage assets occurs, the holders of these certificates may not fully recover their initial investment. In addition, the following types of certificates also may be particularly sensitive to the rate of prepayment on the related mortgage assets:

                                 o     classes that receive distributions of
                                       interest or principal commencing only
                                       after the occurrence of specific
                                       events;

                                 o     classes that are only entitled to
                                       receive distributions of interest
                                       accrued on a notional principal
                                       balance;

                                 o     classes that are entitled to receive
                                       disproportionately small or no
                                       interest distributions;

                                 o     certificates with a pass-through rate
                                       that fluctuates inversely with an
                                       index; or

                                 o     classes of a series that includes
                                       multiple classes of certificates.

                                 The rate of principal payments on groups of mortgage loans varies within and among pools. Principal payments are influenced by economic, demographic, geographic, social, tax, legal and other factors, including prevailing mortgage market interest rates and the particular terms of the mortgage loans, such as provisions that prohibit voluntary prepayments during specified periods or impose penalties on voluntary prepayments. There is no guarantee as to the actual rate of prepayment on the mortgage assets in any trust, or that the rate of prepayment will conform to any model described in this prospectus or in any prospectus supplement. See "Yield and Maturity Considerations" in this prospectus. See also "Risk Factors" and "Yield and Maturity Considerations" in your prospectus supplement for more information concerning the prepayment risks applicable to your certificates.

ASSIGNMENTS OF LEASES AND RENTS  If a mortgaged property is subject to
MAY AFFECT PAYMENTS TO           leases, the related mortgage loan typically
CERTIFICATEHOLDERS               will be secured by an assignment of leases
                                 and rents. Under this assignment, the
                                 borrower assigns its right under the leases to the lender and upon default, the lender is entitled to collect rents.

                                 Some state laws may require the lender to take possession of the mortgaged property and obtain a judicial appointment of a receiver before the lender is entitled to collect rents. The lender's ability to collect rents also may be adversely affected if bankruptcy or similar proceedings are commenced by or against a borrower. If a lender is prevented or delayed in collecting rents, payments on your certificates may be reduced or delayed. See "Legal Aspects of Mortgage Loans--Leases and Rents" in this prospectus.

ENVIRONMENTAL CONDITIONS MAY     Real property pledged as security for a
SUBJECT THE MORTGAGED PROPERTY   mortgage loan may be subject to
TO LIENS OR IMPOSE COSTS ON THE  environmental risks. Under some state laws,
PROPERTY OWNER                   contamination of real property may give rise
                                 to a lien on the property to assure the
                                 costs of cleanup. In several states, that lien has priority over an existing mortgage lien on the property. In addition, under the laws of some states and under the federal
                                 Comprehensive Environmental Response,
                                 Compensation and Liability Act of 1980, a lender, either before or after foreclosure of the mortgage, may be liable, as an "owner" or "operator," for costs of addressing releases or threatened releases of hazardous substances at a property. This liability may exist if agents or employees of the lender have become sufficiently involved in the operations of the borrower.
                                 This liability may exist regardless of
                                 whether the environmental damage or threat was caused by the borrower or a prior owner.

   You can find a Glossary where capitalized terms used in this prospectus are defined beginning on page 114 in this prospectus.

                           DESCRIPTION OF THE TRUST

   Each series of certificates will represent in the aggregate the entire beneficial ownership interest in a trust to be formed by the depositor. The primary assets of each trust will be mortgage loans or a combination of mortgage loans and mortgage-backed securities or MBS. Each mortgage asset will be selected by the depositor for inclusion in a trust from among those purchased, either directly or indirectly, from a mortgage asset seller. The mortgage asset seller may or may not be the originator of that mortgage loan or the issuer of that MBS. The discussion below under the heading "--Mortgage Loans," unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular trust.

MORTGAGE LOANS

   The mortgage loans will be evidenced by promissory notes secured by mortgages, deeds of trust or similar security instruments that create first or junior liens on fee or leasehold estates in properties consisting of:

o multifamily properties that are residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures, or

o commercial properties that are office buildings, retail stores and establishments, hotels or motels, nursing homes, hospitals or other health care-related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial plants, parking lots, mixed use or other types of income-producing properties or unimproved land.

   The multifamily properties may include mixed commercial and residential structures and apartment buildings owned by private cooperative housing corporations. Each mortgage will create a lien on a borrower's fee estate in a mortgaged property. If a mortgage creates a lien on a borrower's leasehold estate in a property, then the term of any leasehold will exceed the term of the mortgage note by the period specified in the related prospectus supplement. The originator of any mortgage loan may be the depositor, GMAC Commercial Mortgage Corporation, another affiliate of the depositor, an affiliate of the underwriter or an unrelated party.

   Mortgage assets for a series of certificates may include mortgage loans secured by junior liens. The loans secured by the related senior liens may not be included in the mortgage pool. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior liens and the mortgage loan.

   Mortgage assets for a series of certificates may include mortgage loans made on the security of real estate projects under construction. In that case, the related prospectus supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, the mortgage assets for a particular series of certificates may include mortgage loans that are delinquent or non-performing as of the date the certificates are issued. The related prospectus supplement will include as to each delinquent or non-performing mortgage loan,

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o      available information as to the period of the delinquency or non-performance;

o      any forbearance arrangement then in effect;

o      the condition of the related mortgaged property; and

o the ability of the mortgaged property to generate income to service the mortgage debt.

  DEFAULT AND LOSS CONSIDERATIONS FOR THE MORTGAGE LOANS

   Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the likelihood of default on the loan.

   Annual debt service means for any mortgage loan, 12 times the monthly payment in effect as of the cut-off date or, for any mortgage loans that pay interest only for a period of time, 12 times the monthly payment in effect at the end of the interest only period.

   The Underwritten Cash Flow of a mortgaged property will fluctuate over time and may or may not be sufficient to cover debt service on the mortgage loan at any given time. As the primary source of the operating revenues of a non-owner occupied, income-producing property, rental income, and for a mortgage loan secured by a cooperative apartment building, maintenance payments from tenant-stockholders of a cooperative, may be affected by the condition of the applicable real estate market or area economy or both. In addition, properties typically leased, occupied or used on a short-term basis, such as some health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial properties may be owner-occupied or leased to a small number of tenants. As a result, the Underwritten Cash Flow of a commercial property may depend substantially on the financial condition of the borrower or a tenant, and mortgage loans secured by liens on those properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

   Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and to changes in governmental rules, regulations and fiscal policies, may also affect the likelihood of default on a mortgage loan. In some cases leases of mortgaged properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, the existence of net of expense provisions will result in stable Underwritten Cash Flow to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

   Lenders also look to the Loan-to-value Ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property must be liquidated following a default.

   Unless more specifically described in the related prospectus supplement, the value of a mortgaged property will be its fair market value determined in an appraisal

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obtained by the originator at the origination of the loan. The lower the
Loan-to-value Ratio, the greater the borrower's equity in a mortgaged property, and the greater the incentive of the borrower to perform under the terms of the related mortgage loan to protect its equity and the greater the cushion provided to the lender against loss on liquidation following a default.

   Loan-to-value Ratios will not necessarily constitute an accurate measure of the likelihood of liquidation loss in a pool of mortgage loans. For example, the value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the value determined at loan origination, and will likely continue to fluctuate from time to time based upon factors including changes in economic conditions and the real estate market. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value.

   Appraised values of income-producing properties are typically based on:

o the market comparison method based on recent resale values of comparable properties at the date of the appraisal;

o the cost replacement method based on the cost of replacing the property at that date;

o the income capitalization method based on a projection of value of the property's projected net cash flow; or

o a selection from or interpolation of the values derived from these methods.

   Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

   Although there may be multiple methods for determining the value of a mortgaged property, value will in all cases be affected by property performance. As a result, if a mortgage loan defaults because the income generated by the related mortgaged property is insufficient to cover operating costs and expenses and pay debt service, then the value of the mortgaged property will also be affected and a liquidation loss may occur.

   While the depositor believes that the considerations described above are important factors in assessing credit risk on loans secured by liens on income-producing real estate, there can be no assurance that all of these factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. See "Risk Factors--Investment in commercial and multifamily mortgage loans is riskier than investment in single-family mortgage loans."

  PAYMENT PROVISIONS OF THE MORTGAGE LOANS

   To the extent specified in the related prospectus supplement, all of the mortgage loans will have had original terms to maturity of not more than 40 years and provide for

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scheduled payments of principal, interest or both, to be made on specified due dates that occur monthly, quarterly, semi-annually or annually.

   A mortgage loan:

o may provide for no accrual of interest or for accrual of interest at a mortgage rate that is fixed over its term, that adjusts from time to time or that may be converted at the borrower's election from an adjustable to a fixed mortgage rate or from a fixed to an adjustable mortgage rate,

o may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the mortgage rate or to reflect the occurrence of specific events, and may permit negative amortization,

o may be fully amortizing or may be partially amortizing or non-amortizing, with a balloon payment due on its stated maturity date, and

o may prohibit prepayments over its term or for a specified lock-out period which ends on a lock-out date or may require payment of a prepayment premium consisting of a premium or a yield maintenance penalty in connection with prepayments, or both, in each case as described in the related prospectus supplement.

   A mortgage loan may also contain an equity participation provision that entitles the lender to a share of appreciation in value of the related mortgaged property, or profits realized from the operation or disposition of the mortgaged property or the benefit, if any, resulting from the refinancing of the mortgage loan.

  MORTGAGE LOAN INFORMATION IN PROSPECTUS SUPPLEMENTS

   Each prospectus supplement will contain information about the mortgage loans in the related trust, which may include the following:

o the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans,

o the type or types of property that provide security for repayment of the mortgage loans,

o the earliest and latest origination date and maturity date of the mortgage loans,

o the original and remaining terms to maturity of the mortgage loans, or ranges of assigned and remaining terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans,

o the Loan-to-value Ratios of the mortgage loans either at origination or as of a more recent date, or the range of Loan-to-value Ratios, and the weighted average of the Loan-to-value Ratios,

o the mortgage rates borne by the mortgage loans, or range of mortgage rates, and the weighted average mortgage rate borne by the mortgage loans,

o for mortgage loans with adjustable mortgage rates or ARM loans, the index or indices upon which the adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage rate adjustments at the time of any adjustment and over the life of the mortgage loan,

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
o information regarding the payment characteristics of the mortgage loans, such as balloon payment and other amortization provisions, lock-out periods and prepayment premiums,

o the Debt Service Coverage Ratios of the mortgage loans either at origination or as of a more recent date, or the range of Debt Service Coverage Ratios, and the weighted average of the Debt Service Coverage Ratios,

o the geographic distribution of the mortgaged properties on a state-by-state basis, and

o information describing material provisions of leases and the nature of tenants of the mortgaged properties.

   If the depositor is unable to provide the specific information described above at the time offered certificates of a series are initially offered, more general information of the nature described above will be provided in the related prospectus supplement. Specific information will be provided in a report which will be available to purchasers of those certificates at or before their initial issuance and prior to sales of the offered certificates and will be filed as part of a Current Report on Form 8-K with the SEC within fifteen days following the issuance.

  MBS

  MBS may include:

o private-label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities that are not guaranteed or insured by the United States or any agency or instrumentality of the United States; or

o certificates insured or guaranteed by the Federal Home Loan Mortgage Corporation or FHLMC, the Federal National Mortgage Association or the Governmental National Mortgage Association or the Federal Agricultural Mortgage Corporation. To the extent described in the related prospectus supplement, each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus.

   Any MBS will have been issued under an MBS agreement consisting of a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement. Either or both of the issuer of the MBS and the servicer of the underlying mortgage loans will have entered into the MBS agreement, with a trustee, or, in the alternative, with the original purchaser or purchasers of the MBS.

   The MBS may have been issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus. Distributions on the MBS will be made by the MBS issuer, the MBS servicer or the MBS trustee on the dates specified in the related prospectus supplement. The MBS issuer or the MBS servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a specified date or under other circumstances specified in the related prospectus supplement.

   Reserve funds, subordination or other credit support similar to that described for the certificates under "Description of Credit Support" may have been provided for the

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
MBS. The type, characteristics and amount of credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and usually will have been established on the basis of the requirements of any nationally recognized statistical rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

   The prospectus supplement for a series of certificates that evidence interests in MBS will specify, to the extent available,

o the aggregate approximate initial and outstanding principal amount and type of the MBS to be included in the trust,

o the original and remaining term to stated maturity of the MBS, if applicable,

o the pass-through or bond rate of the MBS or the formula for determining those rates,

o      the payment characteristics of the MBS,

o      the MBS issuer, MBS servicer and MBS trustee, as applicable,

o      a description of the credit support, if any,

o the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased before their maturity,

o the terms on which mortgage loans may be substituted for those originally underlying the MBS,

o the type of mortgage loans underlying the MBS and, to the extent available to the depositor and appropriate under the circumstances, other information about the underlying mortgage loans described under "--Mortgage Loan Information in prospectus supplements," and

o the characteristics of any cash flow agreements that relate to the MBS.

   CERTIFICATE ACCOUNTS

   Each trust will include one or more certificate accounts established and maintained on behalf of the certificateholders. All payments and collections received or advanced or the mortgage assets and other assets in the trust will be deposited into the certificate account(s) to the extent described in this prospectus and in the related prospectus supplement. See "The Pooling and Servicing Agreements--Certificate Account."

   CASH FLOW AGREEMENTS

   If so provided in the prospectus supplement for a series of certificates, the related trust will include guaranteed investment contracts under which moneys held in the funds and accounts established for the series will be invested at a specified rate. The trust may also include other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, or other agreements designed to reduce the effects of interest rate fluctuations on the mortgage assets on one or more classes of certificates. The principal terms of any cash flow agreement, including provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the related prospectus supplement. The related prospectus supplement will also identify the obligor under the cash flow agreement.

                      YIELD AND MATURITY CONSIDERATIONS

   The yield on any certificate offered hereby will depend on the price paid by the holder, the pass-through rate of interest at which the certificate accrues interest and the amount and timing of distributions on the certificate. See "Risk Factors--Each class of certificates will have different yield and prepayment considerations." The following discussion contemplates a trust that consists solely of mortgage loans. While the characteristics and behavior of mortgage loans underlying an MBS can be expected to have the same effect on the yield to maturity and weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the MBS. If a trust includes MBS, the related prospectus supplement will discuss the effect, if any, that the payment characteristics of the MBS may have on the yield to maturity and weighted average lives of the offered certificates of the related series.

   PASS-THROUGH RATE

   The certificates of any class within a series may have a fixed, variable or adjustable pass-through rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust. The prospectus supplement for any series of certificates will specify the pass-through rate for each class of offered certificates of the series or, in the case of a class of offered certificates with a variable or adjustable pass-through rate, the method of determining the pass-through rate, as well as the effect, if any, of the prepayment of any mortgage loan on the pass-through rate of one or more classes of offered certificates.

   The prospectus supplement will also indicate whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under any cash flow agreement consisting of:

o guaranteed investment contracts under which moneys held in the funds and accounts established for the related series will be invested at a specified rate; or

o other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, or other agreements designed to reduce the effects of interest rate fluctuation on the mortgage assets or on one or more classes of certificates.

   PURCHASE PRICE CONSIDERATION

   The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust are in turn distributed on those certificates or, in the case of a class of stripped interest certificates, result in the reduction of the notional amount thereof. You should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans in the related trust could result in an actual yield to you that is lower than the anticipated yield. You should also consider, in the case

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
of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on those mortgage loans could result in an actual yield to you that is lower than the anticipated yield. In addition, if you purchase an offered certificate at a discount or premium, and principal payments are made in reduction of the principal balance or notional amount of your offered certificates at a rate slower or faster than the rate you anticipated during any particular period, the consequent adverse effects on your yield would not be fully offset by a subsequent like increase or decrease in the rate of principal payments.

   PAYMENT DELAYS

   For each series of certificates, a period of time will elapse between the date upon which payments on the mortgage loans in the related trust are due and the distribution date on which the payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on the mortgage loans were distributed to certificateholders on the date they were due.

   SHORTFALLS IN COLLECTIONS OF INTEREST

   When a principal prepayment in full or in part is made on a mortgage loan, the borrower is typically charged interest on the amount of the prepayment only through the date of the prepayment, instead of through the due date for the next succeeding scheduled payment. However, interest accrued and distributable on any series of certificates on any distribution date will typically correspond to interest accrued on the mortgage loans to their respective due dates during the related due period. As more specifically described in the prospectus supplement for a series of certificates, a due period will be a specified time period running from a specified day of one month to the immediately preceding day of the next month, inclusive. All scheduled payments on the mortgage loans in the related trust that are due during a given due period will, to the extent received by a specified date called the determination date or otherwise advanced by the related master servicer or other specified person, be distributed to the holders of the certificates of the series on the next distribution date. Consequently, if a prepayment on any mortgage loan is distributable to certificateholders on a particular distribution date, but the prepayment is not accompanied by interest thereon to the due date for that mortgage loan in the related due period, then the interest charged to the borrower net of servicing and administrative fees may be less than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series. To the extent that any prepayment interest shortfall is allocated to a class of offered certificates, the yield on that class will be adversely affected. The prospectus supplement for each series of certificates will describe the manner in which any shortfalls will be allocated among the classes of certificates of that series. The related prospectus supplement will also describe any amounts available to offset shortfalls.

   THE EFFECTS OF PREPAYMENTS ON YIELD

   A certificate's yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust and the allocation of those payments to reduce the principal balance or notional amount, if applicable, of the certificate. The rate of

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
principal payments on the mortgage loans in any trust will be affected by the amortization schedules thereof. In the case of ARM loans, amortization schedules may change periodically to accommodate adjustments to the mortgage rates of those loans, the dates on which any balloon payments are due, and the rate of principal prepayments. Because the rate of principal prepayments on the mortgage loans in any trust will depend on future events and a variety of factors, no assurance can be given as to that rate.

   Principal prepayments include:

   o       voluntary prepayments by borrowers;

   o prepayments resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties; and

   o       purchases of mortgage loans out of the related trust.

   A lower than anticipated rate of principal prepayments on the mortgage loans in the related trust will negatively affect the yield to investors in any class of certificates that are stripped principal certificates. A higher than anticipated rate of principal prepayments on those mortgage loans will negatively affect the yield to investors in any class of certificates that are stripped interest certificates. In general, the notional amount of a class of stripped interest certificates will either be based on the principal balances of some or all of the mortgage assets in the related trust or equal to the initial stated principal amounts or certificate balance of one or more of the other classes of certificates of the same series. If the offered certificates of a series include any stripped interest certificates, the related prospectus supplement will include a table showing the effect of various constant assumed levels of prepayment on yields on those certificates. The purpose of the tables are to illustrate the sensitivity of yields to various constant assumed prepayment rates and are not intended to predict, or to provide information that will enable you to predict, yields or prepayment rates.

   The depositor is not aware of any publicly available or authoritative statistics that relate to the historical prepayment experience of a group of multifamily or commercial mortgage loans. However, the extent of prepayments of principal of the mortgage loans in any trust may be affected by a number of factors, including:

o      the availability of mortgage credit,

o the relative economic vitality of the area in which the mortgaged properties are located,

o      the quality of management of the mortgaged properties,

o      the servicing of the mortgage loans,

o      possible changes in tax laws, and

o      other opportunities for investment.

   In addition, the rate of principal payments on the mortgage loans in any trust may be affected by

   o       the existence of lock-out periods;

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
   o requirements that principal prepayments be accompanied by prepayment premiums; and

   o the extent to which those prepayment premium provisions may be practicably enforced.

   To the extent enforceable, prepayment premium provisions could constitute either an absolute prohibition in the case of a lock-out period or a disincentive in the case of a prepayment premium to a borrower's voluntarily prepaying its mortgage loan.

   The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below the interest rate specified in the mortgage loan, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of ARM loans, as prevailing market interest rates decline, and without regard to whether the mortgage rates on those ARM loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either converting to a fixed rate loan and thereby locking in the rate or taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

   Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions, some borrowers may sell mortgaged properties to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell mortgaged properties before the exhaustion of tax depreciation benefits. The depositor makes no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust, as to the relative importance of those factors, as to the percentage of the principal balance of those mortgage loans that will be paid as of any date or as to the overall rate of prepayment on those mortgage loans.

      WEIGHTED AVERAGE LIFE AND MATURITY

   The rate at which principal payments are received on the mortgage loans in any trust will affect the ultimate maturity and the weighted average life of one or more classes of the certificates of the series. Unless more specifically described in the related prospectus supplement, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

   The weighted average life and maturity of a class of certificates of any series will be influenced by the rate at which principal on the related mortgage loans, whether in the form of scheduled amortization or prepayments is paid to that class. For this purpose, the term prepayment includes voluntary prepayments, liquidations due to default and purchases of mortgage loans out of the related trust. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate or CPR prepayment model or the Standard Prepayment Assumption or SPA prepayment model. CPR represents an assumed constant rate of prepayment each month expressed as an annual percentage relative to the then outstanding principal balance of a pool of loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month expressed as an annual percentage of the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of those loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

   Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family loans. As a result, it is unlikely that the prepayment experience of the mortgage loans included in any trust will conform to any particular level of CPR or SPA.

   The prospectus supplement for each series of certificates will contain tables, if applicable, specifying the projected weighted average life of each class of offered certificates of that series and the percentage of the initial certificate balance of each class that would be outstanding on specified distribution dates based on the assumptions stated in the prospectus supplement. The assumptions will include assumptions that prepayments on the related mortgage loans are made at rates corresponding to various percentages of CPR or SPA, or at other rates specified in that prospectus supplement. The tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

   OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

   Balloon Payments; Extensions of Maturity.

   Some or all of the mortgage loans included in a trust may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property, mortgage loans that require balloon payments may default at maturity, or the maturity of a mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. To minimize losses on defaulted mortgage loans, the master servicer or a special servicer, to the extent and under the circumstances set forth in this prospectus and in the related prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of those certificates and, if those certificates were purchased at a discount, reduce the yield thereon.

   Negative Amortization.

   The weighted average life of a class of certificates can be affected by mortgage loans that permit negative amortization to occur. A mortgage loan that provides for the payment of interest calculated at a rate lower than the rate at which interest accrues on the loan would, in the case of an ARM loan, be expected during a period of increasing interest rates to amortize at a slower rate and perhaps not at all than if interest rates were declining or were remaining constant. A slower rate of mortgage loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of certificates of the related series. In addition, negative amortization on one or more mortgage loans in any trust may result in negative amortization on the certificates of the related series. The related prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust is allocated among the respective classes of certificates of the related series. The portion of any mortgage loan negative amortization allocated to a class of certificates may result in a deferral of some or all of the interest payable thereon, which deferred interest may be added to the certificate balance thereof. Accordingly, the weighted average lives of mortgage loans that permit negative amortization and that of the classes of certificates to which any negative amortization would be allocated or that would bear the effects of a slower rate of amortization on the mortgage loans may increase as a result of that feature.

   Negative amortization also may occur in respect of an ARM loan that:

o limits the amount by which its scheduled payment may adjust in response to a change in its mortgage rate,

o provides that its scheduled payment will adjust less frequently than its mortgage rate, or

o provides for constant scheduled payments even if its mortgage rate has been adjusted.

   Conversely, during a period of declining interest rates, the scheduled payment on a mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage rate, thereby resulting in the accelerated amortization of the mortgage loan. Any acceleration in amortization of its principal balance will shorten the weighted average life of a mortgage loan and, correspondingly, the weighted average lives of those classes of certificates entitled to a portion of the principal payments on that mortgage loan.

   The extent to which the yield on any offered certificate will be affected by the inclusion in the related trust of mortgage loans that permit negative amortization, will depend upon whether that offered certificate was purchased at a premium or a discount and the extent to which the payment characteristics of those mortgage loans delay or accelerate the distributions of principal on that certificate or, in the case of a stripped interest certificate, delay or accelerate the reduction of the notional amount thereof. See "--The Effects of Prepayments on Yield" above.

   Foreclosures and Payment Plans.

   The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made for the mortgage loans, including the use of payment plans before a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also have an effect upon the payment patterns of particular mortgage loans and on the weighted average lives of and yields on the certificates of the related series.

   Losses and Shortfalls on the Mortgage Assets.

   The yield to holders of the offered certificates of any series will directly depend on the extent to which those holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust and the timing of those losses and shortfalls. The earlier that any loss or shortfall occurs, usually the greater will be the negative effect on yield for any class of certificates that is required to bear its effects.

   The amount of any losses or shortfalls in collections on the mortgage assets in any trust, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, allocations may be effected by a reduction in the entitlements to interest and certificate balances of one or more of those classes of certificates, or by establishing a priority of payments among those classes of certificates or both.

   The yield to maturity on a class of subordinate certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage loans in the related trust.

   Additional Certificate Amortization.

   In addition to entitling the holders thereof to a specified portion, which may, during specified periods, range from none to all, of the principal payments received on the mortgage assets in the related trust, one or more classes of certificates of any series, including one or more classes of offered certificates of that series, may provide for distributions of principal from:

o amounts attributable to interest accrued but not currently distributable on one or more classes of accrual certificates on which distributions of interest may not commence until the occurrence of specific events, such as the retirement of one or more other classes of certificates,

o      Excess Funds or

o      any other amounts described in the related prospectus supplement.

   The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of those certificates and, if those certificates were purchased at a premium, reduce the yield on those certificates. The related prospectus supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of certificates out of those sources is likely to have any material effect on the rate at which the certificates are amortized and the yield to be realized on the certificates.

   Optional Early Termination.

   If provided in the related prospectus supplement, the master servicer, the depositor or the holder of the residual interest in a REMIC may at its option either effect early retirement of a series of certificates through the purchase of the assets in the related trust or purchase, in whole but not in part, the certificates specified in the related prospectus supplement. The optional termination would occur under the circumstances and in the manner described under "Description of the Certificates--Termination; Retirement of Certificates" in this prospectus and in the related prospectus supplement. Any early retirement of a class of offered certificates would shorten their weighted average life and, if those certificates were purchased at premium, reduce the yield realized on those certificates.

                                THE DEPOSITOR

   GMAC Commercial Mortgage Securities, Inc. is a wholly-owned subsidiary of GMAC Commercial Mortgage Corporation which is an indirect wholly-owned subsidiary of GMAC Mortgage Group, Inc., a Michigan corporation. The depositor was incorporated in the State of Delaware on June 22, 1995. The depositor was organized for the purpose of serving as a private secondary mortgage market conduit. The depositor maintains its principal office at 200 Witmer Road, Horsham, Pennsylvania 19044. Its telephone number is (215) 328-3164. The depositor does not have, nor is it expected in the future to have, any significant assets.

                     GMAC COMMERCIAL MORTGAGE CORPORATION

   Unless we tell you otherwise in the related prospectus supplement, GMAC Commercial Mortgage Corporation, an affiliate of GMAC Commercial Mortgage Corporation and a corporation duly organized and existing under the laws of the State of California, will act as the master servicer or manager for each series of certificates.

   GMAC Commercial Mortgage Corporation originates mortgage loans through its own originating network and buys mortgage loans primarily through its branch network and also from mortgage loan originators or sellers nationwide. GMAC Commercial Mortgage Corporation services mortgage loans for its own account and for others. GMAC Commercial Mortgage Corporation's principal executive offices are located at 200 Witmer Road, Horsham, Pennsylvania 19044. Its telephone number is (215) 328-4622. GMAC Commercial Mortgage Corporation conducts operations from its headquarters in Pennsylvania and from offices located in California, Colorado, the District of Columbia, Illinois, Michigan, Minnesota, Missouri, Nebraska, New York, Ohio, Texas, Virginia, Washington and Wisconsin.

                       DESCRIPTION OF THE CERTIFICATES

   Each series of certificates will represent the entire beneficial ownership interest in the trust created under the related pooling and servicing agreement or other agreement specified in the related prospectus supplement. Either agreement is referred to as a pooling and servicing agreement. The certificates of each series may consist of one or more classes of certificates that:

o provide for the accrual of interest on the certificate balance or notional amount at a fixed, variable or adjustable rate;

o      constitute senior certificates or subordinate certificates;

o constitute stripped interest certificates or stripped principal certificates;

o provide for distributions of interest or principal that begins only after the occurrence of specified events, such as the retirement of one or more other classes of certificates of the series;

o provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster or slower than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust;

o provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

o provide for distributions based on collections on the mortgage assets in the related trust attributable to prepayment premiums and equity participations.

   A class of certificates may have two or more component parts that each have different characteristics. For example, a class of certificates may have a certificate balance on which it accrues interest at a fixed, variable or adjustable rate. The same class of certificates may also have features of a stripped interest certificate that entitles its holders to distributions of interest accrued on a notional amount at a different fixed, variable or adjustable rate. In addition, a class of certificates may accrue interest on one portion of its certificate balance at one fixed, variable or adjustable rate and on another portion of its certificate balance at a different fixed, variable or adjustable rate.

   Each class of offered certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of classes of stripped interest certificates or REMIC residual certificates, notional amounts or percentage interests, specified in the related prospectus supplement. One or more classes of offered certificates of any series may be issued as definitive certificates in fully registered, definitive form or may be offered as book-entry certificates in book-entry format through the facilities of The Depository Trust Company or DTC. If issued as definitive certificates, the offered certificates of each series may be transferred or exchanged at the location specified in the related prospectus supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection therewith. Any transfer or exchange of the certificates must comply with any restrictions on transfer described in the related prospectus supplement. Interests in a class of book-entry certificates will be transferred on the book-entry records of DTC and its participating organizations.

   DISTRIBUTIONS

   The trustee will make distributions on the certificates of each series on each distribution date from the Available Distribution Amount for that series on that distribution date. The distribution date for a series of certificates will be a specified day of each month, or, if that day is not a business day, the next business day, beginning in the month specified in the related prospectus supplement.

   To the extent specified in the related prospectus supplement, distributions on the certificates of each series, other than the final distribution in retirement of any certificate, will be made to the persons in whose names the certificates are registered at the close of business on the record date or last business day of the month preceding the month in which the applicable distribution date occurs. All distributions on each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in the class in proportion to the respective percentage interests evidenced thereby to the extent specified in the related prospectus supplement. Payments may be made by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities, if the certificateholder has provided the person required to make the payments with wiring instructions no later than the related record date or another date specified in the related prospectus supplement and the certificateholder holds certificates in any requisite amount or denomination specified in the related prospectus supplement. Otherwise, payments will be made by check mailed to the address of the certificateholder as it appears on the certificate register. However, the final distribution in retirement of any class of certificates, whether definitive certificates or book-entry certificates, will be made only upon presentation and surrender of the certificates at the location specified in the notice to certificateholders of the final distribution.

   DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

   Each class of certificates of each series, other than stripped principal certificates that are entitled to distributions of principal, with disproportionate, nominal or no distributions of interest and other than some classes of REMIC residual certificates that have no pass-through rate, may have a different pass-through rate, which in each case may be fixed, variable or adjustable. The related prospectus supplement will specify the pass-through rate or, in the case of a variable or adjustable pass-through rate, the method for determining the pass-through rate, for each class. Interest on the certificates of each series will be calculated on the basis described in the related prospectus supplement.

   A class of accrual certificates will be entitled to distributions of accrued interest beginning only on the distribution date, or under the circumstances, specified in the related prospectus supplement. Some classes of stripped principal certificates or REMIC residual certificates are not entitled to any distributions of interest. Distributions of interest on all other classes of certificates will be made on each distribution date based on the Accrued Certificate Interest for that class and that distribution date, to the extent of the portion of the Available Distribution Amount allocable to that class on that distribution date.

   Before the time interest is distributable on any class of accrual certificates, the amount of Accrued Certificate Interest otherwise distributable on that class will be added to the certificate balance thereof on each distribution date or otherwise deferred as described in the related prospectus supplement.

   Stripped interest certificates are entitled to distributions of interest, with disproportionate, nominal or no distributions or principal. To the extent described in the related prospectus supplement, the Accrued Certificate Interest for each distribution date on a class of stripped interest certificates will be calculated like the Accrued Certificate Interest for other classes except that it will accrue on a notional amount rather than a certificate balance. The notional amount is either based on the principal balances of some or all of the mortgage assets in the related trust or equal to the certificate balances of one or more other classes of certificates of the same series. Reference to a notional amount for a class of stripped interest certificates is solely for convenience in making calculations and does not represent the right to receive any distributions of principal.

   The amount of Accrued Certificate Interest that is otherwise distributable on, or, in the case of accrual certificates, that may otherwise be added to the certificate balance of, one or more classes of the certificates of a series may be reduced to the extent that any prepayment interest shortfalls, as described under "Yield and Maturity Considerations--Shortfalls in Collections of Interest," exceed the amount of any sums that are applied to offset the amount of those shortfalls. The particular manner in which the shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement.

   The related prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on, or, in the case of accrual certificates, that may otherwise be added to the certificate balance of, a class of offered certificates may be reduced as a result of any other contingencies. These contingencies include delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust. Unless otherwise provided in the related prospectus supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to that class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust will result in a corresponding increase in the certificate balance of that class. See "Risk Factors--Each class of certificates will have different yield and prepayment considerations" and "Yield and Maturity Considerations--Shortfalls in Collections of Interest."

   DISTRIBUTIONS OF PRINCIPAL OF THE CERTIFICATES

   Each class of certificates of each series, other than some classes of stripped interest certificates and some classes of REMIC residual certificates, will have a certificate balance. The certificate balance for a class, at any time, will equal the then maximum amount that the holders of certificates of that class will be entitled to receive as principal out of the future cash flow on the mortgage assets and other assets included in the related trust. The outstanding certificate balance of a class of certificates will be reduced by distributions of principal made to that class. If provided in the related prospectus supplement, the outstanding certificate balance of a class will be reduced further by any losses incurred on the related mortgage assets allocated to that class.

   The outstanding certificate balance of a class of certificates may be increased as a result of any deferred interest on or for the related mortgage assets being allocated to that class. The outstanding certificate balance of each class of accrual certificates will be increased before the distribution date on which distributions of interest thereon are required to begin, by the amount of any Accrued Certificate Interest on that class, as reduced by any prepayment interest shortfalls.

   Except to the extent specified in the related prospectus supplement, the initial aggregate certificate balance of all classes of a series of certificates will not be greater than the aggregate outstanding principal balance of the related mortgage assets as of a specified cut-off date, after taking into account all scheduled payments due on or before that date, whether or not received. The initial certificate balance of each class of a series of certificates will be specified in the related prospectus supplement. To the extent described in the related prospectus supplement, distributions of principal on a series of certificates will be made on each distribution date to the holders of the class or classes of certificates of that series entitled thereto until the certificate balances of those certificates have been reduced to zero. Distributions of principal on one or more classes of certificates may be made at a rate that is faster than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust. Distributions of principal on one or more classes of certificates may not begin until the occurrence of specific events, such as the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust. Distributions of principal on one or more controlled amortization classes of certificates may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal on one or more companion classes of certificates may be contingent on the specified principal payment schedule for a controlled amortization class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust are received.

Distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of that class or on another basis specified in the related prospectus supplement.

   ALLOCATION OF LOSSES AND SHORTFALLS

   The amount of any losses or shortfalls in collections on the mortgage assets in any trust, to the extent not covered by any credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner specified in the related prospectus supplement. The allocations may be effected by a reduction in the entitlements to interest or the certificate balances of one or more classes of certificates, or both, or by establishing a priority of payments among those classes of certificates. See "Description of Credit Support."

   ADVANCES IN RESPECT OF DELINQUENCIES

   If provided in the related prospectus supplement and, if a trust includes mortgage loans, the master servicer, a special servicer, the trustee, the fiscal agent, if any, any provider of credit support or any other specified person may be obligated to advance, or have the option of advancing an amount up to the aggregate of any payments of principal, other than the principal portion of any balloon payments, and interest that were due on or for those mortgage loans during the related due period and were delinquent on the related determination date. The person responsible will make advances on or before each distribution date, from its own funds or from Excess Funds held in the related certificate account that are not part of the Available Distribution Amount for the related series of certificates for that distribution date.

   Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled to receive those amounts, rather than to guarantee or insure against losses. Consistent with this principle, all advances made out of an entity's own funds will be reimbursable out of related proceeds consisting of liquidation proceeds, insurance proceeds and condemnation proceeds on the mortgage loans on which payments are delinquent and any credit support or other specific sources that are identified in the related prospectus supplement. One source, in the case of a series that includes one or more classes of subordinate certificates, is collections on other mortgage assets in the related trust that would otherwise be distributable to the holders of one or more classes of the subordinate certificates. No advance will be required to be made by a master servicer, special servicer, fiscal agent or trustee if, in the judgment of that person, the advance would not be recoverable from related proceeds or another specifically identified source. If previously made by a master servicer, special servicer, fiscal agent or trustee, a nonrecoverable advance will be reimbursable from any amounts in the related certificate account prior to any distributions being made to the related series of certificateholders.

   If advances have been made by a master servicer, special servicer, fiscal agent, trustee or other entity from Excess Funds in a certificate account, that person will be required to replace those funds in the certificate account on any future distribution date to the extent that funds in the certificate account on that distribution date are less than payments required to be made to the related series of certificateholders on that date.

The obligation of a master servicer, special servicer, fiscal agent, trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any surety bond, will be provided in the related prospectus supplement.

   If provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on advances for a specified period during which the advances are outstanding at the rate specified in the prospectus supplement. The entity making advances will be entitled to payment of that interest periodically from general collections on the mortgage loans in the related trust before any payment to the related series of certificateholders or as described in the prospectus supplement.

   The prospectus supplement for any series of certificates evidencing an interest in a trust that includes MBS will describe any comparable advancing obligation of a party to the related pooling and servicing agreement or of a party to the related MBS agreement.

   REPORTS TO CERTIFICATEHOLDERS

   On each distribution date, together with the distribution to the holders of each class of the offered certificates of a series, a master servicer, manager or trustee, as provided in the related prospectus supplement, will forward to each holder, a distribution date statement that will set forth, among other things, in each case to the extent applicable and to the extent described in the related prospectus supplement:

o the amount of that distribution to holders of that class of offered certificates that was applied to reduce the certificate balance thereof;

o the amount of that distribution to holders of that class of offered certificates that was applied to pay Accrued Certificate Interest;

o the amount, if any, of that distribution to holders of that class of offered certificates that was allocable to:

       o       prepayment premiums; and

       o       payments for equity participations;

o the amount, if any, by which that distribution is less than the amounts to which holders of that class of offered certificates are entitled;

o if the related trust includes mortgage loans, the aggregate amount of advances included in that distribution;

o if the related trust includes mortgage loans, the amount of servicing compensation received by the related master servicer, and, if payable directly out of the related trust, by any special servicer and any sub-servicer;

o if the related trust includes MBS, the amount of administrative compensation received by the REMIC administrator;

o information regarding the aggregate principal balance of the related mortgage assets on or about that distribution date;

o if the related trust includes mortgage loans, information regarding the number and aggregate principal balance of those mortgage loans that are delinquent;

o if the related trust includes mortgage loans, information regarding the aggregate amount of losses incurred and principal prepayments made on those mortgage loans during the related Prepayment Period;

o the certificate balance or notional amount, as the case may be, of that class of certificates at the close of business on that distribution date--separately identifying any reduction in the certificate balance or notional amount due to the allocation of any losses on the related mortgage assets, any increase in the certificate balance or notional amount due to the allocation of any negative amortization in respect of the related mortgage assets and any increase in the certificate balance of a class of accrual certificates, if any, if Accrued Certificate Interest has been added to that balance;

o if that class of offered certificates has a variable pass-through rate or an adjustable pass-through rate, the pass-through rate applicable thereto for that distribution date and, if determinable, for the next succeeding distribution date;

o the amount deposited in or withdrawn from any reserve fund on that distribution date, and the amount remaining on deposit in that reserve fund as of the close of business on that distribution date;

o if the related trust includes one or more instruments of credit support, such as a letter of credit, an insurance policy or a surety bond, the amount of coverage under each instrument as of the close of business on that distribution date; and

o the amount of credit support being afforded by any classes of subordinate certificates.

   In the case of information furnished under the first three points above, the amounts will be expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or as a percentage. The prospectus supplement for each series of certificates may describe additional information to be included in reports to the holders of the offered certificates of that series.

   Within a reasonable period of time after the end of each calendar year, the master servicer, manager or trustee for a series of certificates, as the case may be, will, upon request, furnish to each person who at any time during the calendar year was a holder of an offered certificate of that series a statement containing the information provided in the first three points above, aggregated for that calendar year or the applicable portion thereof during which that person was a certificateholder. This obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided under any requirements of the Internal Revenue Code of 1986 as are from time to time in force. See, however, "--Book-Entry Registration and Definitive Certificates" below.

   If the trust for a series of certificates includes MBS, the ability of the related master servicer, manager or trustee, as the case may be, to include in any distribution date statement information regarding the mortgage loans underlying the MBS will depend on the reports received for the MBS. In such cases, the related prospectus supplement will describe the loan-specific information to be included in the distribution date statements that will be forwarded to the holders of the offered certificates of that series in connection with distributions made to them.

   TERMINATION; RETIREMENT OF CERTIFICATES

   The obligations created by the pooling and servicing agreement for each series of certificates, other than limited payment and notice obligations of the applicable parties, will terminate upon the payment to certificateholders of that series of all amounts held in the certificate account or by the master servicer and required to be paid to them under the pooling and servicing agreement following the earlier of:

o the final payment or other liquidation or disposition, or any advance made for the last mortgage asset in the trust for that series or of any property acquired upon foreclosure or deed in lieu of foreclosure of any mortgage loan in the trust for that series, and

o the purchase by the master servicer, the depositor or, if specified in the related prospectus supplement, by the holder of the REMIC residual certificates from the trust for that series of all remaining mortgage assets therein and property, if any, acquired in respect of the mortgage loans therein. See "Federal Income Tax Consequences" below.

   In addition to the foregoing, the master servicer or the depositor will have the option to purchase, in whole but not in part, the certificates specified in the related prospectus supplement in the manner provided in the related prospectus supplement. Upon the purchase of those certificates or at any time thereafter, at the option of the master servicer or the depositor, the mortgage assets may be sold, the certificates retired and the trust terminated, or the certificates so purchased may be held or resold by the master servicer or the depositor. In no event, however, will the trust created continue beyond the expiration of 21 years from the death of the survivor of the persons named in the pooling and servicing agreement. If the certificateholders are permitted to terminate the trust under the applicable pooling and servicing agreement, a penalty may be imposed upon the certificateholders based upon the fee that would be foregone by the master servicer and any special servicer because of the termination.

   Any purchase of mortgage assets and other property will be made at the option of the master servicer, the depositor or, if applicable, the holder of the REMIC residual certificates at the price specified in the related prospectus supplement. Before the right to purchase can be exercised, however, the aggregate principal balance of the mortgage assets for that series must be less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage assets at the cut-off date for that series. The prospectus supplement for each series of certificates will describe the amounts that the holders of those certificates will be entitled to receive upon early retirement. Early termination may adversely affect the yield to holders of some classes of certificates. If a REMIC election has been made, the termination of the related trust will be effected in a manner consistent with applicable federal income tax regulations and its status as a REMIC.

   BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

   If so provided in the prospectus supplement for a series of certificates, one or more classes of the offered certificates of the series will be offered in book-entry format through the facilities of DTC, and each class so offered will be represented by one or more global certificates registered in the name of DTC or its nominee.

   DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking corporation" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered under the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations and facilitate the clearance and settlement of securities transactions between participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants maintain accounts with DTC and include securities brokers and dealers, banks, trust companies and clearing corporations and other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system also is available to other indirect participants, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

   Purchases of book-entry certificates under the DTC system must be made by or through direct participants, which will receive a credit for the book-entry certificates on DTC's records. The ownership interest of each actual purchaser of a book-entry certificate or certificate owner is in turn to be recorded on the direct and indirect participants' records. Certificate owners will not receive written confirmation from DTC of their purchases, but certificate owners are expected to receive written confirmations providing details of those transactions, as well as periodic statements of their holdings, from the direct or indirect participant through which each certificate owner entered into the transaction. Transfers of ownership interest in the book-entry certificates are to be accomplished by entries made on the books of participants acting on behalf of certificate owners. Certificate owners will not receive certificates representing their ownership interests in the book-entry certificates, except if use of the book-entry system for the book-entry certificates of any series is discontinued as described below.

   DTC has no knowledge of the actual certificate owners of the book-entry certificates. DTC's records reflect only the identity of the direct participants to whose accounts the certificates are credited, which may or may not be the certificate owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

   Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to certificate owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

   Distributions on the book-entry certificates will be made to DTC. DTC's practice is to credit direct participants' accounts on the related distribution date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on that date. Disbursement of distributions by participants to certificate owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of each participant, and not of

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
DTC, the depositor or any trustee or master servicer, consistent with any statutory or regulatory requirements as may be in effect from time to time. Under a book-entry system, certificate owners may receive payments after the related distribution date.

   Unless otherwise provided in the related prospectus supplement, the only "certificateholder," as the term is used in the related pooling and servicing agreement, of book-entry certificates will be the nominee of DTC, and the certificate owners will not be recognized as certificateholders under the pooling and servicing agreement. Certificate owners will be permitted to exercise the rights of certificateholders under the related pooling and servicing agreement only indirectly through the participants who in turn will exercise their rights through DTC. The depositor is informed that DTC will take action permitted to be taken by a certificateholder under a pooling and servicing agreement only at the direction of one or more participants to whose account with DTC interests in the book-entry certificates are credited.

   Because DTC can act only on behalf of participants, who in turn act on behalf of indirect participants and certificate owners, the ability of a certificate owner to pledge its interest in book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in book-entry certificates, may be limited due to the lack of a physical certificate evidencing that interest.

   If provided in the related prospectus supplement, certificates initially issued in book-entry form will be issued as definitive certificates to certificate owners or their nominees, rather than to DTC or its nominee, only if:

o the depositor advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository for those certificates and the depositor is unable to locate a qualified successor or

o the depositor, at its option, elects to terminate the book-entry system through DTC for those certificates.

   Upon the occurrence of either of the events described in the preceding sentence, DTC will be required to notify all participants of the availability through DTC of definitive certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry certificates, together with instructions for registration, the trustee for the related series or other designated party will be required to issue to the certificate owners identified in those instructions the definitive certificates to which they are entitled, and thereafter the holders of those definitive certificates will be recognized as certificateholders under the related pooling and servicing agreement.

                     THE POOLING AND SERVICING AGREEMENTS

   The certificates of each series will be issued under a pooling and servicing agreement. The parties to a pooling and servicing agreement will typically include the depositor, the trustee, the master servicer and, in some cases, a special servicer appointed as of the date of the pooling and servicing agreement. A pooling and servicing agreement that relates to a trust that includes MBS may include a manager as a party, but may not include a master servicer or other servicer as a party. All parties to each pooling and servicing agreement under which certificates of a series are issued will be identified in the related prospectus supplement. An affiliate of the depositor, or the mortgage asset seller or an affiliate thereof, may perform the functions of a special servicer, manager or a master servicer called either a servicer or master servicer. Any party to a pooling and servicing agreement or any affiliate thereof may own certificates issued under that agreement.

   A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of each pooling and servicing agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust. The following summaries describe provisions that may appear in a pooling and servicing agreement under which certificates that evidence interests in mortgage loans will be issued. The prospectus supplement for a series of certificates will describe any provision of the related pooling and servicing agreement that materially differs from the description thereof contained in this prospectus and, if the related trust includes MBS, will summarize all of the material provisions of the related pooling and servicing agreement. These summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the pooling and servicing agreement for each series of certificates and the description of those provisions in the related prospectus supplement.

   The depositor will provide a copy of the pooling and servicing agreement, without exhibits, that relates to any series of certificates without charge upon written request of a holder of a certificate of that series addressed to it at its principal executive offices specified under "The Depositor".

   ASSIGNMENT OF MORTGAGE LOANS; REPURCHASES

   At the time of issuance of any series of certificates, the depositor will assign, or cause to be assigned, to the designated trustee the mortgage loans to be included in the related trust, together with, to the extent described in the related prospectus supplement, all principal and interest to be received on or for those mortgage loans after the cut-off date, other than principal and interest due on or before the cut-off date. The trustee will, concurrently with that assignment, deliver the certificates to, or at the direction of, the depositor in exchange for the mortgage loans and the other assets to be included in the trust for that series. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement. The schedule will include detailed information that pertains to each mortgage loan included in the related trust, which information will typically include:

o      the address of the related mortgaged property and type of property;

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
o the mortgage rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information;

o      the original and remaining term to maturity;

o      the original amortization term; and

o      the original and outstanding principal balance.

   In addition, to the extent provided in the related prospectus supplement, the depositor will, as to each mortgage loan to be included in a trust, deliver, or cause to be delivered, to the related trustee or to a custodian appointed by the trustee:

o the mortgage note endorsed, without recourse, either in blank or to the order of the trustee or its nominee, the mortgage with evidence of recording indicated thereon, except for any mortgage not returned from the public recording office;

o an assignment, which may be a blanket assignment covering mortgages on mortgaged properties located in the same county if permitted by law, of the mortgage in blank or to the trustee or its nominee in recordable form, together with any intervening assignments of the mortgage with evidence of recording thereon, except for any assignment not returned from the public recording office; and

o if applicable, any riders or modifications to the mortgage note and mortgage, together with other documents at the times provided in the related pooling and servicing agreement.

   A trust may include mortgage loans where the original mortgage note is not delivered to the trustee if the depositor delivers, or causes to be delivered, to the related trustee or custodian a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original thereof has been lost or destroyed. In addition, if the depositor cannot deliver, for any mortgage loan, the mortgage or any intervening assignment with evidence of recording thereon concurrently with the execution and delivery of the related pooling and servicing agreement because of a delay caused by the public recording office, the depositor will deliver, or cause to be delivered, to the related trustee or custodian a true and correct photocopy of the mortgage or assignment as submitted for recording. The depositor will deliver, or cause to be delivered to the related trustee or custodian the mortgage or assignment with evidence of recording after receipt from the public recording office. If the depositor cannot deliver, for any mortgage loan, the mortgage or any intervening assignment with evidence of recording concurrently with the execution and delivery of the related pooling and servicing agreement because the mortgage or assignment has been lost, the depositor will deliver, or cause to be delivered, to the related trustee or custodian a true and correct photocopy of that mortgage or assignment with evidence of recording.

   As specified in the related prospectus supplement, assignments of mortgage to the trustee or its nominee will be recorded in the appropriate public recording office, except in states where, in the opinion of counsel acceptable to the trustee, the recording is not required to protect the trustee's interests in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of the mortgage loan.

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
   The trustee or a custodian appointed by the trustee for a series of certificates will be required to review the mortgage loan documents delivered to it within a specified period of days after receipt, and the trustee or custodian will hold those documents in trust for the benefit of the certificateholders of that series. Unless we tell you otherwise in the related prospectus supplement, if any mortgage loan document is found to be missing or defective, and the omission or defect, as the case may be, materially and adversely affects the interests of the certificateholders of the related series, the trustee or custodian will be required to notify the master servicer and the depositor, and one of them will be required to notify the relevant mortgage asset seller. If the mortgage asset seller cannot deliver the document or cure the defect within a specified number of days after receipt of the notice, then, except as otherwise specified below or in the related prospectus supplement, the mortgage asset seller will be obligated to repurchase the related mortgage loan from the trustee.

   If so provided in the prospectus supplement for a series of certificates, a mortgage asset seller, instead of repurchasing a mortgage loan for which there is missing or defective loan documentation, will have the option, exercisable upon specific conditions or within a specified period after initial issuance of the series of certificates, to replace that mortgage loan with one or more other mortgage loans. Any replacement of a mortgage loan must comply with standards that will be described in the prospectus supplement. This repurchase or substitution obligation will constitute the sole remedy to holders of the certificates of any series or to the related trustee on their behalf for missing or defective mortgage asset documentation when the related prospectus supplement provides for additional remedies. Neither the depositor nor, unless it is the mortgage asset seller, the master servicer will be obligated to purchase or replace a mortgage loan if a mortgage asset seller defaults on its obligation to do so.

   The trustee will be authorized at any time to appoint one or more custodians under a custodial agreement to hold title to the mortgage loans in any trust and to maintain possession and review the documents relating to those mortgage loans as the agent of the trustee. The identity of any custodian to be appointed on the date of initial issuance of the certificates will be provided in the related prospectus supplement. Any custodian may be an affiliate of the depositor or the master servicer.

   REPRESENTATIONS AND WARRANTIES; REPURCHASES

   To the extent provided in the prospectus supplement for a series of certificates, the depositor will, for each mortgage loan in the related trust, make or assign, or cause to be made or assigned, representations and warranties made by a warranting party covering, for example:

o the accuracy of the information for the mortgage loan on the schedule of mortgage loans appearing as an exhibit to the related pooling and servicing agreement;

o the enforceability of the related mortgage note and mortgage and the existence of title insurance insuring the lien priority of the related mortgage;

o the warranting party's title to the mortgage loan and the authority of the warranting party to sell the mortgage loan; and

o      the payment status of the mortgage loan.

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
   It is expected that in most cases the warranting party will be the mortgage asset seller; however, the warranting party may also be an affiliate of the mortgage asset seller, the depositor or an affiliate of the depositor, the master servicer, a special servicer or another person acceptable to the depositor. The warranting party, if other than the mortgage asset seller, will be identified in the related prospectus supplement.

   If provided in the related prospectus supplement, the master servicer or the trustee or both will be required to notify promptly any warranting party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the certificateholders of the related series. If the warranting party cannot cure the breach within a specified period following the date on which it was notified of the breach, then, if provided in the related prospectus supplement, it will be obligated to repurchase the mortgage loan from the trustee at the applicable Purchase Price.

   If provided in the related prospectus supplement, a warranting party, instead of repurchasing a mortgage loan for which a breach has occurred, will have the option to replace the mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. This option will be exercisable upon the conditions and within the time period specified in the related prospectus supplement. This repurchase or substitution obligation will constitute the sole remedy available to holders of the certificates of any series or to the related trustee on their behalf for a breach of representation and warranty by a warranting party unless the related prospectus supplement provides for additional remedies. Unless it is the warranting party, neither the depositor nor the master servicer will be obligated to purchase or replace a mortgage loan if a warranting party defaults on its obligation to do so.

   Representations and warranties may be made in respect of a mortgage loan as of a date before the date upon which the related series of certificates is issued, and therefore may not address events that may occur following the date as of which they were made. The date as of which the representations and warranties regarding the mortgage loans in any trust were made will be specified in the related prospectus supplement.

   COLLECTION AND OTHER SERVICING PROCEDURES

   As more specifically described in the related prospectus supplement, the master servicer for any mortgage pool, directly or through sub-servicers, will be obligated under the related pooling and servicing agreement to service and administer the mortgage loans in that mortgage pool. The master servicer will act for the benefit of the related certificateholders, in accordance with applicable law and with the terms of the pooling and servicing agreement, the mortgage loans and any instrument of credit support included in the related trust. Subject to these servicing obligations, the master servicer will have full power and authority to do any and all things in connection with the servicing and administration that it may deem necessary and desirable.

   As part of its servicing duties, a master servicer will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the mortgage loans that it services and will be obligated to follow the collection procedures as it would follow for mortgage loans that are comparable to the mortgage loans and held for its own account. These procedures must be consistent with the terms of the related pooling and servicing agreement and not impair recovery under any instrument of credit support included in the related trust. Consistent with these servicing obligations, the master servicer will be permitted to waive any prepayment premium, late payment charge or other charge in connection with any mortgage loan to the extent provided in the related prospectus supplement.

   Under a pooling and servicing agreement, a master servicer or special servicer will be granted discretion to extend relief to mortgagors whose payments become delinquent. To the extent provided in the related prospectus supplement, if a material default occurs or a payment default is reasonably foreseeable on a mortgage loan, the master servicer or special servicer will be permitted, subject to any specific limitations provided in the related pooling and servicing agreement and described in the related prospectus supplement, to modify, waive or amend any term of the mortgage loan. These modifications, waivers or amendments may include deferring payments, extending the stated maturity date or otherwise adjusting the payment schedule. Each modification, waiver or amendment must be reasonably likely to produce a greater recovery on the mortgage loan on a present value basis than would liquidation and will not adversely affect the coverage under any applicable instrument of credit support.

   A mortgagor's failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a mortgagor that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related mortgaged property. In general, the master servicer will be required:

o      to monitor any mortgage loan that is in default;

o evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged property;

o initiate corrective action in cooperation with the mortgagor if cure is likely;

o      inspect the related mortgaged property; and

o      take other actions as it deems necessary and appropriate.

   A significant period of time may elapse before the master servicer is able to assess the success of any corrective action or the need for additional initiatives. The time within which the master servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose or accept a deed to a mortgaged property in lieu of foreclosure on behalf of the certificateholders of the related series may vary considerably. The variation will depend on the particular mortgage loan, the mortgaged property, the mortgagor, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the mortgaged property is located. If a mortgagor files a bankruptcy petition, the master servicer may not be permitted to accelerate the maturity of the mortgage loan or to foreclose on the related mortgaged property for a considerable period of time. See "Legal Aspects of Mortgage Loans--Bankruptcy Laws."

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
   Mortgagors may, from time to time, request partial releases of the mortgaged properties, easements, consents to alteration or demolition and other similar matters. The master servicer may approve a request if it has determined, exercising its business judgment in the same manner as it would if it were the owner of the related mortgage loan, that the approval will not adversely affect the security for, or the timely and full collectibility of, the related mortgage loan. The master servicer will not approve a request if a REMIC election has been made and the request would, in the opinion of independent counsel, result in the imposition of a tax on the trust or cause the trust or any designated portion thereof to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Any fee collected by the master servicer for processing the request will be retained by the master servicer as additional servicing compensation.

   For mortgage loans secured by junior liens on the related mortgaged properties, to the extent provided in the related prospectus supplement, the master servicer will be required to file, or cause to be filed, of record a request for notice of any action by a superior lienholder under the senior lien for the protection of the related trustee's interest. This request for notice will be filed where permitted by local law and whenever applicable state law does not require that a junior lienholder be named as a party defendant in foreclosure proceedings to foreclose the junior lienholder's equity of redemption. To the extent provided in the related prospectus supplement, the master servicer also will be required to notify any superior lienholder in writing of the existence of the mortgage loan and request notification of any action described below to be taken against the mortgagor or the mortgaged property by the superior lienholder. If the master servicer is notified that any superior lienholder:

o has accelerated or intends to accelerate the obligations secured by the related senior lien;

o has declared or intends to declare a default under the mortgage or the promissory note secured thereby; or

o has filed or intends to file an election to have the related mortgaged property sold or foreclosed,

then, to the extent provided in the related prospectus supplement, the master servicer will be required to take, on behalf of the related trust, whatever actions are necessary to protect the interests of the related certificateholders or to preserve the security of the related mortgage loan or both, subject to the application of the REMIC provisions.

   Unless we tell you otherwise in the related prospectus supplement, the master servicer will be required to advance the necessary funds to cure the default or reinstate the senior lien, if the advance is in the best interests of the related certificateholders and the master servicer determines the advances are recoverable out of payments on or proceeds of the related mortgage loan.

   The master servicer for any trust, directly or through sub-servicers, will also be required to perform various other customary functions of a servicer of mortgage loans, including:

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
o maintaining escrow or impound accounts, if required under the related pooling and servicing agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items;

o      attempting to collect delinquent payments;

o      supervising foreclosures;

o      negotiating modifications;

o conducting property inspections on a periodic or other basis; managing or overseeing the management of REO properties or mortgaged properties acquired on behalf of the trust through foreclosure, deed-in-lieu of foreclosure or otherwise; and

o      maintaining servicing records relating to the mortgage loans.

To the extent provided in the related prospectus supplement, the master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support. See "Description of Credit Support."

   SUB-SERVICERS

   A master servicer may delegate its servicing obligations in respect of the mortgage loans it services to one or more third-party sub-servicers. To the extent specified in the related prospectus supplement, the master servicer will remain obligated under the related pooling and servicing agreement. A sub-servicer for any series of certificates may be an affiliate of the depositor or master servicer. To the extent specified in the related prospectus supplement, each sub-servicing agreement between a master servicer and a sub-servicer will provide for servicing of the applicable mortgage loans consistent with the related pooling and servicing agreement. A master servicer will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it at any time it considers the removal to be in the best interests of certificateholders.

   Unless otherwise provided in the related prospectus supplement, a master servicer will be solely liable for all fees owed by it to any sub-servicer, even if the master servicer's compensation under the related pooling and servicing agreement is insufficient to pay those fees. Each sub-servicer will be reimbursed by the master servicer that retained it for expenditures which it makes, to the same extent the master servicer would be reimbursed under a pooling and servicing agreement. See "--Certificate Account" and "--Servicing Compensation and Payment of Expenses."

   SPECIAL SERVICERS

   One or more special servicers may be a party to the related pooling and servicing agreement or may be appointed by the master servicer or another specified party. A special servicer for any series of certificates may be an affiliate of the depositor or the master servicer and may hold, or be affiliated with the holder of, subordinate certificates of the series. A special servicer may be entitled to any of the rights, and subject to any of the obligations, described in this prospectus for a master servicer. In general, a special servicer's duties will relate to defaulted mortgage loans, including instituting foreclosures and negotiating work-outs. The related prospectus supplement will describe the rights, obligations and compensation of any special servicer for a particular series of certificates. The master servicer will be liable for the performance of a special servicer only if, and to the extent, provided in the related prospectus supplement. The master servicer may be appointed the special servicer.

   CERTIFICATE ACCOUNT

   For each trust that includes mortgage loans, the master servicer, the trustee or a special servicer will establish and maintain a certificate account that will comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series. A certificate account may be maintained as an interest-bearing or a non-interest-bearing account and the funds held in the account may be invested pending each succeeding distribution date in permitted investments consisting of United States government securities and other obligations that are acceptable to each rating agency that has rated any one or more classes of certificates of the related series. To the extent provided in the related prospectus supplement, any interest or other income earned on funds in a certificate account will be paid to the related master servicer, trustee or special servicer, if any, as additional compensation. A certificate account may be maintained with the related master servicer, special servicer or mortgage asset seller or with a depository institution that is an affiliate of any of them or of the depositor if the account complies with applicable rating agency standards. If permitted by each applicable rating agency, a certificate account may contain funds relating to more than one series of mortgage pass-through certificates and other funds representing payments on mortgage loans owned by the related master servicer or special servicer, or serviced by either of them on behalf of others.

   Deposits.

   To the extent described in the related prospectus supplement, the following payments and collections received or made by the master servicer, the trustee or any special servicer after the cut-off date, other than payments due on or before the cut-off date, are to be deposited in the certificate account for each trust that includes mortgage loans. Each deposit will be made within a specified period following receipt:

(1) all payments of principal, including principal prepayments, on the mortgage loans;

(2) all payments of interest on the mortgage loans, including any default interest collected, in each case net of any portion retained by the master servicer or any special servicer as its servicing compensation or as compensation to the trustee;

(3) all insurance proceeds received under any hazard, title or other insurance policy that provides coverage for a mortgaged property or the related mortgage loan, other than proceeds applied to the restoration of the property or released to the related borrower;

(4) all condemnation proceeds received in connection with the condemnation or other governmental taking of all or any portion of a mortgaged property, other than proceeds applied to the restoration of the property or released to the related borrower;

(5) any other amounts disposition proceeds received and retained in connection with the liquidation of defaulted mortgage loans or property acquired by foreclosure or otherwise;

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
(6) together with the net operating income, less reasonable reserves for future expenses, derived from the operation of any mortgaged properties acquired by the trust through foreclosure or otherwise;

(7) any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates;

(8) any advances made for delinquent scheduled payments of principal and interest on the mortgage loans;

(9)      any amounts paid under any cash flow agreement;

(10) all proceeds of the purchase of any mortgage loan, or REO property by the depositor, any mortgage asset seller or any other specified person as described under "--Assignment of Mortgage Loans; Repurchases" and "--Representations and Warranties; Repurchases," all proceeds of the purchase of any defaulted mortgage loan as described under "--Realization Upon Defaulted Mortgage Loans," and all proceeds of any mortgage asset purchased as described under "Description of the Certificates--Termination; Retirement of Certificates", together with insurance proceeds, condemnation proceeds and disposition proceeds, liquidation proceeds;

(11) to the extent that any item does not constitute additional servicing compensation to the master servicer or a special servicer and is not otherwise retained by the depositor or another specified person, any payments on account of modification or assumption fees, late payment charges, prepayment premiums or equity participations for the mortgage loans;

(12) all payments required to be deposited in the certificate account for any deductible clause in any blanket insurance policy described under "--Hazard Insurance Policies";

(13) any amount required to be deposited by the master servicer or the trustee to cover losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the certificate account; and

(14) any other amounts required to be deposited in the certificate account as described in the related prospectus supplement.

   Withdrawals.

   To the extent described in the related prospectus supplement, a master servicer, trustee or special servicer may make withdrawals from the certificate account for a trust that includes mortgage loans for any of the following purposes:

o to make distributions to the certificateholders on each distribution date;

o to pay the master servicer or a special servicer any servicing fees out of payments and other collections of interest on the particular mortgage loans on which those fees were earned;

o to pay costs and expenses incurred by the trust for environmental site assessments performed for mortgaged properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on those mortgaged properties, as described under "--Realization Upon Defaulted Mortgage Loans";

o to reimburse the master servicer, the depositor, the trustee, or any of their respective directors, officers, employees and agents for specified expenses, costs and liabilities incurred by them, as described under "--Matters Regarding the Master Servicer and the Depositor" and "--Matters Regarding the Trustee";

o to the extent described in the related prospectus supplement, to pay the fees of the trustee and any provider of credit support;

o to the extent described in the related prospectus supplement, to reimburse prior draws on any form of credit support;

o to pay the master servicer, a special servicer or the trustee, as appropriate, interest and investment income earned in respect of amounts held in the certificate account as additional compensation;

o to pay any servicing expenses not otherwise required to be advanced by the master servicer, a special servicer or any other specified person;

o if one or more elections have been made to treat the trust or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust or its assets or transactions, as described under "Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes;"

o to pay the cost of various opinions of counsel obtained under the related pooling and servicing agreement for the benefit of certificateholders;

o to make any other withdrawals described in the related prospectus supplement; and

o to clear and terminate the certificate account upon the termination of the trust.

   To the extent provided in the related prospectus supplement, withdrawals from the certificate account can also be made to reimburse the master servicer, a special servicer or any other specified person for unreimbursed advances of delinquent scheduled payments of principal and interest made by it, and specified unreimbursed servicing expenses incurred by it, for mortgage loans in the trust and REO properties. This reimbursement is available from amounts that represent late payments and liquidation proceeds on the particular mortgage loans on which advances were made, and net income collected on any REO properties for which the advances were made or the expenses were incurred. Reimbursements of advances can also be made from amounts drawn under any form of credit support. If in the judgment of the person making the advance, those advances or expenses or both will not be recoverable from those amounts, the reimbursement will be available from amounts collected on other mortgage loans in the same trust or to the extent described in the related prospectus supplement, only from that portion of amounts collected on those other mortgage loans that is otherwise distributable on one or more classes of subordinate certificates of the related series.

   To the extent described in the related prospectus supplement, withdrawals can also be made to pay the master servicer, a special servicer or any other specified person interest accrued on these advances and servicing expenses while they remain outstanding and unreimbursed.

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
   REALIZATION UPON DEFAULTED MORTGAGE LOANS

   If a default on a mortgage loan has occurred or, in the master servicer's judgment, a payment default is imminent, the master servicer, on behalf of the trustee, may at any time

o      institute foreclosure proceedings,

o      exercise any power of sale contained in the related mortgage,

o      obtain a deed in lieu of foreclosure, or

o otherwise acquire title to the related mortgaged property, by operation of law or otherwise.

   Except to the extent specified in the related prospectus supplement, unless the master servicer has previously received a report prepared by a person who regularly conducts environmental audits, the master servicer may not acquire title to any mortgaged property or take any other action relating to any mortgaged property that would cause the trustee, for the benefit of the related series of certificateholders, or any other specified person to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of the mortgaged property within the meaning of federal environmental laws. The environmental report will be an expense of the trust, and the report must indicate that either:

(1) (A) the mortgaged property is in compliance with applicable environmental laws and regulations and (B) there are no circumstances or conditions present at the mortgaged property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

(2) the master servicer, based solely, as to environmental matters and related costs, on the information provided in the report, determines that taking actions as are necessary to bring the mortgaged property into compliance with applicable environmental laws and regulations and/or taking the actions contemplated by clause (1)(B) above, is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking the actions. See "Legal Aspects of Mortgage Loans--Environmental Considerations."

   A pooling and servicing agreement may grant to any or all of the master servicer, a special servicer, a provider of credit support and the holder or holders of classes of the related series of certificates a right of first refusal to purchase from the trust, at a predetermined Purchase Price any mortgage loan on which a specified number of scheduled payments are delinquent. The predetermined Purchase Price will be specified on the prospectus supplement if it is insufficient to fully cover all amounts due on the related mortgage loan. In addition, to the extent provided in the related prospectus supplement, the master servicer may offer to sell any defaulted mortgage loan if the master servicer determines, consistent with its normal servicing procedures, that a sale would produce a greater recovery, taking into account the time value of money, than would liquidation of the related mortgaged property. If the master servicer does not sell the mortgage loan, it will proceed against the related mortgaged property, subject to the discussion below.

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
   If title to any mortgaged property is acquired by a trust as to which a REMIC election has been made, the master servicer, on behalf of the trust, will be required to sell the mortgaged property within three full years after the taxable year of acquisition or within another period specified in the related prospectus supplement, unless:

o      the IRS grants an extension of time to sell the property or

o the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust for longer than that period will not result in the imposition of a tax on the trust or cause the trust, or any designated portion thereof, to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding.

   Subject to this and any other tax-related limitations, the master servicer will generally be required to attempt to sell any REO property on the same terms and conditions it would if it were the owner. To the extent provided in the related prospectus supplement, if title to any mortgaged property is acquired by a trust as to which a REMIC election has been made, the master servicer will also be required to ensure that the mortgaged property is administered so that it constitutes "foreclosure property" within the meaning of Code Section 860G(a)(8) at all times, that the sale of the property does not result in the receipt by the trust of any income from non-permitted assets as described in Code Section 860F(a)(2)(B), and that the trust does not derive any "net income from foreclosure property" within the meaning of Code Section 860G(c)(2), for the property. If the trust acquires title to any mortgaged property, the master servicer, on behalf of the trust, may retain an independent contractor to manage and operate the property. The retention of an independent contractor, however, will not relieve the master servicer of its obligation to manage the mortgaged property as required under the related pooling and servicing agreement.

   If liquidation proceeds collected on a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued on that mortgage loan plus the aggregate amount of reimbursable expenses incurred by the master servicer related to that mortgage loan, then the trust will realize a loss in the amount of the shortfall to the extent that the shortfall is not covered by any instrument or fund constituting credit support. The master servicer will be entitled to reimbursement from the liquidation proceeds recovered on any defaulted mortgage loan, of any:

o amounts that represent unpaid servicing compensation for the mortgage loan,

o      unreimbursed servicing expenses incurred on the mortgage loan, and

o any unreimbursed advances of delinquent payments made on the mortgage loan.

   The master servicer will be entitled to receive these reimbursements before any distributions of liquidation proceeds are made to certificateholders. In addition, if provided in the related prospectus supplement, amounts otherwise distributable on the certificates may be further reduced by interest payable to the master servicer on any servicing expenses and advances.

   If any mortgaged property suffers damage and the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, the master servicer will not be required to expend its own funds to restore the property unless, and to the extent not otherwise provided in the related prospectus supplement, it determines that:

o the restoration will increase the proceeds to certificateholders on liquidation of the mortgage loan after reimbursement of the master servicer for its expenses, and

o the expenses will be recoverable by it from related insurance proceeds, condemnation proceeds, liquidation proceeds or amounts drawn on any instrument or fund constituting credit support.

   HAZARD INSURANCE POLICIES

   Unless we tell you otherwise in the related prospectus supplement, each pooling and servicing agreement will require the master servicer to use reasonable efforts to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for the coverage as is required under the related mortgage if the mortgage permits the holder of the mortgage to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, the coverage as is consistent with the master servicer's normal servicing procedures. The coverage will typically be in an amount equal to the lesser of the principal balance owing on the mortgage loan and the replacement cost of the related mortgaged property.

   The ability of a master servicer to assure that insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any insurance policy and upon whether information concerning covered losses is furnished by borrowers. All amounts collected by a master servicer under any insurance policy covering the mortgaged property, except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower consistent with the master servicer's normal servicing procedures or the terms and conditions of the related mortgage and mortgage note, will be deposited in the related certificate account.

   The pooling and servicing agreement may provide that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the mortgage loans in a trust. If the blanket policy contains a deductible clause, the master servicer will be required, if a casualty covered by the blanket policy occurs, to deposit in the related certificate account all additional sums that would have been deposited in that account under an individual policy but were not because of the deductible clause.

   The standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the mortgaged properties will be underwritten by different insurers under different state laws and different applicable state forms, policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, wet or dry rot, vermin and domestic animals. As a result, a mortgaged property may not be insured for losses arising from any of these causes unless the related mortgage specifically requires, or permits the holder thereof to require, that coverage.

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
   The hazard insurance policies covering the mortgaged properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage of typically 80% to 90% of the full replacement value of the improvements on the property to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the clauses typically provide that the insurer's liability if there is a partial loss does not exceed the lesser of:

o      the replacement cost of the improvements less physical depreciation;
       and

o the proportion of the loss that the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

   DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

   Some of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged property made without the lender's consent. Some of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the mortgaged property. Unless otherwise provided in the related prospectus supplement, the master servicer will determine whether to exercise any right the trustee may have under any due-on-sale provision in a manner consistent with the master servicer's normal servicing procedures. To the extent provided in the related prospectus supplement, the master servicer will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property. See "Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance."

   SERVICING COMPENSATION AND PAYMENT OF EXPENSES

   As described in the related prospectus supplement, a master servicer's primary servicing compensation for a series of certificates will come from the periodic payment to it of a specified portion of the interest payments on each mortgage loan in the related trust. Because this compensation is based on a percentage of the principal balance of each mortgage loan outstanding from time to time, it will decrease with the amortization of the mortgage loans.

   A master servicer's compensation may also include:

o an additional specified portion of the interest payments on each defaulted mortgage loan serviced by the master servicer;

o a fixed percentage of some or all of the collections and proceeds received on any defaulted mortgage loan for which it negotiated a work-out or that it liquidated; and

o      any other amounts specified in the related prospectus supplement.

   To the extent provided in the related prospectus supplement, the master servicer may retain, as additional compensation, all or a portion of late payment charges, prepayment premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the certificate account. Any sub-servicer will receive a portion of the master servicer's compensation as its sub-servicing compensation.

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
   In addition to amounts payable to any sub-servicer, a master servicer may be required, to the extent provided in the related prospectus supplement, to pay from amounts that represent its servicing compensation specified expenses incurred in the administration of the related trust, including:

o      payment of the fees and disbursements of independent accountants,

o payment of fees and disbursements of the trustee and any custodians, and

o payment of expenses incurred related to distributions and delivery of reports to certificateholders.

   Other expenses, including expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the related prospectus supplement, interest on these expenses at the rate specified therein, and the fees of any special servicer, may be borne by the trust.

   Servicing advances will be reimbursable from future payments and other collections, including related proceeds, in any event on or in respect of the related mortgage loan or REO property. Servicing advances include customary, reasonable and necessary out-of-pocket costs and expenses incurred by the servicer or a replacement special servicer as a result of the servicing of a mortgage loan after a default, delinquency or other unanticipated event or a mortgage loan on which a default is imminent, or in connection with the administration of any REO property.

   EVIDENCE AS TO COMPLIANCE

   Each pooling and servicing agreement will require that on or before a specified date in each year, beginning the first specified date that is at least a specified number of months after the cut-off date, a firm of independent public accountants will furnish a statement to the related trustee regarding the servicing of the mortgage loans. The statement will be to the effect that, on the basis of an examination by that firm conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America for the servicing of commercial and multifamily mortgage loans or the Audit Program for Mortgages serviced for FHLMC, the servicing of mortgage loans under the agreements, including the related pooling and servicing agreement, substantially similar to each other was conducted in compliance with the agreements except for significant exceptions or errors in records that, in the opinion of the firm, the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for mortgages serviced for FHLMC requires it to report. In rendering its statement the firm may rely, regarding the matters relating to the direct servicing of mortgage loans by sub-servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for mortgages serviced for FHLMC, rendered within one year of that statement, of firms of independent public accountants for those sub-servicers which also have been the subject of an examination.

   Each pooling and servicing agreement will also provide that, on or before a specified date in each year, beginning the first specified date that is at least a specified number of months after the cut-off date, the master servicer will deliver to the trustee a statement regarding its servicing. The statement will be signed by one or more of its officers and be to the effect that, to the best knowledge of that officer, the master servicer has fulfilled in all material respects its obligations under the pooling and servicing agreement throughout the preceding year. If, however, there has been a material default in the fulfillment of any of its obligations, the statement will specify each known default and the nature and status of the default. The statement may be provided as a single form making the required statements for more than one pooling and servicing agreement.

   If provided in the related prospectus supplement, copies of the annual accountants' statement and the annual statement of officers of a master servicer may be obtained by certificateholders upon written request to the trustee.

   MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

   Any master servicer may have other normal business relationships with the depositor or the depositor's affiliates. To the extent provided in the related prospectus supplement, the master servicer for that series will not be permitted to resign from its obligations and duties under the pooling and servicing agreement unless performance of those duties is no longer permissible under applicable law or unless there is a permitted transfer of servicing. No resignation of the master servicer will become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the pooling and servicing agreement.

   To the extent provided in the related prospectus supplement, each pooling and servicing agreement will provide that neither the master servicer, the depositor, nor any director, officer, employee or agent of the master servicer or the depositor will be under any liability to the trust or the certificateholders for any action taken or for refraining from taking any action in good faith under the pooling and servicing agreement, or for errors in judgment. No person, however, will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of its obligations and duties.

   To the extent provided in the related prospectus supplement, each pooling and servicing agreement will further provide that the master servicer, the depositor, and any director, officer, employee or agent of the master servicer or the depositor is entitled to indemnification by the trust and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the pooling and servicing agreement or the related series of certificates, other than any loss, liability or expense related to any specific mortgage loan or mortgage loans. No person, however, will be protected against any loss, liability or expense otherwise reimbursable under the pooling and servicing agreement or any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder.

   In addition, each pooling and servicing agreement will provide that neither the master servicer nor the depositor will be obligated to appear in, prosecute or defend any legal or administrative action that is not incidental to its respective duties under the pooling and servicing agreement and that in its opinion may involve it in any expense or liability. The master servicer or the depositor may, however, in its discretion, undertake an action that it deems necessary or desirable for the rights and duties of the parties to the pooling and servicing agreement and the interests of the certificateholders. The legal expenses and costs of those actions and any resulting liability will be covered by the trust, and the master servicer or the depositor, as the case may be, will be reimbursed out of funds otherwise distributable to certificateholders.

   If provided in the related pooling and servicing agreement, any person into which the master servicer may be merged or consolidated, any person resulting from any merger or consolidation to which the master servicer is a party or any person succeeding to the business of the master servicer will be the successor of the master servicer under the pooling and servicing agreement, provided that:

(1) the person is qualified to service mortgage loans on behalf of Federal National Mortgage Association or FHLMC; and

(2) the merger, consolidation or succession does not adversely affect the then-current ratings of the classes of certificates of the related series that have been rated.

   Notwithstanding the prohibition on its resignation, the master servicer may assign its rights under the pooling and servicing agreement to any person to whom the master servicer is transferring a substantial portion of its mortgage servicing portfolio, provided clauses (1) and (2) above are satisfied. The master servicer will then be released from its obligations under the pooling and servicing agreement, other than liabilities and obligations incurred by it before the time of the assignment.

   EVENTS OF DEFAULT

   If provided in the related prospectus supplement, events of default under the pooling and servicing agreement in respect of a series of certificates, will include:

o failure by the master servicer to make a required deposit to the certificate account or, if the master servicer is so required, to distribute to the holders of any class of certificates of the series any required payment, for 5 or more days after written notice of the failure is given to the master servicer by the trustee or the depositor; or to the master servicer, the depositor and the trustee by the holders of certificates of the class evidencing 25% or more of the aggregate percentage interests of that class;

o failure by the master servicer duly to observe or perform in any material respect any other of its covenants or agreements in the pooling and servicing agreement for that series of certificates that continues unremedied for 30 days after written notice of the failure is given to the master servicer by the trustee or the depositor; or to the master servicer, the depositor and the trustee by the holders of any class of certificates of the series evidencing 25% or more of the aggregate percentage interests of that class; and

o specified events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings regarding the master servicer and specified actions by the master servicer indicating its insolvency or inability to pay its obligations.

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
   Material variations to the foregoing events of default, other than to add thereto or to make them more restrictive, will be specified in the related prospectus supplement. A default under the terms of any MBS included in any trust will not constitute an event of default under the related pooling and servicing agreement.

   RIGHTS UPON EVENT OF DEFAULT

   As long as an event of default remains unremedied, either the depositor or the trustee may, and at the direction of the holders of certificates evidencing 51% or more of the aggregate undivided interests, or, if so specified in the related prospectus supplement, voting rights, in the related trust, the trustee will, by written notification to the master servicer and to the depositor or the trustee, as applicable, terminate all of the rights and obligations of the master servicer under the pooling and servicing agreement covering that trust and in and to the related mortgage loans and the proceeds thereof, other than any rights of the master servicer as certificateholder and other than any rights of the master servicer to payment or reimbursement for previously earned servicing fees and outstanding advances. Then, the trustee or, upon notice to the depositor and with the depositor's consent, its designee will succeed to all responsibilities, duties and liabilities of the master servicer under that pooling and servicing agreement, other than the obligation to purchase mortgage loans, and will be entitled to similar compensation arrangements.

   If the trustee would be obligated, but is unwilling to succeed the master servicer, it may appoint, or if it is unable so to act, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a Federal National Mortgage Association-or FHLMC-approved mortgage servicing institution with a net worth of at least $10,000,000 to act as successor to the master servicer under the pooling and servicing agreement, unless otherwise provided in the pooling and servicing agreement. Pending the appointment, the trustee is obligated to act in that capacity. The trustee and the successor may agree upon the servicing compensation to be paid, which may not be greater than the compensation to the initial master servicer under the pooling and servicing agreement.

   No certificateholder will have any right under a pooling and servicing agreement to institute any proceeding under that pooling and servicing agreement unless:

o the holder previously gave the trustee written notice of default and the continuance thereof; and

o the holders of certificates of any class evidencing 25% or more of the aggregate percentage interests constituting that class have:

       o made written request upon the trustee to institute that proceeding in its own name as trustee;

       o   offered to the trustee reasonable indemnity; and

       o for 60 days after receipt of the request and indemnity, the trustee has neglected or refused to institute the proceeding.

   However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the pooling and servicing agreement or to institute, conduct or defend any litigation under or in relation to it at the request, order or direction of any of the holders of certificates covered by that pooling and servicing agreement, unless those certificateholders have offered to the trustee reasonable security or indemnity against the related costs, expenses and liabilities that may be incurred.

   AMENDMENT

   Each pooling and servicing agreement may be amended by its parties, without the consent of any of the certificateholders covered by that pooling and servicing agreement,

(1)    to cure any ambiguity,

(2) to correct or supplement any provision that may be inconsistent with any other provision in the agreement or to correct any error,

(3) to change the timing, the nature or both, of deposits in the certificate account, provided that:

       o the change would not adversely affect in any material respect the interests of any certificateholder, as evidenced by an opinion of counsel; and

       o the change would not adversely affect the then-current rating of any rated classes of certificates, as evidenced by a letter from each applicable rating agency,

(4) if a REMIC election has been made for the related trust, to modify, eliminate or add to any of its provisions

       o to the extent necessary or desirable to maintain the qualification of the trust as a REMIC or to avoid or minimize the risk of imposition of any tax on the related trust, provided that the trustee has received an opinion of counsel to the effect that:

          o the action is necessary or desirable to maintain the qualification or to avoid or minimize that risk, and

          o the action will not adversely affect in any material respect the interests of any certificateholder covered by the pooling and servicing agreement, or

       o to restrict the transfer of the REMIC residual certificates, provided that:

          o the depositor has determined that the then-current ratings of the classes of the certificates that have been rated will not be adversely affected, as evidenced by a letter from each applicable rating agency, and

          o that the amendment will not give rise to any tax on the transfer of the REMIC residual certificates to a non-permitted transferee,

(5) to make any other provisions as to matters or questions arising under the pooling and servicing agreement or any other change, provided that the action will not adversely affect in any material respect the interests of any certificateholder, or

(6) to amend specified provisions that are not material to holders of any class of offered certificates.

   Unless more specifically described in the related prospectus supplement, the parties to a pooling and servicing agreement may amend it with the consent of the holders of

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
certificates of each class affected thereby evidencing, in each case, 66% or more of the aggregate percentage interests constituting that class. The amendment may be for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of that pooling and servicing agreement or of modifying in any manner the rights of the certificateholders covered by that pooling and servicing agreement, except that the amendment may not:

   o reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans that are required to be distributed on a certificate of any class without the consent of the holder of that certificate; or

   o reduce the percentage of certificates of any class the holders of which are required to consent to the amendment without the consent of the holders of all certificates of that class covered by that pooling and servicing agreement then outstanding.

   Notwithstanding the foregoing, if a REMIC election has been made for the related trust, the trustee will not be required to consent to any amendment to a pooling and servicing agreement without having first received an opinion of counsel to the effect that the amendment or the exercise of any power granted to the master servicer, the depositor, the trustee or any other specified person in accordance with the amendment will not result in the imposition of a tax on the related trust or cause the trust to fail to qualify as a REMIC.

   THE TRUSTEE

   The trustee under each pooling and servicing agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the depositor and its affiliates.

   DUTIES OF THE TRUSTEE

   The trustee for each series of certificates will make no representation as to the validity or sufficiency of the related pooling and servicing agreement, the certificates or any underlying mortgage asset or related document. The trustee will not be accountable for the use or application by or on behalf of any master servicer or special servicer of any funds paid to the master servicer or special servicer in respect of the certificates or the underlying mortgage assets. If no event of default has occurred and is continuing, the trustee for each series of certificates will be required to perform only those duties specifically required under the related pooling and servicing agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it under the related pooling and servicing agreement, a trustee will be required to examine those documents and to determine whether they conform to the requirements of the agreement.

   MATTERS REGARDING THE TRUSTEE

   To the extent described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust.

   Unless more specifically described in the related prospectus supplement, the trustee for each series of certificates will be entitled to indemnification, from amounts held in the certificate account for that series, for any loss, liability or expense incurred by the trustee in connection with the trustee's acceptance or administration of its trusts under the related pooling and servicing agreement. Indemnification, however, will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the trustee in the performance of its obligations and duties under the agreement, or by reason of its reckless disregard of those obligations or duties.

   Unless more specifically described in the related prospectus supplement, the trustee for each series of certificates will be entitled to execute any of its trusts or powers under the related pooling and servicing agreement or perform any of its duties under the agreement either directly or by or through agents or attorneys.

   RESIGNATION AND REMOVAL OF THE TRUSTEE

   The trustee may resign at any time. The depositor will then be obligated to appoint a successor trustee. The depositor may also remove the trustee and appoint a successor trustee if the trustee ceases to be eligible to continue as trustee under the pooling and servicing agreement or if the trustee becomes insolvent. The holders of certificates evidencing 51% or more of the aggregate undivided interests, or, if so specified in the related prospectus supplement, voting rights, in the related trust may remove the trustee at any time. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

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                        DESCRIPTION OF CREDIT SUPPORT

   Credit support may be provided for one or more classes of the certificates of any series, or for the related mortgage assets. Credit support may be in the form of:

o      a letter of credit,

o      the subordination of one or more classes of certificates,

o      the use of a pool insurance policy or guarantee insurance,

o      the establishment of one or more reserve funds,

o another method of credit support described in the related prospectus supplement, or

o      any combination of these.

   To the extent provided in the related prospectus supplement, any of the forms of credit support may provide credit enhancement for one or more classes or series.

   Unless more specifically described in the related prospectus supplement for a series of certificates, the credit support will not provide protection against all risks of loss and will not guarantee payment to certificateholders of all amounts to which they are entitled under the related pooling and servicing agreement. If losses or shortfalls occur that exceed the amount covered by the related credit support or that are of a type not covered by that credit support, certificateholders will bear their allocable share of deficiencies. Moreover, if a form of credit support covers the offered certificates of more than one series and losses on the related mortgage assets exceed the amount of the credit support, it is possible that the holders of offered certificates of one or more series will be disproportionately benefited by the credit support to the detriment of the holders of offered certificates of one or more other series.

   If credit support is provided for one or more classes of certificates of a series, or for the related mortgage assets, the related prospectus supplement will include a description of:

o      the nature and amount of coverage under the credit support,

o any conditions to payment thereunder not otherwise described in this prospectus,

o the conditions, if any, under which the amount of coverage under the credit support may be reduced and under which the credit support may be terminated or replaced, and

o      the material provisions relating to the credit support.

   The related prospectus supplement will provide information regarding the obligor, if any, under any instrument of credit support. See "Risk Factors--Credit support is limited."

   SUBORDINATE CERTIFICATES

   One or more classes of certificates of a series may be subordinate to one or more other classes of certificates in entitlement to distributions on the certificates. To the extent specified in the related prospectus supplement, the rights of the holders of subordinate certificates to receive distributions from the certificate account on any

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distribution date will be subordinated to the corresponding rights of the holders of classes that are senior in entitlement. If so provided in the related prospectus supplement, the subordination of a class may apply only if specific types of losses or shortfalls occur. The related prospectus supplement will provide information concerning the method and amount of subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which the subordination will be available.

   If the mortgage assets in any trust are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that distributions be made on senior certificates evidencing interests in one group of mortgage assets before distributions on subordinate certificates evidencing interests in a different group of mortgage assets within the trust. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying those provisions.

   INSURANCE OR GUARANTEES FOR MORTGAGE LOANS

   Mortgage loans included in a trust may be covered for some default risks by insurance policies or guarantees. The related prospectus supplement will describe the nature of the default risks and the extent of any coverage.

   LETTER OF CREDIT

   Deficiencies in amounts otherwise payable on certificates in a series or classes may be covered by one or more letters of credit, issued by a bank or other financial institution. Under a letter of credit, the letter of credit bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage assets on the related cut-off date or of the initial aggregate certificate balance of one or more classes of certificates. The letter of credit may permit draws only if specific types of losses and shortfalls occur. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the letter of credit bank under the letter of credit for a series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust.

   CERTIFICATE INSURANCE AND SURETY BONDS

   Deficiencies in amounts otherwise payable on certificates in a series or classes may be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Those instruments may cover, for one or more classes of certificates of the related series, timely distributions of interest or distributions of principal on the basis of a schedule of principal distributions provided in or determined in the manner specified in the related prospectus supplement. The related prospectus supplement will describe any limitations on the draws that may be made under any instrument.

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   RESERVE FUNDS

   Deficiencies in amounts otherwise payable on certificates in a series or classes may be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, permitted investments, a demand note or a combination thereof will be deposited, in the amounts specified in the related prospectus supplement. The reserve fund for a series may also be funded over time by a specified amount of some collections received on the related mortgage assets.

   Amounts on deposit in any reserve fund for a series will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. Reserve funds may be established to provide protection only against specific types of losses and shortfalls. Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

   Amounts deposited in any reserve fund may be invested in permitted investments. Unless more specifically described in the related prospectus supplement, any reinvestment income or other gain from those investments will be credited to the related reserve fund for that series, and any loss resulting from those investments will be charged to that reserve fund. However, the income may be payable to any related master servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the trust unless we tell you otherwise in the related prospectus supplement.

   CREDIT SUPPORT FOR MBS

   Any MBS included in the related trust or the related underlying mortgage loans or both may be covered by one or more of the types of credit support described in this prospectus. The related prospectus supplement will specify, as to each form of credit support, the information indicated above for each type of credit support, to the extent that information is material and available.

                       LEGAL ASPECTS OF MORTGAGE LOANS

   The following discussion contains general summaries of some legal aspects of loans secured by commercial and multifamily residential properties. Because these legal aspects are governed by applicable state law, which laws may differ substantially, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans, or mortgage loans underlying any MBS, is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust--Mortgage Loans." For purposes of the following discussion, mortgage loan includes a mortgage loan underlying an MBS.

   Each mortgage loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are collectively referred to as mortgages in this prospectus. A

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mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note.

   The priority of the lien created or interest granted may depend on:

o      the terms of the mortgage,

o the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property,

o      the knowledge of the parties to the mortgage, and

o the order of recordation of the mortgage in the appropriate public recording office.

   The lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

   TYPES OF MORTGAGE INSTRUMENTS

   There are two parties to a mortgage: a mortgagor that is the borrower and usually the owner of the subject property and a mortgagee that is the lender. In contrast, a deed of trust is a three-party instrument, among a trustor that is the equivalent of a borrower, a trustee to whom the real property is conveyed, and a beneficiary that is the lender for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and typically with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note.

   A deed to secure debt typically has two parties, under which the borrower, or grantor, conveys title to the real property to the grantee, or lender, typically with a power of sale, until the debt is repaid. If the borrower is a land trust, there is an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. The land trustee is not personally liable for the mortgage note obligation. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, federal laws and, in some deed of trust transactions, the directions of the beneficiary.

   LEASES AND RENTS

   Mortgages that encumber income-producing property often contain an assignment of rents and leases and may be accompanied by a separate assignment of rents and leases, under which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while, unless rents are to be paid directly to the lender, retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property or obtain a court-appointed receiver or both before becoming entitled to collect the rents.

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   In most states, hotel and motel room rates are considered accounts receivable under the Uniform Commercial Code; in cases where hotels or motels constitute loan security, the rates are usually pledged by the borrower as additional security for the loan. In general, the lender must file financing statements to perfect its security interest in the room rates and must file continuation statements, usually every five years, to maintain perfection of the security interest. Mortgage loans secured by hotels or motels may be included in a trust even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. Even if the lender's security interest in room rates is perfected under applicable non-bankruptcy law, it will usually be required to commence a foreclosure action or otherwise take possession of the property to enforce its rights to collect the room rates following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room rates, but those room rates, in light of revisions to the Bankruptcy Code which are effective for all bankruptcy cases commenced on or after October 22, 1994, constitute cash collateral and therefore cannot be used by the bankruptcy debtor without a hearing or lender's consent and unless the lender's interest in the room rates is given adequate protection. Adequate protection may take the form of cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the debtor proposes to use, or other similar relief. See "--Bankruptcy Laws."

   PERSONALTY

   In the case of some types of mortgaged properties, such as hotels, motels and nursing homes, personal property, to the extent owned by the borrower and not previously pledged, may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender usually must file UCC financing statements to perfect its security interest therein, and must file continuation statements, usually every five years, to maintain that perfection. Mortgage loans secured in part by personal property may be included in a trust even if the security interest in the personal property was not perfected or the requisite UCC filings were allowed to lapse.

   FORECLOSURE

   Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

   Foreclosure procedures vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure under a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

   A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

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   Judicial Foreclosure.

   A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Typically, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court typically issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Sales are made in accordance with procedures that vary from state to state.

   Equitable and Other Limitations on Enforceability of Provisions.

   United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on these principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

   In addition, some states may have statutory protection such as the right of the borrower to reinstate mortgage loans after commencement of foreclosure proceedings but before a foreclosure sale.

   Non-Judicial Foreclosure/Power of Sale.

   In states permitting non-judicial foreclosure proceedings, foreclosure of a deed of trust is typically accomplished by a non-judicial trustee's sale under a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a non-judicial public sale to be conducted typically following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, before the sale, the trustee under the deed of

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trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Typically, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

   Public Sale.

   A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property due to, among other things, redemption rights that may exist and because of the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower's debt will be extinguished, or for a lesser amount to preserve its right to seek a deficiency judgment if it is available under state law and under the terms of the mortgage loan documents. The mortgage loans, however, are expected to be non-recourse. See "Risk Factors--Investment in commercial and multifamily mortgage loans is riskier than investment in single-family mortgage loans."

   Thereafter, subject to the borrower's right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make repairs as are necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

   The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause

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contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

   Rights of Redemption.

   The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their equity of redemption. The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

   The equity of redemption is a common-law, non-statutory right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale under a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

   Anti-Deficiency Legislation.

   Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of those states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments

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that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

   Leasehold Considerations.

   Mortgage loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains other protective provisions typically included in a mortgageable ground lease. Some mortgage loans, however, may be secured by ground leases which do not contain these provisions.

   Cross-Collateralization.

   Mortgage loans may be secured by more than one mortgage covering properties located in more than one state. Because of various state laws governing foreclosure or the exercise of a power of sale and because, in general, foreclosure actions are brought in state court and the courts of one state cannot exercise jurisdiction over property in another state, it may be necessary upon a default under a cross-collateralized mortgage loan to foreclose on the related mortgages in a particular order rather than simultaneously to ensure that the lien of the mortgages is not impaired or released.

   BANKRUPTCY LAWS

   Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by the automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

   Under the Bankruptcy Code, if specific substantive and procedural safeguards protective of the lender are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified under some circumstances. For example, the outstanding amount of the loan may be reduced to the then-current value of the property, with a corresponding partial reduction of the amount of lender's security interest, under a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between that value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, by means of a reduction in the rate of interest or an alteration of the repayment schedule or both, with or without affecting the unpaid principal

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balance of the loan, or by an extension, or shortening, of the term to maturity. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearage over a number of years. Also, a bankruptcy court may permit a debtor, through its rehabilitative plan, to reinstate a loan mortgage payment schedule even if the lender has obtained a final judgment of foreclosure before the filing of the debtor's petition.

   Federal bankruptcy law may also have the effect of interfering with or affecting the ability of a secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. Under the Bankruptcy Code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue could be time-consuming, with resulting delays in the lender's receipt of the rents. Recent amendments to the Bankruptcy Code, however, may minimize the impairment of the lender's ability to enforce the borrower's assignment of rents and leases. In addition to the inclusion of hotel revenues within the definition of cash collateral as noted previously in the section entitled "--Leases and Rents," the amendments provide that a pre-petition security interest in rents or hotel revenues is designed to overcome those cases holding that a security interest in rents is unperfected under the laws of some states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver before activation of the assignment of rents.

   If a borrower's ability to make payment on a mortgage loan is dependent on its receipt of rent payments under a lease of the related property, that ability may be impaired by the commencement of a bankruptcy case relating to a lessee under the lease. Under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a lessee results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred before the filing of the lessee's petition. In addition, the Bankruptcy Code provides that a trustee or debtor-in-possession may, subject to approval of the court,

o      assume the lease and retain it or assign it to a third party, or

o      reject the lease.

   If the lease is assumed, the trustee or debtor-in-possession, or assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. These remedies may be insufficient, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the lessor will be treated as an unsecured creditor as to its claim for damages for termination of the lease. The Bankruptcy Code also limits a lessor's damages for lease rejection to the rent reserved by the lease, without regard to acceleration, for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease.

   Under federal and most state fraudulent conveyance statutes, a lien granted by a borrower to secure repayment of another borrower's mortgage loan could be voided if a court were to determine that:

o the borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, or was left with inadequate capital or was unable to pay its debts as they matured; and

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o      when it allowed its mortgaged property to be encumbered by a lien securing the entire indebtedness represented by the other mortgage loan, the borrower did not receive fair consideration or reasonably equivalent value in return.

   ENVIRONMENTAL CONSIDERATIONS

   A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. A lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

   Superlien Laws.

   Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, that lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to a "superlien."

   CERCLA.

   The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 or CERCLA, imposes strict liability on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender have participated in the management of the mortgaged property or the operations of the borrower. Liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA's definition of "owner" or "operator," however, is a person "who without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest." This is the so called "secured creditor exemption."

   The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 or the Act amended, among other things, the provisions of CERCLA for lender liability and the secured creditor exemption. The Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or

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assumes day-to-day management of all operational functions of the mortgaged property. The Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

   Other Federal and State Laws.

   Many states have statutes similar to CERCLA, and not all of those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act or RCRA.

   In addition, the definition of "hazardous substances" under CERCLA specifically excludes petroleum products. Subtitle I of RCRA governs underground petroleum storage tanks. Under the Act the protections accorded to lenders under CERCLA are also accorded to the holders of security interests in underground storage tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

   In a few states, transfers of some types of properties are conditioned upon cleanup of contamination before transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

   Beyond statute-based environmental liability, there exist common law causes of action, for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property, related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable in those cases, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

   Additional Considerations.

   The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that those costs could become a liability of the trust and result in a loss to certificateholders.

   To reduce the likelihood of a loss, unless we tell you otherwise in the related prospectus supplement, the pooling and servicing agreement will provide that the master servicer, acting on behalf of the trustee, may not acquire title to a mortgaged property or take over its operation unless the master servicer, based solely, as to environmental matters, on a report prepared by a person who regularly conducts environmental audits, has made the determination that it is appropriate to do so, as described under "The Pooling and Servicing Agreements--Realization Upon Defaulted Mortgage Loans."

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   If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

   In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. Disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recoup its investment in a loan upon foreclosure.

   Environmental Site Assessments.

   In most cases, an environmental site assessment of each mortgaged property will have been performed in connection with the origination of the related mortgage loan or at some time before the issuance of the related certificates. Environmental site assessments, however, vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

   DUE-ON-SALE AND DUE-ON-ENCUMBRANCE

   Some of the mortgage loans may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce those clauses in many states. However, the Garn-St Germain depository Institutions Act of 1982 generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to some limitations as provided in the Garn Act and the regulations promulgated thereunder. Accordingly, a master servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a due-on-sale provision upon transfer of an interest in the property, without regard to the master servicer's ability to demonstrate that a sale threatens its legitimate security interest.

   SUBORDINATE FINANCING

   The terms of some of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or the restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior

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lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on either or both of the senior loan and any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

   DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

   Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties or both. In some states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

   APPLICABILITY OF USURY LAWS

   Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that state usury limitations do not apply to some types of residential, including multifamily, first mortgage loans originated by specified lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits or to limit discount points or other charges or both.

   No mortgage loan originated in any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, will, if originated after that rejection or adoption, be eligible for inclusion in a trust unless:

o the mortgage loan provides for the interest rate, discount points and charges as are permitted in that state, or

o the mortgage loan provides that its terms are to be construed in accordance with the laws of another state under which the interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that the choice of law provision would be given effect.

   SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

   Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, a borrower who enters military service after the origination of the borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after

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origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act.

   Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on affected mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, unless we tell you otherwise in the related prospectus supplement, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a master servicer or special servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under some circumstances, during an additional three month period thereafter.

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                       FEDERAL INCOME TAX CONSEQUENCES

   The following is a summary of the material federal income tax consequences of the purchase, ownership and disposition of offered certificates. The summary is based on current provisions of the Internal Revenue Code of 1986, called the Code, as well as Treasury regulations and administrative and judicial rulings and practice. The current tax laws and regulations, rulings and court decisions may be changed, possibly retroactively. Any of these changes could alter or modify the validity of the statements and conclusions set forth below. This summary does not address all federal income tax matters that may be relevant to particular holders. For example, it does not address all relevant tax consequences to investors subject to special rules under the federal income tax laws, such as

   o      banks,

   o      insurance companies,

   o      tax-exempt organizations,

   o      electing large partnerships,

   o      dealers in securities or currencies,

   o      mutual funds,

   o      REITs,

   o      RICs,

   o      S corporations,

   o      estates and trusts,

   o investors that hold the certificates as part of a hedge, straddle, integrated or conversion transaction, or

   o holders whose "functional currency" is not the United States dollar.

   Additionally, this summary is addressed only to original purchasers of the certificates who are United States investors, and who hold the certificates as capital assets within the meaning of Section 1221 of the Code. Further, it does not address alternative minimum tax consequences or the indirect effects on the holders of equity interests in an entity that is a beneficial owner of the certificates. We recommend that you consult your own tax advisers about the federal, state, local, or other tax consequences of the purchase, ownership and disposition of the certificates.

   The master servicer or the trustee may elect to have a trust, or a portion of the trust, treated as a "real estate mortgage investment conduit", called a REMIC under Sections 860A through 860G of the Code, referred to in this summary as the REMIC Provisions. Beneficial ownership interests in a trust that has made a REMIC election are referred to in this summary as REMIC certificates, and are divided into regular interests, called REMIC regular certificates and residual interests, called REMIC residual certificates. The prospectus supplement for each series of certificates will indicate whether a REMIC election(s) will be made for the related trust and, if an election is to be made, will identify all regular interests and residual interests in the

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REMIC. If a REMIC election will not be made for a trust, the federal income tax consequences of the purchase, ownership and disposition of the related certificates will be provided in the related prospectus supplement. In the following summary, references to a certificateholder or a holder are to the beneficial owner of a certificate.

   The following discussion applies only to offered certificates. Further, this discussion applies only if the mortgage assets held by a trust consisting solely of mortgage loans. If other mortgage assets, including REMIC certificates and mortgage pass-through certificates, are to be held by a trust, the tax consequences of the inclusion of these assets will be disclosed in the related prospectus supplement. In addition, if cash flow agreements, other than guaranteed investment contracts, are included in a trust, the tax consequences associated with these cash flow agreements also will be disclosed in the related prospectus supplement. See "Description of the Trust--Cash Flow Agreements."

   Additionally, the following discussion is based in part upon the rules governing original issue discount, called "OID", that are provided in Sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued thereunder, called the "OID Regulations," and in part upon the "REMIC Provisions" and the Treasury regulations issued thereunder, called the "REMIC Regulations." The OID Regulations do not adequately address some issues relevant to, and in some instances provide that they are not applicable to, securities like the certificates.

   REMICs

   Classification of REMICs.

   Upon the issuance of each series of REMIC certificates, counsel to the depositor will deliver its opinion that, assuming compliance with all provisions of the related pooling and servicing agreement, the related trust, or each applicable portion of the trust, will qualify as a REMIC and the REMIC certificates issued by the REMIC will be considered to evidence ownership of REMIC regular certificates or REMIC residual certificates in that REMIC within the meaning of the REMIC Provisions.

   If an entity electing to be treated as a REMIC fails to comply with one or more of the requirements for REMIC status during any taxable year, the entity will not be treated as a REMIC for that year or for any following year. If the electing entity is not a REMIC, the entity may be taxable as a corporation under Treasury regulations, and the related REMIC certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief if there is an inadvertent termination of REMIC status, these regulations have not been issued. If relief is provided, it may be accompanied by sanctions, including the imposition of a corporate tax on all or a portion of the trust's income for the period in which the requirements for REMIC status are not satisfied. The pooling and servicing agreement related to each REMIC will include provisions designed to maintain the trust's status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any trust as a REMIC will be inadvertently terminated.

   Tiered REMIC Structures.

   For some series of REMIC Certificates, two or more separate elections may be made to treat portions of the trust as REMICs, called "Tiered REMICs," for federal

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income tax purposes. Upon the issuance of any series of REMIC Certificates representing an interest in a Tiered REMIC, counsel to the depositor will deliver its opinion that, assuming compliance with all provisions of the related pooling and servicing agreement, the Tiered REMICs will each qualify as a REMIC and the REMIC certificates issued by the Tiered REMICs will be considered to evidence ownership of REMIC regular certificates or REMIC residual certificates in the related REMIC within the meaning of the REMIC Provisions.

   Taxation of Owners of REMIC Regular Certificates.

   Except as otherwise stated in this discussion, the certificates of each series that constitute regular interests in a REMIC, called REMIC regular certificates, will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Further, if you are a holder of a REMIC regular certificate, and you otherwise report income under a cash method of accounting, you will be required to report income for REMIC regular certificates under an accrual method.

   Original Issue Discount. Some REMIC regular certificates may be issued with OID, within the meaning of Section 1273(a) of the Code. If you hold REMIC regular certificates issued with OID, you will generally be required to include OID in income as it accrues, under the method described below, in advance of the receipt of the cash on that income. In addition, the Code provides special rules for REMIC regular certificates and other debt instruments issued with OID. Regulations have not been issued under these rules.

   The Code requires that a prepayment assumption be used for mortgage loans held by a REMIC in computing the accrual of OID on REMIC regular certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of the OID to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations. As noted above, those regulations have not been issued. The conference committee report accompanying the Tax Reform Act of 1986, called the committee report, indicates that the regulations will provide that the prepayment assumption used for a REMIC regular certificate must be the same as that used in pricing the initial offering of the REMIC regular certificate. The prepayment assumption used in reporting OID for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or at any other rate.

   The OID, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a class of REMIC regular certificates will be the first cash price at which a substantial amount of REMIC regular certificates of that class is sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a class of REMIC regular certificates is sold for cash on or before the date of their initial issuance, the closing date, the issue price for that class will be the fair market value of that class on the closing date. Under

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Code provisions and the OID Regulations, the stated redemption price of a
REMIC regular certificate is equal to the total of all payments to be made on the certificate other than qualified stated interest. Qualified stated interest is interest that is unconditionally payable at least annually at a single fixed rate, or at a qualified floating rate, an objective rate, a combination of a single fixed rate and one or more qualified floating rates or one qualified inverse floating rate, or a combination of qualified floating rates that does not operate in a manner that accelerates or defers interest payments on the REMIC regular certificate.

   In the case of REMIC regular certificates with adjustable interest rates, the determination of the total amount of OID and the timing of the inclusion of that OID will vary according to the characteristics of the REMIC regular certificates. If the OID rules apply to the certificates, the related prospectus supplement will describe the manner in which the OID rules will be applied to those certificates in preparing information returns for the certificateholders and the IRS.

   Some classes of the REMIC regular certificates may provide for the first interest payment on those certificates to be made more than one month after the date of issuance, a longer period than the remaining monthly intervals between interest payments. Assuming the accrual period defined below for OID is each monthly period that ends on a distribution date, in some cases, as a consequence of this long first accrual period, some or all interest payments may be required to be included in the stated redemption price of the REMIC regular certificate and accounted for as OID. Because interest on REMIC regular certificates must be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.

   In addition, if the accrued interest to be paid on the first distribution date is computed for a period that begins before the closing date, a portion of the purchase price paid for a REMIC regular certificate will reflect this accrued interest. If the purchase price includes this accrued interest, information returns provided to you and to the IRS will be based on the position that the portion of the purchase price paid for the interest accrued for periods before the closing date is part of the overall cost of the REMIC regular certificate, and not as a separate asset the cost of which is recovered entirely out of interest received on the next distribution date, and that portion of the interest paid on the first distribution date in excess of interest accrued for a number of days corresponding to the number of days from the closing date to the first distribution date should be included in the stated redemption price of the REMIC regular certificate. However, the OID Regulations state that all or some portion of this accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under the OID Regulations and whether this election could be made unilaterally by a certificateholder.

   OID on a REMIC regular certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC regular certificate multiplied by its weighted average life. The weighted average life of the REMIC regular certificate is computed as the sum of the amounts determined, for payment included in the stated redemption price of the REMIC regular certificate, by multiplying

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o      the number of complete years, rounding down for partial years, from the issue date until the payment is expected to be made, presumably taking into account the prepayment assumption, by

o a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of the REMIC regular certificate.

   Under the OID Regulations, OID of only a de minimis amount, other than de minimis OID attributable to a so-called "teaser" interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of the total amount of this de minimis OID and a fraction, the numerator of which is the amount of the principal payment and the denominator of which is the outstanding stated principal amount of the REMIC regular certificate. The OID Regulations also permit you to elect to accrue de minimis OID into income currently based on a constant yield method. See "--Market Discount" for a description of this election under the OID Regulations.

   If OID on a REMIC regular certificate is in excess of a de minimis amount, you must include in ordinary gross income the sum of the daily portions of OID for each day during your taxable year that you held the REMIC regular certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC regular certificate, the daily portions of OID will be determined as described in the next two paragraphs.

   As to each accrual period, meaning, unless otherwise stated in the related prospectus supplement, each period that ends on a date that corresponds to a distribution date and begins on the first day following the immediately preceding accrual period, or in the case of the first accrual period, begins on the closing date, a calculation will be made of the portion of the OID that accrued during the accrual period. The portion of OID that accrues in any accrual period will equal the excess, if any, of

o  the sum of

   o the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC regular certificate, if any, in future periods, and

   o the distributions made on the REMIC regular certificate during the accrual period of amounts included in the stated redemption price, over

o the adjusted issue price of the REMIC regular certificate at the beginning of the accrual period.

   The present value of the remaining distributions referred to in the preceding sentence will be calculated:

   o assuming that distributions on the REMIC regular certificate will be received in future periods based on the mortgage loans being prepaid at a rate equal to the prepayment assumption, and

   o using a discount rate equal to the original yield to maturity of the certificate.

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   For these purposes, the original yield to maturity of the certificate will be calculated based on its issue price and assuming that distributions on the certificate will be made in all accrual periods based on the mortgage loans being prepaid at a rate equal to the prepayment assumption. The adjusted issue price of a REMIC regular certificate at the beginning of any accrual period will equal the issue price of the certificate, increased by the aggregate amount of OID that accrued for the certificate in prior accrual periods, and reduced by the amount of any distributions made on the REMIC regular certificate in prior accrual periods of amounts included in the state redemption price. The OID accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of OID for each day.

   A subsequent purchaser of a REMIC regular certificate that purchases the certificate at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, less than its remaining stated redemption price will also be required to include in gross income the daily portions of any OID for the certificate. However, each daily portion will be reduced, if the cost is in excess of its "adjusted issue price," in proportion to the ratio this excess bears to the aggregate OID remaining to be accrued on the REMIC regular certificate. The adjusted issue price of a REMIC regular certificate on any given day equals the sum of:

o the adjusted issue price, or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that day, and

o the daily portions of OID for all days during the accrual period before that day, less

o any payments other than qualified stated interest payments made during the accrual period before that day.

   If the method for computing original issue discount results in a negative amount for any period with respect to a certificateholder, the amount of original issue discount allocable to that period would be zero and the certificateholder will be permitted to offset that negative amount only against future original issue discount (if any) attributable to the certificates.

   Market Discount. If you purchase a REMIC regular certificate at a market discount, meaning, in the case of a REMIC regular certificate issued without OID, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC regular certificate issued with OID, at a purchase price less than its adjusted issue price, you will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code you will generally be required to allocate the portion of each distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. You may elect to include market discount in income currently as it accrues rather than including it on a deferred basis as prescribed in the preceding sentence. If made, this election will apply to all market discount bonds acquired by you on or after the first day of the first taxable year to which the election applies. In addition, the OID Regulations permit you to elect to accrue all interest, discount, including de minimis market discount or OID, and premium in income as interest, based on a constant yield method. If this election were made for a REMIC

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regular certificate with market discount, you would be deemed to have made an election to include market discount in income currently for all other debt instruments having market discount that you acquire during the taxable year of the election or any following year. Similarly, if you made this election for a certificate that is acquired at a premium, you would be deemed to have made an election to amortize bond premium for all debt instruments having amortizable bond premium that you own or acquire. See "--Premium" below. Each of these elections to accrue interest, discount and premium for a certificate on a constant yield method or as interest may not be revoked without the consent of the IRS.

   However, the market discount on a REMIC regular certificate will be considered de minimis for purposes of Section 1276 of the Code if the market discount is less than 0.25% of the remaining stated redemption price of the REMIC regular certificate multiplied by the number of complete years to maturity after the date of its purchase. Under a similar rule regarding OID on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule would apply for market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the discount would be treated in a manner similar to de minimis OID. See "--Original Issue Discount" above. This treatment may result in the inclusion of discount in income more slowly than discount would be included in income using the method described above.

   Section 1276(b)(3) of the Code authorizes the Treasury Department to issue regulations providing the method for accruing market discount on debt instruments with principal payable in installments. Until regulations are issued, certain rules described in the committee report apply. The committee report indicates that in each accrual period market discount on REMIC regular certificates should accrue, at your option:

o      on the basis of a constant yield method,

o in the case of a REMIC regular certificate issued without OID, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC regular certificate as of the beginning of the accrual period, or

o in the case of a REMIC regular certificate issued with OID, in an amount that bears the same ratio to the total remaining market discount as the OID accrued in the accrual period bears to the total OID remaining on the REMIC regular certificate at the beginning of the accrual period.

   Further, the prepayment assumption used in calculating the accrual of OID is also used in calculating the accrual of market discount. Because the regulations described in this paragraph have not been issued, it is not possible to predict what effect these regulations might have on the tax treatment of a REMIC regular certificate purchased at a discount in the secondary market.

   The effect of these rules on REMIC regular certificates which provide for monthly or other periodic distributions throughout their term may be to require market discount

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to be included in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were OID. In any event, you will generally be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income equal to the amount of the market discount accrued to the date of disposition under one of the methods described above, less any accrued market discount previously reported as ordinary income.

   Further, under Section 1277 of the Code you may be required to defer a portion of your interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during the taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If you elect to include market discount in income currently as it accrues on all market discount instruments you acquire in that taxable year or thereafter, the interest deferral rule described above will not apply.

   Premium. A REMIC regular certificate purchased at a cost, excluding any amount attributable to accrued qualified stated interest, greater than its remaining stated redemption price will be considered to be purchased at a premium. In this event, you may elect under Section 171 of the Code to amortize the premium under the constant yield method over the life of the certificate. If made, the election will apply to all debt instruments with amortizable bond premium that you own or subsequently acquire. Amortizable premium will be treated as an offset to interest income on the related debt instrument, and not as a separate interest deduction. The OID Regulations also permit you to elect to include all interest, discount and premium in income based on a constant yield method, further treating you as having made the election to amortize premium generally. See "--Market Discount" above. The committee report states that the same rules that apply to accrual of market discount, which require use of a prepayment assumption in accruing market discount on REMIC Regular Certificates without regard to whether the certificates have OID, will also apply in amortizing bond premium under
Section 171 of the Code.

   Realized Losses. Under Section 166 of the Code, both corporate holders of the REMIC regular certificates and noncorporate holders of the REMIC regular certificates that acquire the certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more realized losses on the mortgage loans. However, it appears that a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until the holder's certificate becomes wholly worthless, i.e., until its outstanding principal balance has been reduced to zero, and that the loss will be characterized as a short-term capital loss.

   Each holder of a REMIC regular certificate will be required to accrue interest and OID for the certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the mortgage loans or the underlying certificates until it can be established that any of these reductions ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the

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holder of a REMIC regular certificate could exceed the amount of economic income actually realized by the holder in the period. Although the holder of a REMIC regular certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that, as the result of a realized loss, ultimately will not be realized, the law is unclear as to the timing and character of this loss or reduction in income.

   Taxation of Owners of REMIC Residual Certificates.

   The certificates of each series that constitute the residual interests in a REMIC, called REMIC residual certificates, will be subject to tax rules that differ significantly from those that would apply if the REMIC residual certificates were treated for federal income tax purposes as direct ownership interests in the mortgage loans or as debt instruments issued by the REMIC.

   As a holder of a REMIC residual certificate, you will generally be required to report your daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that you owned the REMIC residual certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless otherwise disclosed in the related prospectus supplement. The daily amounts so allocated will then be allocated among the REMIC residual certificateholders in proportion to their respective ownership interests on that day. Any amount included in the gross income or allowed as a loss of any REMIC residual certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "--Taxable Income of the REMIC" and will be taxable to the REMIC residual certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC residual certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to limitations under Section 469 of the Code on the deductibility of "passive losses."

   If you purchased your REMIC residual certificate from a prior holder of the certificate, you will also be required to report on your federal income tax return amounts representing your daily share of the taxable income, or net loss, of the REMIC for each day that you hold the REMIC residual certificate. Those daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The committee report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise to reduce, or increase, the income of a REMIC residual certificateholder that purchased its REMIC residual certificate from a prior holder of the certificate at a price greater than, or less than, the adjusted basis defined below, such REMIC residual certificate would have had in the hands of an original holder of the certificate. The REMIC Regulations, however, do not provide for these modifications.

   Any payments received by you in connection with the acquisition of the REMIC residual certificate will be taken into account in determining your income for federal income tax purposes. Although it appears likely that any of these payments would be

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includible in income immediately upon its receipt, the IRS might assert that the payment should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of these payments, holders of REMIC residual certificates should consult their tax advisors concerning the treatment of these payments for income tax purposes.

   The amount of income you will be required to report, or the tax liability associated with this income, may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, you should have other sources of funds sufficient to pay any federal income taxes due as a result of your ownership of REMIC residual certificates or unrelated deductions against which income may be offset, subject to the rules relating to excess inclusions, residual interests without significant value and noneconomic residual interests discussed below. The fact that the tax liability associated with the income allocated to you may exceed the cash distributions received by you for the corresponding period may significantly adversely affect your after-tax rate of return.

   Taxable Income of the REMIC. The taxable income of the REMIC will equal the income from the mortgage loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC regular certificates, less the deductions allowed to the REMIC for interest, including OID, and reduced by any premium on issuance, on the REMIC regular certificates, and on any other class of REMIC Certificates constituting regular interests in the REMIC not offered hereby, amortization of any premium on the mortgage loans, bad debt losses on the mortgage loans and, except as described below, for servicing, administrative and other expenses.

   For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC certificates, or, if a class of REMIC certificates is not sold initially, their fair market values. That aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC certificates offered by this prospectus will be determined in the manner described above under "--Original Issue Discount." The issue price of a REMIC certificate received in exchange for an interest in the mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the master servicer or the trustee may be required to estimate the fair market value of the interests to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

   Subject to possible application of the de minimis rules, the method of accrual by the REMIC of OID income and market discount income on mortgage loans that it holds will be equivalent to the method for accruing OID income for holders of REMIC regular certificates, that is, under the constant yield method taking into account the prepayment assumption. However, a REMIC that acquires loans at a market discount must include the market discount in income currently, as it accrues, on a constant yield basis. See "--Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing discount income that is analogous to that required to be used by a REMIC holding mortgage loans with market discount.

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
   A mortgage loan will be deemed to have been acquired with discount, or premium, to the extent that the REMIC's basis in the mortgage loan, determined as described in the preceding paragraph, is less than, or greater than, its stated redemption price. Any discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing OID on the REMIC regular certificates. It is anticipated that each REMIC will elect to amortize any premium on the mortgage loans. Premium on any mortgage loan to which an election applies may be amortized under a constant yield method, presumably taking into account a prepayment assumption. Further, an election would not apply to any mortgage loan originated on or before September 27, 1985. Instead, premium on these mortgage loans should be allocated among the principal payments on those loans and be deducted by the REMIC as those payments become due or upon the prepayment of the mortgage loan.

   A REMIC will be allowed deductions for interest, including OID, on the REMIC regular certificates, and including any other class of REMIC certificates constituting regular interests in the REMIC not offered by this prospectus, equal to the deductions that would be allowed if the REMIC regular certificates, including any other class of REMIC certificates constituting regular interests in the REMIC not offered by this prospectus, were indebtedness of the REMIC. OID will be considered to accrue for this purpose as described above under "--Original Issue Discount," except that the de minimis rule and the adjustments for subsequent holders of REMIC regular certificates, including any other class of REMIC certificates constituting regular interests in the REMIC not offered by this prospectus described in that section will not apply.

   If a class of REMIC regular certificates is issued at a price in excess of the stated redemption price of that class, with this excess being called issue premium, the net amount of interest deductions that are allowed the REMIC in each taxable year on the REMIC regular certificates of that class will be reduced by an amount equal to the portion of the issue premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that issue premium would be amortized under a constant yield method in a manner analogous to the method of accruing OID described above under "--Original Issue Discount."

   As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--Prohibited Transactions Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code, which allows these deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income, will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All of these expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of Section 67 of the Code. See "--Possible Pass-Through of Miscellaneous Itemized Deductions" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, this excess will be the net loss for the REMIC for that calendar quarter.

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
   Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC residual certificate will be equal to the amount paid for the REMIC residual certificate, increased by amounts included in your income with respect to a REMIC residual certificate and decreased, but not below zero, by distributions made, and by net losses allocated, to you.

   You will not be allowed to take into account any net loss for any calendar quarter in the amount that the net loss exceeds your adjusted basis in your REMIC residual certificate as of the close of the calendar quarter, determined without regard to the net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC residual certificate. Your ability to deduct net losses may be subject to additional limitations under the Code. You should consult your tax advisor about these limitations.

   Any distribution on a REMIC residual certificate will be treated as a non-taxable return of capital to the extent it does not exceed your adjusted basis in the REMIC residual certificate. To the extent a distribution on a REMIC residual certificate exceeds its adjusted basis, it will be treated as gain from the sale of the REMIC residual certificate. You may be entitled to distributions early in the term of a REMIC in which you own certain REMIC residual certificates under circumstances in which your bases in the REMIC residual certificates will not be sufficiently large that the distributions will be treated as non-taxable returns of capital. Your bases in the REMIC residual certificates will initially equal the amount paid for the REMIC residual certificates and will be increased by your allocable shares of taxable income of the REMIC. However, these bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, for which the REMIC taxable income is allocated to you. To the extent your initial bases are less than the distributions to you, and increases in your initial bases either occur after the distributions or, together with your initial bases, are less than the amount of the distributions, gain will be recognized to you on the distributions and will be treated as gain from the sale of your REMIC residual certificates.

   The effect of these rules is that you may not amortize your basis in a REMIC residual certificate, but may only recover your basis through distributions, through the deduction of any net losses of the REMIC or upon the sale of your REMIC residual certificate. See "--Sales of REMIC Certificates" below. For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder to reflect any difference between the cost of the REMIC residual certificate to the REMIC residual certificateholder and the adjusted basis the REMIC residual certificate would have in the hands of an original holder see "--Taxation of Owners of REMIC Residual Certificates" above.

   Excess Inclusions. Any excess inclusions for a REMIC residual certificate will be subject to federal income tax in all events.

   In general, the excess inclusions for a REMIC residual certificate for any calendar quarter will be the excess, if any, of the daily portions of REMIC taxable income

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
allocable to the REMIC residual certificate over the sum of the daily accruals for each day during the quarter that the REMIC residual certificate was held by you. Your daily accruals will be determined by allocating to each day during a calendar quarter your ratable portion of the product of the adjusted issue price of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the "long-term Federal rate" in effect on the closing date. For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to its issue price increased by the sum of the daily accruals for all prior quarters and decreased, but not below zero, by any distributions on the REMIC residual certificate before the beginning of the quarter. The issue price of a REMIC residual certificate is the initial offering price to the public, excluding bond houses and brokers, at which a substantial amount of the REMIC residual certificates were sold. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS. Although it has not done so, the Treasury has authority to issue regulations that would treat the entire amount of income accruing on a REMIC residual certificate as an excess inclusion if the REMIC residual certificates are considered not to have "significant value."

   For REMIC residual certificateholders, excess inclusions:

o will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

o will be treated as unrelated business taxable income to an otherwise tax-exempt organization, and

o will not be eligible for any rate reduction or exemption under any applicable tax treaty as to the 30% United States withholding tax imposed on distributions to REMIC residual certificateholders that are foreign investors. See, however, "--Foreign Investors in REMIC Certificates" below.

   Additionally, for purposes of the alternative minimum tax, excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction, and alternative minimum taxable income (which, for this specific purpose is determined without regard to the special rule that taxable income cannot be less than excess inclusions) may not be less than the taxpayer's excess inclusions. The latter rule has the effect of preventing non-refundable tax credits from reducing the taxpayer's income tax to an amount lower than the tentative minimum tax on excess inclusions.

   In the case of any REMIC residual certificates held by a real estate investment trust, called a REIT, the aggregate excess inclusions for those REMIC residual certificates, reduced, but not below zero, by the REIT taxable income within the meaning of Section 857(b)(2) of the Code, excluding any net capital gain, will be allocated among the shareholders of the REIT in proportion to the dividends received by those shareholders from the REIT, and any amount so allocated will be treated as an excess inclusion on a REMIC residual certificate as if held directly by the shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust and some cooperatives; the REMIC Regulations currently do not address this subject.

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
   Noneconomic REMIC Residual Certificates. Under the REMIC Regulations, transfers of "noneconomic" REMIC residual certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." Recently proposed regulations (which would apply retroactively) would amend a safe harbor for determining whether such a significant purpose existed with respect to a transfer of a residual interest. This regulation would now require, in very general terms, that the present value of the amounts received by the transferee (from the transferor) and from holding the residual interest (including the present value of the resulting tax benefits) at least equal the present value of the tax liabilities arising from holding the residual interest. If a transfer is disregarded, the purported transferor will continue to remain liable for any taxes due on the income on a noneconomic REMIC residual certificate. The REMIC Regulations provide that a REMIC residual certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required liquidation provided for in the REMIC's organizational documents:

o the present value of the expected future distributions, discounted using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue on the REMIC residual certificate, and which rate is computed and published monthly by the IRS, on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and

o the transferor reasonably expects that the transferee will receive distributions on the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

   Accordingly, all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related pooling and servicing agreement that are intended to reduce the possibility of any transfer being disregarded. These restrictions will require each party to a transfer to provide an affidavit that no purpose of the transfer is to impede the assessment or collection of tax, including representations as to the financial condition of the prospective transferee. In this regard, the transferor is also required to make a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future. Before purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of a REMIC residual certificate by the purchaser to another purchaser at some future date may be disregarded in accordance with these rules, resulting in the retention of tax liability by the purchaser.

   The related prospectus supplement will disclose whether offered REMIC residual certificates may be considered noneconomic residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC residual certificate will not be considered noneconomic will be based upon assumptions, and the depositor will make no representation that a REMIC residual certificate will not be considered noneconomic for purposes of the above-described rules. See "--Foreign Investors in REMIC Certificates" below for additional restrictions on transfers of REMIC residual certificates to foreign persons.

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
   Mark-to-Market Rules. On December 23, 1996, the IRS released final regulations called the mark-to-market Regulations, relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, unless the dealer has specifically identified a security as held for investment. The mark-to-market Regulations provide that, for purposes of this mark-to-market requirement, a REMIC residual certificate is not treated as a security and thus may not be marked to market.

   Possible Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a REMIC generally will be allocated to the holders of the REMIC residual certificates of that REMIC. The applicable Treasury regulations indicate, however, that as to a REMIC that is similar to a single class grantor trust, all or a portion of those fees and expenses should be allocated to the holders of the REMIC regular certificates. Unless otherwise stated in the related prospectus supplement, these fees and expenses will be allocated to holders of the REMIC residual certificates in their entirety and not to the holders of the REMIC regular certificates.

   For holders of REMIC residual certificates or REMIC regular certificates that receive an allocation of fees and expenses in accordance with the preceding discussion and that is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, an amount equal to the individual's, estate's or trust's share of the fees and expenses will be added to the gross income of the holder, and the individual's, estate's or trust's share of the fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits these deductions only to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income. In addition, itemized deductions are further restricted by other sections of the Code. The amount of additional taxable income reportable by REMIC certificateholders that are subject to the limitations of either Section 67 or other sections of the Code may be substantial. In addition, in determining the alternative minimum taxable income of a holder of a REMIC Certificate that is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for that holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of those fees and other deductions will be included in the holder's gross income. Accordingly, these REMIC certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Any of these investors should consult with their tax advisors before making an investment in the certificates.

   Sales of REMIC Certificates. If you sell a REMIC certificate, you will recognize gain or loss equal to the difference between the amount realized on the sale and your adjusted basis in the REMIC certificate. The adjusted basis of a REMIC regular certificate generally will equal your cost for the REMIC regular certificate, increased by income on the REMIC regular certificate reported by you, including original issue discount and market discount income, and reduced, but not below zero, by distributions on the REMIC regular certificate received by you and by any amortized premium. The adjusted basis of a REMIC residual certificate will be determined as described under

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
"--Basis Rules, Net Losses and Distributions." Except as provided in the following four paragraphs, any gain or loss from a sale will be capital gain or loss, provided the REMIC certificate is held as a capital asset within the meaning of Section 1221 of the Code. Generally, you will receive long-term capital gain treatment on the sale of a REMIC regular certificate if you have held the certificate for at least 12 months.

   Gain from the sale of a REMIC regular certificate that might otherwise be capital gain will be treated as ordinary income in the amount by which the gain does not exceed the excess, if any, of the amount that would have been includible in your income with respect to the REMIC regular certificate assuming that income had accrued thereon at a rate equal to 110% of the applicable Federal rate determined as of the date of purchase of the REMIC regular certificate, over the amount of ordinary income actually includible in your income before the sale. In addition, gain recognized on the sale of a REMIC regular certificate that you purchased at a market discount will be taxable as ordinary income in an amount not exceeding the portion of the discount that accrued during the period you held the REMIC certificate, reduced by any market discount included in income under the rules described above under "--Market Discount" and "--Premium."

   REMIC certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which that section applies will be ordinary income or loss.

   Except as may be provided in Treasury regulations yet to be issued, if you sell and reacquire a REMIC residual certificate, or you acquire any other residual interest in a REMIC (and possibly a FASIT) or any similar interest in a "taxable mortgage pool," as defined in Section 7701(i) of the Code, during the period beginning six months before, and ending six months after, the date of that sale, the sale will be subject to the "wash sale" rules of
Section 1091 of the Code. In that event, any loss you realize on the sale will not be deductible, but instead will be added to your adjusted basis in the newly-acquired asset.

   Prohibited Transactions Tax and Other Taxes. The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions" called a prohibited transactions tax. In general, subject to specified exceptions, a prohibited transaction includes the disposition of a mortgage loan, the receipt of income from a source other than a mortgage loan or other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the REMIC certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

   In addition, some contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property, called a contributions tax. Each pooling and servicing agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

   REMICs also are subject to federal income tax at the highest corporate rate on net income from foreclosure property, determined by reference to the rules applicable to

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REITs. Net income from foreclosure property generally includes gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a REIT. The pooling and servicing agreement provides that a special servicer shall cause or permit to be earned with respect to any REO property any "net income from foreclosure property" that is subject to tax by reason of the REMIC provisions only if it has determined that the earning of such income on a net after-tax basis could reasonably be expected to result in a greater recovery on behalf of the certificateholders than an alternative method of operation or rental of such property that would not be subject to such a tax.

   Unless otherwise disclosed in the related prospectus supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

   Unless otherwise stated in the related prospectus supplement, and to the extent permitted by then applicable laws, any prohibited transactions tax, contributions tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related master servicer, special servicer, manager or trustee in any case out of its own funds, provided that person has sufficient assets to do so, and provided further that the tax arises out of a breach of that person's obligations under the related pooling and servicing agreement and in respect of compliance with applicable laws and regulations. Any tax not borne by a master servicer, special servicer, manager or trustee will be charged against the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

   Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations. If a REMIC residual certificate is transferred to a disqualified organization (as defined below), a tax would be imposed in an amount equal to the product of:

o the present value, discounted using the applicable Federal rate, computed and published monthly by the IRS, for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue on the REMIC residual certificate, of the total anticipated excess inclusions for the REMIC residual certificate for periods after the transfer, and

o the highest marginal federal income tax rate applicable to corporations.

   The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on events that have occurred up to the time of the transfer, the prepayment assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. If imposed, this tax generally would be imposed on the transferor of the REMIC residual certificate, except that where the transfer is through an agent for a disqualified organization, the tax would instead be imposed on the agent. However, a transferor of a REMIC residual certificate would in no event be liable for this tax on a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. Further, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual

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interests in the entity are not held by disqualified organizations and information necessary for the application of the tax described in this paragraph will be made available. Restrictions on the transfer of REMIC residual certificates and other provisions intended to meet this requirement will be included in each pooling and servicing agreement, and will be discussed in any prospectus supplement relating to the offering of any REMIC residual certificate.

   In addition, if a pass-through entity includes in income excess inclusions with respect to a REMIC residual certificate, and a disqualified organization is the record holder of an interest in that entity, then a tax will be imposed on that entity equal to the product of:

o the amount of excess inclusions on the REMIC residual certificate that are allocable to the interest in the pass-through entity held by the disqualified organization, and

o      the highest marginal federal income tax rate imposed on corporations.

   A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in the pass-through entity furnishes to the pass-through entity the holder's social security number and a statement under penalties of perjury that social security number is that of the record holder or a statement under penalties of perjury that the record holder is not a disqualified organization. For taxable years beginning after December 31, 1997, notwithstanding the preceding two sentences, in the case of a REMIC residual certificate held by an "electing large partnership," all interests in such partnership shall be treated as held by disqualified organizations (without regard to whether the record holders of the partnership furnish statements described in the preceding sentence) and the amount that is subject to tax under the preceding paragraph is excluded from the gross income of the partnership allocated to the partners (in lieu of allocating to the partners a deduction for such tax paid by the partners).

   For these purposes, a disqualified organization means:

o the United States, any State or political subdivision of the United States, any foreign government, any international organization, or any agency or instrumentality of the entities just listed, but would not include instrumentalities described in Section 168(h)(2)(D) of the Code or the Federal Home Loan Mortgage Corporation,

o any organization, other than a cooperative described in Section 521 of the Code, that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code, or

o      any organization described in Section 1381(a)(2)(C) of the Code.

   For these purposes, a pass-through entity means any regulated investment company, REIT, trust, partnership or other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will be treated as a pass-through entity for these purposes.

   Termination. A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment in respect of the mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC regular certificate will be

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treated as a payment in retirement of a debt instrument. If the last distribution on a REMIC residual certificate is less than the REMIC residual certificateholder's adjusted basis in the certificate, the REMIC residual certificateholder should, but may not, be treated as realizing a loss equal to the amount of the difference, and the loss may be treated as a capital loss.

   Reporting and Other Administrative Matters. For purposes of the administrative provisions of the Code only, the REMIC will be treated as a partnership and REMIC residual certificateholders will be treated as partners. Unless otherwise stated in the related prospectus supplement, the trustee or the master servicer, which generally will hold at least a nominal amount of REMIC residual certificates, will file REMIC federal income tax returns on behalf of the related REMIC, and will be designated as and will act as the tax matters person for the REMIC.

   As the tax matters person, the trustee or the master servicer, subject to notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and on behalf of you for any administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. You will generally be required to report these REMIC items consistently with their treatment on the REMIC's tax return and you may in some circumstances be bound by a settlement agreement between the trustee or the master servicer, as tax matters person, and the IRS concerning any REMIC item. Adjustments made to the REMIC tax return may require you to make corresponding adjustments on your return, and an audit of the REMIC's tax return, or the adjustments resulting from an audit, could result in an audit of your return. No REMIC will be registered as a tax shelter under Section 6111 of the Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that person and other information.

   Reporting of interest income, including any OID, on any REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC regular interests and the IRS; holders of REMIC regular certificates that are corporations, trusts, securities dealers and some other non-individuals will be provided interest and OID income information and the information provided in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring a REMIC regular certificate issued with OID to disclose on its face the amount of OID and the issue date, and requiring this information to be reported to the IRS. Reporting for REMIC residual certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, generally on a quarterly basis.

   As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning

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of each accrual period. In addition, the reports will include information required by regulations for computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information about the holder's purchase price that the REMIC may not have, the regulations only require that information about the appropriate method of accruing market discount be provided. See "--Market Discount."

   Unless we tell you otherwise in the related prospectus supplement, the responsibility for complying with the reporting rules discussed above will be borne by either the trustee or the master servicer.

   Backup Withholding with Respect to REMIC Certificates.

   Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to a backup withholding tax at a rate of 31% if you fail to furnish to the payor information, including your taxpayer identification numbers, or otherwise fail to establish an exemption from this tax. Any amounts deducted and withheld from a distribution to you would be allowed as a credit against your federal income tax. Penalties may be imposed on you by the IRS if you fail to supply required information in the proper manner. We advise you to consult your tax advisors about the backup withholding tax rules, including your eligibility for, and the procedure for obtaining, exemption from this tax.

   Foreign Investors in REMIC Certificates.

   A REMIC regular certificateholder that is not a "United States Person" and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC regular certificate will not, unless otherwise disclosed in the related prospectus supplement, be subject to United States federal income or withholding tax on a distribution on a REMIC regular certificate, provided that the holder complies with identification requirements, including delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the Certificateholder is not a United States Person and providing the name and address of the certificateholder. For these purposes, "United States Person" means:

   o       a citizen or resident of the United States,

   o a corporation, partnership or other entity treated as a corporation or a partnership created or organized in, or under the laws of, the United States or any political subdivision of the United States,

   o an estate whose income is subject to United States income tax regardless of its source, or

   o a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

   It is possible that the IRS may assert that the tax exemption discussed above should not apply to a REMIC regular certificate held by a REMIC residual certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC residual

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certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued OID, to the holder may be subject to a tax rate of 30%, unless reduced by an applicable tax treaty.

   In addition, these rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on the United States shareholder's allocable portion of the interest income received by the controlled foreign corporation.

   Further, it appears that a REMIC regular certificate would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

   Unless otherwise stated in the related prospectus supplement, transfers of REMIC residual certificates to investors that are not United States Persons will be prohibited under the related pooling and servicing agreement.

   GRANTOR TRUSTS

   Classification of Grantor Trusts.

   Counsel to the depositor will deliver its opinion upon issuance of each series of grantor trust certificates, to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, the related grantor trust will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation. Accordingly, each holder of a grantor trust certificate generally will be treated as the owner of an interest in the mortgage loans included in the grantor trust.

   For purposes of the following discussion, a grantor trust certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related grantor trust, together with interest thereon at a pass-through rate, will be referred to as a "grantor trust fractional interest certificate." A grantor trust certificate representing ownership of all or a portion of the difference between interest paid on the mortgage loans constituting the related grantor trust, net of normal administration fees, and interest paid to the holders of grantor trust fractional interest certificates will be referred to as a "grantor trust strip certificate." A grantor trust strip certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related grantor trust.

   Taxation of Owners of Grantor Trust Fractional Interest Certificates.

   As a holder of a grantor trust fractional interest certificate, you will generally be required to report on your federal income tax return your share of the entire income from the mortgage loans and will be entitled to deduct your share of any reasonable servicing fees and other expenses. Because of stripped interests, market discount, OID, or premium, the amount includible in income on a grantor trust fractional interest certificate may differ significantly from the amount distributable on that certificate from interest on the mortgage loans. Under Section 67 of the Code, an individual, estate or trust holding a grantor trust fractional interest certificate directly or through certain pass-through entities will be allowed a deduction for reasonable servicing fees and

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expenses only in the amount of the holder's aggregate miscellaneous itemized deductions less two percent of the holder's adjusted gross income. In addition, itemized deductions are further restricted by other sections of the Code. The amount of additional taxable income reportable by holders of grantor trust fractional interest certificates who are subject to the limitations of either Section 67 or other sections of the Code may be substantial. Further, certificateholders, other than corporations, subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining the holder's alternative minimum taxable income. Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates, including grantor trust strip certificates, are issued, fees and expenses should be allocated among the classes of grantor trust certificates using a method that recognizes that each class of certificates benefits from the services. In the absence of statutory or administrative clarification as to the method to be used, it is currently intended to base information returns or reports to the IRS and certificateholders on a method that allocates expenses among classes of grantor trust certificates for each period based on the distributions made to each class during that period.

   The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the stripped bond rules of Section 1286 of the Code. Grantor trust fractional interest certificates may be subject to those rules if a class of grantor trust strip certificates is issued as part of the same series of certificates or the depositor or any of its affiliates retains a right to receive a specified portion of the interest payable on a mortgage asset. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. The IRS has established safe harbors for purposes of determining what constitutes reasonable servicing fees for various types of mortgages. The servicing fees paid for servicing of the mortgage loans for some series of grantor trust certificates may be higher than the safe harbors and, accordingly, may not constitute reasonable servicing compensation. The related prospectus supplement will include information regarding servicing fees paid to a master servicer, a special servicer, any sub-servicer or their respective affiliates necessary to determine whether the preceding safe harbor rules apply.

   If Stripped Bond Rules Apply. If the stripped bond rules apply, each grantor trust fractional interest certificate will be treated as having been issued with OID, subject, however, to the discussion below regarding the treatment of some stripped bonds as market discount bonds and the discussion regarding de minimis market discount. See "--Market Discount" below. Under the stripped bond rules, you will be required to report interest income from your grantor trust fractional interest certificate for each month in an amount equal to the income that accrues on the certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to OID.

   The OID on a grantor trust fractional interest certificate will be the excess of the certificate's stated redemption price over its issue price. The issue price of a grantor trust fractional interest certificate will be equal to the price you paid for the grantor trust fractional interest certificate. The stated redemption price of a grantor trust fractional interest certificate will be the sum of all payments to be made on the certificate, other

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than qualified stated interest, if any, as well as the certificate's share of reasonable servicing fees and other expenses. See "--If Stripped Bond Rules
Do Not Apply" for a definition of qualified stated interest. In general, the amount of income that accrues in any month would equal the product of your adjusted basis in the grantor trust fractional interest certificate at the beginning of the month (see "--Sales of Grantor Trust Certificates" below) and your yield on the grantor trust fractional interest certificate. The yield would be computed as the rate, compounded based on the regular interval between payment dates, that, if used to discount your share of future payments on the mortgage loans, would cause the present value of those future payments to equal your price for the certificate. In computing yield under the stripped bond rules, your share of future payments on the mortgage loans will not include any payments made on any ownership interest in the mortgage loans retained by the depositor, a master servicer, a special servicer, any sub-servicer or their respective affiliates, but will include your share of any reasonable servicing fees and other expenses.

   Section 1272(a)(6) of the Code requires the use of a reasonable prepayment assumption in accruing OID and adjustments in the accrual of OID when prepayments do not conform to the prepayment assumption, for some categories of debt instruments. Such categories include any pool of debt instruments the yield on which may be affected by reason of prepayments. Accordingly, it appears that Section 1272(a)(6) would apply to the certificates. It is unclear whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the grantor trust fractional interest certificate or at the time of purchase of the grantor trust fractional interest certificate by each specific holder. You are advised to consult your tax advisor about OID in general and, in particular, how a prepayment assumption should be used in reporting OID with respect to grantor trust fractional interest certificates.

   In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the mortgage loans allocable to that certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. However, for a grantor trust fractional interest certificate acquired at a discount or premium, the use of a reasonable prepayment assumption would increase or decrease the yield, and thus accelerate or decelerate, respectively, the reporting of income.

   When a mortgage loan prepays in full, it appears that no separate item of income or loss should be recognized upon a prepayment. Instead, a prepayment should be treated as a partial payment of the stated redemption price of the grantor trust fractional interest certificate and accounted for under a method similar to that described for taking account of OID on REMIC regular certificates. See "--REMICs--Original Issue Discount." It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

   In the absence of statutory or administrative clarification, it is currently intended to base information reports or returns to the IRS and certificateholders in transactions subject to the stripped bond rules on a prepayment assumption that will be disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact

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prepay at a rate conforming to the prepayment assumption or any other rate and you should be aware that the use of a representative initial offering price will mean that information returns or reports, even if otherwise accepted as accurate by the IRS, will be accurate only as to the initial certificateholders of each series who bought at that price.

   Under Treasury regulation Section 1.1286-1(b), some stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of these bonds is to account for any discount on the bond as market discount rather than OID. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon:

o      there is no OID, or only a de minimis amount of OID, or

o the annual stated rate of interest payable on the stripped bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan, before subtracting any servicing fee or any stripped coupon.

   The related prospectus supplement will disclose whether interest payable on a grantor trust fractional interest certificate is more than one percentage point lower than the gross interest rate payable on the mortgage loans. If the OID or market discount on a grantor trust fractional interest certificate determined under the stripped bond rules is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the mortgage loans, then this OID or market discount will be considered de minimis. OID or market discount of only a de minimis amount will be included in income in the same manner as de minimis OID and market discount described in "--If Stripped Bond Rules Do Not Apply" and "--Market Discount" below.

   If Stripped Bond Rules Do Not Apply. Subject to the discussion below on OID, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, you will be required to report your share of the interest income on the mortgage loans in accordance with your normal method of accounting.

   Recently enacted amendments to Section 1272(a)(6) of the Code require the use of a prepayment assumption in determining the existence and accrual of original issue discount associated with pools of debt instruments whose yield may be affected by prepayments. No regulations have been issued interpreting the application of this provision to securities such as the grantor trust fractional interest certificates nor do the committee reports prepared by those Congressional committees that examined such provision in the course of its enactment provide guidance as to its intended application to such securities. In the absence of such guidance, various interpretations are possible. For example, the provision could be interpreted as requiring the pool of mortgage loans underlying the grantor trust fractional interest certificates to be segregated into two subpools consisting respectively of those mortgage loans that had original issue discount upon their origination and those mortgage loans that did not have original issue discount upon their origination. If so interpreted, you would be required to report your share of the interest income on the mortgage loans in the non-OID pool in accordance with your normal method of accounting and, to the extent that the portion of your purchase price for such certificates properly allocable to your interest in the non-OID pool were less

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than its share of the aggregate principal amount of the mortgage loans in the non-OID pool, you would be subject to the market discount rules described above under "REMICs--Market Discount" or below, under "--Market Discount." In that event, you would be required to treat the portion of your certificate representing an interest in the OID pool as a single debt instrument issued on the closing date with original issue discount equal to its pro rata share of the aggregate of the unaccrued original issue discount on the mortgage loans in the OID pool as of such date and subject to the rules for reporting original issue discount described under "REMICs--Original Issue Discount." To the extent that the portion of your purchase price for your certificate properly allocable to the OID pool represented a discount greater than your pro rata share of the aggregate original issue discount on the mortgage loans in the OID pool, you would be subject to the market discount rules described above under "REMICs--Market Discount."

   Alternatively, a grantor trust fractional interest certificate could be treated as a single debt instrument issued on the closing date and subject to the rules described under "REMICs--Original Issue Discount" and "--Market Discount." Other interpretations of the application of the original issue discount rules to grantor trust fractional interest certificates are possible. You are urged to consult your tax advisor concerning the application and effect of such rules on your investment in such certificates.

   The trustee will provide to any holder of a grantor trust fractional interest certificate such information as such holder may reasonably request from time to time with respect to original issue discount accruing on grantor trust fractional interest certificates. See "--Grantor Trust Reporting" below.

   The determination as to whether OID will be considered to be de minimis will be calculated using the same test as in the REMIC discussion. See "--REMICs--Original Issue Discount" above.

   In the case of mortgage loans with adjustable or variable interest rates, the related prospectus supplement will describe the manner that the OID rules will be applied to those mortgage loans by the trustee or master servicer, in preparing information returns to you and to the IRS.

   If OID is in excess of a de minimis amount, all OID with respect to a mortgage loan will be required to be accrued and reported in income each month, based on a constant yield. The OID Regulations suggest that no prepayment assumption is appropriate in computing the yield on prepayable obligations issued with OID. In the absence of statutory or administrative clarification, it currently is not intended to base information reports or returns to you and to the IRS on the use of a prepayment assumption in transactions not subject to the stripped bond rules. However, a prepayment assumption may be required for computing yield on all mortgage-backed securities. You are advised to consult your own tax advisors about the use of a prepayment assumption in reporting OID on grantor trust fractional interest certificates. The prospectus supplement for each series will specify whether and in what manner the OID rules will apply to mortgage loans in each series.

   If you purchased a grantor trust fractional interest certificate at a cost less than the certificate's allocable portion of the aggregate remaining stated redemption price of the

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mortgage loans held in the related trust, you will also be required to include in gross income the certificate's daily portions of any OID on the mortgage loans. However, each daily portion will be reduced, if your cost for the grantor trust fractional interest certificate is in excess of the certificate's allocable portion of the aggregate adjusted issue prices of the mortgage loans held in the related trust, approximately in proportion to the ratio the excess bears to the certificate's allocable portion of the aggregate OID remaining to be accrued on the mortgage loans. The adjusted issue price of a mortgage loan on any given day equals the sum of:

o the adjusted issue price, or, in the case of the first accrual period, the issue price, of that mortgage loan at the beginning of the accrual period that includes that day, and

o the daily portions of OID for all days during the accrual period before that day.

   The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal the issue price of that mortgage loan, increased by the aggregate amount of OID on that mortgage loan that accrued in prior accrual periods, and reduced by the amount of any payments made on that mortgage loan in prior accrual periods of amounts included in its stated redemption price.

   Unless otherwise provided in the related prospectus supplement, the trustee or master servicer, will provide to any holder of a grantor trust fractional interest certificate any information as the holder may reasonably request from time to time about OID accruing on grantor trust fractional interest certificates. See "--Grantor Trust Reporting" below.

   Market Discount. If the stripped bond rules do not apply to the grantor trust fractional interest certificate, you may be subject to the market discount rules of the Code. The amendment to Section 1272(a)(6) of the Code described under "--If Stripped Bond Rules Do Not Apply" above, could be interpreted as requiring the use of a prepayment assumption in connection with the determination, accrual and inclusion in income of market discount. If such a requirement were applicable, a grantor trust fractional interest certificate would probably be treated as a single aggregate debt instrument to which the rules described under "REMICs--Market Discount" would apply. Alternatively, if the requirement of a prepayment assumption were not applicable, the rules described in the succeeding paragraphs of this section would be applicable either on a mortgage loan-by-mortgage loan basis or on such a basis with respect to the non-OID pool and on an aggregate basis with respect to the OID pool. Other interpretations of the effect of the amendment to Section 1272(a)(6) on the determination and accrual of market discount are possible. You are advised to consult your tax advisor concerning the application of the market discount rules to grantor trust fractional interest certificates.

   If a prepayment assumption generally is not required in the application of the market discount rules to pools of debt instruments, a grantor trust fractional interest certificate may be subject to the market discount rules to the extent an interest in a mortgage loan is considered to have been purchased at a market discount, that is, for a mortgage loan issued without OID, at a purchase price less than its remaining stated redemption price, or for a mortgage loan issued with OID, at a purchase price less than its adjusted issue price. If market discount is in excess of a de minimis amount, you will

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generally be required to include in income in each month the amount of discount that has accrued through that month that has not previously been included in income, but limited, in the case of the portion of that discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by, or, for accrual basis certificateholders, due to, the trust in that month. You may elect to include market discount in income currently as it accrues under a constant yield method based on the yield of the certificate to you rather than including it on a deferred basis in accordance with this paragraph under rules similar to those described in "--REMICs--Market Discount" above.

   The Treasury Department is authorized to issue regulations on the method for accruing market discount on debt instruments, the principal of which is payable in installments. Until regulations are issued, rules described in the committee report apply. Under those rules, in each accrual period, market discount on the mortgage loans should accrue, at the holder's option:

o      on the basis of a constant yield method,

o in the case of a mortgage loan issued without OID, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the mortgage loan as of the beginning of the accrual period, or

o in the case of a mortgage loan issued with OID, in an amount that bears the same ratio to the total remaining market discount as the OID accrued in the accrual period bears to the total OID remaining at the beginning of the accrual period.

   The prepayment assumption, if any, used in calculating the accrual of OID is to be used in calculating the accrual of market discount. The effect of using a prepayment assumption could be to accelerate the reporting of discount income. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect these regulations might have on the tax treatment of a mortgage loan purchased at a discount in the secondary market.

   Because the mortgage loans will provide for periodic payments of stated redemption price, any discount may be required to be included in income at a rate that is not significantly slower than the rate at which the discount would be included in income if it were OID.

   Market discount on mortgage loans considered to be de minimis will be includible in income under de minimis rules similar to those described in "--REMICs--Original Issue Discount" above with the exception that it is unclear whether a prepayment assumption will be used in the application of these rules to the mortgage loans.

   Further, under the rules described in "--REMICs--Market Discount," any discount that is not OID and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues.

   Premium. If you are treated as acquiring the underlying mortgage loans at a premium, that is, at a price in excess of their remaining stated redemption price, you

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may elect to amortize using a constant yield method the portion of the premium allocable to mortgage loans originated after September 27, 1985. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should be allocated among the payments of stated redemption price on the mortgage loan and be allowed as a deduction as these payments are made, or, for a certificateholder using the accrual method of accounting, when these payments are due.

   It is unclear whether a prepayment assumption should be used in computing amortization of premium. If premium is not subject to amortization using a prepayment assumption and a mortgage loan prepays in full, if you hold a grantor trust fractional interest certificate acquired at a premium, you should recognize a loss equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the mortgage loan. If a prepayment assumption is used to amortize the premium, it appears that this loss would be unavailable. Instead, if a prepayment assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the grantor trust fractional interest certificate and accounted for under a method similar to that described for taking account of OID on REMIC regular certificates. See "--REMICs--Original Issue Discount." It is unclear whether any other adjustments would be required for differences between the prepayment assumption and the actual rate of prepayments.

   Taxation of Owners of Grantor Trust Strip Certificates.

   The stripped coupon rules of Section 1286 of the Code will apply to the grantor trust strip certificates. Except as described above in "--If Stripped Bond Rules Apply," no regulations or published rulings under these rules have been issued and some uncertainty exists as to how it will be applied to securities like the grantor trust strip certificates. Accordingly, you should consult your tax advisor about the method for reporting income or loss on grantor trust strip certificates.

   The OID Regulations do not apply to stripped coupons, although they provide general guidance as to how the OID sections of the Code will be applied. In addition, the discussion below is subject to the discussion under "--Possible Application of Contingent Payment Rules" below and assumes that the holder of a grantor trust strip certificate will not own any grantor trust fractional interest certificates.

   Under the stripped coupon rules, it appears that OID will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method. In effect, you would include as interest income in each month an amount equal to the product of your adjusted basis in the grantor trust strip certificate at the beginning of the month and the yield of the grantor trust strip certificate to you. This yield would be calculated based on the price you paid for that grantor trust strip certificate and the payments remaining to be made on the certificate at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid on the mortgage loans. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Apply" above.

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   As noted above, the Code requires that a prepayment assumption be used in computing the accrual of OID on debt instruments the yield on which may be affected by reason of prepayment, and that adjustments be made in the amount and rate of accrual of this OID when prepayments do not conform to the prepayment assumption. Accordingly, it appears that Section 1272(a)(6) would apply to the grantor trust strip certificates. It is also unclear whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the grantor trust strip certificate or, at the time of purchase of the grantor trust strip certificate by each specific holder.

   The accrual of income on the grantor trust strip certificates will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, it currently is intended to base information returns or reports to the IRS and to you on the prepayment assumption disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or at any other rate and you should be aware that the use of a representative initial offering price will mean that information returns or reports, even if otherwise accepted as accurate by the IRS, will be accurate only as to the initial certificateholders of each series who bought at that price. You should consult your tax advisor regarding the use of the prepayment assumption.

   It is unclear under what circumstances, if any, the prepayment of a mortgage loan will give rise to a loss to you. If a grantor trust strip certificate is treated as a single instrument, rather than an interest in discrete mortgage loans, and the effect of prepayments is taken into account in computing yield on the grantor trust strip certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the prepayment assumption. However, if a grantor trust strip certificate is treated as an interest in discrete mortgage loans, then when a mortgage loan is prepaid, you should be able to recognize a loss equal to the portion of the adjusted issue price of the grantor trust strip certificate that is allocable to the prepaid mortgage loan.

   Possible Application of Contingent Payment Rules. The contingent payment rules do not apply to any debt instrument that is subject to Section 1272(a)(6). As noted above in "--If Stripped Bond Rules Apply," Section 1272(a)(6) applies to any pool of debt instruments the yield on which may be affected by reason of prepayments. Section 1272(a)(6) also applies to any debt instrument if payments under such debt instrument may be accelerated by reason of prepayments of other obligations securing such debt instrument. Accordingly, it appears that the contingent payment rules will not apply to the grantor trust strip certificates.

   If the contingent payment rules under the OID Regulations were to apply, the issuer of a grantor trust strip certificate would determine a projected payment schedule with respect to such grantor trust strip certificate. You would be bound by the issuer's projected payment schedule, which would consist of all noncontingent payments and a projected amount for each contingent payment based on the projected yield (as described below) of the grantor trust strip certificate. The projected amount of each

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payment would be determined so that the projected payment schedule reflected the projected yield reasonably expected to be received by the holder of a grantor trust strip certificate. The projected yield referred to above would be a reasonable rate, not less than the "applicable Federal rate" that, as of the issue date, reflected general market conditions, the credit quality of the issuer, and the terms and conditions of the mortgage loans. You would be required to include as interest income in each month the adjusted issue price of the grantor trust strip certificate at the beginning of the period multiplied by the projected yield, and would add to, or subtract from, such income any variation between the payment actually received in such month and the payment originally projected to be made in such month. In addition, income that might otherwise be capital gain may be recharacterized as ordinary income.

   You should consult your tax advisor concerning the possible application of the contingent payment rules to the grantor trust strip certificates.

   Sales of Grantor Trust Certificates.

   Except as provided below, any gain or loss recognized on the sale or exchange of a grantor trust certificate (equal to the difference between the amount realized on the sale or exchange of a grantor trust certificate and its adjusted basis) will be capital gain or loss if you hold the grantor trust certificate as a capital asset. The adjusted basis of a grantor trust certificate generally will equal its cost, increased by any income you reported on the grantor trust certificate, including OID and market discount income, and reduced, but not below zero, by any previously reported losses, any amortized premium and by any distributions on the grantor trust certificate. Capital losses may not, in general, be offset against ordinary income.

   Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in some circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject to Section 582(c) of the Code. In addition, if the contingent payment rules applied, certain income realized upon the sale of a certificate may be characterized as ordinary.

   Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates to include the net capital gain in total net investment income for that taxable year. A taxpayer would make this election for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

   Grantor Trust Reporting.

   Unless otherwise provided in the related prospectus supplement, the trustee or master servicer will furnish to you with each distribution a statement setting forth the amount of the distribution allocable to principal and to interest at the related pass-through rate on the underlying mortgage loans. In addition, the trustee or master servicer will furnish, within a reasonable time after the end of each calendar year, to you provided you held a grantor trust certificate at any time during the year, information regarding the amount of servicing compensation received by the master servicer, the special servicer or any sub-servicer, and other customary factual information as the

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depositor or the reporting party deems necessary or desirable to enable you to prepare your tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium on the grantor trust certificates are uncertain, there is no assurance the IRS will agree with the trustee's or master servicer's, information reports of these items of income and expense. Additionally, the information reports, even if otherwise accepted as accurate by the IRS, will be accurate only as to the initial certificateholders that bought their certificates at the initial offering price used in preparing the reports.

   Backup Withholding.

   In general, the rules described in "--REMICs--Backup Withholding with Respect to REMIC Certificates" will also apply to grantor trust certificates.

   Foreign Investors.

   In general, the discussion with respect to REMIC regular certificates in "--REMICs--Foreign Investors in REMIC Certificates" applies to grantor trust certificates except that grantor trust certificates will, unless otherwise disclosed in the related prospectus supplement, be eligible for exemption from U.S. withholding tax, subject to the conditions described in that discussion, only if the related mortgage loans were originated after July 18, 1984.

   If the interest on a grantor trust certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the grantor trust certificate is not held in connection with a certificateholder's trade or business in the United States, the grantor trust certificate will not be subject to United States estate taxes in the estate of a non-resident alien individual.

                       STATE AND OTHER TAX CONSEQUENCES

   In addition to the federal income tax consequences described in "Federal Income Tax Consequences," you should consider the state and local tax consequences of the acquisition, ownership and disposition of the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the income tax laws of any state or other jurisdiction. Therefore, you should consult your own tax advisors about the various tax consequences of investments in the offered certificates.

                             ERISA CONSIDERATIONS

   The Employee Retirement Income Security Act of 1974 or "ERISA" and the Code impose requirements on employee benefit plans and on other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and some entities in which the plans have invested, such as collective investment funds, insurance company separate accounts, and some insurance company general accounts. We refer to the plans collectively, as "benefit plans." In addition, ERISA imposes duties on persons who are fiduciaries of plans subject to ERISA in connection with the investment of plan assets. Governmental plans and some church plans are not subject to ERISA requirements but are subject to the provisions of other applicable federal and state law which may be substantially similar to ERISA and the Code.

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   ERISA imposes on plan fiduciaries general fiduciary requirements, including those of investment prudence and diversification and the requirement that a benefit plan's investments be made in accordance with the documents governing the benefit plan. In addition, Section 406 of ERISA and
Section 4975 of the Code prohibit a broad range of transactions involving assets of a benefit plan and persons called "parties in interest," who have specified relationships to the benefit plan. Unless an exemption is available, a benefit plan's purchase or holding of a certificate may result in a prohibited transaction if any of the depositor, the trustee, the master servicer, the manager, the special servicer or a sub-servicer is a party in interest with respect to that benefit plan. If a party in interest participates in a prohibited transaction that is not exempt, it may be subject to excise tax and other liabilities under ERISA and the Code.

  PLAN ASSET REGULATIONS

   If a benefit plan purchases offered certificates, the underlying mortgage loans, MBS and other assets included in the related trust may be deemed "plan assets" of that benefit plan. A regulation of the United States Department of Labor or "DOL" at 29 C.F.R. Section 2510.3-101 provides that when a benefit plan acquires an equity interest in an entity, the plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless some exceptions not applicable here apply, or unless the equity participation in the entity by "benefit plan investors," i.e., benefit plans and some employee benefit plans not subject to ERISA or the Code, is not "significant," both as defined in the regulation. Equity participation in a trust will be significant on any date if immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

   Any person who has discretionary authority or control respecting the management or disposition of benefit plan assets, and any person who provides investment advice with respect to benefit plan assets for a fee, is a fiduciary of the investing benefit plan. If the mortgage loans, MBS and other assets included in a trust constitute benefit plan assets, then any party exercising management or discretionary control regarding those assets, such as the master servicer, the special servicer, any sub-servicer, the manager, the trustee, the obligor under any credit enhancement mechanism, or certain affiliates of those parties may be deemed to be a plan "fiduciary" and may be subject to the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to the investing plan. In addition, if the mortgage loans, MBS and other assets included in a trust constitute plan assets, the purchase of certificates by, on behalf of or with assets of a plan, as well as the operation of the trust, may result in a prohibited transaction under ERISA or Section 4975 of the Code.

  PROHIBITED TRANSACTION EXEMPTION

   On March 29, 1994, the DOL issued an individual exemption (Prohibited Transaction Exemption 94-29, 59 FR 14675) to certain of the depositor's affiliates, which was amended by two additional exemptions dated July 21, 1997 (Prohibited Transaction Exemption 97-34, 62 FR 39021) and November 13, 2000 (Prohibited Transaction Exemption 2000-58, 65 FR 67765). We refer to these three exemptions, together, as the "exemption." The exemption provides relief from the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on those prohibited transactions under Sections 4975(a) and (b) of the Code, for certain transactions, among others,

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relating to the servicing and operation of mortgage pools and the purchase, sale and holding of mortgage pass-through securities or securities denominated as debt instruments that represent interests in an investment pool, if:

(1) the depositor, or an affiliate, is the sponsor and an entity which has received from the DOL an individual prohibited transaction exemption which is similar to the exemption is the sole underwriter, or manager or co-manager of the underwriting syndicate or a selling or placement agent, or

(2) the depositor or an affiliate is the sole underwriter or a manager or co-manager of the underwriting syndicate or a selling or placement agent, provided that conditions provided in the exemption are satisfied.

   The prospectus supplement for each series will indicate whether the exemption is available for the relevant underwriter.

   Each transaction involving the purchase, sale and holding of the offered certificates must satisfy the following seven general conditions before it will be eligible for relief under the exemption:

o the acquisition of offered certificates by or with assets of a plan must be on terms that are at least as favorable to the plan as they would be in an arm's-length transaction with an unrelated party.

o the offered certificates must evidence rights and interests that may be subordinated to the rights and interests evidenced by the other certificates of the same trust only if the offered certificates are issued in a designated transaction, which requires that the assets of the trust consist of certain types of consumer receivables, including certain mortgage obligations secured by real property.

o the offered certificates, at the time of acquisition by or with assets of a plan, must be rated in one of the three (or, for designated transactions, four) highest generic rating categories by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., Moody's Investors Service, Inc., or Fitch.

o the trustee cannot be an affiliate of any member of the "restricted group" which consists of any underwriter, the depositor, the master servicer, any special servicer, any sub-servicer, any obligor under any credit enhancement mechanism, any manager, any mortgagor with respect to the assets constituting the related trust constituting more than 5% of the aggregate unamortized principal balance of the trust assets in the related trust as of the date of initial issuance of the certificates, and their affiliates.

o the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the depositor under the assignment of the trust assets to the related trust must represent not more than the fair market value of these obligations; and the sum of all payments made to and retained by the master servicer, any special servicer, any sub-servicer and any manager must represent not more than reasonable compensation for the person's services under the related pooling and servicing agreement and reimbursement of that person's reasonable expenses in connection therewith.

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o      the investing benefit plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

o for certain types of issuers, the governing documents must contain provisions intended to protect the issuer's assets from creditors of the sponsor.

       The exemption also requires that each trust meet the following requirements:

o the corpus of the trust must consist solely of assets of the type that have been included in other investment pools;

o certificates in other investment pools must have been rated in one of the three (or, for designated transactions, four) highest categories of one of the rating agencies specified above for at least one year before the acquisition of certificates by or with assets of a plan; and

o certificates in other investment pools must have been purchased by investors other than plans for at least one year before any acquisition of certificates by or with assets of a plan.

   In addition, the exemption requires that the corpus of the trust consist solely of some types of assets, including mortgage obligations such as those in the trusts and property which had secured those obligations. However, it is not clear whether some certificates that may be offered by this prospectus would constitute "certificates" for purposes of the exemption, including but not limited to:

o certificates evidencing an interest in mortgage loans secured by liens on real estate projects under construction,

o certificates evidencing an interest in a trust including equity participations,

o certificates evidencing an interest in a trust including cash flow agreements,

   In promulgating the exemption, the DOL did not consider interests in pools of the exact nature described in this paragraph.

   If you are a fiduciary or other investor using plan assets of a benefit plan, and you are contemplating purchasing an offered certificate, you must make your own determination that the general conditions set forth above will be satisfied with respect to your purchase.

   If the general conditions of the exemption are satisfied, the exemption may provide relief from the restrictions imposed by Sections 406(a) and 407 of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of offered certificates by or with assets of a benefit plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an offered certificate on behalf of an "excluded plan" by any person who has discretionary authority or renders investment advice with respect to assets of that excluded plan. For purposes of the certificates, an excluded plan is a benefit plan sponsored by any member of the restricted group.

   If specific conditions of the exemption are also satisfied, the exemption may provide relief from the restrictions imposed by Sections 406(b)(1) and
(b)(2) of ERISA, and the

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taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section
4975(c)(1)(E) of the Code, in connection with the direct or indirect sale, exchange or transfer of certificates in the initial issuance of certificates between the depositor or an underwriter and a benefit plan when the fiduciary of that benefit plan is also a mortgagor, only if, among other requirements,

o the fiduciary, or its affiliate, is a mortgagor with respect to 5% or less of the fair market value of the trust assets and is otherwise not a member of the restricted group;

o a benefit plan's investment in offered certificates does not exceed 25% of all of the offered certificates outstanding at the time of the acquisition;

o immediately after the acquisition, no more than 25% of the assets of the benefit plan are invested in certificates representing an interest in trusts, including the relevant trust, containing assets sold or serviced by the master servicer; and

o in the case of the acquisition of the offered certificates in connection with their initial issuance, at least 50% of the offered certificates are acquired by persons independent of the restricted group and at least 50% of the aggregate interest in the trust is acquired by persons independent of the restricted group.

   Further, the exemption may provide relief from the restrictions imposed by Sections 406(a), 406(b) and 407 of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code, for transactions in connection with the servicing, management and operation of the pools of mortgage assets. This relief requires that, in addition to the general requirements described above, (a) transactions are carried out in accordance with the terms of a binding pooling and servicing agreement and
(b) the pooling and servicing agreement is provided to, or described in all material respects in the prospectus or private placement memorandum provided to, investing benefit plans before their purchase of offered certificates issued by the trust. The depositor expects these specific conditions will be satisfied with respect to the certificates.

   The exemption also may provide relief from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, if restrictions would otherwise apply merely because a person is deemed to be a party in interest, with respect to an investing plan by virtue of providing services to the plan, or by virtue of having certain specified relationships to that person, solely as a result of the plan's ownership of certificates.

   Before purchasing an offered certificate, if you are a fiduciary or other investor of plan assets, you should confirm for yourself:

o that the certificates constitute "certificates" for purposes of the exemption, and

o that the specific and general conditions required by the exemption and the other requirements provided in the exemption are satisfied.

  REPRESENTATION FROM INVESTING PLANS

   If you purchase, including by transfer, offered certificates with the assets of one or more benefit plans in reliance on the exemption, you will be deemed to represent that

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each of those benefit plans qualifies as an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act. You may not purchase or hold the offered certificates with the assets of a benefit plan unless those certificates are rated in one of the top four rating categories by at least one rating agency at the time of purchase, unless the benefit plan is an insurance company general account that represents and warrants that it is eligible for, and meets all of the requirements of, Sections I and III of Prohibited Transaction Class Exemption ("PTCE") 95-60, which are described below. Investors in offered certificates should consider the possibility that the rating of a security may change during the period the security is held. If the rating were to decline below BBB-, the security could no longer be re-sold to a benefit plan under the exemption.

   The exemption does not provide relief for the purchase, sale or holding of classes of offered certificates rated below the top four rating categories. The trustee will not register transfers of such offered certificates to you if you are a benefit plan, if you are acting on behalf of any benefit plan, or if you are using plan assets to effect that acquisition unless you represent and warrant that:

o the source of funds used to purchase those certificates is an "insurance company general account" as that term is defined in PTCE 95-60, and

o that general account is eligible for, and satisfies all of the conditions of Sections I and III of PTCE 95-60 as of the date of the acquisition of those certificates.

   In addition to making your own determination that exemptive relief is available under the exemption, you should consider your general fiduciary obligations under ERISA in determining whether to purchase any offered certificates with assets of a benefit plan. You should also consider whether other class exemptions granted by the DOL may provide relief from some of the prohibited transaction provisions of ERISA and the related excise tax provisions of Section 4975 of the Code. For example, as noted above, Sections I and III of PTCE 95-60, regarding transactions by insurance company general accounts, may provide relief in some cases. Insurance company general accounts should also consider the possible impact of Section 401(c) of ERISA and the final regulations under that section. The prospectus supplement with respect to a series of certificates may contain additional information regarding the application of the exemption, PTCE 95-60 or any other DOL exemption, with respect to the certificates offered by that prospectus supplement.

   If you are a fiduciary or other plan investor and you would like to purchase offered certificates on behalf of or with assets of a plan, you should consult with your counsel about whether ERISA and the Code impose restrictions on the investment, and whether the exemption or any other prohibited transaction exemption may provide relief from those restrictions. These exemptions may not apply to your investment in the certificates. Even if an exemption does apply, it may not apply to all prohibited transactions that may occur in connection with an investment.

  TAX EXEMPT INVESTORS

   A "tax-exempt investor" or a plan that is exempt from federal income taxation under Section 501 of the Code nonetheless will be subject to federal income taxation to

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the extent that its income is "unrelated business taxable income" ("UBTI")
within the meaning of Section 512 of the Code. All "excess inclusions" of a REMIC allocated to a REMIC Residual Certificate held by a tax-exempt investor will be considered UBTI and thus will be subject to federal income tax. See "Federal Income Tax Consequences--Excess Inclusions."

                               LEGAL INVESTMENT

   If so specified in the related prospectus supplement, the offered certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 or SMMEA. Accordingly, investors whose investment authority is subject to legal restrictions should consult their legal advisors to determine whether and to what extent the offered certificates constitute legal investments for them.

   Usually, only classes of offered certificates that:

o are rated in one of the two highest rating categories by one or more rating agencies and

o are part of a series evidencing interests in a trust consisting of loans secured by a single parcel of real estate upon which is located a dwelling or mixed residential and commercial structure, such as some multifamily loans, and originated by types of originators specified in SMMEA, will be "mortgage related securities" for purposes of SMMEA. "Mortgage related securities" are legal investments to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies and pension funds created under or existing under the laws of the United States or of any state, the authorized investments of which are subject to state regulation. Under SMMEA, if a state enacted legislation before October 3, 1991 that specifically limits the legal investment authority of any such entities as to "mortgage related securities," offered certificates would constitute legal investments for entities subject to that legislation only to the extent provided in the legislation.

   SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities provided in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe.

   Upon the issuance of final implementing regulations under the Riegle Community Development and Regulatory Improvement Act of 1994 and subject to any limitations the regulations may impose, a modification of the definition of "mortgage related securities" will become effective to expand the types of loans to which such securities

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may relate to include loans secured by "one or more parcels of real estate upon which is located one or more commercial structures." In addition, the related legislative history states that this expanded definition includes multifamily residential loans secured by more than one parcel of real estate upon which is located more than one structure. Until September 23, 2001 any state may enact legislation limiting the extent to which "mortgage related securities" under this expanded definition would constitute legal investments under that state's laws.

   The Federal Financial Institutions Examination Council has issued a supervisory policy statement applicable to all depository institutions, setting forth guidelines for and significant restrictions on investments in "high-risk mortgage securities." The policy statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC and the OTS. The policy statement indicates that a mortgage derivative product will be deemed to be high risk if it exhibits greater price volatility than a standard fixed rate thirty-year mortgage security. According to the policy statement, before purchase, a depository institution will be required to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and if so that the proposed acquisition would reduce the institution's overall interest rate risk. Reliance on analysis and documentation obtained from a securities dealer or other outside party without internal analysis by the institution would be unacceptable. There can be no assurance as to which classes of certificates, including offered certificates, will be treated as high-risk under the policy statement.

   The predecessor to the Office of Thrift Supervision or OTS issued a bulletin, entitled, "Mortgage Derivative Products and Mortgage Swaps," which is applicable to thrift institutions regulated by the OTS. The bulletin established guidelines for the investment by savings institutions in "high-risk" mortgage derivative securities and limitations on the use of such securities by insolvent, undercapitalized or otherwise "troubled" institutions. According to the bulletin, "high-risk" mortgage derivative securities include securities having certain specified characteristics, which may include some classes of offered certificates. In addition, the National Credit Union Administration has issued regulations governing federal credit union investments which prohibit investment in certain specified types of securities, which may include some classes of offered certificates. Similar policy statements have been issued by regulators having jurisdiction over other types of depository institutions.

   There may be other restrictions on the ability of investors either to purchase some classes of offered certificates or to purchase any class of offered certificates representing more than a specified percentage of the investor's assets. The depositor will make no representations as to the proper characterization of any class of offered certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of offered certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent the offered certificates of any class constitute legal investments or are subject to investment, capital or other restrictions.

                               USE OF PROCEEDS

   The net proceeds to be received from the sale of the certificates of any series will be applied by the depositor to the purchase of trust assets or will be used by the depositor for general corporate purposes. The depositor expects to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

                            METHOD OF DISTRIBUTION

   The certificates offered by this prospectus and by the related prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement for each series will describe the method of offering for that series and will state the net proceeds to the depositor from the sale.

   The depositor intends that offered certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of the offered certificates of a particular series may be made through a combination of two or more of the following methods:

o by negotiated firm commitment or best efforts underwriting and public re-offering by underwriters;

o by placements by the depositor with institutional investors through dealers; and

o      by direct placements by the depositor with institutional investors.

   In addition, the offered certificates of a series may be offered in whole or in part to the seller of the related mortgage assets that would comprise the trust for those certificates or to one or more of its affiliates.

   If underwriters are used in a sale of any offered certificates, other than in connection with an underwriting on a best efforts basis, the certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The underwriters may be broker-dealers affiliated with the depositor whose identities and relationships to the depositor will be as provided in the related prospectus supplement. The depositor or the underwriters may sell certificates to affiliates of the depositor. The related prospectus supplement will identify those affiliates and the method or methods by which the affiliates may resell those certificates. The managing underwriter or underwriters for the offer and sale of offered certificates of a particular series will be set forth on the cover of the prospectus supplement relating to that series and the members of the underwriting syndicate, if any, will be named in the prospectus supplement.

   In connection with the sale of offered certificates, underwriters may receive compensation from the depositor or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the offered certificates may be deemed to be underwriters in connection with those certificates, and any discounts or commissions received by them from the depositor and any profit on the resale of offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act.

   It is anticipated that the underwriting agreement pertaining to the sale of the offered certificates of any series will provide that the obligations of the underwriters will be subject to conditions precedent, that the underwriters will be obligated to purchase all of those certificates if any are purchased, other than in connection with an underwriting on a best efforts basis, and that, in limited circumstances, the depositor will indemnify the several underwriters, and the underwriters will indemnify the depositor against specified civil liabilities, including liabilities under the Securities Act, or will contribute to payments required to be made in respect thereof.

   The prospectus supplement for any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between the depositor and purchasers of offered certificates of that series.

   The depositor anticipates that the certificates offered hereby will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities Act, in connection with reoffers and sales by them of offered certificates. Holders of offered certificates should consult with their legal advisors in this regard before any reoffer or sale.

   If and to the extent required by applicable law or regulation, this prospectus and the applicable prospectus supplement will also be used by Newman and Associates, Inc., an affiliate of the depositor, after the completion of the offering in connection with offers and sales related to market-making transactions in the offered securities in which Newman and Associates, Inc. act as principal. Sales will be made at negotiated prices determined at the time of sales.

                                LEGAL MATTERS

   Unless we tell you otherwise in the related prospectus supplement, certain legal matters in connection with the certificates of each series, including certain federal income tax consequences, will be passed upon for the depositor by Mayer, Brown & Platt, New York, New York or Orrick, Herrington & Sutcliffe LLP, New York, New York.

                            FINANCIAL INFORMATION

   A new trust will be formed for each series of certificates, and no trust will engage in any business activities or have any assets or obligations before the issuance of the related series of certificates. Accordingly, no financial statements for any trust will be included in this prospectus or in the related prospectus supplement. The depositor has determined that its financial statements will not be material to the offering of any offered certificates.

                  WHERE YOU CAN FIND ADDITIONAL INFORMATION

   The depositor has filed a registration statement with the Commission relating to the certificates. This prospectus is part of the registration statement, but the registration statement includes additional information.

   We will file with the Commission all required annual, monthly and special Commission reports, as well as other information about the trusts.

   You may read and copy any reports, statements or other information we file at the Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-732-0330. You can also request copies of these documents, upon payment of a duplicating fee, by writing to the Commission. The Commission also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission. The address of the Commission's Internet site is www.sec.gov.

                        REPORTS TO CERTIFICATEHOLDERS

   Monthly statements will be sent to you by the master servicer, manager or trustee, as applicable. These statements will keep you informed about the trust for your series of certificates. See "Description of the Certificates--Reports to Certificateholders." These monthly reports will present financial information that no independent certified public accountant will have examined.

                  INCORPORATION OF INFORMATION BY REFERENCE

   The Commission allows us to "incorporate by reference" information we file with it, which means that we can disclose important information to you by referring you to documents which contain that information. Exhibits to these documents may be omitted, unless the exhibits are specifically incorporated by reference in the documents. Information incorporated in this prospectus by reference is considered to be part of this prospectus. Certain information that we will file with the Commission in the future will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the prospectus supplement. We incorporate by reference any future annual, monthly and special Commission reports filed by or on behalf of the trust until we terminate our offering of the certificates. At your request, we will send you copies of these documents and reports at no charge. Send your written request to:

       GMAC Commercial Mortgage Securities, Inc.
       200 Witmer Road
       Horsham, Pennsylvania 19044
       (215) 328-3164

                                    RATING

   It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency.

   Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of all collections on the underlying mortgage assets to which the holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with the certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which the prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments. Furthermore, ratings on mortgage pass-through certificates do not address the price of the certificates or the suitability of the certificates to the investor.

   A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                   GLOSSARY

   ACCRUED CERTIFICATE INTEREST--For each class of certificates, other than some classes of stripped interest certificates and some REMIC residual certificates, the Accrued Certificate Interest for each distribution date will be equal to interest at the applicable pass-through rate accrued for a specified period, generally the most recently ended calendar month, on the outstanding certificate balance of that class of certificates immediately before that distribution date.

   AVAILABLE DISTRIBUTION AMOUNT--As more specifically described in the related prospectus supplement, the Available Distribution Amount for any series of certificates and any distribution date will refer to the total of all payments or other collections or advances made by the servicer in lieu of those payments on the mortgage assets and any other assets included in the related trust that are available for distribution to the holders of certificates of that series on that date.

   DEBT SERVICE COVERAGE RATIO--Unless more specifically described in the related prospectus supplement, the debt service coverage ratio means, for any mortgage loan, or for a mortgage loan evidenced by one mortgage note, but secured by multiple mortgaged properties,

o the Underwritten Cash Flow for the mortgaged property or mortgaged properties, divided by

o      the annual debt service for the mortgage loan.

   EXCESS FUNDS--Unless we tell you otherwise in the related prospectus supplement, Excess Funds will, generally, represent that portion of the amounts distributable in respect of the certificates of any series on any distribution date that represent

o interest received or advanced on the mortgage assets in the related trust that is in excess of the interest currently accrued on the certificates of that series, or

o prepayment premiums, payments from equity participations or any other amounts received on the mortgage assets in the related trust that do not constitute interest thereon or principal thereof.

   LOAN-TO-VALUE RATIO--Unless more specifically described in the related prospectus supplement, the Loan-to-value Ratio of a mortgage loan at any given time is the ratio expressed as a percentage of

o the then outstanding principal balance of the mortgage loan and any loans senior to the mortgage loan that are secured by the related mortgaged property; to

o      the value of the related mortgaged property.

   PREPAYMENT PERIOD--The Prepayment Period is the specified period, generally corresponding to the related due period, during which prepayments and other unscheduled collections on the mortgage loans in the related trust must be received to be distributed on a particular distribution date.

   PURCHASE PRICE--The Purchase Price will be equal to either the unpaid principal balance of the mortgage loan, together with accrued but unpaid interest through a date on or about the date of purchase, or another price specified in the related prospectus supplement.

   UNDERWRITTEN CASH FLOW--Underwritten Cash Flow for any mortgaged property is an estimate of cash flow available for debt service in a typical year of stable, normal operations. Unless more specifically described in the related prospectus supplement, it is the estimated revenue derived from the use and operation of the mortgaged property less the sum of

o estimated operating expenses, such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising;

o fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments; and

o capital expenditures and reserves for capital expenditures, including tenant improvement costs and leasing commissions.

   Underwritten cash flow generally does not reflect interest expense and non-cash items, such as depreciation and amortization.

   UNDIVIDED PERCENTAGE INTEREST--The Undivided Percentage Interest for an offered certificate of a particular class will be equal to the percentage obtained by dividing the initial principal balance or notional amount of the certificate by the initial certificate balance or notional amount of that class.

                    [THIS PAGE INTENTIONALLY LEFT BLANK.]

     "GMAC01C1.xls" is a Microsoft Excel*, Version 5.0 spreadsheet that provides in electronic format certain information shown in Annex A in the prospectus supplement. In addition, the spreadsheet provides certain information detailing the changes in the amount of monthly payments with regard to certain mortgage loans.

     Open the file as you would normally open a spreadsheet in Microsoft Excel. After the file is opened, a screen will appear requesting a password. Please "click" the "read only" option. At that point, a securities law legend will be displayed. READ THE LEGEND CAREFULLY. To view the data, see the worksheets labeled "Annex A" and "MF Schedule," respectively.

----------
* Microsoft Excel is a registered trademark of Microsoft Corporation.

      No dealer, salesman or other person has been authorized to give any information or to make any representations not contained in this prospectus supplement and the prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the depositor or by the underwriters. This prospectus supplement and the prospectus do not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby to anyone in any jurisdiction in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make any such offer or solicitation. Neither the delivery of this prospectus supplement and the prospectus nor any sale made hereunder shall, under any circumstances, create an implication that information in this prospectus supplement or therein is correct as of any time since the date of this prospectus.



                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT


                                                    Page
                                                    ----
Summary of Series 2001-C1 Transaction ..........     S-7
Risk Factors ...................................    S-15
Description of the Mortgage Pool ...............    S-42
Servicing of the Mortgage Loans ................    S-69
The Pooling and Servicing Agreement ............    S-79
Description of the Certificates ................    S-84
Yield and Maturity Considerations ..............   S-104
Federal Income Tax Consequences ................   S-115
Method of Distribution .........................   S-117
Legal Matters ..................................   S-119
Ratings ........................................   S-119
Legal Investment ...............................   S-119
ERISA Considerations ...........................   S-120
Glossary .......................................   S-122
Annex A--Characteristics of the Mortgage
   Loans .......................................    A-1
Annex B--Form of Statement to
   Certificateholders and Servicer Reports .....    B-1
Annex C--Structural and Collateral Term
   Sheet .......................................    C-1
Annex D--Global Clearance, Settlement and
   Tax Documentation Procedures ................    D-1
                   PROSPECTUS
Prospectus Summary .............................     3
Risk Factors ...................................     6
Description of the Trust .......................    12
Yield and Maturity Considerations ..............    18
The Depositor ..................................    25
GMAC Commercial Mortgage Corporation ...........    26
Description of the Certificates ................    26
The Pooling and Servicing Agreements ...........    36
Description of Credit Support ..................    57
Legal Aspects of Mortgage Loans ................    59
Federal Income Tax Consequences ................    72
State and Other Tax Consequences ...............   102
ERISA Considerations ...........................   102
Legal Investment ...............................   108
Use of Proceeds ................................   110
Method of Distribution .........................   110
Legal Matters ..................................   111
Financial Information ..........................   111
Where You Can Find Additional
   Information .................................   112
Reports to Certificateholders ..................   112
Incorporation of Information by Reference ......   112
Rating .........................................   113
Glossary .......................................   114



                                 $743,139,000


                                 (Approximate)



                                GMAC COMMERCIAL
                           MORTGAGE SECURITIES, INC.





                             MORTGAGE PASS-THROUGH
                          CERTIFICATES, SERIES 2001-C1






                           --------------------------

                             PROSPECTUS SUPPLEMENT

                           --------------------------



                             GOLDMAN, SACHS & CO.
                           DEUTSCHE BANC ALEX. BROWN



                                 March   , 2001